UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PRELIMINARY PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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GAS NATURAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

[                    ] 2012

Dear Fellow Shareholder:

You are cordially invited to attend the 2012 annual meeting of shareholders of Gas Natural Inc. on [MEETING DATE] at 10:00 A.M. Eastern Standard Time at Lake Erie College, Garfield Building, 391 West Washington Street, Painesville, Ohio 44077.

As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is the election of directors, the ratification of the appointment of our independent auditors for 2012, approval of the 2012 Incentive and Equity Award Plan, approval of the 2012 Non-Employee Director Stock Award Plan, approval of the acquisition of the assets of John D. Oil and Gas Marketing, LLC, an Ohio limited liability company (John D. Marketing), and approval of the issuance of shares of our common stock as consideration for the acquisition of John D. Marketing.

In addition, our management will report on our results and will be available to respond to your questions.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of Gas Natural, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Kevin J. Degenstein

President and Chief Operating Officer

Notice of Annual Meeting of Shareholders

To Be Held on [MEETING DATE]

To the Shareholders of Gas Natural Inc.:

The annual meeting of shareholders of Gas Natural Inc., an Ohio corporation, will be held on [MEETING DATE], at 10:00 A.M. Eastern Standard Time at Lake Erie College, Garfield Building, 391 West Washington Street, Painesville, Ohio 44077, for the following purposes:

1.	To elect eight directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified,

2.	To ratify the appointment of ParenteBeard LLC as our independent auditor for the year ending December 31, 2012,

3.	To approve the 2012 Incentive and Equity Award Plan,

4.	To approve the 2012 Non-Employee Director Stock Award Plan,

5.	To approve the acquisition of substantially all of the assets of John D. Marketing,

6.	To approve the issuance of shares of our common stock as consideration for the acquisition for John D. Marketing,

7.	To approve the adjournment or postponement of the annual meeting, and

8.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on [RECORD DATE] are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

Rebecca Howell

Corporate Secretary

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GAS NATURAL INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on [MEETING DATE]: This proxy statement and our annual report for the year ending December 31, 2011 are available on our website at http://proxy.egas.net.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors to be used at our 2012 annual meeting of shareholders to be held on [MEETING DATE], and any postponements or adjournments of the meeting.

This proxy statement and the accompanying president’s letter, notice and proxy card, together with our annual report to shareholders for the year ended December 31, 2011, are being sent to our shareholders beginning on or about [MAILING DATE].

Overview of the Acquisition

On August 15, 2012, we entered into an Asset Purchase Agreement (the purchase agreement), with John D. Marketing and Richard M. Osborne, as trustee of the Richard M. Osborne Trust dated February 24, 2012 (the Osborne Trust). A copy of the purchase agreement is attached to this proxy statement as Annex A. The purchase agreement provides that, subject to the conditions contained in the purchase agreement, at the closing:

•

John D. Marketing will sell substantially all of its assets to a to-be-formed wholly-owned subsidiary of Gas Natural with the end result being that we will acquire substantially all of the assets, rights and properties of John D. Marketing, and

•

we will issue 256,926 validly issued, fully paid and non-assessable shares of our common stock to John D. Marketing as initial consideration at the closing of the acquisition, and we may issue additional earn out shares over a period of five years after the closing of the acquisition if John D. Marketing achieves an annual target of earnings before interest, taxes, depreciation and amortization (EBITDA). The initial consideration and any applicable earn out payments are referred to in this proxy statement as the acquisition consideration.

In this proxy statement, we refer to the acquisition and the transactions related to the acquisition as the acquisition.

The maximum number of shares of our common stock that can be issued as acquisition consideration cannot be determined at this time because the number of earn out shares, if any, are contingent on whether the business that we acquire from John D. Marketing (the Continuing Company), which will be determined on a stand-alone basis, without allocation of overhead or other costs of Gas Natural, achieves the EBITDA target. The number of shares of our common stock representing the initial consideration, however, is determinable and it is 256,926 shares. These shares would represent approximately [    ]% of our outstanding shares immediately after the closing. Further details of the acquisition and the acquisition consideration are provided under Proposal 5 and Proposal 6 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THIS MEETING

This section provides brief answers to questions you may have about the acquisition and this annual meeting. For more complete responses and for additional information, please read this proxy statement in its entirety.

Q:	When and where is the annual meeting?

A:	Our 2012 annual meeting of shareholders will be held on [MEETING DATE], at 10:00 A.M. Eastern Standard Time at Lake Erie College, Garfield Building, 391 W. Washington Street, Painesville, Ohio 44077.

Q:	What are shareholders voting on?

A:	Proposal 1 — Election of eight directors (W.E. “Gene” Argo, Wade F. Brooksby, Nicholas U. Fedeli, John R. “Jack” Male, Gregory J. Osborne, Richard M. Osborne, Thomas J. Smith and Michael T. Victor),

Proposal 2 — Ratification of the appointment of ParenteBeard LLC as our independent auditor for the year ending December 31, 2012,

Proposal 3 — Approval of the 2012 Incentive and Equity Award Plan,

Proposal 4 — Approval of the 2012 Non-Employee Director Stock Award Plan,

Proposal 5 — Approval of the acquisition of substantially all of the assets of John D. Marketing,

Proposal 6 — Approval of the issuance of shares of our common stock as consideration for the acquisition, and

Proposal 7 — Approval of the adjournment or postponement of the annual meeting.

If a permissible proposal other than the listed proposals is presented at the annual meeting, your signed proxy card gives authority to Kevin J. Degenstein or Thomas J. Smith to vote on any additional proposal.

Q:	Why are we seeking shareholder approval for Proposal 5 and Proposal 6?

A:	We are subject to the provisions of the Ohio Revised Code. Section 1704.03 of the Ohio Revised Code restricts certain transactions and business combinations between a corporation and an interested stockholder. An interested stockholder is any person or entity which owns 10% or more of a corporation’s outstanding voting stock. Subject to certain exceptions (which do not apply to the acquisition), unless the acquisition is approved by our shareholders (excluding shareholders that constitute interested stockholders), Section 1704.03 prohibits significant business transactions such as an acquisition or merger or other business combinations between us and an interested stockholder or any other entities owned or controlled by an interested stockholder.

In addition, Section 1701.83 of the Ohio Revised Code applies to combinations between two entities resulting in the issuance of shares of an acquiring corporation’s common stock that would entitle the holders of such shares to exercise one-sixth or more of the voting power of the corporation in the election of directors immediately after the consummation of the combination. Ohio law defines a “combination” to be any transaction where the voting shares of an Ohio corporation are issued or transferred in consideration in whole or in part for the transfer, to itself or to one of its subsidiaries, of all or substantially all the assets of another company. We are issuing shares of our common stock in order to pay for the assets we are purchasing from John D. Marketing and such issuance could have the ultimate effect of giving to Mr. Osborne one-sixth or more voting power in the election of directors. Please see Proposal 5 beginning on page 44 for more details.

We are subject to the NYSE MKT Rules. Under Rule 712(a), we must seek shareholder approval as a prerequisite to listing additional shares to be issued as consideration for an acquisition of the assets of another company when (1) any director, officer or 5% or greater shareholder of Gas Natural has a 5% or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the acquisition and (2) the potential issuance of our common stock in connection with the acquisition would result in an increase in our outstanding common stock of 5% or more. Furthermore, Rule 712(b)

requires shareholder approval with respect to issuances of common stock when the present or potential issuance of common stock would exceed 20% of the number of the total shares outstanding on a pre-transaction basis. Please see Proposal 6 beginning on page 72 for more details.

Q:	What vote is required to approve Proposal 5 and Proposal 6?

A:	Approval of Proposal 5 requires (1) the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting and (2) the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting excluding the shares of our common stock held by Richard Osborne, Thomas Smith, Gregory Osborne and Rebecca Howell due to their respective interests in John D. Marketing.

Approval of Proposal 6 requires the affirmative vote of the majority of the votes cast by our shareholders present at the meeting in person or represented by proxy voting.

Q:	What is the total value of the acquisition consideration?

A:	Under the terms of the purchase agreement, we will pay to John D. Marketing the sum of $2,875,000 at closing, paid by the issuance of 256,926 shares of our shares of common stock at a price of $11.19 per share. In addition, the purchase agreement provides for contingent earn out payments for a period of five years after the closing of the acquisition if the Continuing Company achieves an annual EBITDA target of $810,432, which is John D. Marketing’s EBITDA for the year ended December 31, 2011. If the Continuing Company’s actual EBITDA for any year is less than the target EBITDA, then no earn out payment will be due and payable for that year. The earn out payments, if any, will be paid in validly issued, fully paid and non-assessable shares of our common stock. The share price to be used to determine the number of shares to be issued for any earn out payment will be the average closing price of our common stock for the twenty trading days preceding the issuance of our common stock for such earn out payment. See “— General Description of the Acquisition” for additional information of the consideration for the purchase agreement.

You should note that the special committee’s and our board’s review of the fairness of the proposed acquisition consideration focused primarily on the estimated relative value of John D. Marketing, rather than on the absolute value of the acquisition consideration as of any particular time.

Q:	How will the share ownership of Gas Natural’s largest shareholder change in the acquisition?

A:	Richard M. Osborne is our chief executive officer, chairman of the board and largest shareholder. Mr. Osborne is also a manager and owner of 85.93% of John D. Marketing through the Osborne Trust. If the acquisition is completed, John D. Marketing will receive 256,926 shares of our common stock on the closing date. Mr. Osborne would be deemed to be the beneficial owners of all of these shares as a result of his ownership interest in John D. Marketing. Accordingly, Mr. Osborne’s stock ownership in Gas Natural will increase from approximately [ ]% currently to approximately [ ]% at closing. Moreover, Mr. Osborne’s ownership of our common stock may increase during the five years following the closing of the acquisition if the Continuing Company meets or exceeds the EBITDA target set forth in the purchase agreement. Consequently, after the acquisition is consummated, Mr. Osborne will have even more influence over matters requiring approval of our shareholders, including the election and removal of directors, and on the outcome of corporate actions, a change of control of the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock.

Q:	What will happen to the other Gas Natural shareholders?

A:

Each share of our common stock currently outstanding will remain outstanding and you will continue to hold the shares that you currently own. However, because upon consummation of the acquisition we will be issuing additional shares of our common stock to John D. Marketing as acquisition consideration, each share of our existing common stock will represent a smaller ownership percentage of a larger company. Prior to the consummation of the acquisition, our shareholders, excluding Mr. Osborne, own approximately [ ]% of the outstanding shares of our common stock and on the closing date of the acquisition will own approximately [ ].% Additionally, Mr. Osborne’s ownership of our common stock may increase even more during the earn out period if the Continuing Company achieves an EBITDA target. This means that you may experience further dilution of your ownership interest in Gas Natural if we issue additional earn out shares.

Q:	Has the Gas Natural board made a recommendation on how I should vote on the acquisition?

A:	Yes. Our board appointed a committee of independent directors, who have no interest in John D. Marketing or this transaction (other than as members of our board) to review and negotiate the terms of this transaction. We refer to them in this proxy statement as the special committee. Based, in part, on the special committee’s recommendations, our board has recommended that you vote FOR the approval of the acquisition and the issuance of the shares of our common stock as acquisition consideration. The reasons for our board’s recommendation are discussed in detail in “Proposal 5 — Reasons for the Acquisition and Recommendations of the Special Committee and of Our Board of Directors.”

Q:	Have the members of John D. Marketing approved the acquisition?

A:	Yes. The members of John D. Marketing have approved the acquisition in accordance with its governing documents.

Q:	What approvals are necessary to complete the acquisition?

A:	In addition to the filing of this proxy statement with the Securities and Exchange Commission (the SEC) and your approval of Proposal 5 and Proposal 6, the acquisition is subject to regulatory approvals by certain state public service commissions. To the extent required, we have requested these approvals and made necessary filings. We anticipate receiving these approvals by the end of the year. The acquisition is also subject to the approval of our lenders. We are in contact with our lenders and anticipate receiving their approvals.

Q:	When do you expect the acquisition to be completed?

A:	We are working towards completing the acquisition as quickly as possible. We hope to complete the acquisition in the fourth quarter of 2012.

Q:	Where can I find more information about John D. Marketing?

A:	You can find information about John D. Marketing under “Information about John D. Marketing” in this proxy statement. Because John D. Marketing is a private company that does not file reports with the SEC, there is limited publicly available information about John D. Marketing other than what has been provided in this proxy statement.

You can find more information about Gas Natural under “Information about Gas Natural, Inc.” in this proxy statement and in the Form 10-K filed with the SEC for the period ended December 31, 2011.

Q:	Are there any risks I should consider in deciding whether to vote to approve the acquisition and the issuance of shares as acquisition consideration?

A:	Yes. In evaluating the approval of the acquisition and the issuance of shares of our common stock as acquisition consideration, you should carefully consider the information discussed in “Risk Factors” and “Forward-Looking Statements” and other considerations described in this proxy statement.

Q:	Who will be the board of directors and management of Gas Natural after the acquisition?

A:	We do not anticipate that our board of directors and executive officers will change after the consummation of the acquisition.

Q:	Will shareholders of Gas Natural have appraisal rights?

A:	Under Ohio law, holders of our common stock are not entitled to dissenters’ or appraisal rights in connection with the acquisition.

Q:	Who is entitled to vote?

A:	Our record date is [RECORD DATE]. Only holders of our common stock as of the close of business on [RECORD DATE] are entitled to vote. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposals. You have the right to revoke your proxy any time before the meeting by

•	notifying our secretary,

•	voting in person, or

•	returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Kevin J. Degenstein or Thomas J. Smith will vote for the proposals on your behalf.

Q:	Who will count the vote?

A:	Representatives of Computershare, our transfer agent, will tabulate the votes. A designee from Computershare will be responsible for reviewing the vote count as election inspector.

Q:	What shares are included on the proxy card and what does it mean if I get more than one proxy card?

A:	The number of shares printed on your proxy card(s) represents all your shares under a particular registration. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What is a quorum?

A:	As of the record date, [8,156,926] shares of our common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting a proposal at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the annual meeting?

A:	All shareholders as of the record date, [RECORD DATE], can attend.

Q:	What percentage of stock are our directors and executive officers entitled to vote at the annual meeting?

A:	Together, they are entitled to vote 1,274,370 shares, or 15.6% of the common stock entitled to vote at the annual meeting. Our directors and executive officers have indicated their intent to vote all of their shares of our common stock FOR the approval of the proposals contained in this proxy statement. (Please see “Security Ownership of Principal Shareholders and Management” beginning on page 98 for more details.)

Q:	Who is our largest shareholder?

A:	Richard M. Osborne, our chairman of the board and chief executive officer, owns 1,191,911 shares of our common stock as of the record date, or 14.61% of the stock entitled to vote at the annual meeting.

Q:	When is a shareholder proposal due for the next annual meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by [DATE], to Rebecca Howell, Corporate Secretary, Gas Natural Inc., 1 First Avenue South, Great Falls, Montana 59401, and must be in accordance with the requirements of our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act). (Please see “Shareholders Proposals” beginning on page 99 for more details.)

Q:	How do I nominate someone to be a director of Gas Natural?

A:	Any shareholder may recommend any person as a nominee for director by writing to Rebecca Howell, Corporate Secretary, Gas Natural Inc., 1 First Avenue South, Great Falls, Montana 59401. Our governance and nominating committee will review any nominees recommended to it by shareholders in accordance with the guidelines outlined in our governance and nominating committee charter which is available on our website at www.ewst.com. Recommendations for directors by shareholders for next year’s annual meeting must be received no earlier than [DATE], and no later than [DATE], and nominations must be in accordance with the requirements of our bylaws.

Q:	Who pays for the solicitation expenses?

A:	This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by Gas Natural.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Gas Natural common stock beneficially owned by others to forward to these beneficial owners. Gas Natural may reimburse persons representing beneficial owners of Gas Natural common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone, by fax and other electronic means.

SUMMARY TERM SHEET REGARDING

THE PURCHASE OF ASSETS OF JOHN D. MARKETING

This summary highlights selected information from this proxy statement concerning our proposed purchase of assets of John D. Marketing, and may not contain all of the information that is important to you. To understand the acquisition more fully, including the issuance of shares related to the acquisition, and for more complete descriptions of the terms and conditions of the acquisition, you should read carefully this entire proxy statement, including especially the sections in this proxy statement entitled:

•	“Proposal 5 — Proposal to Approve the Acquisition of John D Marketing” beginning on page 44,

•	“Material Terms of the Purchase Agreement” beginning on page 61,

•	“Risk Factors Relating to the Proposed Acquisition of John D. Marketing” beginning on page 67,

•	“Proposal 6 — Proposal to Approve Issuance of Shares of Our Common Stock as Consideration for the Purchase of John D. Marketing” beginning on page 72,

•	“Information about John D. Marketing” beginning on page 95 and in Annex E,

•	“Unaudited Pro Forma Consolidated Financial Data of Gas Natural Inc.” in Annex F,

•	“Information about Gas Natural Inc.” beginning on page 76, in Annex G and in the accompanying Form 10-K for the period ended December 31, 2011,

•	“Comparative Historical and Unaudited Pro Forma Combined Per Share Data” on page 66, and

•	“Security Ownership of Principal Shareholders and Management” beginning on page 98,

as well as other sections in this proxy statement related to Proposal 5, Proposal 6, the purchase agreement and other documents attached to this proxy statement as Annexes. For a more complete discussion of any of the following topics, please refer to the pages indicated above.

Information About Gas Natural Inc. (page 76)

Gas Natural is a natural gas company, operating local distribution companies in seven states and serving approximately 70,000 customers. Our natural gas utility subsidiaries are Energy West, Incorporated (Montana and Wyoming), Cut Bank Gas Company (Montana), Northeast Ohio Natural Gas Corporation (Ohio), Brainard Gas Corp. (Ohio), Orwell Natural Gas Company (Ohio and Pennsylvania), Bangor Gas Company, LLC (Maine), Frontier Natural Gas, LLC (North Carolina) and Public Gas Company, Inc. (Kentucky). Our operations also include marketing and production of natural gas, gas pipeline transmission and gathering, and propane distribution operations. Approximately 91% of our revenues in 2011 were derived from our utility operations. We were originally incorporated in Montana in 1909. We currently have five reporting segments:

Natural Gas Operations	Annually distribute approximately 32 billion cubic feet of natural gas to approximately 70,000 customers through regulated utilities operating in Kentucky, Maine, Montana, North Carolina, Ohio, Pennsylvania and Wyoming.

Marketing and Production Operations	Annually market approximately 1.2 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming and manage midstream supply and production assets for transportation customers and utilities through our subsidiary, Energy West Resources, Inc. Energy West Resources owns an average 51% gross working interest (an average 43% net revenue interest) in 160 natural gas producing wells and gas gathering assets in Glacier and Toole Counties in Montana.

Pipeline Operations	The Shoshone interstate and Glacier gathering natural gas pipelines located in Montana and Wyoming are owned through our subsidiary, Energy West Development, Inc. Certain natural gas producing wells owned by Energy West Development are being managed and reported under the marketing and production operations.

Propane Operations	The propane operations were acquired in August 2011 and delivers liquid propane, heating oil and kerosene to approximately 4,300 residential, commercial and agricultural customers in North Carolina and Virginia through our subsidiary, Independence Oil, LLC.

Corporate and Other	Corporate and other encompasses the results of corporate acquisitions and other equity transactions. Included in corporate and other are costs associated with business development and acquisitions, dividend income and recognized gains from the sale of marketable securities.

Our contact information is as follows:

Gas Natural Inc.

P.O. Box 2229

1 First Avenue South

Great Falls, Montana 59401

Phone: 406-791-7500

Fax: (406) 791-7560

www.ewst.com

Information About John D. Marketing (page 95)

John D. Marketing is an Ohio limited liability company engaged in the acquisition and sale of approximately 1.3 billion cubic feet of natural gas annually. John D. Marketing buys natural gas from local producers, and sells it to approximately 119 customers located primarily in Northeast Ohio.

John D. Marketing’s contact information is set forth below.

John D. Oil and Gas Marketing, LLC

3511 Lost Nation Rd. Suite 213

Willoughby, OH 44094

Phone: (440) 255-1945

Fax: (440) 255-1985

Reasons for the Acquisition and Recommendations of the Special Committee and of Our Board of Directors (page 49)

The special committee unanimously approved the acquisition and our board of directors, with the exception of Richard Osborne, Gregory Osborne and Thomas Smith, who refrained from voting due to their interest in the acquisition, unanimously determined that the terms of the acquisition are fair to our shareholders. Our board has recommended that you vote FOR the acquisition and the issuance of shares of our common stock in connection with the acquisition. The special committee and the board believe that the acquisition will improve our competitive position and ability to grow our gas marketing operations. The factors that our board and the special committee relied on to approve the acquisition and to recommend shareholder approval are described in detail under “Approval of the Acquisition — Reasons for the Acquisition and Recommendation of the Special Committee and of Our Board of Directors.”

Overview of the Acquisition and the Purchase Agreement

The purchase agreement is attached as Annex A to this proxy statement. We encourage you to read the purchase agreement, because it is the legal document that governs the acquisition.

Transaction Structure. The acquisition will be structured as an asset purchase. John D. Marketing will sell substantially all of its assets to an acquisition subsidiary of Gas Natural. The ultimate effect of the acquisition is that we will acquire substantially all of the assets, rights and properties of John D. Marketing.

Consideration to be paid. In consideration of the purchase of assets of John D. Marketing, we will pay to John D. Marketing the sum of $2,875,000 at closing, paid by the issuance of 256,926 validly issued, fully paid and non-assessable shares of our common stock. In addition, the purchase agreement provides for contingent earn out payments for a period of five years after the closing of the acquisition if the Continuing Company achieves an annual target EBITDA of $810,432, which is John D. Marketing’s EBITDA for the year ended December 31, 2011. If the Continuing Company’s actual, annual EBITDA is less than the target EBITDA, then no earn out payment will be due and payable for that year. The earn out payments, if any, will be paid in validly issued, fully paid and non-assessable shares of our common stock.

Issuance of Shares. Subject to shareholder approval, the initial consideration of $2,875,000, which is to be paid at closing, will be paid by the issuance of 256,926 shares of our common stock at a price of $11.19 per share. In addition, as described above, the consummation of the acquisition may also result in the issuance of additional shares of our common stock during the earn out period if the Continuing Company meets or exceeds the target EBITDA of $810,432 during any of the five years following the closing date. There is no limitation on the annual or total payment of the earn out amount. The exact number of shares that will be issued to John D. Marketing will be determined at each fiscal year end, after the actual EBITDA of the Continuing Company has been determined. The share price to be used to determine the number of shares to be issued for any earn out payments will be the average closing price of our common stock for the twenty trading days preceding issuance of our common stock for that earn out payment.

Conditions to the Consummation of the Acquisition. The consummation of the acquisition depends upon the satisfaction or waiver of a number of customary closing conditions, the receipt of regulatory approvals and the consent of certain of our lenders. In addition, the acquisition is subject to the approval of our shareholders.

Termination of the Purchase Agreement. The purchase agreement may be terminated unilaterally under various circumstances. Those circumstances include our failure to obtain any required regulatory approvals, shareholder approval, or the approval of our lenders.

Expenses and Termination Fee. The parties will bear their own expenses regardless of whether the acquisition is consummated. If either party to the purchase agreement elects to not complete the acquisition other than for specified reasons listed in the purchase agreement, that party could be required to pay to the other party a termination fee of $100,000.

Opinion of CC Capital Advisors (page 51)

On September 21, 2012, at a meeting of our board of directors held to evaluate the acquisition of John D. Marketing, CC Capital Advisors delivered to the special committee of our board of directors a fairness opinion dated September 21, 2012, to the effect that, as of that date and based on and subject to various assumptions, procedures followed, matters considered and limitations described in its opinion, the purchase price for the acquisition was fair from a financial point of view. The full text of the opinion of CC Capital Advisors is attached as Annex D to this proxy statement. The opinion letter does not address the relative merits of the acquisition and does not constitute a recommendation to you as to how you should vote. We encourage you to read the opinion letter carefully in its entirety, including the procedures followed, matters considered and applicable limitations.

Interests of Certain Persons in Matters to be Acted Upon (page 69)

Mr. Osborne, our chairman of the board and chief executive officer, is a manager and owns 85.93% of John D. Marketing through the Osborne Trust. If the acquisition is completed, John D. Marketing will receive 256,926 shares of our common stock on the closing date. Therefore, Mr. Osborne would be deemed to be the beneficial owner of all of these shares as a result of his ownership interest in John D. Marketing. Mr. Osborne’s stock ownership in Gas Natural will increase from approximately 14.2% currently to approximately 17.3% after completion of the acquisition (excluding any shares to be paid pursuant to the earn out provisions in the purchase agreement). In addition, John D. Marketing is also eligible to receive additional earn out shares for each of the five fiscal years following the closing of the acquisition. The exact number of earn out shares that John D. Marketing will receive is contingent on whether the Continuing Company meets or exceeds the target EBITDA for each of those five years. Mr. Osborne’s beneficial ownership of Gas Natural may increase as a result of John D. Marketing’s receipt of any earn out shares. As our largest shareholder and our chief executive officer and chairman of the board, Mr. Osborne will have significant influence over matters requiring approval of our shareholders, including the election and removal of directors, and over the outcome of corporate actions, including a change in control of the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends of our stock.

The Osborne Trust is the majority owner of John D. Marketing. Mr. Osborne is the sole managing member of John D. Marketing and also the chairman of our board and chief executive officer. Thomas J. Smith, a member of the board and our chief financial officer, is the former co-managing member, president and chief operating officer of John D. Marketing. Gregory J. Osborne, another member of our board and president and chief operating officer of Energy West Resources, Inc., is the former vice president and assistant secretary of John D. Marketing. Rebecca Howell is our corporate secretary and controller and secretary of John D. Marketing. Gregory Osborne, Mr. Smith and Ms. Howell do not have an ownership interest in John D. Marketing. Finally, John D. Marketing is a party to various agreements with respect to gas sales and purchases and transportation services with other entities owned or controlled by Mr. Osborne, which will continue after the acquisition.

Effect on Our Existing Shareholders (page 56)

Dilution of Pre-Transaction Shareholders. The issuance of the shares underlying the payment of the initial consideration and the earn out amounts will result in a dilution in the ownership percentage of common stock held by current shareholders. As of the record date for this annual meeting, there were [            ] shares of our common stock outstanding. Based on our outstanding shares as of the record date and based on the issuance of the number of shares for the acquisition consideration delivered at closing, John D. Marketing will own approximately [            ] and our pre-transaction shareholders will own approximately [            ] of our outstanding common stock. John D. Marketing’s ownership percentage of our common stock could further increase by virtue of this acquisition if the Continuing Company achieves or exceeds the EBITDA target during the earn out period.

Appraisal and Dissenter’s Rights. You have no appraisal or dissenter’s rights with respect to the acquisition.

Regulatory Filings, Approvals and Litigation Matters (page 58)

In addition to the filing of this proxy statement with the SEC and your approval of Proposal 5 and Proposal 6, the acquisition is subject to regulatory approvals by any required public service commissions. To the extent required, we have requested these approvals and made necessary filings. We anticipate receiving these approvals by the end of the year. The acquisition is also subject to the approval of our lenders. We are in contact with our lenders and anticipate receiving their approvals.

In addition, in June 2012, we were named as a defendant in a lawsuit filed by RBS Citizens N.A., dba Charter One (RBS Citizens), in an effort to collect on judgments obtained against Richard Osborne. The complaint seeks (1) an order requiring us to pay over to RBS Citizens any distributions due to Mr. Osborne by virtue of his ownership in Gas Natural as well as any proceeds payable to him as part of the acquisition of John D. Marketing, (2) the imposition of a constructive trust on dividends or assets that Mr. Osborne might receive as part of the acquisition of John D. Marketing and (3) an injunction preventing the acquisition of John D. Marketing. The consummation of the acquisition depends on the satisfaction or waiver of the resolution of this matter.

Material U.S. Federal Income Tax Consequences of the Acquisition (page 58)

Our shareholders will continue to hold their shares of our common stock and, as a result will not recognize any gain or loss from the acquisition. There should be no federal income tax consequences to a holder of our common stock as a result of the acquisition.

Anticipated Accounting Treatment (page 58)

The acquisition will be a business combination accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives. Goodwill, however, is of indefinite life and will not be amortized for accounting purposes, but instead will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, and other professional or consulting fees) and certain acquisition related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services are received. Costs incurred associated with the issuance of our common stock as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital. See the unaudited pro forma condensed consolidated financial statements attached to this proxy statement as Annex F.

Management Following the Acquisition (page 51)

We do not anticipate that our board of directors or executive officers will change at the time of the acquisition. We expect that John D. Marketing’s management team will be integrated with our management team as John D. Marketing’s operations are combined with our own operations.

Risk Factors Relating to the Proposed Acquisition of John D. Marketing (page 67)

We and John D. Marketing are subject to various risks associated with our respective businesses and industries. In addition, the acquisition, including the possibility that it may not be completed, poses a number of risks to us and our shareholders, including the following:

The acquisition may go forward even if John D. Marketing experiences a material adverse change.

The consummation of the acquisition is subject to the approval and consent of one of our lenders. Although we expect to receive the consent of our lender, we can provide no assurance that the requisite consent will be obtained or obtained on terms that are satisfactory to us.

If we are not able to integrate the combined operations into a cohesive operating unit in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.

Our ability to pay future cash dividends to our shareholders, if any, and their amounts, will be dependent on the ability of our operating subsidiaries to pay dividends to Gas Natural and the ability of John D. Marketing to generate sufficient earnings to cover the increase in our dividend requirement stemming from the issuance of shares to John D. Marketing as acquisition consideration.

Because the valuation of John D. Marketing is based on certain financial projections about future results, John D. Marketing may receive acquisition consideration that is greater than the fair market value of the purchased assets.

The market price of our common stock may fluctuate significantly due to the acquisition.

Richard M. Osborne, our chief executive officer, the chairman of our board and largest shareholder, is also a co-manager and an 85.93% owner of John D. Marketing. If the acquisition is consummated, Mr. Osborne’s control or beneficial ownership of our common stock will increase. This means that his influence over Gas Natural will increase, including his influence over matters requiring shareholder approval such as the election and removal of directors, future business combinations and the issuance of securities.

These and other risks are discussed in greater detail under “Risk Factors.” Additional risks related to our existing business and markets, which will continue to confront us whether or not the acquisition occurs, are described in our public filings with the SEC, including our Form 10-K for the year ended December 31, 2011. You are encouraged to read and consider all of these risks carefully before you vote.

CAUTIONARY STATEMENT REGARDING

FORWARD LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made.

Although we believe that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, we can give no assurance that these expectations, estimates and projections can be achieved. We believe the forward-looking statements in this proxy statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our ability to integrate John D. Marketing’s operations into a cohesive operating unit with ours in a timely manner,

•	the ability of John D. Marketing to achieve the growth targets set forth in the purchase agreement,

•	the accuracy of the assumptions underlying John D. Marketing’s financial projections, which were used as the basis for determining the purchase price for John D. Marketing’s assets,

•	fluctuating energy commodity prices,

•	the possibility that regulators may not permit us to pass through all of our costs to our customers,

•	the impact of the FERC and state public service commission statutes, regulations, and actions, including allowed rates of return, and the resolution of other regulatory matters,

•	the impact of weather conditions and alternative energy sources on our sales volumes,

•

future utilization of pipeline capacity, which can depend on energy prices, competition from alternative fuels, the general level of natural gas and propane demand, decisions by customers not to renew expiring supply contracts and weather conditions,

•	the ability to obtain adequate supplies of propane for retail sale in the event of an interruption in supply or transportation and the availability of capacity to transport propane to customers,

•	changes in federal or state laws and regulations to which we are subject, including tax, environmental, and employment laws and regulations,

•	the ability to meet financial covenants imposed by lenders,

•	the effect of changes in accounting policies, if any,

•	the ability to manage our growth,

•	the ability to control costs,

•	the ability of each business unit to successfully implement key systems, such as service delivery systems,

•	our ability to develop expanded markets and product offerings and our ability to maintain existing markets,

•	our ability to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,

•	our ability to obtain governmental and regulatory approval of various expansion or other projects, including acquisitions, and

•	other factors described under “Risk Factors” in this proxy statement and in our filings with the SEC.

Copies of our SEC filings are available from the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date, other than as required by law.

PROPOSAL 1 — ELECTION OF DIRECTORS

At this annual meeting, eight directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Nominees for election this year are W.E. “Gene” Argo, Wade F. Brooksby, Nicholas U. Fedeli, John R. “Jack” Male, Gregory J. Osborne, Richard M. Osborne, Thomas J. Smith and Michael T. Victor. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified.

If any director to be elected by you is unable to serve or for good reason will not serve, the board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for this substitute nominee.

The eight nominees who receive the most votes will be elected directors.

The board of directors recommends that you vote FOR Mr. Argo, Mr. Brooksby, Mr. Fedeli, Mr. Male, Mr. Gregory Osborne, Mr. Richard Osborne, Mr. Smith and Mr. Victor.

THE BOARD OF DIRECTORS

The nomination of each of the nominees listed below to serve for a one-year term was recommended by the governance and nominating committee and approved by the board.

Name	Age	Position	Director Since
W.E. “Gene” Argo	70	Director	2002
Wade F. Brooksby	66	Director	2010
Nicholas U. Fedeli	27	Director	2010
John R. “Jack” Male	64	Director	2010
Gregory J. Osborne	33	Director President and Chief Operating Officer of Energy West Resources, Inc.	2009
Richard M. Osborne	66	Chairman of the Board, Chief Executive Officer and Director	2003
Thomas J. Smith	68	Vice President, Chief Financial Officer and Director	2003
Michael T. Victor	50	Director	2008

W. E. ‘Gene’ Argo, 70, has been a director since 2002. He retired in 2004 as the president and general manager of Midwest Energy, Inc., a gas and electric cooperative in Hays, Kansas, in which capacity he had served since 1992. Over the course of Mr. Argo’s long tenure on our board, he has developed a detailed knowledge and understanding of Gas Natural and he provides our board with continuity that contributes to our long term success. His past experience in energy and utility related industries also imparts insight into our industry.

Wade F. Brooksby, 66, joined the board in 2010. His extensive background includes various executive management positions in public and private companies with his career beginning as a public accountant with then PriceWaterhouse & Co. Mr. Brooksby has served as chief executive officer, chief financial officer and consultant to energy exploration, production and marketing companies, and from 2004 through 2006 he served as chief financial officer of Gas Natural’s wholly-owned and largest subsidiary, Energy West, Incorporated. From 2006 through 2009 he served as vice president, chief financial officer and a director of InNexus Biotechnology Inc., a publicly-held drug development company. In 2008 and 2009 he also served as a director of Zila, Inc., a publicly-held biotechnology company specializing in dental diagnostic equipment. We believe Mr. Brooksby’s financial expertise and extensive industry experience enable him to make consistently strong and dependable contributions to the board.

Nicholas U. Fedeli, 27, joined the board in 2010. He began his career with The Fedeli Group in 2006 and has served as vice president since 2008. The Fedeli Group is an insurance brokerage and consulting services company, where he manages client relationships and leads new business development. He is actively involved in many charitable, political, and community organizations in Northeast Ohio. We believe that his knowledge of finance provides our board with critical expertise, and that as a relative newcomer to our board, he introduces a fresh dynamic and perspective to board discussions.

John R. ‘Jack’ Male, 64, joined the board in 2010. He previously served as chairman and chief executive officer of PVF Capital Corp., a publicly-traded bank holding company for Park View Federal Savings Bank in Solon, Ohio, where he had worked since 1971. He was named president and chief executive officer of Park View Federal Savings Bank in 1986 and president and chief executive officer of PVF Capital Corp. upon its organization in 1994. He retired from these positions in 2009. He currently serves on the Board of Trustees of Geauga Hospital, and has served as a trustee for various charitable organizations. Mr. Male’s substantial experience in finance and accounting and as chairman and chief executive officer of a publicly-traded bank holding company are highly beneficial to Gas Natural.

Gregory J. Osborne, 33, has served as a director since September 2009 and was appointed president and chief operating officer of Energy West Resources, Inc., our marketing and production subsidiary, in February 2012. He previously served as president, chief operating officer and a director of John D. Oil and Gas Company (JDOG), a publicly-held oil and gas exploration company, from 2006 until January 2012. In November 2011, the United States District Court issued an order appointing a receiver to marshal and maintain the value of the assets of JDOG in connection with an action brought by one of the company’s creditors. In January 2012, JDOG filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court. The bankruptcy proceeding is currently ongoing. From 2003 until joining JDOG, he was president of Great Plains Exploration LLC, an oil and gas exploration company based in Mentor, Ohio that owns and operates oil and gas wells. From 2001 until joining Great Plains, he served as executive vice president of Orwell Natural Gas Company, a natural gas distribution company acquired by us in January 2010. From April 2009 to September 2010, he was director of Corning Natural Gas Corporation, a publicly-held public utility company in Corning, New York, and a trustee of the Ohio Oil and Gas Association. He is the son of Richard Osborne, our chairman and chief executive officer. Gregory Osborne’s managerial experience and service on the board of various energy related companies provides our board with a wide range of industry specific knowledge.

Richard M. Osborne, 66, has been a director since 2003, chairman of the board since 2005 and chief executive officer since November 2007. He is the president and chief executive officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery, and chairman of each of Northeast Ohio Natural Gas Corporation and Orwell Natural Gas Company, natural gas distribution companies acquired by us in January 2010. Since 1998, Mr. Osborne has been chairman of the board, chief executive officer and a director of John D. Oil and Gas Company, a publicly-held oil and gas exploration company in Mentor, Ohio. From 2006 to February 2009 he was a director of Corning Natural Gas Corporation, a publicly-held public utility company in Corning, New York and from September 2008 to January 2009 he was a director of PVF Capital Corp., a publicly-held holding company for Park View Federal Savings Bank in Solon, Ohio. In November 2011, the United States District Court issued an order appointing a receiver to marshal and maintain the value of the assets of JDOG and Great Plains Exploration, LLC and Oz Gas, Ltd., companies owned by the Osborne Trust, of which Mr. Osborne is trustee, in connection with an action brought by one of the companies’ creditors. In January and February 2012, Great Plains Exploration, Oz Gas and JDOG filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court. The bankruptcy proceedings are ongoing. Richard Osborne’s background as chairman and chief executive officer of various public companies and many years of experience owning and managing companies in energy and utility related industries provides our board with invaluable management and operational direction as well as a unique insight in considering growth opportunities for the company.

Thomas J. Smith, 68, has served as a director since December 2003 and was appointed our vice president and chief financial officer in November 2007. He also served as our interim president from August 2007 to November 2007. From 1998 to 2006, he was the president, chief operating officer and a director of John D. Oil and Gas Company, a publicly-held oil and gas exploration company in Mentor, Ohio, of which he remains a director. In November 2011, the United States District Court issued an order appointing a receiver to marshal and maintain the value of the assets of JDOG in connection with an action brought by one of the company’s creditors. In January 2012, JDOG filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court. The bankruptcy proceeding is currently ongoing. Since 2003, he has been president of Northeast Ohio Natural Gas Corporation, and since 2002 he has been president of Orwell Natural Gas Company, natural gas distribution companies acquired by us in January 2010. From December 2006 to September 2010, he was also a director of Corning Natural Gas Corporation, a publicly-held utility company in Corning, New York. From November 2009 to April 2010, he was a director of PVF Capital Corp., a publicly-held bank holding company for Park View Federal Savings Bank in Solon, Ohio. Mr. Smith’s financial and disclosure experience gained as the chief financial officer of publicly-held companies, including Gas Natural, as well as his experience as a director of energy and utility related companies provides extensive specialized knowledge and expertise to our board.

Michael T. Victor, J.D., L.L.D., 50, has served as a director since December 2008. Since 2006, he has been the president of Lake Erie College, a private liberal arts college located in Painesville, Ohio. From 1988 through 2000, he served as the CEO of Pyramid Industries Inc., a national manufacturer of telecom conduit systems. From 2002 through 2005, he served as dean of the Walker School of Business, Communication and Hotel, Restaurant and Institutional Management at Mercyhurst College, a private liberal arts college located in Erie, Pennsylvania. Since 2005 Mr. Victor has served as the chair of Fralo Industries. Mr. Victor also serves as a trustee of the Ohio Foundation of Independent Colleges and Universities. Mr. Victor’s executive and managerial roles in academia enable him to add a unique perspective and insight to our board’s discussions.

Director Independence

The board of directors has determined and confirmed that each of Messrs. Argo, Brooksby, Male, Fedeli and Victor do not have a material relationship with Gas Natural that would interfere with the exercise of independent judgment and are independent pursuant to applicable laws and regulations and the listing standards of the NYSE MKT.

Board Leadership Structure

The board does not have a policy as to whether the roles of our chairman and chief executive officer should be separate. Instead, the board makes this determination based on what best serves the company’s needs at any given time. Currently, Richard Osborne holds the positions of chairman and chief executive officer of Gas Natural and the board does not have a lead independent director. The board may decide to separate the positions of chairman and chief executive officer or choose a lead independent director in the future if circumstances warrant.

The board believes that effective board leadership is highly dependent on the experience, skills and personal interaction between persons in leadership roles. The board believes that our current leadership structure is appropriate given Mr. Osborne’s extensive knowledge, skills and experience. With significant input from our board, including our independent directors, Mr. Osborne sets the strategic direction for Gas Natural. Gas Natural also has a highly skilled and experienced president and chief operating officer, Mr. Degenstein, who provides daily leadership and guidance to our management and employees.

Role of the Board in Risk Oversight

Although management is responsible for the day-to-day management of the risks that the company faces, our board has broad oversight responsibility for our risk management programs. In this oversight role, the board takes steps to satisfy itself that the risk management processes and risk mitigation strategies designed and implemented by our management team are functioning and effective. A management risk assessment committee, including our chief financial and chief operating officers, meets weekly to assess any significant or potentially significant operational, financial, legal, regulatory and other risks to the company, particularly the company’s risk exposure related to the price of natural gas. Our board typically meets monthly, and management, including our chief executive officer and chief financial officer, who are also board members, reports on significant or potentially significant risks identified by management for the board’s consideration and evaluation. A risk that is particularly relevant to a specific board committee is first presented to that committee for evaluation. After the committee evaluates the risk, the committee chairman then reports on the discussion to the full board for further consideration if necessary. For example, a risk relating to our financial reporting process would be evaluated initially by our audit committee and then communicated by the audit committee chairman to the full board. In addition, our board consults with outside consultants, such as the company’s legal counsel or accountants, regarding various areas of potential risk and the steps management has taken to minimize these risks.

Meetings of the Board of Directors

Gas Natural holds regular meetings of the board of directors each month and special meetings are held as necessary. In addition, management and the directors communicate informally on a variety of topics, including suggestions for agenda items for board of directors’ and committee meetings, recent developments, and other matters of interest to the directors. The board of directors has access to management at all times.

The independent directors meet in private sessions several times each year, as often as they deem necessary, without any directors who are also our employees or members of management.

The board of directors met for eleven regular meetings and one special meeting in 2011. All current members of the board participated in at least 75% of all board of directors and applicable committee meetings in 2011. Gas Natural strongly encourages members of the board to attend the annual meeting. Seven of our eight directors attended the 2011 annual meeting of shareholders held on June 15, 2011, either in person or by telephone.

Director Compensation

We currently pay each non-employee board member a monthly fee of $3,500 regardless of board or committee meetings held. We also reimburse all directors for expenses incurred in connection with their service as directors, including travel, meals and lodging.

The following table summarizes information with respect to the compensation paid to our directors during 2011. The table does not include Richard M. Osborne and Thomas J. Smith who both serve as executive officers. The compensation of these executive officers is disclosed with the other executive officers beginning on page 23.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
W.E. “Gene” Argo	$30,000	—	—	$30,000
Wade F. Brooksby	30,000	—	—	30,000
Nicholas U. Fedeli	30,000	—	—	30,000
John R. “Jack” Male	30,000	—	—	30,000
Gregory J. Osborne	30,000	—	—	30,000
Michael T. Victor	30,000	—	—	30,000

Committees of the Board of Directors

Compensation Committee. The committee is comprised of Mr. Argo, the committee’s chairman, Mr. Victor and Mr. Fedeli. The board of directors have determined that Messrs. Argo, Victor and Fedeli are independent pursuant to applicable law and regulations and the listing standards of NYSE MKT. The compensation committee has the responsibility for recommending to the board of directors the compensation that is paid or awarded to our executive officers and ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. The compensation committee, with the input of our chairman and chief executive officer, recommends a compensation package to the board of directors for each of our other executive officers. The compensation package is intended to place the executive officer within the range targeted by the compensation committee for the executive officer’s position. In addition, the compensation committee reviews any awards of stock options and incentive compensation to our executive officers and employees. For 2011, the compensation committee approved a base salary in the amount of $250,000 per year for Richard M. Osborne, our chairman and chief executive officer. The compensation committee also approved a base salary for Thomas J. Smith, our vice president and chief financial officer, for his service as our vice president and chief financial officer that is comprised of a cash component as well as the receipt of shares of our common stock. In addition, the compensation committee approved cash bonuses to Kevin J. Degenstein, our president and chief operating officer and Mr. Smith, in the amounts of $59,400 and $56,700, based on their individual contributions to the company and the overall performance of the company. Mr. Degenstein’s bonus was recommended by Mr. Osborne and the bonus of Mr. Smith was recommended by Mr. Osborne with input from Mr. Degenstein. The compensation committee also recommends director compensation for our board. The compensation committee met once in 2011. Our compensation committee has a written charter which is available on our website at www.ewst.com.

Governance and Nominating Committee. The committee is comprised of Mr. Argo, the chairman , Mr. Victor and Mr. Male. The committee performs its duties in accordance with the governance and nominating committee charter, available on our website at www.ewst.com. Pursuant to its charter, the committee reviews corporate and board governance matters and evaluates and recommends candidates for nomination to the board of directors. The committee met once during 2011.

The board of directors has determined that the members of the nominating committee were independent as required by applicable laws and regulations and the listing standards of the NYSE MKT.

On August 29, 2012, the board of directors re-nominated, upon the recommendation of the committee, incumbent directors Mr. Argo, Mr. Brooksby, Mr. Fedeli, Gregory Osborne, Richard Osborne, Mr. Smith and Mr. Victor for election as directors at the annual meeting of shareholders. The committee determined that the board, Gas Natural and our shareholders are well served by the re-nominated members of the board who are active, involved and knowledgeable about Gas Natural’s business, its executive officers and key employees.

Audit Committee. A description of the audit committee is contained in the audit committee report beginning on page 34.

Nomination of Candidates for Director

Nomination by Nominating Committee. With respect to its recommendations of director nominees, the governance and nominating committee may establish the criteria for director service and will consider, among other things, the independence of the candidates under NYSE MKT listing standards and experience that creates value for the board, the company, and our shareholders. The criteria and selection process are not standardized and may vary from time to time. Although we do not have a formal policy of considering diversity in identifying nominees, we seek to maintain a board of directors with a diversity of experience, background, skills, and education. Relevant experience in business and industry, government, education, and other areas are prime measures for any nominee. The committee will consider individuals for board membership who are proposed by shareholders in accordance with the provisions of our bylaws.

Nomination by Shareholder. In order for a shareholder to propose director nominations at our 2013 annual meeting of shareholders, a shareholder must provide a written notice, which must be received by Gas Natural at our principal executive offices no earlier than [DATE], and no later than [DATE]. The notice must include as to each person whom the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class and number of shares of our common stock beneficially owned by the person, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice:

•	the name and record address of the shareholder,

•	the class and number of shares of our common stock beneficially owned by the shareholder,

•	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nomination is to be made by the shareholder,

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, and

•

any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Rule 14a under the Exchange Act.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

Shareholder Communications with Directors

Any of Gas Natural’s directors may be contacted in writing in care of Gas Natural Inc., P.O. Box 2229, Great Falls, Montana 59401. Written communications addressed to the board in general are reviewed by our chairman for appropriate handling. Written communications addressed to an individual board member are forwarded to that director.

Code of Ethics

Gas Natural has adopted a corporate code of business conduct that applies to all our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. Our code of business conduct fully complies with the requirements of the Sarbanes-Oxley Act of 2002. Specifically, the code is reasonably designed to deter wrongdoing and promote

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

•	full, fair, accurate, timely and understandable disclosure in public reports,

•	compliance with applicable governmental laws, rules and regulations,

•	prompt internal reporting of code violations to an appropriate person identified in the code, and

•	accountability for adherence to the code.

A copy of the code is available on our website at www.ewst.com. Any amendments or waivers to the code that apply to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions will be promptly disclosed to our shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Our officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file. In 2011 Thomas J. Smith, our chief financial officer, failed to timely file a Form 4 on three occasions reporting the monthly issuance of shares to him for compensatory purposes. All reports were subsequently filed. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all other Section 16(a) filing requirements were met in the last fiscal year.

EXECUTIVE OFFICERS

Name	Age	Position
Richard M. Osborne*	66	Chairman of the Board, Chief Executive Officer and Director
Kevin J. Degenstein	53	President and Chief Operating Officer
Thomas J. Smith*	68	Vice President and Chief Financial Officer and Director
Jed D. Henthorne	52	Vice President of Administration
David C. Shipley	51	Vice President of Eastern Operations
Jonathan A. Harrington	33	Corporate Controller

*	Biographical information for Mr. Osborne and Mr. Smith can be found under “Board of Directors.”

Kevin J. Degenstein, was appointed our president and chief operating officer in June 2008. Previously, he served as our senior vice president of operations since 2006. Prior to joining us, Mr. Degenstein held various operating positions at Nicor Gas, a natural gas utility in Illinois, including chief engineer from 1982 through 2001. He is a Registered Professional Engineer. Mr. Degenstein was also employed by EN Engineering, an engineering consulting firm, as vice president of distribution from 2002 until 2003 and vice president of technology from 2004 until 2006.

Jed D. Henthorne, was appointed vice president of administration in 2006. He has been employed by us since 1988 and has served in professional and management capacities related to customer service, information technology and accounting.

David C. Shipley, has served as our vice president of eastern operations since May 2007. He also serves as president of our east coast companies in Maine and North Carolina. Prior to joining us, Mr. Shipley was employed by Nicor Gas, a natural gas utility in Illinois, from 1985 to 2007 serving in various management capacities including management and supervision of underground natural gas storage, construction and maintenance, customer service field operations, research and development, quality control, workload management, alliance development and procurement.

Jonathan A. Harrington, joined us as corporate controller in February 2011. Mr. Harrington is responsible for the management and control of our accounting processes. From 2003 until he joined Gas Natural, Mr. Harrington was a manager with Maloney + Novotny LLC, certified public accountants, and served as a member of the firm’s oil and gas industry practice, covering an array of areas including attestation, financial reporting and consulting, and tax regulations. Mr. Harrington is an active Certified Public Accountant licensed by the Accountancy Board of Ohio, and is a current member of the American Institute of Certified Public Accountants, the Ohio Society of Certified Public Accountants, and the Ohio Oil and Gas Association.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid by us to our chairman and chief executive officer and our most highly compensated executive officers, referred to as our named executive officers, as determined in accordance with SEC rules, for the years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Richard M. Osborne,	2011	$250,000	$—	$—	$—	$43,200	$293,200
Chairman and Chief Executive Officer(3)	2010	250,000	—	—	—	37,200	287,200

Kevin J. Degenstein,	2011	201,450	59,400	—	—	15,772	276,622
President and Chief Operating Officer(4)	2010	194,550	57,330	—	14,100	15,978	281,958

Thomas J. Smith,	2011	192,300	56,700	50,220	—	69,337	368,557
Vice President and Chief Financial Officer(5)	2010	185,064	40,000	48,705	—	66,854	340,623

(1)	Amount represents shares of our common stock received by Mr. Smith for compensation. The amount reflects the value of the number of shares issued using the closing market price on the date of issuance.
(2)	Amounts represent the FASB ASC Topic 718 compensation expense recognized on outstanding stock option awards. We use the Black-Scholes option pricing model to estimate compensation cost for stock option awards. The assumptions used in the model are included in footnotes to our audited financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on April 10, 2012.
(3)	“All other compensation” includes (i) fees paid to Mr. Osborne for service as a director in the amount of $30,000 in 2011 and $24,000 in 2010 and (ii) the value of a Gas Natural provided automobile in the amount of $13,200 (based on the incremental cost to Gas Natural, calculated as a portion of the amortized cost of the car). The value of the automobile has not been reduced to reflect the costs attributable to business use.
(4)	“All other compensation” includes (i) cash profit sharing contributions and company matching contributions in the form of shares of our common stock as part of our 401(k) plan and (ii) the value of a Gas Natural provided automobile in the amount of $5,022 (based on the incremental cost to Gas Natural, calculated as a portion of the amortized cost of the car). The value of the automobile has not been reduced to reflect the costs attributable to business use.
(5)	“All other compensation” includes (i) cash payments equal to the value of the shares of our common stock issued to Mr. Smith of $50,220 in 2011 and $48,705 in 2010 as a component of his compensation package, (ii) cash profit sharing contributions and company matching contributions in the form of shares of our common stock as part of our 401(k) plan and (iii) the value of a Gas Natural provided automobile in the amount of $11,050 (based on the incremental cost to Gas Natural, calculated as a portion of the amortized cost of the car). The value of the automobile has not been reduced to reflect the costs attributable to business use.

Outstanding Equity Awards at December 31, 2011

The following table summarizes information with respect to the stock options held by our most highly compensated executive officers as of the end of the past fiscal year.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Kevin J. Degenstein	10,000	0	$7.10	12/01/2018(1)
	7,500	2,500	$8.85	12/01/2019(2)
	5,000	5,000	$10.15	11/30/2020(3)

(1)	The option is exercisable as follows: 25% of the shares on 12/1/2008; 25% of the shares on 12/1/2009; 25% of the shares on 12/1/2010 and 25% of the shares on 12/1/2011.
(2)	The option is exercisable as follows: 25% of the shares on 12/1/2009; 25% of the shares on 12/1/2010; 25% of the shares on 12/1/2011 and 25% of the shares on 12/1/2012.
(3)	The option is exercisable as follows: 25% of the shares on 12/1/2010; 25% of the shares of 12/1/2011; 25% of the shares on 12/1/2012 and 25% of the shares on 12/1/2013.

Employment and Separation Agreements

Richard M. Osborne. Mr. Osborne has been the chairman of our board since 2005 and our chief executive officer since November 2007. Prior to 2010, we did not compensate Mr. Osborne for serving as our chairman or chief executive officer. Mr. Osborne has been, and continues to be, a significant shareholder of Gas Natural who benefitted from the improvement of the business and financial performance of Gas Natural.

On January 5, 2010, we completed the acquisition of three natural gas distribution companies in Ohio and Pennsylvania which were owned primarily by Mr. Osborne. As a result of the acquisition, we increased the number of our customers by more than 50%. The successful integration of these companies and running them on an ongoing basis increased Mr. Osborne’s duties as our chief executive officer. As a result, on July 28, 2010, upon the recommendation of our compensation committee, our board of directors approved an annual salary of $250,000 for Mr. Osborne beginning retroactively on January 1, 2010. The compensation paid to Mr. Osborne is not pursuant to a written contract or plan.

Kevin J. Degenstein. On August 25, 2006, we entered into an employment agreement with Mr. Degenstein to serve as senior vice president of operations. On June 12, 2008, Mr. Degenstein was named president and chief operating officer. The term of Mr. Degenstein’s employment agreement commenced on September 18, 2006 and will continue until terminated as a result of Mr. Degenstein’s death or disability, by us for “cause” (as defined in the employment agreement), by us without “cause,” or by Mr. Degenstein, either with or without “good reason,” as defined in the employment agreement.

Mr. Degenstein is eligible to receive a base salary of $150,000 per year pursuant to his employment agreement, subject to increase at the discretion of the board. For 2011, the compensation committee of the board agreed to increase Mr. Degenstein’s annual salary to $201,450 as a result of Mr. Degenstein’s performance. The compensation committee also determined that Mr. Degenstein will be eligible to receive a bonus of up to 50% of his annual salary depending on the company’s net income, subject to modification upon the recommendation of our chief executive officer with the approval of the compensation committee or the entire board.

Mr. Degenstein is eligible to receive option grants under our stock option plans and to participate in all other savings, retirement, and welfare plans that are applicable generally to our employees and senior executive officers. The compensation committee approved the award to Mr. Degenstein of options to purchase 10,000 shares of our common stock in each of 2008, 2009, and 2010. Mr. Degenstein is also entitled to receive vacation and fringe benefits in accordance with our plans, practices, programs, and policies.

Upon termination of employment for any reason, we will pay Mr. Degenstein a lump sum of cash equal to his unpaid salary through the date of termination plus accrued but unpaid vacation pay. In addition, we will provide benefit continuation or conversion rights, as provided under our benefit plans, and vested benefits under our benefit plans. If the employment agreement is terminated by us without cause or terminated by Mr. Degenstein for “good reason” (if we change his title, materially reduce his duties or authority, assign duties inconsistent with his duties, or require him to relocate from the Great Falls area), Mr. Degenstein will be entitled to severance compensation equal to his annual base salary payable monthly for 12 months following the date of termination. Payment of these severance benefits is expressly conditioned upon receipt by the company of an enforceable waiver and release from Mr. Degenstein in a form reasonably satisfactory to the company.

The employment agreement also includes provisions that (1) prohibit Mr. Degenstein from disclosing our confidential information, (2) require him to avoid conflicts of interest and disclose to the board any facts that might involve a conflict of interest with the company, and (3) prohibit him from soliciting employees, customers, or clients of the company during the term of the agreement and for a period of two years following the termination of the agreement.

None of the other current executive officers in our summary compensation table have employment, termination or change in control agreements.

Long-Term Incentives

Long-term incentives are awarded in an effort to

•	keep our executive officers aligned with the long-term objectives of Gas Natural, and

•	attract and retain executive officers of outstanding ability.

We believe that long-term incentives should be awarded only with the achievement of specific goals and, accordingly, are used sparingly. We have adopted the 2002 Stock Option Plan, which allows for the issuance of incentive and non-statutory stock options. The compensation committee, in consultation with executive management, is charged with designating those persons to whom options are to be granted and determining the terms of the option grant.

Options granted under the 2002 Stock Option Plan have been made with an exercise price equal to the closing price on the day of grant, and the options vest ratably over various periods. We did not grant any option in 2011. For additional information regarding our long-term incentive plans, see “Equity Compensation Plan Information” below. We are asking the shareholders to approve the 2012 Incentive and Equity Award Plan at this year’s annual meeting. For more information about the 2012 plan, please see Proposal 4 beginning on page 42.

Benefit Plans

401(k) Plan. We maintain a tax-qualified profit sharing plan under Section 401(k) of the tax code that covers substantially all of our employees. The plan generally provides for voluntary employee pre-tax contributions of employee compensation, a profit sharing contribution of 3% allocated to each employee based on compensation and a discretionary profit sharing contribution of up to 7% of employee compensation. Profit sharing contributions are approved by our board of directors. The plan also provides a company matching contribution in the form of shares of our common stock equal to 10% of each employee’s elective deferrals in the plan. In 2011, we made total profit sharing contributions of $400,588 and contributed shares of our common stock valued at $37,244.

Employee Stock Ownership Plan. We maintain an Employee Stock Ownership Plan (ESOP) that covers substantially all of our employees. The ESOP receives contributions of our common stock from Gas Natural each year as determined by our board of directors. The contribution, if any, is recorded based on the current market price of our common stock. We did not make any contributions to the ESOP in the last fiscal year.

Retiree Health Plan. We sponsored a defined post-retirement health benefit plan providing health and life insurance benefits to eligible retirees. The plan pays eligible retirees (post-65 years of age) $125 per month in lieu of contracting for health and life insurance benefits. The amount of this payment is fixed and will not increase with medical trends or inflation. In addition, the plan allows retirees between the ages of 60 and 65 and their spouses to remain on the same medical plan as active employees by contributing 125% of the current COBRA rate to retain this coverage. The 25% in excess of the current COBRA rate is held in a VEBA trust account, and benefits for this plan are paid from assets held in the VEBA trust account. In 2006, we discontinued contributions to the plan and are no longer required to fund the plan. As of December 31, 2011, the value of the plan assets was $182,931. The assets remaining in the VEBA trust account will be used to fund the plan until these assets are exhausted.

Dividend Reinvestment Policy. We have a policy that provides for any employee who owns shares of our common stock in our 401(k) plan or ESOP the opportunity to reinvest any dividends for additional shares of our common stock.

Equity Compensation Plan Information

The Gas Natural Inc. 2002 Stock Option Plan provides for the issuance of up to 300,000 shares of common stock to certain key employees. As of December 31, 2011, there were 35,000 options outstanding and the maximum number of shares available for future grants under the plan was 58,000 shares. Under the option plan, the option price may not be less than 100% of the common stock fair market value on the date of grant (in the event of incentive stock options, 110% of the fair market value if the employee owns more than 10% of our outstanding common stock). Options granted under the plan vests over four to five years and are exercisable over a five to ten year period from the date of issuance. We are asking the shareholders to approve the 2012 Incentive and Equity Award Plan at this year’s annual meeting. Please see Proposal 4 beginning on page 42 for more details.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	35,000	$8.66	58,000
Equity compensation plans not approved by security holders*	N/A	N/A	Indeterminate
Total	35,000	$8.66	58,000

*	We issue 375 shares of our common stock a month to Thomas J. Smith, our vice president and chief financial officer, as a component of his compensation package. The number of shares to be issued to Mr. Smith in the future will depend on his tenure with us and cannot be determined at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Acquisition of the Ohio Utilities

On January 5, 2010, we expanded into Ohio and Western Pennsylvania by acquiring several utilities owned primarily by our chairman and chief executive officer, Richard M. Osborne. The acquisition was reviewed and discussed by a special committee of our board of directors and approved by our full board. Through the acquisition, we acquired Lightning Pipeline Company, Inc. (Lightning Pipeline) and Great Plains Natural Gas Company (Great Plains), which are the parent companies of Orwell Natural Gas Company (Orwell) and Northeast Ohio Natural Gas Corp. (NEO), Brainard Gas Corp. (Brainard) and Great Plains Land Development Co., Ltd. (GPL). The acquisition price was $37.9 million, which consisted of approximately $20.8 million in debt of the acquired companies with the remainder of the purchase price paid in unregistered shares of our common stock. For additional details regarding the acquisition, see our report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2010.

Promissory Notes to Osborne and the Osborne Trust

On January 3, 2010, Lightning Pipeline issued to the Osborne Trust an amended and restated promissory note in the principal amount of $2,051,969 (and approximately $295,000 of accrued interest from the original note) to evidence amounts previously loaned by the Osborne Trust. The amended and restated note’s interest rate was 6.0% per annum, payable monthly, and the note had a maturity date of January 3, 2014. The note was repaid in 2010.

Brainard had an outstanding loan from Mr. Osborne personally in the principal amount of $49,361, which was evidenced by a demand cognovit note dated August 6, 2008. The note bore interest at the prime rate was due on demand. The note was repaid in May 2011.

Guaranties by Osborne

On January 5, 2010, Great Plains, NEO and GPL had a credit facility with Citizens Bank, N.A. The Citizens credit facility consisted of (1) a revolving line of credit in the amount of $2.1 million and a term loan in the amount of $7.8 million to NEO, (2) a term loan in the principal amount of $2.6 million to Great Plains and (3) a term loan in the principal amount of $892,000 to GPL. When we acquired our Ohio subsidiaries, continuing previously provided guaranties, Mr. Osborne guaranteed the Citizens credit facility both individually and as trustee of the Osborne Trust. The guaranty agreements were originally entered into on July 3, 2008 and were absolute and unconditional guarantees to Citizens Bank of the full and prompt payment and performance of the obligations under the Citizens credit facility.

For the year ended December 31, 2010, the weighted average interest rate on the Citizens Bank term loans was 5%, resulting in $479,000 of interest expense. These loans were repaid in May 2011. NEO’s revolving credit line matured on November 29, 2010 and was repaid and extinguished at that time. For the year ended December 31, 2010, the weighted average interest rate on the revolving line of credit was 5%, resulting in $98,000 of interest expense.

On December 31, 2009, Orwell entered into an amended and restated short-term credit facility with The Huntington National Bank, N.A. The Huntington credit facility consisted of a line of credit in the amount of $1.5 million and a term loan in the amount of $4.6 million.

When we acquired the Ohio utilities, continuing previously provided guaranties, the Huntington credit facility was guaranteed by Mr. Osborne and Lightning Pipeline II, Inc. and ONG Marketing, Inc., which are owned and controlled by Mr. Osborne. The guaranty agreement was entered into on December 31, 2009 and was an absolute and unconditional guaranty to Huntington of the full and prompt payment and performance of the obligations under the credit facility. Pursuant to the requirements of the Huntington credit facility, Mr. Osborne executed a pledge agreement dated December 31, 2009 pursuant to which he pledged shares of our common stock having a market value of $3.0 million as collateral to secure the obligations under the Huntington credit facility.

The line of credit and the term loan matured on November 28, 2010 and were repaid and extinguished at that time. For the year ended December 31, 2010, the weighted average interest rate on the term note was 4%, resulting in $166,000 of interest expense. The weighted average interest rate on the line of credit was 4%, resulting in $59,000 of interest expense.

Leases with Companies Controlled by Osborne

Energy West, Incorporated, Orwell and NEO lease multiple spaces in Mentor, Ohio under triple net lease agreements. Orwell has lease agreements with the Osborne Trust and Station Street Partners, LLC and OsAir, Inc., both of which are owned by the Osborne Trust. Richard Osborne is president and chief executive officer of OsAir. Energy West and NEO have a lease agreement with OsAir. Each lease agreement was effective on July 1, 2008 and has a term of 15 years, however, one of the lease agreements between Energy West and OsAir expired in August 2011. Orwell also leases space in Orwell, Ohio for its operations from the Osborne Trust. Net rent for all six leased properties totaled $212,000 as of December 31, 2011. The leases are subject to adjustment every five years for the consumer price index.

All lease arrangements described above were reviewed and discussed by a disinterested committee of our board of directors and approved by our board of directors.

Gas Sale and Management Agreements with Companies Controlled by Osborne

Gas Sales Agreements. In July 2008, NEO, Orwell and Brainard each entered fifteen-year agreements with John D. Oil and Gas Marketing Company, LLC for the exclusive supply and delivery of locally-produced natural gas. The Osborne Trust owns approximately 86% of John D. Marketing. These agreements were replaced in February 2011 by new agreements for gas purchases by our Ohio utilities through our subsidiary Gas Natural Services Company, LLC (GNSC). Pursuant to an Order of the Public Utilities Commission of Ohio (PUCO) in December 2011, adopting a stipulation between our Ohio utilities, the commission’s staff and the Office of the Ohio Consumers’ Counsel, these agreements were terminated. However, until the date of initiation of gas procurement services and/or asset management services by the successful bidder in a competitive bid process, these utilities continue purchases of local gas supplies through GNSC from John D. Marketing subject to PUCO review. Gas purchases for the Ohio utilities from John D. Marketing in 2011 totaled approximately $3.6 million.

NEO, Orwell and Brainard had entered contracts for the sale and purchase of natural gas with Great Plains Exploration, LLC, a company owned by the Osborne Trust, in 2011. These agreements were replaced by a new contract with GNSC effective April 1, 2011. GNSC and our Ohio utilities were charged approximately $1.4 million for natural gas purchased from Great Plains Exploration during 2011. GNSC also entered into contracts for the sale and purchase of natural gas with John D. Oil and Gas Company, a publicly-held oil and gas exploration company of which Mr. Osborne is chairman and CEO and a significant shareholder (effective November 25, 2011), OsAir (effective November 25, 2011), John D. Resources, LLC, a company owned by Mr. Osborne (effective November 25, 2011), and Mentor Energy and Resources Company, a company owned by Mr. Osborne (effective December 28, 2011). GNSC was charged approximately $179,000 in the aggregate for natural gas purchased from these companies during 2011. Each of the gas sale and purchase agreements may be terminated by either party with 30 days written notice. In addition to the cost of the natural gas, John D. Marketing was paid an agent fee by the Ohio utilities and GNSC under the agreements described below in connection with the natural gas purchased from Great Plains Exploration, JDOG, OsAir, John D. Resources and Mentor Energy and Resources. Thomas J. Smith, our vice president and chief financial officer and a director, is a director of JDOG. Gregory J. Osborne, a member of our board and president and chief operating officer of Energy West Resources, Inc., our marketing and production subsidiary, previously served as president, chief operating officer and a director of JDOG.

Asset Management Agreements. In January 2011, NEO and Orwell each entered into agreements with John D. Marketing providing for release of capacity rights on interstate pipelines to John D. Marketing. These agreements could be terminated upon the mutual written consent of the parties, and the agreements were assigned by John D. Marketing to GNSC in February 2011. The new agreements commenced on February 24, 2011 and could be terminated upon the mutual agreement of the parties or unilaterally upon 30 days written notice by John D. Marketing to GNSC. There were no fees payable to any of the parties under the agreements. Pursuant to the stipulation of the PUCO, these asset management agreements were terminated in December 2011.

Appointment of Natural Gas Agent. In January 2010, NEO, Orwell and Brainard each appointed John D. Marketing as its agent for procuring supplies of natural gas in the interstate market at a fee of $0.15 per dekatherm. This agreement was replaced in February 2011 by an agreement for agency services by John D. Marketing to GNSC for these utilities. Fees paid under the agreement totaled approximately $364,000 in 2011. Pursuant to the stipulation of the PUCO, the appointment of John D. Marketing as agent was terminated in December 2011.

The agreements with John D. Marketing described above were reviewed and discussed by an independent committee of our board of directors and approved by our board of directors.

Proposed Acquisition of John D. Marketing

On April 18, 2012, we entered into a non-binding term sheet to acquire John D. Marketing and entered into a definitive purchase agreement to acquire substantially all of the assets of John D. Marketing on August 15, 2012. Please see Proposal 5 beginning on page 44 for more details.

The John D. Marketing term sheet and purchase agreement were reviewed and approved by a disinterested and independent special committee of our board of directors and our full board (excluding Gregory Osborne, Richard Osborne and Mr. Smith).

Agreements with Gas Pipeline Companies Controlled by Osborne

Natural Gas Transportation Agreements. Orwell and Brainard have an agreement with Orwell-Trumbull Pipeline Co., LLC (Orwell-Trumbull), which is owned by the Osborne Trust, for transportation service on its intrastate pipeline in Northeastern Ohio. The charge on the Orwell-Trumbull pipeline is a volumetric rate of $0.95 per thousand cubic feet (Mcf) plus shrinkage. Charges for transportation services under this agreement totaled approximately $282,000 for 2011. This agreement has a current term of 15 years that began on July 1, 2008.

Additionally, NEO, Orwell and Brainard have transportation agreements with COBRA Pipeline Co., Ltd., which is owned by the Osborne Trust, for transportation on its intrastate pipeline in Northeastern Ohio. The price on the Cobra pipeline is a commodity rate of $0.50 per Mcf plus shrinkage. Additional treating fees may be applied at $0.25 per Mcf. Charges for transportation services under these agreements were approximately $299,000 for 2011. The agreements have 15 year terms that began July 1, 2008.

Pipeline Lease Agreement and Related Note Receivable. Orwell entered a lease agreement with ONG Marketing, Inc. for utilization of pipelines in Trumbull, Geauga and Ashtabula counties in Ohio for the transportation of natural gas. Lease payments are $1,100 per month for 15 years beginning January 1, 2001. Orwell holds a corresponding note issued by ONG Marketing with a maturity date of December 31, 2016 and an annual interest rate of 7.0% evidencing $121,000 loaned to ONG Marketing to finance the acquisition of the pipelines. At the time the lease and the note were entered, ONG Marketing was owned by the Osborne Trust. In July 2009, ONG Marketing transferred all of its rights and duties under the lease and the note to John D. Marketing, which is also owned by the Osborne Trust.

Electronic Metering Service and Operation Agreements. Orwell, NEO and Brainard each have agreements with Cobra for the maintenance and operation of electronic metering points for the transportation of natural gas. Orwell also has an agreement with Orwell-Trumbull for the same purpose. Each of the four agreements has a term of three years from the date of the installation of the electronic metering equipment and thereafter for successive one year terms until terminated. Each agreement provides for the payment of $125 per location per month as a fee for the operating and general maintenance of the gas metering and communication equipment. Services provided under these agreements totaled approximately $36,000 in 2011.

All agreements described above were reviewed and discussed by a disinterested and independent special committee of our board of directors and approved by our board of directors.

Other Related Party Transactions

Real Estate Transaction. On December 20, 2011, we acquired 9.24 acres of land in Violet Township, Fairfield County, Ohio, for $600,000 from Black Bear Realty, Ltd., an Ohio limited liability company owned and controlled by Richard Osborne. We intend to use the land acquired from Black Bear to construct an operating facility for NEO. The acquisition was approved by the independent members of our board.

Kykuit Resources. Through our subsidiaries Energy West Resources, Inc. and Energy West, Incorporated, Gas Natural Inc. owns a 24.5% interest in Kykuit Resources, LLC, a developer of oil, gas and mineral leases in which it holds ownership interests. Certain related persons also have interests in Kykuit.

•	Richard Osborne owns a 26.4% membership interest in Kykuit.

•

JDOG is the managing member of Kykuit and owns 23.2% of the membership interests. Richard Osborne is the chairman of the board and chief executive officer of JDOG. Our director and president and chief operating officer of Energy West Resources, Inc., Gregory Osborne, was president, chief operating officer and a director of JDOG until January 2012. Our chief financial officer, vice president and director, Thomas J. Smith, is a director of JDOG.

The loss on our equity investment in Kykuit for 2011 include an impairment charge of approximately $790,000 due to the write-off of drilling costs related to dry holes.

Gas Natural’s investment in Kykuit was ratified by two disinterested and independent directors as well as all other members of our board of directors.

Parts and Equipment Supply Transactions. NEO, Orwell, Bangor Gas Company, LLC and Spelman Pipeline Holdings, LLC (Spelman) purchase parts and equipment for construction and maintenance of their distribution facilities from Big Oat’s Oil Field Supply Company, LLC, a company owned by the Osborne Trust. Purchases from this supply company totaled approximately $1.7 million in 2011. These transactions are not approved in advance by our board of directors, but are reviewed, discussed and ratified at monthly meetings of our board by disinterested and independent directors as well as other board members.

Construction and Other Support Services. We provide construction and maintenance support to several companies owned and controlled by Richard Osborne. An employee of Energy West Resources renders services to various companies owned or controlled by Mr. Osborne for the construction or maintenance of gas gathering systems and other gas-related facilities. During 2011 we charged companies affiliated with Mr. Osborne approximately $38,000 for the services of this employee. Great Plains Exploration provided construction services to NEO and Orwell during 2011 for which we were charged approximately $529,000. Orwell-Trumbull provided administrative services to NEO, Orwell and Brainard during 2011 for which we were charged approximately $183,000. Cobra provided administrative services to NEO, Orwell, Brainard and Spelman during 2011 for which we were charged approximately $77,000. JDOG, John D. Marketing and OsAir provided administrative services to NEO, Orwell, Brainard and Spelman during 2011 for which we were charged approximately $18,000 in the aggregate. These transactions are not approved in advance by our board of directors, but are reviewed, discussed and ratified at monthly meetings of our board by disinterested and independent directors as well as other board members.

Payments by or on behalf of Osborne’s Affiliates. Prior to the acquisition of our Ohio utilities, Richard Osborne and companies owned or controlled by Mr. Osborne had provided funding to Orwell and NEO from time to time. These advances were repaid in the first quarter of 2010. In addition, Orwell, NEO and Brainard had made payments on behalf of companies owned or controlled by Mr. Osborne from time to time. These transactions were discontinued in April 2010 and all outstanding amounts were repaid in 2010. These transactions were not approved in advance by our board of directors, but were subsequently reviewed, discussed and ratified at a meeting of our board by disinterested and independent directors as well as other members of our board.

Employment of Osborne’s Sons. Gregory Osborne is the son of Richard Osborne, our chairman of the board and chief executive officer. Gregory Osborne joined our board in 2009 and was appointed president and chief operating officer of Energy West Resources, Inc., our marketing and production subsidiary, in February 2012. Richard Osborne Jr. is also the son of Mr. Osborne. In early 2010, Richard Osborne Jr. began working for us as an independent contractor providing management services and received compensation in the amount of approximately $2,700. In August 2010, he became a part-time employee receiving an annual salary of $80,000.

Related Person Transaction Policy

We believe that the terms of the acquisitions and the agreements described above are on terms at least as favorable as those which we could have obtained from unrelated parties. In accordance with our written policy adopted by the board of directors, on-going and future transactions with related parties will be:

•	on terms at least as favorable as those that we would be able to obtain from unrelated parties;

•	for bona fide business purposes; and

reviewed and approved by the audit committee or other independent directors in accordance with applicable law after full disclosure of the existence and nature of the conflicting interest in the related party transaction by the director involved in the acquisition.

PROPOSAL 2 — RATIFICATION OF

PARENTEBEARD LLC AS OUR INDEPENDENT AUDITOR

Our audit committee has selected ParenteBeard LLC as our independent auditor for the year ending December 31, 2012. Although our bylaws do not require the selection of our independent auditor to be submitted to shareholders for approval, this selection is being presented to you for ratification at the annual meeting. Representatives of ParenteBeard are expected to attend the annual meeting to answer appropriate questions and make statements if they desire.

We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify ParenteBeard as our independent accountants for the year ending December 31, 2012. Although shareholder approval of this appointment is not required by law or binding on the audit committee, the audit committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of ParenteBeard as our independent registered public accounting firm, the audit committee will consider this vote in determining whether or not to continue the engagement of ParenteBeard. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our shareholders.

The enclosed proxy will be voted FOR this proposal unless the proxy holders have otherwise instructed.

The audit committee and the board of directors recommend that you vote FOR the ratification of ParenteBeard as our independent auditors for the year ending December 31, 2012.

Principal Accountant Firm Fees and Services

On June 3, 2011 we engaged ParenteBeard LLC to serve as the company’s independent accountants and dismissed Hein & Associates LLP, our former independent accountants. The decision to change independent accountants was approved by our audit committee. Hein & Associates’ reports on our financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2010 and 2009, and through June 3, 2011, there were no (1) disagreements with Hein & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates, would have caused Hein & Associates to make reference thereto in its reports on our financial statements for such fiscal years or (2) reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

No consultations occurred between us and our new independent accountants, ParenteBeard LLC, during the years ended December 31, 2010 and 2009, and through June 3, 2011, regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or other information provided that was an important factor considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue or (2) any other matters that were the subject of a disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

ParenteBeard LLC

Principal Accountant Firm Fees and Services. The following is a summary of the aggregate fees billed to us for the year ended December 31, 2011 by our independent registered public accountant, ParenteBeard LLC, and their affiliates.

Year ended December 31, 2011
Audit Fees	$394,801
Audit-Related Fees	33,465
Tax Fees	8,000
All Other Fees	—

Total	$436,266

Audit Fees. These fees are for professional services rendered by ParenteBeard LLC for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Tax Fees. These are fees for professional services rendered by ParenteBeard LLC with respect to advisory services related to the preparation of income tax returns.

Hein & Associates LLP

Principal Accountant Firm Fees and Services. The following is a summary of the aggregate fees billed to us for the years ended December 31, 2011 and December 31, 2010 by our former independent registered public accountant, Hein & Associates LLP, and their affiliates.

	Year ended December 31, 2011	Year ended December 31, 2010
Audit Fees	$47,200	$405,788
Audit-Related Fees	—	—
Tax Fees	54,250	62,550
All Other Fees	—	—

Total	$101,450	$468,338

Audit Fees. These fees are for professional services rendered by Hein & Associates for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Tax Fees. These are fees for professional services rendered by Hein & Associates with respect to advisory services related to the preparation of income tax returns.

Pursuant to the written charter of our audit committee, the committee must pre-approve all audit and non-audit services provided by our independent auditors. The audit committee pre-approved all services performed by Hein & Associates and ParenteBeard and authorized us to pay the fees billed to us by Hein & Associates and ParenteBeard in 2010 and 2011.

AUDIT COMMITTEE REPORT

In accordance with its written charter that was approved and adopted by our board, our audit committee assists the board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. A copy of the audit committee charter is available on our website at www.ewst.com. The audit committee is directly responsible for the appointment of Gas Natural’s independent public accounting firm and is charged with reviewing and approving all services performed for Gas Natural by the independent accounting firm and for reviewing the accounting firm’s fees. The audit committee reviews the independent accounting firm’s internal quality control procedures, reviews all relationships between the independent accounting firm and Gas Natural in order to assess the accounting firm’s independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent accounting firm. In addition, the audit committee ensures the regular rotation of the lead audit partner. The audit committee reviews management’s programs to monitor compliance with our policies on business ethics and risk management. The audit committee establishes procedures to receive and respond to complaints received by Gas Natural regarding accounting, internal accounting controls or auditing matters and allows for the confidential, anonymous submission of concerns by employees.

The audit committee met six times in 2011. The audit committee is currently comprised of Mr. Brooksby, the committee’s chairman, Mr. Male and Mr. Victor. The audit committee’s current composition satisfies the regulations of the NYSE MKT governing audit committee composition, including the requirement that all audit committee members be “independent directors” as defined in NYSE MKT listing standards. In addition, each member of the audit committee is able to read and understand financial statements, including balance sheets, income statements and cash flow statements. The board has determined that Mr. Brooksby is an “audit committee financial expert” under applicable SEC rules through his experience as a public accountant and as the former principal financial officer of Gas Natural’s subsidiary, Energy West, Incorporated, and InNexus Biotechnology Inc. In addition, Mr. Brooksby is deemed to be “financially sophisticated” under applicable NYSE MKT rules. The audit committee reviews and reassesses its charter at least annually and will obtain the approval of the board for any proposed changes to its charter.

The audit committee oversees management’s implementation of internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report the information required for public disclosure. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management and ParenteBeard LLC, our independent accounting firm. The audit committee also discussed with ParenteBeard the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee reviewed with ParenteBeard, which is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent accounting firm a formal written statement describing all relationships between the independent accounting firm and us that might bear on the accounting firm’s independence consistent with the Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with those Charged with Governance,” and discussed with the accounting firm any relationships that may impact its objectivity and independence. In considering the accounting firm’s independence, the audit committee also considered whether the non-audit services performed by the accounting firm on our behalf were compatible with maintaining the independence of the accounting firm.

In reliance upon (1) the audit committee’s reviews and discussions with management and ParenteBeard, (2) management’s assessment of the effectiveness of our internal control over financial reporting, and (3) the receipt of an opinion from ParenteBeard, dated April 10, 2012, stating that the Gas Natural financial statements for the year ended December 31, 2011 are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, the audit committee recommended to our board that these audited financial statements be included in our Form 10-K for the year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE

WADE F. BROOKSBY, CHAIRMAN

JOHN R. MALE

MICHAEL T. VICTOR

PROPOSAL 3 — PROPOSAL TO APPROVE THE GAS NATURAL INC. 2012

INCENTIVE AND EQUITY AWARD PLAN

General

The 2012 Incentive and Equity Award Plan (the 2012 Incentive Plan) is intended to replace the Gas Natural Inc. 2002 Stock Option Plan, as amended (the 2002 Plan), and no new grants will be made under the 2002 Plan on or after the adoption of the 2012 Incentive Plan.

On August 29, 2012, the board, subject to shareholder approval, (1) authorized the adoption of the 2012 Incentive Plan and (2) recommended that the 2012 Incentive Plan be approved by the shareholders. A copy of the 2012 Incentive Plan is attached as Annex B.

The board believes that our success is largely dependent on our ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to receive equity and cash awards, we will enhance our ability to attract and retain such persons. Further, we strongly believe, in aligning the interests of our employees, especially our executive officers, with those of shareholders. Accordingly, we are proposing that the shareholders approve the 2012 Incentive Plan.

Highlights of the 2012 Incentive Plan

The following highlights key terms of the 2012 Incentive Plan:

•

If shareholders approve the 2012 Incentive Plan, the number of shares authorized for issuance will be 500,000, subject to adjustment in the event of any stock split or reverse stock split of our common stock.

•

Plan shares that are not issued pursuant to an award, including due to forfeiture, termination, expiration, cash or net share settlement, satisfaction of withholding taxes, and shares surrendered for the payment of the exercise price or withholding taxes under awards will be made available for grant under the 2012 Incentive Plan.

•

Options will have an exercise price of not less than 100% of the fair market value of our common stock on the date of grant and an exercise term not to exceed ten years (five years in the case of an incentive stock option granted to a holder of 10% of our shares of common stock).

•	Awards tied to performance goals are subject to a one-year minimum performance measurement period (pro-rated in the case of a newly-hired employee), except in the event of a change of control.

•

The compensation committee cannot reduce the exercise price of outstanding options, replace an outstanding option with a new one with a lower exercise price or cancel an option in exchange for cash or another type of award.

Description of the 2012 Incentive Plan

The following summary of the 2012 Incentive Plan is qualified in its entirety by reference to the 2012 Incentive Plan, a copy of which is attached as Annex B. Unless otherwise provided, capitalized terms used in this summary have the meanings assigned to them in the 2012 Incentive Plan.

Awards. The 2012 Incentive Plan permits the grant of options, restricted stock, performance award, other stock-based awards, and cash awards to certain eligible persons.

Eligibility. Certain employees that the compensation committee designates, non-employee directors, and consultants and independent contractors of Gas Natural are eligible to receive grants of awards under the 2012 Incentive Plan.

Administration. Except with respect to awards granted to non-employee directors, the 2012 Incentive Plan is administered by the compensation committee, unless the board appoints another committee or persons for that purpose. The compensation committee has authority and discretion to determine the eligible persons to whom awards are granted (participants) and, subject to the provisions of the 2012 Incentive Plan, the terms of all awards under the 2012 Incentive Plan. Moreover, the compensation committee has authority to interpret the 2012 Incentive Plan and agreements under the 2012 Incentive Plan and to make all other determinations relating to the administration of the 2012 Incentive Plan.

Shares Subject to the 2012 Incentive Plan. If the 2012 Incentive Plan is approved by our shareholders, the maximum number of shares that may be issued under the 2012 Incentive Plan will be 500,000 shares, subject to adjustment in the event of any stock split or reverse stock split of the common stock. If any shares of restricted stock are forfeited, or if any award terminates, expires or is settled without all or a portion of the shares covered award being issued, such shares will again be available for the grant of additional awards. Substitute awards do not count against the number of shares that may be issued under the 2012 Incentive Plan. The maximum number of options which may be granted under the 2012 Incentive Plan during any calendar year is 150,000 shares. The maximum number of shares which may be granted to an eligible person who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), during any calendar year with respect to a restricted stock award, performance award, or other stock-based award, is 150,000 shares.

Options. The 2012 Incentive Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an option permits the participant to purchase shares from us at a specified exercise price per share. Options granted under the 2012 Incentive Plan are exercisable upon the terms and conditions that the compensation committee determines, subject to the terms of the 2012 Incentive Plan. The per share exercise price of all options granted under the 2012 Incentive Plan may not be less than the fair market value of a share on the date of grant. The 2012 Incentive Plan provides that the term during which options may be exercised is determined by the compensation committee, except that no option may be exercised more than ten years after its date of grant (five years in the case of an incentive stock option granted to a holder of 10% of our shares of common stock).

Restricted Stock Awards. The 2012 Incentive Plan authorizes the compensation committee to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the compensation committee determines, subject to the terms of the 2012 Incentive Plan. These terms and conditions may provide, in the discretion of the compensation committee, for the vesting of awards of restricted stock to be contingent upon the achievement of one or more performance goals, as described below.

Performance Awards. The 2012 Incentive Plan authorizes the grant of performance awards. Performance awards provide for payments of cash, or the issuance of shares, options, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that the compensation committee establishes. The minimum period with respect to which performance goals are measured is one year (pro-rated in the case of a newly hired employee), except in the event of a change of control. For purposes of the limit on the number of shares with respect to which an employee may be granted awards during any calendar year, a performance award is deemed to cover the number of shares equal to the maximum number of shares that may be issued upon the payment of the award. The maximum cash amount that may be paid to any employee pursuant to all performance awards granted to the employee during a calendar year may not exceed $1.5 million.

Dividends and Dividend Equivalents. The terms of an award may, at the Compensation Committee’s discretion, provide a participant with the right to receive dividend payments or dividend equivalent payments with respect to shares that the award covers. These payments may either be made currently or credited to any account established for the participant, and may be settled in cash or shares, as determined by the compensation committee.

Other Stock-Based Awards. The 2012 Incentive Plan authorizes the grant of stock-based awards other than those described above. These awards are referred to in the 2012 Incentive Plan as “other stock-based awards” and have the terms and conditions as the compensation committee may determine, subject to the terms of the 2012 Incentive Plan. The terms and conditions may provide for the payment or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Cash Awards. The 2012 Incentive Plan permits the grant of cash awards in each performance period to the senior executive officers and key employees selected by the compensation committee, in its discretion. A performance period is our fiscal year, or other period designated by the compensation committee with respect to which performance goals will be measured. The compensation committee will determine each participant’s performance goals for an applicable performance period, including any threshold, target or maximum amounts applicable to the cash award. Following the end of the performance period, the compensation committee will determine the amount that each participant earned based on the participant’s achievement of the performance goals.

The compensation committee may make adjustments in the performance goals to compensate for any changes that significantly alter the basis upon which the goals were determined. The compensation committee also may make reductions, in its sole discretion, to the amounts of any cash awards as needed to achieve fair and equitable distribution of cash awards. Payments will be made no later than two and one-half months following the end of the applicable performance period, unless the participant defers receipt pursuant to a Company-sponsored deferred compensation plan, arrangement or agreement. The maximum aggregate amount of any performance-based cash award that may be paid in any one calendar year to a participant who is a “covered employee” subject to Section 162(m) of the Code may not exceed $ 1.5 million.

Performance Goals. As described above, the terms and conditions of an award may provide for the grant, vesting or payment of awards to be contingent upon the achievement of specified performance goals that the compensation committee establishes. For this purpose, “performance goals,” means performance goals that the compensation committee establishes that may be based on:

•	accounts receivable targets, achievement of balance sheet or income statement objectives,

•	cash flow, working capital,

•	comparison to stock market indices,

•	customer and/or employee satisfaction metrics and achievement of customer and/or employee satisfaction goals,

•	dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, revenues, sales, sales growth,

•	environment, health or safety measures, regulatory compliance,

•	expenses, satisfactory internal or external audits,

•	implementation or completion of one or more projects or transactions,

•	improvement of financial ratings, market share, stock price (including but not limited to growth measures and total stockholder return),

•	internal rate of return, margins (including but not limited to gross or net operating margins),

•	net asset value, net income, net operating income after taxes (NOPAT), NOPAT growth,

•	operating efficiency, operating income, operating measures (including but not limited to yield and volume), pro forma income,

•

return measures (including but not limited to return on assets, designated assets, capital, committed capital, equity, net capital employed, sales or stockholder equity, and return versus our cost of capital), or

•	any other objective goals that the compensation committee establishes.

The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. These performance goals may be particular to an eligible person or the department, branch, affiliate, or division in which the eligible person works, or may be based on the performance of Gas Natural, one or more of our affiliates, departments, branches or divisions, and covers the period the compensation committee may specify.

2012 Incentive Plan Benefits. The compensation committee has the sole discretion, subject to the terms of the 2012 Incentive Plan, to determine who or what groups will be granted awards, as well as the size and types of such awards. As of the record date for this annual meeting, no grants of awards under the 2012 Incentive Plan have been made to any of our executive officers, employees or non-employee directors. For this reason, we cannot determine the number of options, restricted stock awards, performance awards or dividend and dividend equivalents, or other cash or stock-based awards that might be received by different participants, or different classes of eligible persons, under the 2012 Incentive Plan at this time.

Other Key Features of the 2012 Incentive Plan

Capital Adjustments. Upon a change in the outstanding common stock by reason of a stock dividend, stock split, or reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the compensation committee will, as it deems equitable and in its discretion, substitute or adjust:

•	the number and class of securities subject to outstanding awards,

•	the type of consideration to be received upon exercise or vesting of an award,

•	the exercise price of options,

•	the aggregate number and class of securities for which awards may be granted under the 2012 Incentive Plan, or

•	the maximum number of securities with respect to which an employee may be granted awards during any calendar year.

In the event of a merger or consolidation to which we are a party, the compensation committee may take any action it deems necessary to prevent the enlargement or diminishment of participants’ rights under the 2012 Incentive Plan and outstanding awards and may cause any award granted under the 2012 Incentive Plan to be cancelled in consideration of a cash payment equal to the fair value of the cancelled award, as determined by the compensation committee in its discretion.

Exercise of Options. An option may be exercised by a participant delivering to us a notice of exercise and full payment for the shares with respect to which the option is exercised. To the extent authorized by the compensation committee or provided for in the award agreement, payment may be made (1) by delivery of unencumbered shares valued at fair market value on the date of exercise, (2) pursuant to irrevocable instructions to a broker to deliver promptly to us cash equal to the exercise price of the option, or (3) by us withholding shares that would otherwise be issued in connection with the exercise of the option.

No Loans. The 2012 Incentive Plan expressly prohibits our issuing loans to our executive officers and directors, including without limitation a loan in conjunction with the exercise of an option.

Transferability. Awards granted under the 2012 Incentive Plan may not be transferred, assigned, alienated or encumbered, except as otherwise provided in the agreement related to an award or to (1) a participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (2) to a trust for the benefit of one or more of the participant or the persons referred to in clause (1), (3) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (1) are the only partners, members or shareholders or (4) for charitable donations.

Termination and Amendment. The board may amend or terminate the 2012 Incentive Plan at any time. However, after the 2012 Incentive Plan has been approved by our shareholders, the board may not amend or terminate the 2012 Incentive Plan without the approval of (1) our shareholders (a) if the amendment relates to the cancellation of options in consideration for the grant of a new option with a lower exercise price or (b) if the shareholder approval of the amendment is required by applicable law, rules or regulations, and (2) each affected participant if the amendment or termination would adversely affect the participant’s rights or obligations under any awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-Pricing. The compensation committee may modify the terms of outstanding awards. However, except to reflect capital stock changes, options may not be (1) modified to reduce their exercise prices, (2) cancelled or surrendered in consideration for the grant of new options with a lower exercise price or (3) cancelled or surrendered in exchange for cash or another award (other than in connection with a substitute award or a change of control).

Substitution of Awards. Awards may, in the compensation committee’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, us or one of our affiliates. Substitute awards do not count against (1) the shares subject to issuance under the 2012 Incentive Plan or (2) the limit on shares that may be granted to an eligible person in a calendar year, except to the extent the compensation committee determines that counting substitute awards against such limit on shares is required for awards to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Withholding. We are generally required to withhold tax on the amount of income recognized by a participant with respect to an award. Withholding requirements may be satisfied, as provided in the agreement evidencing the award, by (1) tender of a cash payment to us, (2) withholding of shares otherwise issuable pursuant to an award, or (3) delivery to us by the participant of unencumbered shares.

Term of the 2012 Incentive Plan. Unless sooner terminated by the board, the 2012 Incentive Plan will terminate ten years after its effective date. Once the 2012 Incentive Plan is terminated, no further awards may be granted or awarded under the 2012 Incentive Plan. Termination of the 2012 Incentive Plan will not affect the validity of any awards outstanding on the date of termination.

Clawback. Awards granted under the 2012 Incentive Plan are subject to cancellation, forfeiture and recovery in accordance with any other compensation recovery policy that may be adopted by us after the effective date of the 2012 Incentive Plan, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Interests of Certain Persons in the Proposal

As of the record date of this annual meeting the compensation committee has not selected the participants of the 2012 Incentive Plan. However, certain of our officers and directors have an interest in this Proposal 3 as a result of their possible receipt of equity grants due to the fact that they are members of a class that is eligible to receive future grants under the 2012 Incentive Plan. The category of interested persons includes, but is not limited to, our chief executive officer, Richard M. Osborne, our chief financial officer, Thomas J. Smith, the president and chief operating officer of our subsidiary, Energy West Resources, Gregory Osborne, as well as all non-employee directors currently on our board.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of awards granted pursuant to the 2012 Incentive Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options and Performance Awards. A participant generally is not required to recognize income on the grant of a nonqualified stock option or performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option is exercised, or in the case of a performance award, on the date of payment of the award in cash and/or shares. In general, the amount of ordinary income required to be recognized is (1) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, or (2) in the case of a performance award, the amount of cash or the fair market value of any shares received.

Restricted Stock. Shares of restricted stock awarded under the 2012 Incentive Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a participant who is granted shares of restricted stock makes an election under Section 83(b) of the Code as described below, the participant is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on that date over the amount, if any, paid for these shares. If a participant makes a Section 83(b) election, he will recognize ordinary income on the date the shares of restricted stock are awarded equal to the fair market value of the shares on the date of award minus the amount, if any, paid for the shares. In that case, the participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards. The tax consequences of a grant of another stock-based award will depend on the nature of the award. A participant who purchases shares pursuant to an award must include in ordinary income the difference, if any, between the amount paid for the shares and the fair market value of the shares on the date of purchase. If shares are issued outright pursuant to an award, the participant must recognize ordinary income equal to the fair market value of the shares on the date of issuance.

Cash Awards. Cash awards will be included in a participant’s taxable income at the time of payment and are subject to applicable withholding payments.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2012 Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares or acquired upon exercise of an incentive stock option (a disqualifying disposition), a participant generally will be required to recognize ordinary income upon the disposition.

Deductibility. We are generally not allowed to take a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other award, we generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain covered employees to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2012 Incentive Plan has been designed to allow the grant of awards that qualify under an exception to the deduction limit of Section 162(m) for “qualified performance-based compensation.”

Compliance with Section 409A of the Code. The 2012 Incentive Plan and each award under the 2012 Incentive Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent. Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may also result in an additional 20% tax to the recipient of the award and interest on underpayment of tax at a higher than normal rate. To the extent that an award is subject to Section 409A of the Code, we will endeavor to meet the requirements of Section 409A, so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

Required Vote

Approval of this proposal requires the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting. If this proposal is not approved by our shareholders, no awards will be granted under the 2012 Incentive Plan.

The board of directors recommends that you vote FOR the proposal to approve the 2012 Incentive and Equity Award Plan.

PROPOSAL 4 — PROPOSAL TO APPROVE THE GAS NATURAL INC.

2012 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN

General

On August 29, 2012, the board, subject to shareholder approval, (1) authorized the adoption of the 2012 Non-Employee Director Stock Award Plan (the Director Plan) and (2) recommended that the Director Plan be approved by the shareholders. A copy of the Director Plan is attached hereto as Annex C.

The board believes that our success is dependent, in large part, on our ability to attract and retain well-qualified persons for service as directors, who are not officers or employees of Gas Natural or any of our subsidiaries (Non-Employee Directors), and to align their interests with those of our shareholders. By offering them the opportunity to receive a portion of any annual retainer, meeting fees and committee fees in shares of our common stock, par value $0.15 per share, we will enhance our ability to attract and retain such persons. Furthermore, the Director Plan provides for such Non-Employee Directors with the opportunity to increase their proprietary interest in Gas Natural, thereby increasing their personal interest in our continued success. Accordingly, we are proposing that our shareholders approve the Director Plan.

Description of the Director Plan

The following is qualified in its entirety by reference to the Director Plan, a copy of which is attached as Annex C. Unless otherwise provided, capitalized terms used in this summary have the meanings assigned to them in the Director Plan.

Payment of Fees. The Director Plan allows each Non-Employee Director to elect to receive his or her fees in shares of our common stock by providing written notice to us. The election to participate will remain in effect until revoked or modified in writing by the Non-Employee Director. The number of shares of stock to be issued will equal the value of the fees for each quarter divided by the closing price of our common stock on the last day of each quarter (Award Date).

Eligibility. All Non-Employee Directors are eligible to participate in the Director Plan.

Administration. The board will have the responsibility and authority to administer and interpret the provisions of the Director Plan. No member of the board will be personally liable for any action taken under the Director Plan and all members of the board will be fully indemnified and protected by us in respect of any such action.

Stock Subject to the Director Plan. If the Director Plan is approved by the shareholders, the maximum number of shares that may be issued under the Director Plan will be 250,000 shares, subject to adjustment in the event of any reorganization, stock split, reverse stock split, stock dividend, merger, consolidation, or any change in capitalization of Gas Natural.

Assignability. Non-Employee Directors cannot transfer or assign their right to receive fees in shares of our common stock.

Amendment and Termination. The board may amend or terminate the Director Plan at any time. However, after the Director Plan has been approved by our shareholders, the board may not amend or terminate the Director Plan without the approval of our shareholders if such approval is required by applicable statutory or regulatory requirements.

General Creditor Status. The Director Plan provides that each Non-Employee Director must be and remain an unsecured general creditor of Gas Natural with respect to any payments due and owing to such Non-Employee Director.

Compliance with Section 409A of the Code. The Director Plan and any payments of fees or common stock are intended to comply with or be exempt from the requirements of Section 409A of the Code.

To ensure compliance with Section 409A, we will pay any fees and/or common stock payable to any Non-Employee Director no later than March 15 of the calendar year following the taxable year in which the amount was earned and accrued.

Director Plan Benefits. As of the record date for this annual meeting, no directors have elected to participate in the Director Plan. For this reason, we cannot determine the number of shares of our common stock that will be awarded to the Non-Employee Directors under the Director Plan at this time.

Interests of Certain Persons in the Proposal

All of our Non-Employee Directors have an interest in this Proposal 4 as a result of their possible receipt of equity grants due to the fact that they are members of the class that is eligible to receive future grants under the Director Plan.

Required Vote

Approval of this proposal requires the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting. If this proposal is not approved by our shareholders, the fees of our Non-Employee Directors may not be paid in shares of our common stock.

The board of directors recommends that you vote FOR the proposal to approve the 2012 Non-Employee Director Stock Award Plan.

PROPOSAL 5 — PROPOSAL TO APPROVE

THE ACQUISITION OF JOHN D. MARKETING

Reason for the Proposal

We are asking you to consider and approve the consummation of the acquisition of the assets of John D. Marketing contemplated by the purchase agreement. John D. Marketing is an Ohio limited liability company engaged primarily in the acquisition and sale of approximately 1.3 billion cubic feet of natural gas annually. John D. Marketing buys natural gas primarily from local producers, and it sells natural gas to approximately 119 customers primarily located in Northeast Ohio.

General Description of the Acquisition

On August 15, 2012, we entered into a purchase agreement with John D. Marketing whereby we agreed to purchase all of the assets used in John D. Marketing’s business. The purchased assets consist of certain contracts, the tangible personal property of the business, all accounts receivable for sales occurring after the closing date and the business records of John D. Marketing. In addition, we will assume on the closing date certain liabilities related to the purchased assets. John D. Marketing is primarily owned by the Osborne Trust which is controlled by Mr. Osborne.

In consideration of the purchase of assets of John D. Marketing, we will pay to John D. Marketing the sum of $2,875,000 at closing, paid by the issuance of 256,926 validly issued, fully paid and non-assessable shares of our common stock. In addition, the purchase agreement provides for contingent earn out payments for a period of five years after the closing of the acquisition if the Continuing Company achieves an annual target EBITDA of $810,432, which is John D. Marketing’s EBITDA for the year ended December 31, 2011. If the Continuing Company’s actual, annual EBITDA is less than the target EBITDA, then no earn out payment will be due and payable for that year. The earn out payments, if any, will be paid in validly issued, fully paid and non-assessable shares of our common stock.

Subject to shareholder approval, the initial consideration of $2,875,000, which is to be paid at closing, will be paid by the issuance of 256,926 shares of our common stock at a price of $11.19 per share. In addition, as described above, the consummation of the acquisition may also result in the issuance of additional shares of our common stock during the earn out period if the Continuing Company meets or exceeds the target EBITDA of $810,432 during any of the five years following the closing date. There is no limitation on the annual or total payment of the earn out amount. The exact number of shares that will be issued to John D. Marketing will be determined at each fiscal year end, after the actual EBITDA of the Continuing Company has been determined. The share price to be used to determine the number of shares to be issued for any earn out payments will be the average closing price of our common stock for the twenty trading days preceding issuance of our common stock for that earn out payment.

The target EBITDA is $810,432 which is John D. Marketing’s EBITDA for the year ended December 31, 2011. If the Continuing Company’s annual EBITDA equals the target EBITDA, then we will pay to John D. Marketing an earn out amount equal to $575,000 for that year, or $2,875,000 in total over the earn out period if the target EBITDA is met every year for five years. If the Continuing Company’s EBITDA exceeds the target EBITDA for that year, then we will pay to John D. Marketing an earn out amount equal to the Continuing Company’s actual EBITDA divided by the target EBITDA and then multiplied by $575,000. There is no limitation on the annual or total payment of the earn out amount. If the Continuing Company’s EBITDA is less than the target EBITDA, then no earn out amount will be payable for that particular earn out period. By way of the example only, the following table illustrates sample earn out amount calculations assuming we complete the acquisition in 2012:

Earn Out Period December 31	Continuing Company EBITDA Target	Actual Continuing Company EBITDA	Earn-Out Amount
2013	$810,432	$810,431	—
2014	$810,432	$810,432	$575,000
2015	$810,432	$972,518	$690,000
2016	$810,432	$1,620,864	$1,150,000
2017	$810,432	$4,052,160	$2,875,000

TOTAL			$5,290,000

The earn out amount, if any, will be paid in validly issued, fully paid and non-assessable shares of our common stock which will bear a restrictive legend in accordance with the Securities Act. The share price to be used to determine the number of shares to be issued for any earn out amount will be the average closing price of our common stock for the twenty trading days preceding the issuance of our common stock for any earn out amount.

We have agreed pursuant to the purchase agreement to take all reasonable actions necessary under Ohio corporation law to allow us to validly and legally issue fully paid and nonassessable shares of our common stock to John D. Marketing at such time as required under the purchase agreement. In addition, we will at all times reserve and keep available out of our authorized but unissued shares, a reasonably sufficient number of shares of our common stock to permit the issuance of shares for any earn out amount.

For more information about the issuance of our shares of common stock in connection with the acquisition, please see “Proposal 6 — Proposal to Approve Issuance of Shares of Common Stock as Consideration for the Purchase of John D. Marketing.”

The Osborne Trust is the majority owner of John D. Marketing. Mr. Osborne is the sole managing member of John D. Marketing and the chairman of our board and chief executive officer. Thomas J. Smith, a member of the board and our chief financial officer, is the former co-managing member, president and chief operating officer of John D. Marketing. Gregory J. Osborne, another member of our board and president and chief operating officer of Energy West Resources, Inc., is the former vice president and assistant secretary of John D. Marketing. Rebecca Howell is our corporate secretary and controller and secretary of John D. Marketing. Please see “— Interests of Certain Persons in Matters to be Acted Upon” for more details.

For more information on John D. Marketing’s operations and financial condition, please see “Information about John D. Marketing” and financial statements of John D. Marketing — the historical audited financial statements for the years ended December 31, 2011 and 2010 and the unaudited financial statements for the six months ended June 30, 2012 — attached to this proxy statement as Annex E.

Background of the Acquisition

We began focusing on developing our growth strategy in 2007. In furtherance of this strategy, we completed the acquisition of our Ohio and Pennsylvania utilities from Richard Osborne in 2010. Our Ohio and Pennsylvania utilities have various agreements with companies owned by Mr. Osborne for the transportation, supply and marketing of natural gas. At a meeting of our board of directors in March 2011, Mr. Osborne expressed an interest in selling these businesses to Gas Natural.

The companies Mr. Osborne proposed selling consisted of Orwell-Trumbull Pipeline Co., LLC, Cobra Pipeline Co., Ltd. and John D. Marketing (collectively, the natural gas companies). Our directors discussed this expression of interest and our board, by unanimous vote, approved the formation of a special committee, comprised of W.E. “Gene” Argo, Wade Brooksby and Nicholas Fedeli, independent directors of our board, to evaluate the acquisition of the natural gas companies. The special committee was formed to evaluate the acquisition given Mr. Osborne’s conflicts of interest as a significant owner of the natural gas companies, as well as the chief executive officer, chairman of the board and significant shareholder of Gas Natural. Messrs. Argo, Brooksby and Fedeli were chosen as members of the special committee because they had no connection with Mr. Osborne, other than as directors of Gas Natural, or the natural gas companies that would preclude them from serving on the committee. In addition, Messrs. Argo, Brooksby and Fedeli have extensive business, finance and industry experience. Our board believed that they would be in the best position to evaluate and protect the interests of our non-affiliated shareholders by objectively evaluating the proposed acquisitions.

On April 27, 2011, a valuation firm engaged by the natural gas companies, Bruml Capital Corporation (Bruml Capital), provided the board with its valuation presentation of the natural gas companies. Our board adopted formal resolutions empowering the special committee to evaluate the proposed acquisition of the natural gas companies, including the hiring of an independent legal advisor and an independent financial advisor to assist the special committee. Members of our management team were present as well as representatives of our corporate counsel, Kohrman Jackson & Krantz P.L.L. (the Kohrman law firm).

On May 23, 2011, the Kohrman law firm was presented with a draft term sheet from counsel for the natural gas companies, Dworken & Bernstein Co., L.P.A. (the Dworken law firm), setting forth the terms of the acquisition, including the proposed purchase price of $31.5 million paid in shares of our common stock.

On May 25, 2011, the board of directors met at a regularly scheduled meeting. The Dworken law firm presented an overview of the draft term sheet to the board. The Kohrman law firm provided additional comments related to the term sheet. The board also discussed the impact of the PUCO’s pending gas recovery audit of our Ohio utilities in connection with gas purchase agreements with John D. Marketing.

On June 15, 2011, the board received the final valuation of the natural gas companies from Bruml Capital. The valuation also included information about John D. Marketing and the gas purchase agreements subject to the gas recovery audit. The board authorized our regulatory counsel, Kegler, Brown, Hill & Ritter L.P.A., to present a settlement proposal to the PUCO and approved the termination of the gas purchase agreements with John D. Marketing contingent upon the PUCO’s acceptance of the settlement proposal.

During July 2011, the special committee decided to engage an independent law firm, McCarthy, Lebit, Crystal & Liffman Co., L.P.A. (the McCarthy law firm), to act as its independent legal advisor. The McCarthy law firm represented a special committee formed by the board in connection with the acquisition of our Ohio and Pennsylvania utilities from Mr. Osborne in 2010. The special committee also met with several potential financial advisors to act as its independent financial advisor in connection with the acquisition.

On July 27, 2011, at a regularly scheduled board meeting, Mr. Fedeli asked to be relieved of his duties on the special committee since Gas Natural had recently engaged the Fedeli Group to provide insurance brokerage services to Gas Natural. Mr. Fedeli is the vice president of the Fedeli Group and did not want this engagement to interfere with his independence. Mr. Argo requested that the board appoint a replacement member of the special committee. The independent directors suggested John R. Male. Mr. Male has no interest in the transaction and the directors felt his substantial experience in finance and accounting would be valuable to the special committee in evaluating the proposed acquisitions. Mr. Male was appointed to the committee unanimously. The special committee updated the board on the status of discussions regarding the acquisition.

During the months of August through November 2011, independent counsel for the special committee continued to review diligence materials related to the natural gas companies and to work with counsel on the merger agreement related to the acquisition.

On September 7, 2011, the special committee determined to perform an independent valuation of the natural gas companies before it engaged a financial advisor. The special committee engaged SS&G Financial Services (SS&G) to perform the valuation.

In October 2011, the PUCO issued a stipulation in connection with the gas recovery audit of our Ohio utilities that provided that we would terminate our gas purchase agreements with John D. Marketing and seek annual competitive bids for gas to be sold to our retail customers. Pursuant to the PUCO stipulation, John D. Marketing was permitted to participate in the bidding process.

On November 30, 2011, the special committee and other independent members of the board met with the management team of the natural gas companies, including Rebecca Howell who is the controller and secretary of John D. Marketing as well as our corporate secretary. The Kohrman law firm was present at the request of the special committee. Ms. Howell circulated projections for the natural gas companies and responded to the questions of the special committee.

In December 2011, the parties had multiple discussions regarding the acquisition of the natural gas companies. The parties were unable to agree on an acceptable purchase price for Mr. Osborne’s pipeline companies and discontinued negotiations for these companies. However, the parties were closer to agreement on the purchase price for John D. Marketing and the special committee felt that the acquisition merited additional consideration because John D. Marketing’s natural gas marketing business complemented our existing gas distribution business in Ohio. In addition, we currently conduct natural gas marketing in Montana and Wyoming, which the special committee believed would allow us to integrate the Ohio marketing operations with only minimal increases in staff and overhead. As a result, the special committee determined to continue evaluating the possibility of acquiring John D. Marketing.

On January 20, 2012, the special committee met to discuss the status of the acquisition.

On February 10, 2012, the special committee and the McCarthy law firm participated in a conference call with Richard Osborne, Gregory Osborne and the Dworken law firm. The Kohrman law firm was present at the request of the special committee. Members of the management team from Gas Natural and Ms. Howell on behalf of John D. Marketing participated in the meeting. The auditing firm for John D. Marketing, Walthall, Drake & Wallace LLP (the Walthall firm), was also present at the meeting. The primary focus of the discussion at the meeting was potential synergies of the proposed acquisition, including the potential for eliminating redundant staffing with our existing gas marketing subsidiary post closing. The special committee then requested that management of Gas Natural prepare an accretion analysis with the input of the Walthall firm on behalf of John D. Marketing reflecting these cost savings. The special committee questioned Ms. Howell regarding John D. Marketing’s financial statements and related party transactions involving Richard Osborne and his affiliated entities.

During February 2012, the special committee met by telephone with the members of the management team of Gas Natural and the Walthall firm to review the most recent financial statements of John D. Marketing and the updated accretion analysis. The committee also discussed the accounting treatment of the acquisition, including the goodwill calculation. The McCarthy law firm and the Kohrman law firm, at the request of the special committee, attended this meeting. The special committee also discussed the ability of John D. Marketing to obtain the business of our Ohio subsidiaries in the future as a result of the stipulation of the PUCO and its impact on the value of the acquisition.

On February 29, 2012, at a regularly scheduled board meeting, the special committee offered to Mr. Osborne a purchase price for John D. Marketing of $5.0 million in shares of our common stock, with $2.5 million payable on the closing date and an additional $2.5 million payable in an earn out based on EBITDA over five years. The Kohrman law firm attended the meeting. Richard Osborne and Gregory Osborne proposed a purchase price of $6.5 million payable in shares of our common stock with $4.5 million in shares of our common stock payable on the closing date and an additional $2.0 million payable in an earn out based on sales over three years. There was additional discussion regarding the shareholder approval requirements applicable to various permutations of the acquisition.

On March 1, 2012, the Dworken law firm provided a counterproposal to the special committee requiring an initial payment of $4.5 million in shares of our common stock on the closing date with an additional payment of $2.0 million in cash to be earned over three years based on the gross revenues of John D. Marketing excluding the gross revenues from our Ohio subsidiaries.

On March 5, 2012, the special committee, the McCarthy law firm and SS&G held a conference call with Richard Osborne, Gregory Osborne, Rebecca Howell, the Dworken law firm and the Walthall firm. The Kohrman law firm attended the meeting at the request of the special committee. The special committee had circulated a counterproposal for an all stock transaction with a purchase price of $5.75 million, but with a five year EBITDA earn out. The discussion centered primarily on the terms of the earn out, and how EBITDA would be calculated. The McCarthy law firm outlined the proposal and clarified that EBITDA would be determined on a stand-alone basis, with no allocation of Gas Natural overhead. Richard Osborne accepted in principal the financial terms of the proposal, but requested that the special committee clarify the proposed earn out structure.

On March 6, 2012, the special committee presented a revised term sheet that provided that Richard Osborne would keep all accounts payable and accounts receivable arising prior to the closing date. The special committee (excluding Mr. Brooksby), the McCarthy law firm and SS&G held a conference call with Richard Osborne, Gregory Osborne, Rebecca Howell, the Dworken law firm and the Walthall firm. The Kohrman law firm was present at the request of the special committee. The discussion centered primarily on the accounts payable and accounts receivable of John D. Marketing. The parties also discussed the termination of the gas purchase agreements between certain of our Ohio subsidiaries and John D. Marketing.

On March 28, 2012, the board held its regularly scheduled meeting with the Kohrman law firm present. The Kohrman law firm proposed to effectuate the acquisition as an asset purchase to achieve certain accounting advantages for Gas Natural.

During the month of April, the parties continued to negotiate the provisions of the term sheet. On April 18, 2012, the parties executed a non-binding term sheet for the acquisition of John D. Marketing. On April 24, 2012, we filed a Form 8-K with the SEC disclosing the execution of the term sheet.

Members of the special committee met and held discussions with representatives of several similar independent financial advisors in connection with evaluating the proposed acquisition. On May 11, 2012, the special committee formally engaged CC Capital Advisors to act as its financial advisor and to render an opinion, whether or not favorable, in connection with the acquisition. CC Capital Advisors is an independent investment banking firm that is regularly engaged to render financial opinions in connection with proposed transactions and acquisitions, corporate reorganizations, strategic planning, and other purposes. The committee ultimately selected CC Capital Advisors based on their expertise, experience in the utility industry, ability to accommodate the committee’s desire to begin the evaluation process immediately, and cost. In addition, Mr. Argo, a member of the special committee, had worked with CC Capital Advisors in the 1990s on utility acquisitions unrelated to Gas Natural, and was pleased with the quality of their work.

On May 5, 2012, the Kohrman law firm circulated a draft of the purchase agreement and during the remainder of the month, the parties negotiated the provisions of the purchase agreement.

On June 22, 2012, CC Capital Advisors met with members of the management team of John D. Marketing, including Rebecca Howell. On July 20, 2012, CC Capital Advisors held a diligence call with members of management of Gas Natural. The Kohrman law firm was present on the call.

On July 17, 2012, the special committee met to discuss the status of the acquisition. On July 27, 2012, the special committee met telephonically to discuss the latest draft of the purchase agreement.

During August 2012, the parties negotiated various closing conditions to the acquisition, including the requirement that we receive a fairness opinion from an independent financial advisor and that the litigation initiated by RBS Citizens naming Gas Natural in a lawsuit regarding efforts to collect on judgment obtained against Richard Osborne be settled.

On August 15, 2012, the special committee approved the execution of the asset purchase agreement, subject to the conditions provided for in the purchase agreement. Later that day, the board acted by written consent and approved the execution of the asset purchase agreement and authorized Gas Natural to proceed with the preparation of the proxy statement and any required regulatory consents.

On August 20, 2012, we filed a Form 8-K with the SEC in which we announced the execution of the purchase agreement. For more information regarding the purchase agreement, please see “— Material Terms of the Purchase Agreement” and the full text of such agreements attached to this proxy statement as Annex A.

On September 21, 2012, the board met to discuss the financial analysis prepared by CC Capital Advisors. The board had previously been provided the financial projections used by CC Capital Advisors for its financial analysis. The McCarthy law firm, the Kohrman law firm, CC Capital Advisors, members of the management team of Gas Natural and Rebecca Howell were present at the meeting. CC Capital reviewed its fairness presentation and fairness opinion with the board. CC Capital Advisors indicated to our board that, as of the date of the opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by CC Capital Advisors, the purchase price to be paid by Gas Natural in connection with the acquisition of John D. Marketing was fair from a financial point of view. The special committee, by unanimous vote, determined that the purchase agreement and the acquisition contemplated by the purchase agreement are advisable, fair to, and in the best interests of Gas Natural and our shareholders from a financial point of view and recommended that the board approve the acquisition. Our board of directors then unanimously (without Richard Osborne, Thomas Smith and Gregory Osborne voting) adopted a resolution determining that the purchase agreement and the acquisition contemplated by the purchase agreement are advisable to, fair to, and in the best interests of, Gas Natural and our shareholders from a financial point of view. The board also approved the purchase agreement and the acquisition contemplated by the purchase agreement and recommended them to our shareholders for approval and adoption.

Reasons for the Acquisition and Recommendations of the Special Committee and of Our Board of Directors

The Special Committee

On August 15, 2012, the special committee, by unanimous vote, adopted resolutions recommending that our board of directors approve the execution of the purchase agreement.

On September 21, 2012, the special committee, by unanimous vote, adopted resolutions determining that the purchase agreement and the acquisition contemplated by the purchase agreement are advisable, fair to, and in the best interests of Gas Natural and our shareholders from a financial point of view. Please see “— Background of the Acquisition” for more details on the recommendation of the special committee.

In evaluating the acquisition and arriving at its determination, the special committee consulted with our management and its independent legal and financial advisors, and gave significant consideration to a number of factors bearing on its decision. In reaching its determinations, the special committee considered the following material factors that it believed supported its determinations:

•	our and John D. Marketing’s historical financial performance and condition, including results of operations,

•	John D. Marketing’s competitive position,

•	the compatibility of our business with that of John D. Marketing,

•	our strategy to leverage our fixed operating costs,

•	the extensive due diligence performed by our management and the special committee,

•	the terms and conditions of the purchase agreement, including the purchase price and its structure,

•	the fairness of the acquisition to our shareholders, other than Richard Osborne,

•

the opinion, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by CC Capital Advisors, the acquisition of John D. Marketing and the purchase price to be paid by us was fair from a financial point of view to Gas Natural and our shareholders,

•	the fact that John D. Marketing’s commitment would not be contingent on its conducting, or the outcome of, a lengthy shareholder approval process as John D. Marketing is a privately held company, and

•	current market conditions.

The special committee also considered a variety of risks and other potentially negative factors in assessing the advisability of the acquisition, including:

•	the risk that the potential benefits sought in the acquisition might not be fully realized, including any potential cost savings by us,

•	the ownership dilution to our existing shareholders, including the increased ownership in Gas Natural of Mr. Osborne,

•	that the shares of our common stock to be issued to John D. Marketing will be entitled to receive any dividends that we declare to our holders of common stock,

•	the potentially lengthy time frame contemplated to receive the necessary approvals for the acquisition,

•	the potential negative effect on our stock price associated with the public announcement of the acquisition,

•	the potential negative effect on our stock price if our revenue, earnings and cash flow expectations following the acquisition are not met,

•	the potential dilutive effect on our common stock price if revenue and earnings expectations of John D. Marketing’s operations are not met,

•	that pursuant to a competitive bid process mandated by the PUCO, John D. Marketing may not be the successful bidder for various gas purchase agreements with our Ohio subsidiaries, and

•	the other risks and uncertainties discussed in this proxy statement in the section entitled “Risk Factors Relating to the Acquisition.”

Our Board of Directors

On August 15, 2012, the special committee, by unanimous vote, determined to recommend that our board of directors approve the execution of the purchase agreement. On August 15, 2012, our board of directors unanimously (without Richard Osborne, Thomas Smith and Gregory Osborne) adopting a resolution approving the execution of the purchase agreement.

On September 21, 2012, the special committee, by unanimous vote, determined that the purchase agreement and the acquisition contemplated by the purchase agreement are advisable, fair to, and in the best interests of Gas Natural and our shareholders from a financial point of view and recommended that the board approve the acquisition. On September 21, 2012, our board of directors unanimously (without Richard Osborne, Thomas Smith and Gregory Osborne voting) adopted a resolution determining that the purchase agreement and the acquisition contemplated by the purchase agreement are advisable to, fair to, and in the best interests of, Gas Natural and our shareholders from a financial point of view. The board also approved the purchase agreement and the acquisition contemplated by the purchase agreement and recommended them to our shareholders for approval and adoption.

Please see “— Background of the Acquisition” for more details on the recommendation of our board of directors.

Our board of directors believes that the purchase agreement and the acquisitions contemplated by the purchase agreement, including the issuance of our common stock to John D. Marketing as the consideration, are fair to and in the best interests of Gas Natural. In reaching these conclusions, our board considered the unanimous recommendation of the special committee and the factors considered by the special committee as described above.

We do not intend this discussion of the information and factors considered by the special committee and our board of directors to be exhaustive, although this discussion does include all material factors considered by the special committee and our board. In reaching its determination to approve the acquisition, the special committee and our board did not assign any relative or specific weights to the factors considered, and individual directors might have weighted factors differently. In addition, there can be no assurance that the potential synergies, opportunities or other benefits considered by the special committee and our board will be achieved by the completion of the acquisition or the incorporation of the business of John D. Marketing into our current business. Please see “Risk Factors Relating to the Proposed Acquisition of John D. Marketing” beginning on page 67 for more details.

Management Following the Acquisition

We do not anticipate that our board of directors or executive officers will change at the time of the acquisition. We expect that John D. Marketing’s management team will be integrated with our management team as John D. Marketing’s operations are combined with our own operations. We do not expect to enter into any executive employment agreements in connection with the acquisition, nor that any of the executive officers of either company will terminate their employment as a result of the acquisition.

Opinion of CC Capital Advisors

On May 11, 2012 a special committee of our board of directors engaged CC Capital Advisors to review the proposed acquisition of the assets of John D. Marketing and to provide an opinion as to whether the proposed transaction was fair, from a financial point of view, to Gas Natural and our shareholders. On September 21, 2012, CC Capital Advisors presented our board of directors with its opinion letter and the basis for that opinion. The opinion states that, as of such date, and based upon and subject to various assumptions made, and such other matters considered relevant in the opinion, the initial payment of $2.875 million to be paid in 256,926 shares of our common stock at a per share price of $11.19, plus the potential to receive earn out payments to be paid in shares of our common stock based on earning an annual target EBITDA of $810,432 for the five years following completion of the transaction contemplated in the purchase agreement, was fair from a financial point of view, to Gas Natural and our shareholders.

The full text of CC Capital Advisors’ written opinion, dated as of September 21, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations of the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement and is incorporated by reference into this proxy statement. CC Capital Advisors’ opinion relates solely to the fairness, from a financial point of view, of the consideration to be paid by Gas Natural and does not address the fairness of any other aspect of the transaction. The opinion does not address Gas Natural’s underlying business decision to effect the transaction. The opinion does not constitute a recommendation to any shareholder of Gas Natural as to how any shareholder should vote in connection with the transaction. You are encouraged to read CC Capital Advisors’ opinion carefully in its entirety.

In connection with rendering the opinion described above and performing its related financial analysis, CC Capital Advisors performed the following:

1.	Held discussions with management of Gas Natural and John D. Marketing,

2.	Reviewed the purchase agreement and other relevant documents pertaining to the transaction,

3.	Reviewed certain internal financial and operating information, including financial forecasts, analyses and projections prepared by John D. Marketing for the trailing twelve months ended July 31, 2012 and for the subsequent annual periods from 2012 through 2017 and by Gas Natural for the annual periods from 2013 through 2017, provided to CC Capital Advisors for its analysis,

4.	Reviewed the financial valuation in the transaction relative to recent similar transactions in the natural gas and propane/mid-stream industries,

5.	Reviewed the valuation of similar companies in the public market place,

6.	Reviewed the prospects of John D. Marketing as a standalone entity, including industry considerations and the discounted cash flow of its projected financial results,

7.	Reviewed the publicly available historic financial and operational results of Gas Natural, and had discussions with our management team, and

8.	Reviewed other relevant information that CC Capital Advisors deemed necessary to assess the transaction.

In its review and analysis, CC Capital Advisors assumed and relied upon the accuracy and completeness of all of the financial, legal, tax and other information provided to them. CC Capital Advisors was not engaged to, and did not attempt to, independently verify any such information and relied upon the assurances of management of Gas Natural and John D. Marketing that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. CC Capital Advisors’ opinion was based on economic and market conditions and other circumstances existing on, and information made available to it as of the date of the opinion and CC Capital Advisors assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Neither Gas Natural nor John D. Marketing imposed instructions or limitations on CC Capital Advisors with respect to investigations made or the procedures followed by CC Capital Advisors in rendering its opinion.

With respect to the financial and operational forecasts made available to CC Capital Advisors by management of John D. Marketing and used in CC Capital Advisors’ analysis, CC Capital Advisors assumed that such financial and operational forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the matters covered thereby. CC Capital Advisors was not engaged to assess the achievability of such projections or the assumptions on which they were based and expressed no view as to such projections or assumptions. CC Capital Advisors did not conduct a physical inspection or appraisal of any of the assets or liabilities of John D. Marketing nor were they furnished with any such evaluation or appraisal.

CC Capital Advisors performed a variety of financial and comparative analyses regarding the valuation of John D. Marketing, including a peer group analysis comparing the financial performance and market valuation ratios of John D. Marketing with those of publicly traded natural gas and propane/mid-stream companies deemed comparable to John D. Marketing, precedent merger and acquisition transactions that have taken place in the natural gas and propane/mid-stream industries and a discounted cash flow analysis of John D. Marketing’s projected, unlevered cash flows.

The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular transaction and, therefore, is not necessarily susceptible to partial analysis or summary description. Accordingly, CC Capital Advisors believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis and factors, without considering all analysis and factors, could create a misleading or incomplete view of the processes underlying CC Capital Advisors analysis and opinion. CC Capital Advisors arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

Peer Group Analysis

CC Capital Advisors compared certain financial information of John D. Marketing with corresponding financial information for selected publicly traded natural gas and propane/mid-stream market companies that CC Capital Advisors deemed appropriate. The natural gas companies reviewed in connection with this analysis were AGL Resources, Inc., Atmos Energy Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Co. Inc., Gas Natural Inc., National Fuel Gas Co., New Jersey Resources Corp., Northwest Natural Gas Company, Piedmont Natural Gas Co. Inc., RCG Resources Inc., South Jersey Industries, Inc., The Laclede Group, Inc., and WGL Holdings. In addition, the propane/mid-stream market companies reviewed in connection with this analysis included AmeriGas Partners, Energy Transfer Partners LP, Ferrellgas Partners LP, Inergy, L.P., and Suburban Propane Partners LP. CC Capital Advisors reviewed, among other data, enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization (EBITDA). CC Capital Advisors employed traditional and customary discounts to reflect size differential and lack of liquidity of John D. Marketing relative to both the natural gas and propane/mid-stream market peers in comparing their enterprise value to EBTIDA multiples to John D. Marketing’s results. CC Capital Advisors applied a discount rate of 30% to the enterprise value to EBITDA multiples for the natural gas peers and a 50% discount to the propane/mid-stream market peers. The additional discount applied to the propane/mid-stream market public peers reflects the tax efficient structure of the propane/mid-stream market peers as master limited partnerships compared to John D. Marketing.

Selected Public Peer EBITDA Multiples

	Minimum	Maximum	Mean	Median	Discounted Median
Natural Gas Distribution	7.1x	16.9x	10.0x	9.4x	6.58x

Propane/Mid-stream Market	12.4x	22.2x	16.4x	16.1x	8.05x

These EBITDA multiples were applied to the adjusted trailing twelve months (TTM) EBITDA ended July 31, 2012 for John D. Marketing. The TTM EBITDA and adjustments are detailed as follows:

Historical EBITDA and TTM EBITDA with Adjustments

	2011	TTM
EBITDA	$0.81 million	$0.83 million
Adjustments	0.14 million	0.14 million

Adjusted EBITDA*	$0.95 million	$0.97 million

*	excludes other income

CC Capital Advisors used the discounted median EBITDA multiple for the natural gas companies of 6.58x multiplied by the adjusted TTM EBITDA ended July 31, 2012 for John D. Marketing to compute an enterprise value of $6.4 million. CC Capital Advisors performed the same calculation for the propane/mid-stream peers using the median discounted EBITDA multiple for propane/mid-stream market companies of 8.05x multiplied by the adjusted TTM EBITDA to compute an enterprise value of $7.8 million.

These ranges of enterprise values were then compared to the initial transaction consideration of $2.875 million being paid by our shareholders in the transaction and were also compared to the initial transaction consideration plus the present value of the projected earn out payments as described below.

Precedent Merger and Acquisition Transactions

CC Capital Advisors reviewed 21 previous merger and acquisition transactions involving publicly traded companies in the natural gas distribution and propane/mid-stream market industries. The transactions selected are outlined below.

Selected Merger & Acquisition EBITDA Multiples

	Minimum	Maximum	Mean	Median	Discounted Median
Natural Gas Distribution	6.7x	18.4x	10.35x	9.85x	6.90x

Propane/Mid-stream Market	3.1x	15.4x	9.7x	12.22x	6.11x

CC Capital Advisors reviewed the multiples of enterprise values to EBITDA for the selected transactions. Multiples for the selected transactions were based on publicly available information at the time of the announcement of the transaction. CC Capital Advisors applied less emphasis to this valuation method since many of the transactions were completed in different economic environments. The derived range of discounted multiple enterprise values to EBITDA for the comparable transactions is 6.11x to 6.9x, and when applied to John D. Marketing’s TTM ended July 31, 2012, results in a valuation range of $5.9 million to $6.7 million.

These ranges of enterprise values were then compared to the initial transaction consideration of $2.875 million being paid by our shareholders in the transaction and were also compared to the initial transaction consideration plus the present value of the projected earn out payments as described below.

Discounted Cash Flow

CC Capital Advisors performed a discounted cash flow analysis to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that John D. Marketing could generate over the period from the fiscal year ending December 31, 2013 through the fiscal year ending December 31, 2017, based on the internal estimates John D. Marketing management provided to CC Capital Advisors. CC Capital Advisors calculated a range of terminal values for John D. Marketing using two methods.

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EBITDA exit multiple terminal value: Derived from the median public peer multiples of 9.4x for natural gas distribution peers, multiplied by John D. Marketing’s projected EBITDA for the fiscal year ending December 31, 2017.

•

Capitalized free cash flow terminal value: Derived from the free cash flow available in 2017 divided by the capitalization rate of 7.3%. The free cash flow is defined as EBITDA minus capital expenditures minus working capital minus income tax expense. The capitalization rate was computed using a dividend rate of 4.0% for the natural gas distribution and propane/mid-stream market peers plus a 3.3% growth rate.

The cash flows and terminal values were then discounted to a present value using an after-tax discount rate of 15%, based on CC Capital Advisor’s estimate of John D. Marketing’s weighted average cost of capital (WACC).

CC Capital Advisors used the Ibbotson’s 2012 Valuation Yearbook (Ibbotson) buildup method to determine the cost of equity. The buildup method is an additive model in which the return on an asset is estimated as the sum of a risk-free rate and one or more risk premiums. The cost of equity is the 20-year U.S. Treasury yield of 2.61% plus the equity risk premium 6.62% per Ibbotson plus the size premium of 11.77% per Ibbotson, and the industry risk premium, -2.4% for natural gas distribution companies and 0.09% for wholesale trade companies per Ibbotson.

Components of WACC	Natural Gas Distribution	Propane/Mid-stream Market Companies	Average
20-year U.S. Treasury	2.61%	2.61%	2.61%
Equity Risk Premium	6.62%	6.62%	6.62%
Size Premium	11.77%	11.77%	11.77%
Industry Premium	-2.40%	0.09%	-1.16%
Cost of Equity	18.60%	21.09%	19.84%

CC Capital Advisors confirmed the reasonableness of 19.84% using other sources and CC Capital Advisors’ proprietary cost of equity models.

CC Capital Advisors used a cost of debt of 6.51% based upon a 20-year BB rated industrial bond per Bloomberg and a tax rate of 38.46%. The after tax cost of debt is 4.01%.

Debt Rate
Cost of Debt	6.51%
Tax Rate	38.46%
After Tax Cost of Debt	4.01%

Using a capital structure of 30% debt and 70% equity, CC Capital Advisors determined the WACC was 15.09% rounded to 15%.

This analysis provided a reference range for the enterprise value for John D. Marketing of $9.3 million to $10.4 million. These ranges of enterprise values were then compared to the initial transaction consideration of $2.875 million being paid by our shareholders and were also compared to the initial transaction consideration plus the present value of projected earn out payments of $3.08 million, totaling $5.95 million, as described below.

Earn Out Calculation

John D. Marketing is entitled to an earn out payment provided the Continuing Company (which is the business that we acquire from John D. Marketing) meets a minimum annual EBITDA target of $810,432 for five years post closing. The projected earn out and projected net present value (NPV) would occur assuming John D. Marketing meets the following EBITDA estimates:

Estimates	Year 1	Year 2	Year 3	Year 4	Year 5
EBITDA	$1.07 million	$1.19 million	$1.31 million	$1.43 million	$1.67 million
Earn Out	$0.76 million	$0.84 million	$0.93 million	$1.01 million	$1.19 million
NPV — Earn Out	$0.66 million	$0.64 million	$0.61 million	$0.58 million	$0.59 million

The initial transaction consideration of $2.875 million plus the present value of the earn out of $3.08 million, which is based on John D. Marketing’s financial forecast, generates a total present value of $5.95 million at a 15% discount rate.

Summary

The following is a summary of the material valuation analyses performed by CC Capital Advisors and reviewed by our board of directors in connection with CC Capital Advisors opinion relating to the transaction.

Note: 2011 and TTM enterprise values are computed using the adjusted EBITDA.

Other

CC Capital Advisors is an independent investment banking firm that is regularly engaged to render financial opinions in connection with proposed transactions and acquisitions, corporate reorganizations, strategic planning, and other purposes.

CC Capital Advisors was chosen by the special committee from among several similar financial firms, and was ultimately chosen based on their expertise and cost. We have paid CC Capital Advisors a customary fee in connection with the services provided by it under this engagement. No portion of CC Capital Advisors’ fee was contingent upon consummation of the proposed transaction or the conclusion reached by CC Capital Advisors in its fairness opinion. We have also agreed to reimburse CC Capital Advisors for its expenses incurred in performing its services and to indemnify CC Capital Advisors and its affiliates, their respective directors, officers, agents and employees against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of CC Capital Advisors engagement and any related transactions.

CC Capital was not engaged to negotiate the terms of the purchase agreement, including the purchase price. The purchase price was determined through negotiation between Gas Natural and John D. Marketing and our decision to enter into the purchase agreement was solely that of the special committee and our board of directors. CC Capital has not been engaged by Gas Natural, John D. Marketing or Richard M. Osborne to serve as their financial advisor for any projects during the past two years and are not currently engaged by Gas Natural, John D. Marketing or any other party to the transaction except in relation to this opinion, and no future engagements have been discussed or contemplated.

Effect on Our Existing Shareholders

Following consummation of the acquisition, we, through a wholly-owned subsidiary, will own all of purchased assets and liabilities of John D. Marketing. Each share of our common stock currently outstanding will remain outstanding and you will continue to hold the shares that you currently own. However, because we will be issuing additional shares of our common stock to John D. Marketing as consideration for the purchased assets and liabilities, upon consummation of the acquisition, each share of our existing common stock will represent a smaller ownership percentage of a larger company. Prior to the consummation of the acquisition, the shareholders of Gas Natural, excluding Mr. Osborne, own approximately [    ]% of the outstanding shares of our common stock and on the closing date of the acquisition (excluding any shares to be paid pursuant to the earn out provisions in the purchase agreement), will own approximately [    ]%.

For information regarding Mr. Osborne’s stock ownership in Gas Natural, please see “— Interests of Certain Persons in Matters to be Acted Upon.”

Interests of Certain Persons in Matters to be Acted Upon

In considering our board of directors’ recommendation that you vote in favor of our issuance of shares of our common stock as consideration for the acquisition in accordance with the terms of the purchase agreement, you should be aware that Mr. Osborne, our chairman of the board and chief executive officer, is a manager and owns 85.93% of John D. Marketing through the Osborne Trust. If the acquisition is completed, John D. Marketing will receive 256,926 shares of our common stock on the closing date. Therefore, Mr. Osborne would be deemed to be the beneficial owner of all of these shares as a result of his ownership interest in John D. Marketing. Mr. Osborne’s stock ownership in Gas Natural will increase from approximately 14.2% currently to approximately 17.3% after completion of the acquisition (excluding any shares to be paid pursuant to the earn out provisions in the purchase agreement). In addition, John D. Marketing is also eligible to receive additional earn out shares for each of the five fiscal years following the closing of the acquisition. The exact number of earn out shares that John D. Marketing will receive is contingent on whether the Continuing Company meets or exceeds the target EBITDA for each of those five years. Mr. Osborne’s beneficial ownership of Gas Natural may increase as a result of the receipt of any earn out shares. As our largest shareholder and our chief executive officer and chairman of the board, Mr. Osborne will have significant influence over matters requiring approval of our shareholders, including the election and removal of directors, and over the outcome of corporate actions, including a change in control of the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends of our stock.

The Osborne Trust is the majority owner of John D. Marketing and Mr. Osborne is also the chairman of our board and chief executive officer. Thomas J. Smith, a member of the board and our chief financial officer, is the former co-managing member, president and chief operating officer of John D. Marketing. Gregory J. Osborne, another member of our board and president and chief operating officer of Energy West Resources, Inc., is the former vice president and assistant secretary of John D. Marketing. Rebecca Howell is our corporate secretary and controller and secretary of John D. Marketing. Gregory Osborne, Mr. Smith and Ms. Howell do not have an ownership interest in John D. Marketing.

John D. Marketing was previously and continues to be a party to various agreements with Gas Natural and subsidiaries of Gas Natural. Upon the consummation of the acquisition, these agreements that are continuing will no longer be deemed related party transactions. For more information on these agreements, please turn to “Certain Relationships and Related Transactions — Gas Sale and Management Agreements with Companies Controlled by Osborne” at page 28 and “— Agreements with Gas Pipeline Companies Controlled by Osborne — Pipeline Lease Agreement and Related Note Receivable” at page 29.

In addition, John D. Marketing is party to other agreements with entities owned or controlled by Mr. Osborne. These agreements will be deemed to be related party transactions after the consummation of the acquisition. These agreements were reviewed and discussed by the special committee and our board of directors in their review of the acquisition. These affiliate agreements are as follows:

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Gas Sales Agreements — Three agreements for the exclusive supply and delivery of natural gas. These agreements may be terminated by any party to the agreement upon thirty days’ written notice. Gas purchases for 2011 for all of these agreements totaled approximately $834,000.

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Transportation Service Agreements — Two agreements for the transportation and redelivery of gas. Both of these agreements and have current terms of fifteen years beginning in January 2008 and January 2009, respectively. The agreements are at tariff rates.

We believe that the terms of the agreements described above are on terms at least as favorable as those which could have obtained from unrelated parties.

Other than as discussed above, no other agreement or arrangement currently exists between Gas Natural and John D. Marketing, other than the acquisition.

Other than as discussed above, no other director, officer or employee of Gas Natural will receive any benefit from the acquisition, except for any benefits they may receive as shareholders of Gas Natural.

No Appraisal or Dissenters’ or Preemptive Rights for Our Shareholders

Under Ohio law, holders of our common stock are not entitled to dissenters’ or appraisal rights in connection with the acquisition. Neither Ohio law nor our articles of incorporation provide preemptive rights to our shareholders with respect to the shares we will issue to John D. Marketing in the acquisition.

Material U.S. Federal Income Tax Consequences of the Acquisition

Our shareholders will continue to hold their shares of our common stock and, as a result will not recognize any gain or loss from the acquisition. There should be no federal income tax consequences to a holder of our common stock as a result of the acquisition.

Anticipated Accounting Treatment

The acquisition will be a business combination accounted for in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives. Goodwill, however, is of indefinite life and will not be amortized for accounting purposes, but instead will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, other professional or consulting fees) and certain acquisition related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services received. Costs incurred associated with the issuance of our common stock as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital. See the unaudited pro forma condensed consolidated financial statements attached to this proxy statement as Annex F.

Regulatory Filings, Approvals and Litigation Matters

In addition to the filing of this proxy statement with the SEC and your approval of Proposal 5 and Proposal 6, the acquisition is subject to regulatory approvals by any required public service commissions. To the extent required, we have requested these approvals and made necessary filings. We anticipate receiving these approvals by the end of the year. The acquisition is also subject to the approval of our lenders. We are in contact with our lenders and anticipate receiving their approvals.

In addition, in June 2012, we were named as a defendant in a lawsuit filed by RBS Citizens in an effort to collect on judgments obtained against Richard Osborne. The complaint seeks (1) an order requiring us to pay over to RBS Citizens any distributions due to Mr. Osborne by virtue of his ownership in Gas Natural as well as any proceeds payable to him as part of the acquisition of John D. Marketing, (2) the imposition of a constructive trust on dividends or assets that Mr. Osborne might receive as part of the acquisition of John D. Marketing and (3) an injunction preventing the acquisition of John D. Marketing. The consummation of the acquisition depends on the satisfaction or waiver of the resolution of this matter.

Status of Shares Issued in the Acquisition

The shares of our common stock issued to John D. Marketing for the acquisition will not be registered under the Securities Act in reliance on an exemption from registration under Section 49(2) of the Securities Act for the issuance of shares not involving a public offering. Accordingly, SEC rules provide that the shares may not be resold in the public market for at least six months after the acquisition. Thereafter, (1) any sales of those shares in the public market by a shareholder who is a director, executive officer or controlling shareholder of Gas Natural (including Mr. Osborne) will be subject to public availability of certain financial and other information about us, and the volume and manner of sale limitations in SEC Rule 144, and (2) sales by non-affiliates will be subject for six months to our having made certain financial and other information publicly available, but to no further restrictions after six months.

Estimated Fees and Expenses of the Acquisition

Whether or not the acquisition is completed, generally, we will pay our costs and expenses and John D. Marketing will pay its costs and expenses associated with the purchase agreement and related transactions. If either party elects to not complete the acquisition as outlined in the purchase agreement and described in “Material Terms of the Purchase Agreement — Termination of the Purchase Agreement,” that party could be required to pay the other party a termination fee of $100,000.

The estimated total fees and expenses to be incurred by us and John D. Marketing in connection with the acquisition are approximately as follows (all of which amounts are based on estimates available to us or John D. Marketing, as the case may be, as of the date of this proxy statement and remain subject to change):

Description	Gas Natural	John D. Marketing
Advisory Fees and Expenses
Legal Fees and Expenses
Proxy Solicitor Fees and Expenses
Audit and Accounting Fees and Expenses
Regulatory Filing Expenses (including legal)
Printing and Mailing Costs
Miscellaneous Expenses

Required Vote

We are subject to the provisions of the Ohio Revised Code. Section 1704.03 of the Ohio Revised Code restricts certain transactions and business combinations between a corporation and an interested stockholder. An interested stockholder is any person or entity which owns 10% or more of a corporation’s outstanding voting stock. Subject to certain exceptions (which do not apply to the acquisition), unless the acquisition is approved by our shareholders (excluding shareholders that constitute interested stockholders), Section 1704.03 prohibits significant business transactions such as an acquisition or merger or other business combinations between us and an interested stockholder or any other entities owned or controlled by an interested stockholder.

In addition, Section 1701.83 of the Ohio Revised Code applies to combinations between two entities resulting in the issuance of shares of an acquiring corporation’s common stock that would entitle the holders of such shares to exercise one-sixth or more of the voting power of the corporation in the election of directors immediately after the consummation of the combination. Ohio law defines a “combination” to be any transaction where the voting shares of an Ohio corporation are issued or transferred in consideration in whole or in part for the transfer, to itself or to one of its subsidiaries, of all or substantially all the assets of another company. We are issuing shares of our common stock in order to pay for the assets we are purchasing from John D. Marketing and such issuance could have the ultimate effect of giving to Mr. Osborne one-sixth or more voting power in the election of directors.

Approval of this proposal requires (1) the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting and (2) the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting excluding the shares of our common stock held by Richard Osborne, Thomas Smith, Gregory Osborne and Rebecca Howell due to their respective interests in John D. Marketing.

If this proposal is not approved, we will not be able to complete the acquisition on the terms currently contemplated by the purchase agreement.

Recommendation of Our Board of Directors

Our board of directors, except for Richard Osborne, Thomas Smith and Gregory Osborne, who did not participate, unanimously approved our execution of the purchase agreement, and believes that the acquisitions pursuant to the terms of the purchase agreement is in our and our shareholders’ best interests. For a description of the factors considered by the special committee and our board in making their determination with respect to the acquisition, please see “— Reasons For the Acquisition and Recommendations of the Special Committee of our Board of Directors” beginning on page 49.

Our board of directors recommends that you vote FOR the proposal to approve the acquisition of John D. Marketing.

MATERIAL TERMS OF THE PURCHASE AGREEMENT

The following is a brief summary of the material terms of the purchase agreement. This summary is qualified in its entirety by reference to the purchase agreement which is attached to this proxy statement as Annex A. We urge you to read the purchase agreement carefully.

General

On August 15, 2012, we entered into a purchase agreement with John D. Marketing. The purchase agreement provides that subject to the satisfaction of the conditions listed in the purchase agreement, we will purchase from John D. Marketing the assets used in John D. Marketing’s business. The purchased assets consist of certain contracts, the tangible and intangible personal property of the business, all accounts receivable for sales occurring after the closing date and the business records of John D. Marketing. In addition, we will assume on the closing date certain liabilities relating to the purchased assets.

Consideration

Under the terms of the purchase agreement, we will pay to John D. Marketing the sum of $2,875,000 at closing, paid by the issuance of 256,926 shares of our shares of common stock at a price of $11.19 per share. In addition, the purchase agreement provides for contingent earn out payments for a period of five years after the closing of the acquisition if the Continuing Company achieves an annual EBITDA target in the amount of $810,432, which is John D. Marketing’s EBITDA for the year ended December 31, 2011. If the Continuing Company’s actual EBITDA for a certain year is less than the target EBITDA, then no earn out payment will be due and payable for that particular earn out period. The earn out payments, if any, will be paid in validly issued, fully paid and non-assessable shares of our shares of common stock. The share price to be used to determine the number of shares to be issued for any earn out payment will be the average closing price of our common stock for the 20 trading days preceding the issuance of our stock for that earn out payment. Please see “— General Description of the Acquisition” for more details on the consideration for the purchase agreement.

Representations and Warranties

The purchase agreement contains customary representations and warranties by us and by Mr. Osborne regarding John D. Marketing, relating to, among other things, corporate organization and similar corporate matters, capitalization, authority to enter into the purchase agreement and the transactions contemplated thereby. The purchase agreement also includes representations and warranties to us by Mr. Osborne and John D. Marketing as to:

•	the preparation and accuracy of the financial statements of John D. Marketing,

•	filing of tax returns and payment of taxes by John D. Marketing,

•	whether the acquisition or the purchase agreement will result in any conflict with or violation of any organizational documents of John D. Marketing,

•	material changes or events affecting John D. Marketing,

•	litigation matters affecting John D. Marketing,

•	compliance with legal requirements by John D. Marketing,

•	title to the assets of John D. Marketing,

•	intellectual property of John D. Marketing,

•	material contracts to which John D. Marketing is a party and any violation, default or breach of those contracts,

•	labor and employee benefits relating to the employees of John D. Marketing,

•	environmental matters affecting John D. Marketing,

•	insurance maintained by John D. Marketing,

•	the accounts receivable of John D. Marketing,

•	broker or finder’s fees payable by John D. Marketing in connection with the acquisition,

•	absence of regulatory proceedings against John D. Marketing,

•	transactions with affiliates of John D. Marketing, and

•	sufficiency of the purchased assets.

The representations and warranties are, in many respects, qualified by materiality and limited to the knowledge of the person making the representation and warranty, but their accuracy forms the basis of one of the conditions to our obligation to complete the acquisition. You should note, however, that these representations and warranties were made only for purposes of the purchase agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this proxy statement. Because of the limitations and qualifications described in the previous sentence, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information in this proxy statement or that we have disclosed in other filings with the SEC.

The representations and warranties of Mr. Osborne and John D. Marketing as to taxes, labor and employee benefits and environmental matters will survive until the respective statutes of limitations expire. Any claim for a breach of the representations and warranties related to the organization of John D. Marketing, the capitalization of John D. Marketing, the enforceability and authority of John D. Marketing to consummate the acquisition, any transactions with affiliates of John D. Marketing or fraud will survive the acquisition indefinitely. The remainder of the representations and warranties survive the acquisition for an eighteen month period from the effective date.

Conduct of the Business Pending the Consummation of the Acquisition

The purchase agreement contains covenants and agreements that govern the actions of John D. Marketing until the acquisition is consummated or the purchase agreement is terminated. These covenants and agreements provide that, unless consented to in writing by us or except as disclosed in the schedules to the purchase agreement, John D. Marketing will conduct its business in the ordinary course of business.

Pursuant to the terms of the purchase agreement, John D. Marketing, in effect, will operate its businesses in substantially the same manner as it operated its business prior to the signing of the purchase agreement. The purchase agreement also lists specific actions that John D. Marketing is restricted from taking, or from agreeing to take (unless otherwise provided in the purchase agreement or consented to by us) from the time the purchase agreement was signed until the acquisition is consummated or the purchase agreement is terminated. During such time period, Mr. Osborne agrees that, subject to certain exceptions as described below and in the purchase agreement, he will, and will cause John D. Marketing to:

•	preserve the legal existence of John D. Marketing,

•	carry on the business of John D. Marketing in the ordinary course,

•	preserve the goodwill of John D. Marketing,

•	maintain the purchased assets in the ordinary course,

•	keep in force all existing surety bonds and insurance policies insuring the assets of John D. Marketing and the business of John D. Marketing,

•	maintain all material licenses and permits issued by any governmental authority held by John D. Marketing,

•	refrain from entering into, modifying, amending or terminating any contract of John D. Marketing that we are acquiring,

•	refrain from changing the relationship with or terminate any customer of John D. Marketing,

•	refrain from making any change in the organizational documents of John D. Marketing,

•	refrain from making any changes in the accounting methods or practices of John D. Marketing,

•

refrain from (1) paying any contribution to, or with respect to, any benefit plans of John D. Marketing, (2) paying any bonus to or increasing the compensation of any director, officer or employee of John D. Marketing, (3) making any increase in the pension, retirement or other benefits of the directors, officers or employees of John D. Marketing, or (4) hire any additional employees (except as agreed to by the parties),

•

refrain from having John D. Marketing pay, lend or advance any amount to or in respect of, or sell, transfer or lease any purchased assets of John D. Marketing to, or enter into any agreement with, John D. Marketing and any unaffiliated entities of John D. Marketing (except as agreed to by the parties),

•

refrain from permitting John D. Marketing to (1) incur or assume any indebtedness or borrowed money or issue any debt securities or (2) assume, guarantee or otherwise become liable for the obligations of any person or entity,

•

refrain from permitting John D. Marketing to (1) make loans, advances or capital contributions to, or investments in, any person or entity, (2) pledge or otherwise encumber shares of John D. Marketing’ capital stock or (3) mortgage or pledge any purchased assets of John D. Marketing or create any liens thereupon,

•	refrain from permitting John D. Marketing to acquire, sell, lease or dispose of any purchased assets of John D. Marketing,

•

refrain from permitting John D. Marketing to (1) acquire any entity (including any equity interest or all or substantially all of the assets thereof whether through a merger, consolidated or purchase) or (2) enter into a joint venture, partnership or any other equity alliance with any person or entity, and

•	refrain from permitting Mr. Osborne or any affiliated entity of John D. Marketing to hire away any essential employee of John D. Marketing.

Other Agreements

Any damage to, or destruction or loss of any of the purchased assets prior to the closing date will be repaired by John D. Marketing at its sole cost and expense; provided, however, that if any such damage or destruction could reasonably be expected to have a material adverse effect or the purchased assets cannot reasonably be restored or repaired before the closing date, John D. Marketing agrees to give us notice and we may, at our option, terminate the agreement without further obligation.

Under the purchase agreement, we and Mr. Osborne have agreed to consult and agree with each other about any public statement either will make concerning the acquisition, subject to certain exceptions, and to provide each other with reasonable access to our respective officers, directors, employees, representatives, books and records and facilities and those of John D. Marketing.

Between the date of the execution of the purchase agreement and the consummation of the acquisition, John D. Marketing is required to prepare and deliver monthly and other financial statements to us.

Conditions to the Consummation of the Acquisition

The consummation of the acquisition depends upon the satisfaction or waiver of a number of conditions, including, among others, the following:

Conditions to Our Obligation to Consummate the Acquisition:

•

the representations and warranties made by Richard Osborne and John D. Marketing in the purchase agreement being true and correct, in all material respects, as of the closing of the acquisition, or if expressly made as of a specified date,

•

the performance, in all material respects, by Mr. Osborne and John D. Marketing of their covenants, acts and undertakings under the purchase agreement and their satisfaction, in all material respects, of all conditions required in the purchase agreement to be performed by them,

•	the receipt of the required regulatory approvals and consents from the parties’ lenders and from all other governmental authorities and such approvals and consents being in full force and effect,

•	there being no action, proceeding, investigation, regulation or legislation instituted or threatened to enjoin, restrain or prohibit the consummation of the acquisition,

•

subject to certain customary exceptions, there having been no material adverse event with respect to John D. Marketing between the date of the purchase agreement and the closing date of the acquisition, and

•	receipt of the requisite approval from our shareholders of Proposal 5 and Proposal 6 described in this proxy statement.

Conditions to the Obligation of John D. Marketing to Consummate the Acquisition:

•

the representations and warranties made by us in the purchase agreement being true and correct, in all material respects, as of the closing of the acquisition, or if expressly made as of a specified date,

•

the performance, in all material respects, by us of our covenants, acts and undertakings under the purchase agreement and their satisfaction, in all material respects, of all conditions required in the purchase agreement to be performed by them,

•	our receipt of the required regulatory approvals and consents from the parties’ lenders and from all other governmental authorities and such approvals and consents being in full force and effect, and

•	there being no action, proceeding, investigation, regulation or legislation been instituted or threatened to enjoin, restrain or prohibit the consummation of the acquisition.

Closing Date and Effective Time

The closing of the acquisition will take place on the first business day of the first full month after the satisfaction or waiver of the conditions to closing statement in the purchase agreement at the offices of our counsel, unless another date is agreed to in writing by the parties.

Termination of the Purchase Agreement

At any time before the closing of the acquisition, we, on the one hand, and John D. Marketing, on the other hand, may terminate the purchase agreement without completing the acquisition by mutual consent in writing. In addition, each of us can, unilaterally, terminate the purchase agreement under various circumstances.

For example, we, on the one hand, or John D. Marketing, on the other hand, have the right to terminate the purchase agreement upon written notice to the other if:

•

the acquisition is not completed by August 15, 2013, provided that this right is not available to any party whose failure to fulfill an obligation under the purchase agreement caused the acquisition not to occur by that date,

•

the other party breaches or fails to perform in any material respect any of its representations, warranties or covenants in the purchase agreement causing a material adverse effect with respect to that party (subject to certain exceptions),

•	we fail to receive the requisite approval from our shareholders of Proposal 5 and Proposal 6 described in this proxy statement,

•	we fail to obtain any required regulatory approvals,

•	the other party fails to obtain a consent from each party’s respective lenders with respect to the acquisition, or

•	either of us is permanently enjoined by a governmental body from completing the acquisition pursuant to a final and non-appealable judgment or other action.

In addition, if either party elects to not complete the acquisition without cause, such party would be required to pay a termination fee of $100,000.

Expenses

We will pay our costs and expenses and Mr. Osborne and John D. Marketing will pay their costs and expenses incurred in connection with the purchase agreement regardless of whether the acquisition is consummated.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA

COMBINED PER SHARE DATA

The information below reflects the historical net income and book value per share of our common stock and the unaudited pro forma net income and book value per share of the company after giving effect to the acquisition of John D. Marketing.

You should read the tables below in conjunction with:

•	our historical financial statements, and the related notes, in the accompanying Form 10-K for the year ended December 31, 2011,

•	the historical financial statements of John D. Marketing the related notes, attached to this proxy statement as Annex E,

•	the unaudited pro forma consolidated financial information and the related notes attached to this proxy statement as Annex F, and

•	our unaudited financial statements and the related notes for the three months and six months ended June 30, 2012 which are attached to this proxy statement as Annex G,

	Historical				Pro Forma Combined
	Twelve Months Ended December 31, 2011		Six Months Ended June 30, 2012		Twelve Months Ended December 31, 2011	Six Months Ended June 30, 2012
	Gas Natural	John D. Marketing	Gas Natural	John D. Marketing	Combined	Combined
Basic net income per share(1)(2)	$0.66	$2.51	$0.31	$1.27	$3.17	$1.58
Diluted net income per share(1)(2)	$0.66	$2.51	$0.31	$1.27	$3.17	$1.58
Shares used in the computation of basic net income per share(3)(4)	8,151,935	314,426	8,155,300	314,426	8,466,361	8,469,726
Shares used in the computation of diluted net income per share(3)(4)	8,159,827	314,426	8,162,686	314,426	8,474,253	8,477,112

				Historical		Pro Forma
As of June 30, 2012:				Gas Natural	John D. Marketing	Combined
Book value per share				$9.21	$11.58	$9.20
Shares used in the computation of book value per share(3)(4)				8,162,686	314,426	8,477,112

(1)	Basic net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. In computing diluted net income per share, the weighted average number of shares of common stock outstanding includes common stock equivalents with exercise prices at or below the average market price for the respective period.
(2)	Pro forma combined net income per share reflects certain pro forma adjustments that are set forth in the footnotes to the Unaudited Pro Forma Consolidated Statements of Income in Annex G. These adjustments, in total, decrease consolidated pro forma net income by approximately $802,000, or $0.10 basic and diluted net income per share, for the twelve months ended December 31, 2011 and $210,000, or $0.02 basic and diluted income per share, for the six months ended June 30, 2012.
(3)	The John D. Marketing share numbers represent the 256,926 shares issuable in the acquisition in exchange for substantially all of the assets of John D. Marketing. Since John D. Marketing only has membership interests, this treatment permits a more realistic comparison of historical net income per share between Gas Natural and John D. Marketing as a whole.
(4)	Pro forma share numbers represent the diluted weighted average shares outstanding of Gas Natural Inc. for the respective periods, for the net income per share calculation and the shares outstanding at June 30, 2012 for the book value per share calculation, assuming in each case the issuance of the 256,926 shares issuable in the initial acquisition and 57,500 shares for the 2012 projected earn out.

RISK FACTORS RELATING TO THE

PROPOSED ACQUISITION OF JOHN D. MARKETING

In considering whether to approve Proposal 5 and Proposal 6 relating to the approval of the acquisition and the issuance of shares of our common stock to acquire the assets of John D. Marketing pursuant to the terms of the purchase agreement, you should consider carefully the risks we have described below. The following do not include all of the risks that we will face as a result of the acquisition. Additional risks related to our existing business and markets, which will continue to confront us whether or not the acquisition occurs, are described in our public filings with the SEC, including our Forms 10-K and Forms 10-Q.

The market price of our common stock may decline as a result of the acquisition.

Specified conditions must be satisfied or waived before the acquisition can be completed, including, without limitation, our obtaining the requisite approval from our shareholders with respect to the acquisition and the issuance of shares of our common stock in the acquisition, the approval of our lenders and any regulatory approvals required state utility public service commissions.

If the conditions are not satisfied in a timely manner or waived, the acquisition will not occur or will be delayed and we may lose some or all of the intended or perceived benefits of the acquisition which could cause our stock price to decline and harm our business. In addition, if the acquisition is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed.

Even of the acquisition is consummated, the market price of our common stock may decline as a result of the acquisition for a number of reasons including if (1) we do not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated, (2) the effect of the acquisition on our business and prospects is not consistent with our expectations, or (3) shareholders react negatively to the effect that the purchase of John D. Marketing’s assets will have on our business.

The market price of our common stock may fluctuate significantly due to the acquisition.

The market price and trading volume of our common stock has and may vary significantly between the date of the term sheet for the acquisition and the completion of the acquisition. These variations may be caused by, among other factors, responses to the risk factors described in this proxy statement, market expectations of the likelihood that the acquisition will be completed and the timing of its completion, the market’s perception of the merits of the acquisition or the prospects for the combined company’s post-acquisition operations, or reasons unrelated to the combined company’s performance, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.

The total number of shares to be issued by us as the acquisition consideration, and the resulting dilution that you will experience because of it, cannot be determined until the end of the earn out period.

Under the terms of the purchase agreement, we will issue 256,926 shares of our common stock to John D. Marketing at the closing of the acquisition. While following the acquisition, your shares will each represent a piece of a larger company, our issuance of the shares to John D. Marketing at closing will result in dilution to you in terms of your ownership percentages — from [            ] of the outstanding shares held by our current shareholders other than Mr. Osborne prior to the acquisition to [            ] after, assuming that there will be no earn out payments during the earn out period.

The acquisition consideration may be increased, however, after the closing of the acquisition depending on the EBITDA that the Continuing Company achieves for each of the five years following the closing. Consequently, we will not know the total number of shares to be issued by us as the acquisition consideration until the end of the fifth year following the closing of the acquisition because of the possibility of issuing earn out shares. Because there is no limitation on the annual or total payment of the earn out amount if the Continuing Company exceeds the EBITDA target during the earn out period, the dilution that you may experience as a result of the potential issuance of the earn out shares may be substantial.

The acquisition may go forward even if John D. Marketing experiences a material adverse change.

Although we have the right to not consummate the acquisition if John D. Marketing experiences a material adverse change in its financial condition, results of operations, assets or liabilities prior to the closing (subject to certain exceptions), we may elect to proceed with the acquisition despite such a material adverse change, and may do so without soliciting the approval of our shareholders. If John D. Marketing suffers a material adverse change but we still complete the acquisition, you will not have an opportunity to vote on that waiver and neither we nor our shareholders will have the benefit, if any, of the condition waived.

Intentional misrepresentations made to us by John D. Marketing could cause us to incur substantial financial obligations and harm our business.

If we were to discover that there were intentional misrepresentations made to us by the John D. Marketing or its representatives, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the purchase agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could adversely affect our financial condition and harm our business.

The outcome of the litigation with RBS Citizens could delay the acquisition and may have a material adverse effect on our stock price.

On June 20, 2012, RBS Citizens filed a lawsuit against us and Richard Osborne. In an effort to collect on judgments obtained against Mr. Osborne, the complaint seeks (1) an order requiring us to pay over to RBS Citizens any proceeds payable to Mr. Osborne as part of the acquisition of John D. Marketing, (2) the imposition of a constructive trust on dividends or assets that Mr. Osborne might receive as part of the acquisition of John D. Marketing and (3) an injunction preventing the acquisition of John D. Marketing’s assets. Although we are contesting this matter, we cannot guarantee the outcome of the litigation.

In the event that RBS is entitled to the proceeds payable to Mr. Osborne as part of the acquisition of John D. Marketing, then a significant number of shares of our common stock may be sold in the open market. The market may react negatively to such a sale and the value of our stock price may decline. Moreover, if the court delays the consummation of the acquisition until these issues are decided or if RBS Citizens is ultimately successful on the injunction claim, the acquisition will be delayed or may not occur and we may lose some or all of the intended or perceived benefits of the acquisition which could cause our stock price to decline and harm our business.

If we are not able to integrate John D. Marketing’s operations into a cohesive operating unit with ours in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.

The success of the acquisition will depend, in part, on our ability to realize the growth opportunities and synergies of combining the operations of John D. Marketing with ours and our ability to effectively utilize the additional resources we will have following the acquisition. The acquisition involves risks related to the integration, synergies and management of the operations and personnel of John D. Marketing. The integration of the management, operations, products, services and accounting of John D. Marketing may involve unforeseen difficulties. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses, which could have a material adverse effect on our business, financial condition and operating results.

We may experience an adverse effect on our revenues if John D. Marketing is not the successful bidder for various gas purchase agreements with our Ohio subsidiaries.

John D. Marketing had various gas purchase agreements with our Ohio subsidiaries that accounted for 52% of John D. Marketing’s revenues in 2011. Pursuant to the stipulation issued by the PUCO in October 2011, these agreements were terminated and are subject to an annual competitive bid process in which John D. Marketing will participate. We cannot guarantee that John D. Marketing will be the successful bidder for these new gas purchase agreements. If John D. Marketing is not the successful bidder, its revenues and value to us will be negatively impacted.

The acquisition will result in significant costs to us, whether or not it is completed, which could result in a reduction in our income and cash flows.

We will be required to pay our costs related to the acquisition even if the acquisition is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs will be significant. All of these costs will be incurred whether or not the acquisition is completed.

Because the valuation of John D. Marketing is based on certain financial projections about future results and projections are subject to inherent risks and uncertainties, John D. Marketing may receive acquisition consideration that is greater than the fair market value of the purchased assets.

John D. Marketing’s management team provided financial forecasts to us in connection with its consideration of the sale of substantially all of its assets. John D. Marketing has no publicly-traded securities. As a result, no public market valuations of John D. Marketing were available to us, our board and our independent financial advisor, CC Capital Advisors, for purposes of evaluating the transactions contemplated under the purchase agreement. This is why we, our board and CC Capital Advisors had to rely on John D. Marketing’s projections for purposes of valuing John D. Marketing and agreeing on the purchase price set forth in the purchase agreement. Our valuation is not necessarily indicative of the actual value of John D. Marketing. Accordingly, if John D. Marketing’s actual financial results in the future are lower than the projections we relied upon, the acquisition consideration may be greater than the fair market value of the purchased assets.

We can give no assurance that the financial projections we relied upon are accurate and will be met in the future because the projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond John D. Marketing’s and our control. As a result, actual results may differ materially from these projections. It is expected that there will be differences between actual and projected results since the projections cover multiple years and such information by its nature becomes less reliable with each successive year.

Our ability to pay future cash dividends to our shareholders, if any, and their amounts, will be dependent on the ability of our operating subsidiaries to pay dividends to Gas Natural and the ability of John D. Marketing to generate sufficient earnings to cover the increase in our dividend requirements stemming from the issuance of shares as acquisition consideration.

As a holding company, we will rely on dividends from our operating subsidiaries to fund dividends to our shareholders. Therefore, payment of future cash dividends, if any, and their amounts, will be dependent, among other things, on the ability of our operating subsidiaries, including John D. Marketing, to pay dividends to Gas Natural. Moreover, the issuance of shares of our common stock as consideration for the purchase of the assets of John D. Marketing will have the result of increasing Gas Natural’s dividend requirements. Consequently, if the earnings of John D. Marketing are not adequate to cover such increases, we may not be able to pay future cash dividends to our shareholders in the current amounts or at all.

John D. Marketing is a party to certain agreements with companies owned or controlled by Mr. Osborne and may enter into additional agreements in the future.

John D. Marketing is a party to various agreements with respect to gas purchases, sales, and transportation with other entities owned or controlled by Mr. Osborne. These arrangements create inherent conflicts of interest, although we believe the terms that John D. Marketing receives are competitive with those it would receive from unaffiliated companies. For additional information regarding these agreements, please see “— Interests of Certain Persons in Matters to be Acted Upon.”

Certain of our directors, executive officers and shareholders have interests that are in addition to those of other shareholders, which may influence them to support the acquisition.

Certain of our directors, executive officers and shareholders have interests in the acquisition that are in addition to yours, which may influence them to support the acquisition. These are described under “— Interests of Certain Persons in Matters to be Acted Upon.”

Concentration of share ownership by our largest shareholder may prevent other shareholders from influencing significant corporate decisions.

Mr. Osborne, our chairman of the board and chief executive officer, is a manager and owns 85.93% of John D. Marketing through the Osborne Trust. If the acquisition is completed, John D. Marketing will receive 256,926 shares of our common stock on the closing date. Therefore, Mr. Osborne would be deemed to be the beneficial owner of all of these shares as a result of his ownership interest in John D. Marketing. Mr. Osborne’s stock ownership in Gas Natural will increase from approximately [    ]% currently to approximately [    ]% after completion of the acquisition. Mr. Osborne’s beneficial ownership may increase significantly due to the earn out shares, assuming that John D. Marketing meets the financial goals set forth in the purchase agreement. As a result, Mr. Osborne will have the ability to exert significant influence over matters requiring approval by our shareholders, including the election and removal of directors, and on the outcome of corporate actions, including a change of control on the company, a business combination involving the company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock. This concentration of ownership could be disadvantageous to other shareholders with differing interests from Mr. Osborne.

The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the acquisition may result in a conflict of interest when determining whether such changes to the terms of the acquisition or waivers of conditions are appropriate and in our shareholders’ best interest.

In the period leading up to the closing of the acquisition, events may occur that, pursuant to the purchase agreement, would require us to agree to amendments to the purchase agreement, to consent to certain actions taken by John D. Marketing or to waive rights that we are entitled to under the purchase agreement. Such events could arise because of changes in the course of John D. Marketing’s business, a request by John D. Marketing to undertake actions that would otherwise be prohibited by the terms of the purchase agreement or the occurrence of other events that would have a material adverse effect on John D. Marketing’s business and would entitle us to terminate the purchase agreement. In any of such circumstances, we would have the discretion to grant our consent or waive our rights. The existence of the financial and personal interests of the directors or officers described in the preceding risk factor may result in a conflict of interest on the part of one or more of the directors or officers between what he may believe is best for Gas Natural and what he may believe is best for himself in determining whether or not to take the requested action.

Transaction-related accounting impairment and amortization charges may delay and reduce our profitability.

Under generally accepted accounting principles, the acquired assets and assumed liabilities of John D. Marketing will be recorded on our books post-acquisition at their fair values at the date the acquisition is completed, including the estimated liability related to the earn out. Any excess of the value of the consideration paid by us at the date the acquisition is completed over the fair value of the identifiable tangible and intangible assets of

John D. Marketing will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). Under current accounting standards, intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives, which will affect our post-acquisition profitability over several years beginning in the period in which the acquisition is completed. Goodwill will be tested at a minimum on an annual basis for impairment, which may result in additional accounting impairment charges.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. After the acquisition, our Section 404 evaluation will need to include the internal controls of John D. Marketing and our disclosure controls and procedures will need to expand to encompass the activities of John D. Marketing’s business. John D. Marketing has not previously had to evaluate and publicly report on their internal control over financial reporting. If management identifies any material weakness in John D. Marketing’s internal controls that are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our common stock post-acquisition.

PROPOSAL 6 — PROPOSAL TO APPROVE ISSUANCE OF SHARES

OF OUR COMMON STOCK AS CONSIDERATION FOR THE PURCHASE OF THE

ASSETS OF JOHN D. MARKETING

Reasons for the Proposal

We are asking you to approve the issuance of shares of our common stock as acquisition consideration to John D. Marketing in accordance with the purchase agreement so that we may complete the acquisition.

Our common stock is traded on NYSE MKT Exchange. Therefore, issuances of our common stock are subject to the NYSE MKT Rules. Under Rule 712(a), we must seek shareholder approval as a prerequisite to listing additional shares to be issued as consideration for an acquisition of the assets of another company when (1) any director, officer or 5% or greater shareholder of Gas Natural has a 5% or greater interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the acquisition and (2) the potential issuance of our common stock in connection with the acquisition would result in an increase in our outstanding common stock of 5% or more. Richard Osborne is a director, officer and greater than 5% shareholder of Gas Natural and is more than a 5% owner of John D. Marketing. As of the record date, we had [            ] shares outstanding. Based on this number, the number of shares to be issued by us to John D. Marketing as initial consideration at closing (256,926) for substantially all of the assets of John D. Marketing will equal approximately [    ]% of our outstanding common stock on a pre-issuance basis, based on the number of shares that we had outstanding as of the record date. This number could go up significantly if we take into account the number of earn out shares that may be issued as additional acquisition consideration to John D. Marketing if certain financial targets are met each of the five years following the closing of the acquisition. As a result, unless we obtain the requisite shareholder approval, our issuance of common stock as acquisition consideration to John D. Marketing pursuant to the purchase agreement would be deemed a violation by NYSE MKT of the foregoing provision of Rule 712.

In addition, Rule 712(b) requires shareholder approval with respect to issuances of common stock when the present or potential issuance of common stock would exceed 20% of the number of the total shares outstanding on a pre-transaction basis. Therefore, even if Mr. Osborne was not a shareholder of Gas Natural, the acquisition of John D. Marketing and the issuance of shares of our common stock as acquisition consideration would require shareholder approval because this issuance, including the issuance of the earn out shares, could lead to a higher than 20% of our outstanding common stock on a pre-issuance basis, based on the number of shares that we had outstanding as of the record date. In the absence of shareholder approval, our issuance could be a violation of this rule as well.

Number of Shares to be Issued

Subject to shareholder approval, we will issue approximately 256,926 shares of our common stock at closing. Pursuant to the purchase agreement, the initial consideration is set at $2,875,000 and the price per share is $11.19. We may also issue additional shares to John D. Marketing if the Continuing Company meets or exceeds the EBITDA target each year for the five years following the closing of the acquisition. If the Continuing Company’s EBITDA post-closing equals $810,432, then we will pay to John D. Marketing an earn out amount of $575,000 for that year, or $2,875,000 in total over the five year period, if the Continuing Company’s meets the target EBITDA every year for each of the five years. If the actual EBITDA of the Continuing Company exceeds $810,432 for a year, then we will pay to John D. Marketing an earn out amount equal to the Continuing Company’s actual EBITDA for that year divided by $810,432 and then multiplied by $575,000. There is no limitation on the annual or total payment of the earn out amount. However, if the Continuing Company’s actual EBITDA for a certain year is less than $810,432, then no earn out amount will be payable for that year. The share price to be used to determine the number of shares to be issued for any earn out payments will be the average closing price of our common stock for the twenty trading days preceding the issuance of stock for that earn out payment.

Considering the above, the exact number of earn out shares that will be issued to John D. Marketing will be determined at each fiscal year end, after the EBITDA target of the Continuing Company has been determined. At that time, if applicable, we will calculate the number of shares to be issued to John D. Marketing by following the formulas explained above. The table below is presented for example purposes only and it illustrates how the number of earn out shares would be calculated assuming that the average closing price of our common stock for the twenty trading days preceding the issuance of such stock is $11.19 per share each year during the earn out period assuming we complete the acquisition in 2012.

Earn Out Period December 31	Continuing Company EBITDA Target	Actual Continuing Company EBITDA	Earn-Out Amount	Number of Earn-Out Shares (Assuming a Price per Share of $11.19 each year)
2013	$810,432	$810,431	—	—
2014	$810,432	$810,432	$575,000	51,385
2015	$810,432	$972,518	$690,000	61,662
2016	$810,432	$1,620,864	$1,150,000	102,771
2017	$810,432	$4,052,160	$2,875,000	256,926

TOTAL			$5,290,000	472,744

As the table above shows, the total number of earn out shares may vary and it cannot be determined at this point in time. For this reason, the board is asking you to approve the issuance of all shares that are necessary for us to comply with the provisions of the purchase agreement.

Per Share Market Price Information

Our common stock trades on the NYSE MKT under the symbol “EGAS.”

The following table sets forth, for the periods indicated, the range of high and low prices for our common stock from the NYSE MKT Equities:

	High	Low
Year ending December 31, 2012
First Quarter	$11.68	$11.14
Second Quarter	$11.60	$9.54
Year ending December 31, 2011
First Quarter	$11.73	$10.40
Second Quarter	$11.83	$11.09
Third Quarter	$11.87	$10.54
Fourth Quarter	$11.42	$10.85
Year ending December 31, 2010
First Quarter	$9.86	$9.30
Second Quarter	$11.85	$9.76
Third Quarter	$11.95	$9.86
Fourth Quarter	$11.21	$9.63

On April 23, 2012, the last full trading day prior to the public announcement of our proposed purchase of the assets of John D. Marketing, the closing price of our common stock was $11.04. On August 17, 2012, the last full trading day prior to our filing of the Form 8-K with the SEC which announced the execution of the purchase

agreement, the closing price of our common stock was $9.90. On [                    ], 2012, the latest practicable date before the printing of this proxy statement, the closing price of our common stock was $[        ]. On the record date, there were approximately [            ] shareholders of record.

Information with respect to the market price of John D. Marketing’s membership interests is not provided because there is no established market for shares of John D. Marketing.

Dividend Policy

Ever since January of 2010, we have paid a monthly dividend of $0.045 per share.

Restrictions on Payment of Dividends

For information on loan covenants and restrictions contained in our debt documents regarding dividend payments, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Changes in Ownership of Our Common Stock Following the Proposed Issuance

As of the record date, non-affiliates owned [    ]% and Mr. Osborne beneficially owned [    ]% of our outstanding common stock. Based on those ownership percentages, immediately following the acquisition and our issuance of the initial number of shares of common stock to John D. Marketing at closing, the same non-affiliates would own [    ]% and Mr. Osborne would beneficially own [    ]% of our outstanding common stock. This percentage would go up during the earn out period assuming that the Continuing Company meets or exceeds the EBITDA target during such period.

Required Vote

Approval of this proposal requires the vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting.

Pursuant to NYSE MKT Rule 712, we must obtain shareholder approval of our issuance of shares of common stock as purchase consideration to John D. Marketing prior to issuance and, pursuant to the terms of the purchase agreement, we must obtain such approval as a condition to the closing of the acquisition. Therefore, if this proposal is not approved, we will not be able to complete the acquisition on the terms currently contemplated by the purchase agreement.

Recommendation of Our Board of Directors

Our board of directors, except for Messrs. Richard Osborne, Gregory Osborne and Smith, who did not participate, unanimously approved our execution of the purchase agreement, and believes that the transactions pursuant to the terms of the purchase agreement, including our proposed issuance of common stock as purchase consideration, is in our and our shareholders’ best interests. For a description of the factors considered by the special committee and our board in making their determination with respect to the acquisition, please see “— Reasons For the Acquisition and Recommendations of the Special Committee and of our Board of Directors” beginning on page 49.

Our board of directors recommends that you vote FOR the proposal to approve the issuance of the shares of our common stock as consideration for the acquisition of the assets of John D. Marketing.

PROPOSAL 7 — TO APPROVE THE ADJOURNMENT OR

POSTPONEMENT OF THE ANNUAL MEETING

If, at the time of the annual meeting, there are insufficient votes to adopt any of the other proposals, the person presiding at the annual meeting may move to adjourn the annual meeting in order to enable us to continue to solicit additional proxies in favor of any proposal. In that event, you will be asked to vote only upon the Adjournment Proposal at that session of the annual meeting, and the remaining proposals would be voted upon at an adjourned session of the annual meeting. The annual meeting may be postponed or adjourned on multiple occasions.

The board of directors believes that if the number of shares of Gas Natural’s common stock present or represented at the annual meeting and voting in favor of any proposal is insufficient to approve that proposal, it may be in the best interests of Gas Natural and its stockholders to continue to seek to obtain a sufficient number of additional votes to approve that proposal.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes properly cast at the annual meeting for and against this proposal.

The board of directors recommends that you vote FOR the proposal to approve the adjournment or postponement of the annual meeting.

INFORMATION ABOUT GAS NATURAL INC.

Overview

Gas Natural is a natural gas company, primarily operating local distribution companies in seven states and serving approximately 70,000 customers. Our natural gas utility subsidiaries are Bangor Gas Company (Maine), Brainard Gas Corp. (Ohio), Cut Bank Gas Company (Montana), Energy West, Incorporated (Montana and Wyoming), Frontier Natural Gas (North Carolina), Northeast Ohio Natural Gas Corporation (Ohio), Orwell Natural Gas Company (Ohio and Pennsylvania) and Public Gas Company (Kentucky). Our operations also include production and marketing of natural gas, gas pipeline transmission and gathering and propane operations. Approximately 88% of our revenues in the three and six months ended June 30, 2012 were derived from our natural gas utility operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the Condensed Consolidated Financial Statements and Notes thereto attached as Annex G to this proxy statements and our Annual Report on Form 10-K for the year ended December 31, 2011 accompanying this proxy statement. Results of operations for interim periods are not necessarily indicative of results to be attained for any future period.

The following summarizes the critical events that impacted our results of operations during the three and six months ended June 30, 2012:

•	Warm weather in our weather sensitive service territories caused gross margin and net income from natural gas operations to decrease as compared to the comparable periods for the prior year.

•	Our recently acquired propane operations returned a net loss for the current quarter and six month period.

•

Our interest expense increased primarily as the result of our Ohio subsidiaries refinancing their debt in May 2011. There were loans paid off in preparation of the refinancing in 2011 and therefore a lower amount of debt was outstanding. In addition, the average balance on our Bank of America line of credit was higher during the current period.

•	We had increased costs related to completed and potential acquisitions in our corporate and other segment.

Our historical financial statements reflect the following reportable business segments: Natural Gas Operations, Marketing and Production Operations, Pipeline Operations and Corporate and Other. In addition, the financial statements now reflect a new segment for Propane Operations as a result of the new subsidiary, Independence Oil, LLC, in connection with its acquisition in 2011.

Three Months Ended June 30, 2012 Compared with Three Months Ended June 30, 2011

Net Income (Loss) — Net loss for the three months ended June 30, 2012 was $724,000, or $0.09 per diluted share, compared to a net income of $360,000, or $0.04 per diluted share for the three months ended June 30, 2011, a decrease of $1,084,000. Net income from our natural gas operations decreased by $401,000, due primarily to warm weather in our weather sensitive service territories. Net income from our gas marketing and production operations decreased by $60,000 to a loss of $36,000. Net income from our pipeline operations decreased by $4,000. Our recently acquired propane operations returned a net loss of $156,000. Net loss from our corporate and other segment increased by $463,000 to a loss of $514,000.

Revenues — Revenues decreased by $4,167,000 to $14,506,000 for the three months ended June 30, 2012 compared to $18,673,000 for the same period in 2011. The decrease was primarily attributable to a natural gas revenue decrease of $4,294,000 due to warm weather in all of our weather sensitive service territories, a decrease of $436,000 in the revenue from our marketing and production operation due to lower prices received for volumes sold and produced, offset by revenue from our recently acquired propane operations segment of $561,000.

Gross Margin — Gross margin decreased by $100,000 to $7,789,000 for the three months ended June 30, 2012 compared to $7,889,000 for the same period in 2011. Our natural gas operation’s margins decreased $165,000, due to the warm weather and offset somewhat by increased margin from customer growth in our Maine and North Carolina markets. Gross margin from our marketing and production operations decreased $78,000. Our propane operations returned gross margin of $143,000.

Operating Expenses — Operating expenses, other than cost of sales, increased by $880,000 to $7,778,000 for the three months ended June 30, 2012 compared to $6,898,000 for the same period in 2011. The propane operations segment accounted for $432,000 of the increase and the newly acquired Public Gas Company, Inc (PGC) accounted for $107,000 of the increase. Increases in depreciation due to increased capital expenditures in the natural gas segment totaled $140,000. The remainder is primarily the result of increases in costs for professional services.

Other Income (Expense), net — Other income (expense) increased by $54,000 to $232,000 for the three months ended June 30, 2012 compared to $178,000 for the same period in 2011. The increase is a result of our natural gas operations increased income by $163,000 due to additional service sales, our propane operations contributed other income of $50,000, offset by our corporate and other operations increased expenses by $150,000.

Acquisition Expense — Acquisition expense increased by $409,000 to $425,000 for the three months ended June 30, 2012 compared to $16,000 for the same period in 2011. The increase is primarily the result of the cost related to various growth opportunities including $213,000 for potential expansion of natural gas into new states and $140,000 related to the proposed acquisition of John D. Marketing.

Stock Sale Expense — Stock sale expense increased by $209,000 to $255,000 for the three months ended June 30, 2012 compared to $46,000 for the same period in 2011. The increase is due to the expenses paid in connection with our chief executive officer’s stock sale which was mainly completed during the three months ended June 30, 2012.

Interest Expense — Interest expense increased by $133,000 to $626,000 for the three months ended June 30, 2012 compared to $493,000 for the same period in 2011. The increase is primarily the result of our Ohio subsidiaries refinancing their debt in May 2011. There were loans paid off in preparation of the refinancing and therefore a lower amount of debt was outstanding during the three months ended June 30, 2011. In addition, the balance on our Bank of America and Yadkin Valley Bank lines of credit averaged $16,788,000 and $270,000 during the three months ended June 30, 2012, compared to $9,910,000 and $0 during the 2011 period, causing additional interest expense.

Income Tax Benefit (Expense) — Income tax benefit (expense) decreased by $575,000 to a benefit of $341,000 for the three months ended June 30, 2012 compared to an expense of $234,000 for the same period in 2011. The decrease is primarily due to the reduction in pre-tax income.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

Net Income — Net income for the six months ended June 30, 2012 was $2,559,000, or $0.31 per diluted share, compared to a net income of $4,635,000, or $0.57 per diluted share for the six months ended June 30, 2011, a decrease of $2,076,000. Net income from our natural gas operations decreased by $1,307,000, due primarily to warm weather in our weather sensitive service territories. Net income from our gas marketing and production operations decreased by $49,000. Net income from our pipeline operations decreased by $4,000. Our propane operations incurred a net loss of $251,000. Net loss from our corporate and other segment increased by $465,000 to a loss of $623,000.

Revenues — Revenues decreased by $10,546,000 to $48,278,000 for the six months ended June 30, 2012 compared to $58,824,000 for the same period in 2011. The decrease was primarily attributable to a natural gas revenue decrease of $12,666,000 due to warm weather in all of our weather sensitive service territories, a decrease of $354,000 in the revenue from our marketing and production operation due to lower prices received for volumes sold and produced, offset by revenue from our recently acquired propane operations segment of $2,471,000.

Gross Margin — Gross margin decreased by $426,000 to $21,498,000 for the six months ended June 30, 2012 compared to $21,924,000 for the same period in 2011. Our natural gas operation’s margins decreased $1,057,000, due to the warm weather and offset somewhat by increased margin from customer growth in our Maine and North Carolina markets. Gross margin from our propane operations returned gross margin of $621,000 and our marketing and production operations increased $9,000.

Operating Expenses — Operating expenses, other than cost of sales, increased by $1,742,000 to $15,506,000 for the six months ended June 30, 2012 compared to $13,764,000 for the same period in 2011. The propane operations segment contributed $998,000 of the increase and the newly acquired PGC accounted for $107,000 of the increase. Increases in depreciation due to increased capital expenditures in the natural gas segment totaled $283,000. The remainder is primarily the result of increases in costs for professional services.

Other Income (Expense), net — Other income (expense) increased by $18,000 to $351,000 for the six months ended June 30, 2012 compared to $333,000 for the same period in 2011. The increase is a result of our natural gas operations increased income by $81,000 due to increased service sales, our marketing and production operations decreasing expenses by $80,000, offset by our propane operations contributed other expense of $22,000 and our corporate and other operations increased expenses by $131,000.

Acquisition Expense — Acquisition expense increased by $560,000 to $616,000 for the three months ended June 30, 2012 compared to $56,000 for the same period in 2011. The increase is primarily the result of the cost related to various growth opportunities including $243,000 for potential expansion of natural gas into new states and $250,000 related to the proposed acquisition of John D. Marketing.

Stock Sale Expense — Stock sale expense increased by $209,000 to $255,000 for the three months ended June 30, 2012 compared to $46,000 for the same period in 2011. The increase is due to the expenses paid in connection with our chief executive officer’s stock sale which was mainly completed during the three months ended June 30, 2012.

Interest Expense — Interest expense increased by $384,000 to $1,290,000 for the six months ended June 30, 2012 compared to $906,000 for the same period in 2011. The increase is primarily the result of our Ohio subsidiaries refinancing their debt in May 2011. There were loans paid off in preparation of the refinancing and therefore a lower amount of average debt was outstanding during the six months ended June 30, 2011. In addition, the balance on our Bank of America and Yadkin Valley Bank lines of credit averaged $18,372,000 and $135,000 during the six months ended June 30, 2012, compared to $11,879,000 and $0 during the 2011 period, causing additional interest expense.

Income Tax Expense — Income tax expense decreased by $1,149,000 to $1,618,000 for the six months ended June 30, 2012 compared to $2,767,000 for the same period in 2011. The decrease is primarily due to the reduction in pre-tax income.

Net Income (Loss) by Segment and Service Area

The components of net income (loss) for the three and six months ended June 30, 2012 and 2011 are:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Natural Gas Operations
Energy West Montana (MT)	$(22)	$283	$658	$1,147
Energy West Wyoming (WY)	(78)	(2)	160	313
Frontier Natural Gas (NC)	297	262	872	925
Bangor Gas (ME)	245	274	1,110	1,142
Ohio Companies (OH)	(450)	(457)	545	1,092
Public Gas Company (KY)	(33)	—	(33)	—

Total Natural Gas Operations	$(41)	$360	$3,312	$4,619
Marketing & Production Operations	(36)	24	60	109
Pipeline Operations	23	27	61	65
Propane Operations	(156)	—	(251)	—

	(210)	411	3,182	4,793
Corporate & Other	(514)	(51)	(623)	(158)

Consolidated Net Income (Loss)	$(724)	$360	$2,559	$4,635

The following highlights our results by operating segments:

NATURAL GAS OPERATIONS

Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Natural Gas Operations
Operating revenues	$12,801	$17,095	$42,649	$55,315
Gas Purchased	5,447	9,576	22,684	34,293

Gross Margin	7,354	7,519	19,965	21,022
Operating expenses	6,992	6,617	13,721	13,233

Operating income	362	902	6,244	7,789
Other income	295	132	409	328

Income before interest and taxes	657	1,034	6,653	8,117
Interest expense	(593)	(467)	(1,230)	(854)

Income before income taxes	64	567	5,423	7,263
Income tax expense	(105)	(207)	(2,111)	(2,644)

Net Income (Loss)	$(41)	$360	$3,312	$4,619

Operating Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Full Service Distribution Revenues
Residential	$4,786	$7,207	$18,534	$25,811
Commercial	5,389	7,250	17,966	23,311
Industrial	136	262	398	487
Other	47	43	70	79

Total full service distribution	10,358	14,762	36,968	49,688

Transportation	2,155	2,045	5,106	5,052
Bucksport	288	288	575	575

Total operating revenues	$12,801	$17,095	$42,649	$55,315

Utility Throughput

	Three Months Ended June 30,		Six Months Ended June 30,
(in million cubic feet (MMcf))	2012	2011	2012	2011
Full Service Distribution
Residential	567	737	2,377	2,899
Commercial	738	882	2,375	2,829
Industrial	31	44	84	84

Total full service	1,336	1,663	4,836	5,812

Transportation	2,380	1,883	5,332	4,568
Bucksport	3,253	2,988	6,914	6,789

Total Volumes	6,969	6,534	17,082	17,169

Heating Degree Days

A heating degree day is a measure designed to reflect the demand for energy needed for heating, based on the extent to which the daily average temperature falls below a reference temperature which no heating is required, usually 65 degrees Fahrenheit.

	Normal	Three Months Ended June 30,		Percent (Warmer) Colder 2012 Compared to
		2012	2011	Normal	011
Great Falls, MT	1,212	1,090	1,498	(10.07%)	(27.24%)
Cody, WY	1,072	905	1,408	(15.58%)	(35.72%)
Bangor, ME	1,072	952	1,052	(11.19%)	(9.51%)
Elkin, NC	337	361	318	7.12%	13.52%
Youngstown, OH	825	669	711	(18.91%)	(5.91%)

		Six Months Ended June 30,		Percent (Warmer) Colder 2012 Compared to
	Normal	2012	2011	Normal	2011
Great Falls, MT	4,392	4,004	5,160	(8.83%)	(22.40%)
Cody, WY	4,102	3,643	4,685	(11.19%)	(22.24%)
Bangor, ME	4,807	4,225	4,860	(12.11%)	(13.07%)
Elkin, NC	2,454	1,977	2,414	(19.44%)	(18.10%)
Youngstown, OH	3,943	3,082	4,019	(21.84%)	(23.31%)

Three Months Ended June 30, 2012 Compared with Three Months Ended June 30, 2011

Revenues and Gross Margin — Revenues decreased by $4,294,000 to $12,801,000 for the three months ended June 30, 2012 compared to $17,095,000 for the same period in 2011. This decrease is the result of the following factors:

1)	Revenue from our Montana and Wyoming markets decreased $3,099,000 on a volume decrease of 238 MMcf in the three months ended June 30, 2012 compared to the three months ended June 30, 2011.

2)	Revenue from our Maine and North Carolina markets increased by $229,000 on a volume increase from full service and transportation customers of 123 MMcf in the three months ended June 30, 2012 compared to the three months ended June 30, 2011.

3)	Revenues from our Ohio market decreased $1,525,000. Revenue to full service customers decreased $1,550,000 on a volume decrease of 150 MMcf in the three months ended June 30, 2012 compared to the three months ended June 30, 2011.

4)	The recently acquired PGC accounted for $101,000 of additional revenue.

Gas purchased decreased by $4,129,000 to $5,447,000 for the three months ended June 30, 2012 compared to $9,576,000 for the same period in 2011. The decrease is due primarily to the decrease in sales volumes. Our gas costs are passed on dollar for dollar to our customers under tariffs regulated by the various commissions in the jurisdictions in which we operate. Our gas costs are subject to periodic audits and prudency reviews in all of these jurisdictions.

Gross margin decreased by $165,000 to $7,354,000 for the three months ended June 30, 2012 compared to $7,519,000 for the same period in 2011. Warmer weather in our weather sensitive markets in 2012, both compared to normal and compared to 2011, is the primary driver of the decrease in gross margin. The decrease is offset by increased gross margin due to customer growth in our Maine and North Carolina markets. Our Ohio market accounted for $261,000 of the decrease, and Montana and Wyoming for $427,000, offset by an increase in Maine and North Carolina of $471,000 and the gross margin from PGC of $52,000.

Earnings — The Natural Gas Operations segment’s loss for the three months ended June 30, 2012 was $41,000, or $0.005 per diluted share, compared to earnings of $360,000, or $0.044 per diluted share for the three months ended June 30, 2011.

Operating expenses increased by $375,000 to $6,992,000 for the three months ended June 30, 2012 compared to $6,617,000 for the same period in 2011. Depreciation increased by $140,000 due to increased capital expenditures and operating expenses from the newly acquired PGC accounted for $107,000 of additional expenses. The remainder is due to increases in distribution, general and administrative expenses, primarily professional services.

Other income increased by $163,000 to $295,000 for the three months ended June 30, 2012 compared to $132,000 for the same period in 2011. The increase is primarily due to increased service sales.

Interest expense increased by $126,000 to $593,000 for the three months ended June 30, 2012 compared to $467,000 for the same period in 2011. The increase is primarily the result of our Ohio subsidiaries refinancing their debt in May 2011. There were loans paid off in preparation of the refinancing and therefore a lower amount of debt was outstanding during the three months ended June 30, 2011. In addition, the balance on our Bank of America and Yadkin Valley Bank lines of credit averaged $16,788,000 and $270,000 during the three months ended June 30, 2012, compared to $9,910,000 and $0 during the 2011 period, causing additional interest expense. Income tax expense decreased by $102,000 to $105,000 for the three months ended June 30, 2012 compared to $207,000 for the same period in 2011. The decrease is primarily due to the reduction in pre-tax income.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

Revenues and Gross Margin — Revenues decreased by $12,666,000 to $42,649,000 for the six months ended June 30, 2012 compared to $55,315,000 for the same period in 2011. This decrease is the result of the following factors:

1)	Revenue from our Montana and Wyoming markets decreased $6,368,000 on a volume decrease of 631 MMcf in the six months ended June 30, 2012 compared to the six months ended June 30, 2011.

2)	Revenue from our Maine and North Carolina markets increased by $261,000 on a volume increase from full service and transportation customers of 236 MMcf in the six months ended June 30, 2012 compared to the six months ended June 30, 2011.

3)	Revenues from our Ohio market decreased $6,660,000. Revenue to full service customers decreased $6,669,000 on a volume decrease of 483 MMcf in the six months ended June 30, 2012 compared to the six months ended June 30, 2011.

4)	The recently acquired PGC accounted for $101,000 of additional revenue.

Gas purchased decreased by $11,609,000 to $22,684,000 for the six months ended June 30, 2012 compared to $34,293,000 for the same period in 2011. The decrease is due primarily to the decrease in sales volumes. Our gas costs are passed on dollar for dollar to our customers under tariffs regulated by the various commissions in the jurisdictions in which we operate. Our gas costs are subject to periodic audits and prudency reviews in all of these jurisdictions.

Gross margin decreased by $1,057,000 to $19,965,000 for the six months ended June 30, 2012 compared to $21,022,000 for the same period in 2011. Warmer weather in 2012, both compared to normal and compared to 2011, is the primary driver of the decrease in gross margin. The decrease is offset somewhat by increased gross margin due to customer growth in our Maine and North Carolina markets. Our Ohio market accounted for $1,033,000 of the decrease, and Montana and Wyoming for $856,000, offset by an increase in Maine and North Carolina of $780,000 and the gross margin from PGC of $52,000.

Earnings — The Natural Gas Operations segment’s income for the six months ended June 30, 2012 was $3,312,000, or $0.406 per diluted share, compared to $4,619,000, or $0.566 per diluted share for the six months ended June 30, 2011.

Operating expenses increased by $488,000 to $13,721,000 for the six months ended June 30, 2012 compared to $13,233,000 for the same period in 2011. Depreciation increased by $140,000 due to increased capital expenditures and operating expenses from the newly acquired PGC accounted for $107,000 of additional expenses. The remainder is due primarily to professional services increases in distribution, general and administrative expenses.

Other income increased by $81,000 to $409,000 for the six months ended June 30, 2012 compared to $328,000 for the same period in 2011. The increase is primarily due to increased service sales.

Interest expense increased by $376,000 to $1,230,000 for the six months ended June 30, 2012 compared to $854,000 for the same period in 2011. The increase is primarily the result of our Ohio subsidiaries refinancing their debt in May 2011. There were loans paid off in preparation of the refinancing and therefore a lower amount of average debt was outstanding during the six months ended June 30, 2011. In addition, the balance on our Bank of America and Yadkin Valley Bank lines of credit averaged $18,372,000 and $135,000 during the six months ended June 30, 2012, compared to $11,879,000 and $0 during the 2011 period, causing additional interest expense.

Income tax expense decreased by $537,000 to $2,111,000 for the six months ended June 30, 2012 compared to $2,644,000 for the same period in 2011. The decrease is primarily due to the reduction in pre-tax income.

MARKETING AND PRODUCTION OPERATIONS

Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Marketing and Production Operations
Operating revenues	$1,040	$1,476	$2,947	$3,301
Gas Purchased	850	1,208	2,245	2,608

Gross Margin	190	268	702	693
Operating expenses	220	188	552	387

Operating income (loss)	(30)	80	150	306
Other expense	(2)	(20)	(3)	(83)

Income (loss) before interest and taxes	(32)	60	147	223
Interest expense	(26)	(22)	(47)	(45)

Income (loss) before income taxes	(58)	38	100	178
Income tax benefit (expense)	22	(14)	(40)	(69)

Net Income (Loss)	$(36)	$24	$60	$109

Three Months Ended June 30, 2012 Compared with Three Months Ended June 30, 2011

Revenues and Gross Margin — Revenues decreased by $436,000 to $1,040,000 for the three months ended June 30, 2012 compared to $1,476,000 for the same period in 2011. $330,000 of this decrease is due to lower prices received for volumes sold in our marketing operation, and $106,000 is caused by a decrease in production revenues due to lower prices received for volumes produced.

Gross margin decreased by $78,000 to $190,000 for the three months ended June 30, 2012 compared to $268,000 for the same period in 2011. Gross margin from our production operation decreased by $137,000 due primarily to the lower prices received for volumes produced. Offsetting this is an increase in gross margin from our gas marketing operation of $60,000.

Earnings — The Marketing and Production segment’s loss for the three months ended June 30, 2012 was $36,000, or $0.004 per diluted share, compared to earnings of $24,000, or $0.003 per diluted share for the three months ended June 30, 2011.

Operating expenses increased by $32,000 to $220,000 for the three months ended June 30, 2012 compared to $188,000 for the same period in 2011. The increase is primarily due to higher fees for professional services, offset by lower accretion costs.

Other expense decreased by $18,000 to $2,000 for the three months ended June 30, 2012 compared to $20,000 for the same period in 2011. The decrease is due to the reduction in the loss from unconsolidated affiliate of $18,000.

Income tax benefit (expense) decreased by $36,000 to a benefit of $22,000 for the three months ended June 30, 2012 compared to an expense of $14,000 for the same period in 2011. The decrease is primarily due to the pre-tax loss in the 2012 period, compared to pre-tax income in the 2011 period.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

Revenues and Gross Margin — Revenues decreased by $354,000 to $2,947,000 for the six months ended June 30, 2012 compared to $3,301,000 for the same period in 2011. $200,000 of this decrease is due to lower prices received for volumes sold in our marketing operation, offset somewhat by increased sales volumes, and $154,000 is caused by a decrease in production revenues due to lower prices received for volumes produced.

Gross margin increased by $9,000 to $702,000 for the six months ended June 30, 2012 compared to $693,000 for the same period in 2011. Gross margin from gas marketing increased by $166,000 due to the increased sales volumes and is offset by a decrease in gross margin from our production operation of $157,000 due primarily to the lower prices received for volumes produced.

Earnings — The Marketing and Production segment’s earnings for the six months ended June 30, 2012 was $60,000, or $0.007 per diluted share, compared to earnings of $109,000, or $0.013 per diluted share for the six months ended June 30, 2011.

Operating expenses increased by $165,000 to $552,000 for the six months ended June 30, 2012 compared to $387,000 for the same period in 2011. The increase is primarily due to the additional estimate for uncollectible accounts.

Other expense decreased by $80,000 to $3,000 for the six months ended June 30, 2012 compared to $83,000 for the same period in 2011. The decrease is primarily due to the reduction in the loss from unconsolidated affiliate of $78,000.

Income tax expense decreased by $29,000 to $40,000 for the six months ended June 30, 2012 compared to $69,000 for the same period in 2011. The decrease is primarily due to the lower pre-tax income.

PIPELINE OPERATIONS

Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Pipeline Operations
Operating revenues	$102	$102	$209	$208
Gas Purchased	—	—	—	—

Gross Margin	102	102	209	208
Operating expenses	62	54	100	96

Operating income	40	48	109	112
Other expense	—	—	—	—

Income before interest and taxes	40	48	109	112
Interest expense	—	(3)	(6)	(7)

Income before income taxes	40	45	103	105
Income tax expense	(17)	(18)	(42)	(40)

Net Income	$23	$27	$61	$65

Three Months Ended June 30, 2012 Compared with Three Months Ended June 30, 2011

Net income decreased by $4,000 to $23,000 for the three months ended June 30, 2012 compared to $27,000 for the same period in 2011. The overall impact of the results of our pipeline operations was not material to our results of consolidated operations.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

Net income decreased by $4,000 to $61,000 for the six months ended June 30, 2012 compared to $65,000 for the same period in 2011. The overall impact of the results of our pipeline operations was not material to our results of consolidated operations.

PROPANE OPERATIONS

Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Propane Operations
Operating revenues	$561	$—	$2,471	$—
Gas Purchased	418	—	1,850	—

Gross Margin	143	—	621	—
Operating expenses	432	—	998	—

Operating loss	(289)	—	(377)	—
Other income (expense)	50	—	(22)	—

Income (loss) before interest and taxes	(239)	—	(399)	—
Interest expense	(6)	—	(6)	—

Income (loss) before income taxes	(245)	—	(405)	—
Income tax benefit	89	—	154	—

Net Loss	$(156)	$—	$(251)	$—

Three Months Ended June 30, 2012 Compared with Three Months Ended June 30, 2011

Net loss is $156,000, or $0.019 per diluted share for the three months ended June 30, 2012. The propane operations were acquired on August 1, 2011 and there are no comparative amounts for 2011.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

Net loss is $251,000, or $0.031 per diluted share for the six months ended June 30, 2012. The propane operations were acquired on August 1, 2011 and there are no comparative amounts for 2011.

CORPORATE AND OTHER OPERATIONS

Our Corporate and Other reporting segment is intended primarily to encompass the results of corporate acquisitions and other equity transactions, as well as certain other income and expense items associated with Gas Natural’s holding company functions. Therefore, it does not have standard revenues, gas purchase costs, or gross margin.

Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2012	2011	2012	2011
Corporate and Other Operations
Operating revenues	$—	$—	$—	$—
Gas Purchased	—	—	—	—

Gross Margin	—	—	—	—
Operating expenses	72	39	135	48

Operating loss	(72)	(39)	(135)	(48)
Other expense	(794)	(16)	(909)	(96)

Income (loss) before interest and taxes	(866)	(55)	(1,044)	(144)
Interest expense	—	—	—	—

Income (loss) before income taxes	(866)	(55)	(1,044)	(144)
Income tax benefit (expense)	352	4	421	(14)

Net Loss	$(514)	$(51)	$(623)	$(158)

Three Months Ended June 30, 2012 Compared with Three Months Ended June 30, 2011

Results of corporate and other operations for the three months ended June 30, 2012 include administrative costs of $72,000, costs related to expenses for our CEO’s stock sale of $255,000, acquisition activities of $425,000, corporate expenses of $117,000, offset by income tax benefit of $352,000 and interest income of $3,000, for a net loss of $514,000.

Results of corporate and other operations for the three months ended June 30, 2011 include administrative costs of $39,000, costs related to expenses for our CEO’s stock sale of $46,000, costs related to acquisition activities of $16,000, offset by $44,000 of a previously expensed asset, interest income of $2,000 and income tax benefit of $4,000, for a net loss of $51,000.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

Results of corporate and other operations for the six months ended June 30, 2012 include administrative costs of $135,000, costs related to expenses for our CEO’s stock sale of $255,000, acquisition activities of $616,000, corporate expenses of $44,000, offset by income tax benefits of $421,000 and interest income of $6,000, for a net loss of $623,000.

Results of corporate and other operations for the six months ended June 30, 2011 include administrative costs of $48,000, costs related to expenses for our CEO’s stock sale of $46,000, costs related to acquisition activities of $56,000, income tax expense of $14,000, offset by interest income of $6,000, for a net loss of $158,000.

Consolidated Cash Flow Analysis

Sources and Uses of Cash — Operating activities provide our primary source of cash. Cash provided by operating activities consists of net income adjusted for non-cash items, including depreciations, depletion, amortization, deferred income taxes, and changes in working capital.

Our ability to maintain liquidity depends upon our credit facilities with Bank of America and Yadkin Valley Bank, shown as lines of credit on the accompanying balance sheets. Our use of the revolving lines of credit was $18.7 million and $23.2 million at June 30, 2012 and December 31, 2011, respectively.

We made capital expenditures for continuing operations of $8.8 million and $10.3 million for the six months ended June 30, 2012 and 2011, respectively, including $3.3 million related to the Spelman acquisition in April 2011. We finance our capital expenditures on an interim basis by the use of our operating cash flow and use of the revolving lines of credit.

We periodically repay our short-term borrowings under the revolving lines of credit by using the net proceeds from the sale of long-term debt and equity securities. Long-term debt was $31.3 and $31.4 million at June 30, 2012 and December 31, 2011, respectively, including the amount due within one year.

Cash, excluding restricted cash, decreased to $2.5 million at June 30, 2012, compared to $10.5 million at December 31, 2011.

	Six Months Ended June 30,
	2012	2011
Cash provided by operating activities	$12,233,000	$15,516,000
Cash used in investing activities	(12,343,000)	(13,882,000)
Cash used in financing activities	(7,938,000)	(1,528,000)

Increase (decrease) in cash	$(8,048,000)	$106,000

Operating Cash Flow

For the six months ended June 30, 2012, cash provided by operating activities decreased by $3.3 million as compared to the six months ended June 30, 2011. Major items affecting operating cash included a $3.0 million decrease in collections of recoverable costs of gas, a $2.1 million decrease in net income, a $446,000 increase in payments on accounts payable, a $687,000 decrease in accounts receivable collections, and a $1.2 million decrease in unbilled revenue.

Investing Cash Flow

For the six months ended June 30, 2012, cash used in investing activities decreased by $1.5 million as compared to the six months ended June 30, 2011, primarily due to a reduction in capital expenditures of $1.5 million, a reduction in the investment to unconsolidated affiliate of $304,000, a reduction in the use of restricted cash of $3.4 million, offset by the $1.6 million purchase of PGC and $2.25 million for the Loring Pipeline deposit.

Capital Expenditures — Our capital expenditures for continuing operations totaled $8.8 million and $10.3 million for the six months ended June 30, 2012 and 2011, respectively. We finance our capital expenditures on an interim basis by the use of our operating cash flow and use of the Bank of America and Yadkin Valley Bank revolving lines of credit.

The majority of our capital spending is focused on the growth of our Natural Gas Operations segment. We conduct ongoing construction activities in all of our utility service areas in order to support expansion, maintenance, and enhancement of our gas pipeline systems. We are actively expanding our systems in North Carolina and Maine to meet the high customer interest in natural gas service in those two service areas.

Estimated Capital Expenditures — The table below details our capital expenditures for the six months ended June 30, 2012 and 2011 and provides an estimate of future cash requirements for capital expenditures:

	Six Months ended June 30,		Remaining Cash Requirements through December 31, 2012
($ in thousands)	2012	2011
Natural Gas Operations	$5,764	$10,273	$7,358
Marketing and Production Operations	1,548	—	1,053
Pipeline Operations	23	—	46
Propane Operations	77	—	873
Corporate and Other Operations	1,355	6	119

Total Capital Expenditures	$8,767	$10,279	$9,449

We expect to fund our future cash requirements for capital expenditures through December 31, 2012 from cash provided by operating activities.

Financing Cash Flow

For the six months ended June 30, 2012, cash used in financing activities increased by $6.4 million as compared with the six months ended June 30, 2011. The primary increase is due to the change in long-term borrowings of $8.5 million offset by the net decrease in lines of credit repayments of $1.8 million.

We fund our operating cash needs, as well as dividend payments and capital expenditures, primarily through cash flow from operating activities and short-term borrowing. Historically, to the extent cash flow has not been sufficient to fund these expenditures, we have used our working capital line of credit. We have greater need for short-term borrowing during periods when internally generated funds are not sufficient to cover all capital and operating requirements, including costs of gas purchased and capital expenditures. In general, our short-term borrowing needs for purchases of gas inventory and capital expenditures are greatest during the summer and fall months and our short-term borrowing needs for financing customer accounts receivable are greatest during the winter months. Our ability to maintain liquidity depends upon our credit facilities with Bank of America and Yadkin Valley Bank, shown as lines of credit on the accompanying balance sheets. Our use of the revolving lines of credit was $18.7 million and $23.2 million at June 30, 2012 and December 31, 2011, respectively. We periodically repay our short-term borrowings under the revolving lines of credit by using the net proceeds from the sale of long-term debt and equity securities. Long-term debt was $31.3 and $31.4 million at June 30, 2012, and December 31, 2011, respectively, including the amount due within one year.

Citizens Bank Term Loans — In connection with the acquisition of the Ohio subsidiaries, NEO and Great Plains each entered modifications/amendments to its credit facility with Citizens Bank (the Citizens Credit Facility). The Citizens Credit Facility consisted of a revolving line of credit and term loan to NEO, and two other term loans to Great Plains respectively. Each amendment/modification was initially effective as of December 1, 2009, but was later modified to be effective as of January 5, 2010. Gas Natural guaranteed each loan. Mr. Osborne guaranteed each loan both individually and as trustee of the Osborne Trust, and Great Plains guaranteed NEO’s revolving line of credit and term loans.

The Ohio subsidiaries had term loans with Citizens Bank in the aggregate amount of $11.3 million. Each term note had a maturity date of July 1, 2013 and bore interest at an annual rate of 30-day London Interbank Offered Rate (LIBOR) plus 400 basis points with an interest rate floor of 5.00% per annum. For the three and six months ended June 30, 2011, the weighted average interest rate on the term loans was 5.00%, resulting in $38,117 and $156,022 of interest expense. The term loans were paid off on May 3, 2011.

The following discussion describes our credit facilities as of June 30, 2012.

Sun Life Assurance Company of Canada — On May 2, 2011, we and our Ohio subsidiaries, NEO, Orwell and Brainard (together the Issuers), issued $15.3 million of 5.38% Senior Secured Guaranteed Fixed Rate Notes due

June 1, 2017 (Fixed Rate Note). Additionally, Great Plains issued $3.0 million of Senior Secured Guaranteed Floating Rate Notes due May 3, 2014 (Floating Rate Note). Both notes were placed with Sun Life Assurance Company of Canada (Sun Life). Approximately $615,000 was incurred related to the debt issuance which was capitalized and is being amortized over the life of the notes.

The Fixed Rate Note, in the amount of $15.3 million, is a joint obligation of the Issuers, and is guaranteed by Gas Natural, Lightning Pipeline and Great Plains (together with the Issuers, the Fixed Rate Obligors). This note received approval from the PUCO on March 30, 2011. The note is governed by a Note Purchase Agreement (the NPA). Concurrent with the funding and closing of this transaction, which occurred on May 3, 2011, the Fixed Rate Obligors signed an amended NPA that is substantially the same as the NPA released on November 2, 2010. Prepayment of this note prior to maturity is subject to a 50 basis point make-whole premium.

The Floating Rate Note, in the amount of $3.0 million, is an obligation of Great Plains and is guaranteed by Gas Natural (together, the Floating Rate Obligors). The note is priced at a fixed spread of 385 basis points over three month LIBOR. Pricing for this note will reset on a quarterly basis to the then current yield of three month LIBOR.

The note is governed by a NPA. Concurrent with the funding of this transaction, which occurred on May 3, 2011, the Floating Rate Obligors signed an amended NPA that is substantially the same as the NPA released on November 2, 2010. Prepayment of this note prior to maturity is at par.

The use of proceeds for both notes extinguished existing amortizing bank debt and other existing indebtedness, funded $3.4 million for the 2011 capital program for Orwell and NEO, established two debt service reserve accounts, and replenished our treasuries for prior repayment of maturing bank debt and transaction expenses. The capital program funds and debt service reserve accounts are in interest bearing accounts and included in restricted cash.

For the year ended December 31, 2011, we breached a financial covenant under the Fixed Rate Note and Floating Rate Note when the Obligors made restricted payments in the form of dividends to the holding company in excess of the amounts permissible. In addition, we did not timely notify Sun Life of certain newly-formed subsidiaries which were required to be obligors under the Fixed Rate Note and Floating Rate Note. The failure to timely notify Sun Life constituted a breach of the Fixed Rate Note and Floating Rate Note. We requested that Sun Life waive these breaches and amend the financial covenants. Sun Life required debt service reserve accounts to be created for $950,000 to cover approximately one year of interest payments. We are not able to use these funds in the debt service reserve accounts for operational cash purposes.

Payments for both notes prior to maturity are interest-only.

For the three and six months ended June 30, 2012, the weighted average interest rate on the Fixed Rate Note was 5.38%, resulting in $206,242 and $412,485 of interest expense, respectively. For the three and six months ended June 30, 2011, the weighted average interest rate on the Fixed Rate Note was 5.38%, resulting in $137,495 of interest expense.

For the three and six months ended June 30, 2012, the weighted average interest rate on the Floating Rate Note was 4.35% and 4.36% resulting in $32,625 and $65,350 of interest expense, respectively. The Floating Rate Note pays interest quarterly and the first payment was not due until August 2011 and therefore no interest expense was incurred during the three and six months ended June 30, 2011.

On April 9, 2012, we entered into a waiver and amendment of the Fixed Rate Note and Floating Rate Note. Pursuant to the amendments, Sun Life waived its rights and remedies of the breaches of the covenants described above.

The amendments also provide that any cash dividends, distributions, redemptions or repurchases of common stock may be made by the obligors to the holding company only if (1) the aggregate amount of all such dividends, distributions, redemptions and repurchases for the fiscal year do not exceed 70% of net income of the obligors for the four fiscal quarters then ending determined as of the end of each fiscal quarter for the four fiscal quarters then ending, and (2) there exists no other event of default at the time the dividend, distribution, redemption or repurchase is made. Currently, we do not expect the obligors to be able to pay a dividend to holding company until the first quarter of 2013. The inability of the obligors to pay a dividend to the holding company may impact our ability to pay a dividend to shareholders. In addition, we agreed to deliver an irrevocable standby letter of credit to Sun Life in the amount of $750,000 to be drawn upon by Sun Life if and when any event of default has occurred and is continuing. After discussion with Sun Life, the parties agreed to change the letter of credit requirement to depositing cash into a reserve account whereas Sun Life is the beneficiary. The terms allow us to withdraw that money if a letter of credit is received to replace the restricted cash.

The Fixed Rate Note and Floating Rate Note require, on a consolidated basis, an interest coverage ratio of at least 2.0 to 1.0, measured quarterly on a trailing four quarter basis. The notes generally define the interest coverage ratio as the ratio of EBITDA to gross interest expense, determined in accordance with GAAP. The interest coverage ratio is measured with respect to the Obligors on a consolidated basis and also with respect to Gas Natural and all of our subsidiaries, on a consolidated basis. The notes also require that we do not permit indebtedness to exceed 60% of capitalization at any time. Like the interest coverage ratio, the ratio of debt to capitalization is measured on a consolidated basis for the Obligors, and again on a consolidated basis with respect to Gas Natural and all of our subsidiaries.

We are prohibited from creating, assuming or incurring additional indebtedness except for (1) obligations under certain financing agreements, (2) indebtedness incurred under certain capitalized leases and purchase money obligations not to exceed $500,000 at any one time outstanding, (3) indebtedness outstanding as of March 31, 2011, (4) certain unsecured intercompany indebtedness and (5) certain other indebtedness permitted under the notes.

The notes prohibit us from selling or otherwise transferring assets except in the ordinary course of business and to the extent such sales or transfers, in the aggregate, over each rolling twelve month period, do not exceed 1% of our total assets. Generally, we may consummate a merger or consolidation if there is no event of default and the provisions of the notes are assumed by the surviving or continuing corporation. We are also generally limited in making acquisitions in excess of 10% of our total assets.

Bank of America — At June 30, 2012, Energy West had an unsecured $30 million revolving credit facility with the Bank of America. On November 2, 2011, we exercised the $10 million accordion feature on the revolving credit facility with Bank of America to increase the capacity from $20 million to $30 million. The expanded credit facility changes the annual commitment fee from 0.20% to a range of 0.25% to 0.45% of the unused portion of the facility. The interest on amounts outstanding changed from the monthly LIBOR plus 120 to 145 basis points for interest periods selected by Energy West (the Bank of America Credit Facility) to the monthly LIBOR plus 175 to 225 basis points. The other terms of the agreement remain the same, including the expiration of the facility on June 29, 2012. On June 1, 2012, an agreement was executed to extend the expiration of the facility until August 24, 2012.

For the three months ended June 30, 2012 and 2011, the weighted average interest rate on the facility was 3.26% and 1.76%, respectively, resulting in $105,461 and $45,005 of interest expense, respectively. For the six months ended June 30, 2012 and 2011, the weighted average interest rate on the facility was 3.28% and 1.71%, respectively, resulting in $231,133 and $101,209 of interest expense, respectively. The balance on the revolving credit facility was $18,261,000 and $23,160,000 at June 30, 2012 and December 31, 2011, respectively. The $18.3 million of borrowings as of June 30, 2012, leaves the remaining borrowing capacity on the line of credit at $11.7 million.

The following tables represent borrowings under the Bank of America revolving line of credit for each of the three and six months ended June 30, 2012 and 2011.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Minimum borrowing	$15,100,000	$8,390,000	$15,100,000	$8,390,000
Maximum borrowing	$18,261,000	$11,840,000	$23,610,000	$18,150,000
Average borrowing	$16,788,000	$9,910,000	$18,372,000	$11,879,000

The credit facility requires that Energy West and its subsidiaries maintain compliance with a number of financial covenants, including a limitation on investments in another entity by acquisition of any debt or equity securities or assets or by making loans or advances to such entity. In addition, Energy West must maintain a total debt to total capital ratio of not more than .65-to-1.00 and an interest coverage ratio of no less than 2.0-to-1.0. The credit facility restricts Energy West’s ability to create, incur or assume indebtedness except (1) indebtedness under the credit facility (2) indebtedness incurred under certain capitalized leases and purchase money obligations not to exceed $500,000, (3) certain indebtedness of Energy West’s subsidiaries, (iv) certain subordinated indebtedness, (v) certain hedging obligations and (4) other indebtedness not to exceed $1.0 million.

The credit facility also restricts Energy West’s ability to pay dividends and make distributions, redemptions and repurchases of stock during any 60-month period to 75% of its net income over that period. In addition, no event of default may exist at the time such dividend, distribution, redemption or repurchase is made. Energy West is also prohibited from consummating a merger or consolidation or selling all or substantially all of its assets or stock except for (1) any merger consolidation or sale by or with certain of its subsidiaries, (2) any such purchase or other acquisition by Energy West or certain of its subsidiaries and (3) sales and dispositions of assets for at least fair market value so long as the net book value of all assets sold or otherwise disposed of in any fiscal year does not exceed 5% of the net book value of Energy West’s assets as of the last day of the preceding fiscal year.

Senior Unsecured Notes — On June 29, 2007, Energy West authorized the sale of $13,000,000 aggregate principal amount of its 6.16% Senior Unsecured Notes, due June 29, 2017 (the Senior Unsecured Notes). The proceeds of these notes were used to refinance existing notes. Approximately $463,000 was incurred related to the debt issuance which was capitalized and are being amortized over the life of the notes.

The notes contain various covenants, including a limitation on Energy West’s total dividends and distributions made in the immediately preceding 60-month period to 75% of aggregate consolidated net income for such period. The notes restrict Energy West from incurring additional senior indebtedness in excess of 60% of capitalization at any time and require Energy West to maintain an interest coverage ratio of not more than 150% of the pro forma annual interest charges on a consolidated basis in two of the three preceding fiscal years.

Energy West is prohibited from selling or otherwise disposing of any of its property or assets except (1) in the ordinary course of business, (2) property or assets that are no longer usable in its business or (3) property or assets transferred between Energy West and its subsidiaries if the aggregate net book value of all properties and assets so disposed of during the twelve month period next preceding the date of such sale or disposition would constitute more than 15% of the aggregate book value of all Energy West’s tangible assets. In addition, Energy West may only consummate a merger or consolidation, dissolve or otherwise dispose of all or substantially all of its assets (1) if there is no event of default, (2) the provisions of the notes are assumed by the surviving or continuing corporation and such entity further agrees that it will continue to operate its facilities as part of a system comprising a public utility regulated by the Public Service Commission of Montana or another federal or state agency or authority and (3) the surviving or continuing corporation has a net worth immediately subsequent to such acquisition, consolidation or merger equal to or greater than $10 million.

Yadkin Valley Bank — On February 13, 2012, Independence entered into a one year, $500,000 revolving credit facility with Yadkin Valley Bank with an interest rate based on the prime rate, with a floor of 4.5% per annum and a maximum of 16% per annum. For the three and six months ended June 30, 2012, the weighted average interest rate on the facility was 4.50%, resulting in $3,674 and $3,682 of interest expense, respectively. The balance on the facility was $401,000 at June 30, 2012. The $401,000 of borrowings as of June 30, 2012, leaves the remaining borrowing capacity on the line of credit at $99,000.

The cash flow from our business is seasonal and the line of credit balance in December normally represents the high point of borrowings in our annual cash flow cycle. Our cash flow increases and our borrowings decrease, beginning in January, as monthly heating bills are paid and the gas we paid for and placed in storage in the summer months is used to supply our customers. The total amount outstanding under all of our long term debt obligations was approximately $31.3 million at June 30, 2012, with $8,300 being due within one year.

The provisions in our debt agreements limit the amount of indebtedness we can obtain or issue, which could impact our ability to finance our operations and fund growth.

We believe we are in compliance with the financial covenants under our debt agreements or have received waivers for any defaults.

Off-Balance Sheet Arrangements

We do not have any off-balance-sheet arrangements, other than those currently disclosed that have or are reasonably likely to have a current or future effect on financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Quantitative and Qualitative Disclosure About Market Risk

We are subject to certain market risks, including commodity price risk (i.e., natural gas prices) and interest rate risk. The adverse effects of potential changes in these market risks are discussed below. The sensitivity analyses presented do not consider the effects that such adverse changes may have on overall economic activity nor do they consider additional actions management may take to mitigate our exposure to such changes. Actual results may differ. See the Notes to our Condensed Consolidated Financial Statements for a description of our accounting policies and other information related to these financial instruments.

Commodity Price Risk — We seek to protect against natural gas price fluctuations by limiting the aggregate level of net open positions that are exposed to market price changes. We manage such open positions with policies that are designed to limit the exposure to market risk, with regular reporting to management of potential financial exposure. Our risk management committee has limited the types of contracts we will consider to those related to physical natural gas deliveries. Therefore, management believes that although revenues and cost of sales are impacted by changes in natural gas prices, our margin is not significantly impacted by these changes.

Credit Risk — Credit risk relates to the risk of loss that we would incur as a result of non-performance by counterparties of their contractual obligations under the various instruments with us. Credit risk may be concentrated to the extent that one or more groups of counterparties have similar economic, industry or other characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in market or other conditions. In addition, credit risk includes not only the risk that a counter-party may default due to circumstances relating directly to it, but also the risk that a counterparty may default due to circumstances that relate to other market participants that have a direct or indirect relationship with such counterparty. We seek to mitigate credit risk by evaluating the financial strength of potential counterparties. However, despite mitigation efforts, defaults by counterparties may occur from time to time. To date, no such default has occurred.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures — As of June 30, 2012, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended. The evaluation was carried out under the supervision of and with the participation of our management, including our principal executive officer and principal financial officer. Based upon this evaluation, our chief executive officer and chief financial officer each concluded that our disclosure controls and procedures were effective as of June 30, 2012.

Changes in Internal Control over Financial Reporting — There were no changes in our internal control over financial reporting during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT JOHN D. MARKETING

Overview

John D. Marketing is an Ohio limited liability company engaged in the acquisition and sale of approximately 1.3 billion cubic feet of natural gas annually. John D. Marketing buys natural gas from local producers, and sells it to approximately 119 customers located primarily in Northeast Ohio.

In October 2011, the PUCO adopted (with modifications not pertinent to this discussion) a stipulation resolving the gas purchase audits of Orwell and NEO covering the periods ended February 28, 2010 and June 30, 2010, respectively. One provision of the stipulation provided that the two utilities would terminate their gas purchase agreements prospectively with John D. Marketing and seek competitive bids for gas to be sold to its retail customers. The stipulation expressly permits John D. Marketing to participate in the bidding process. Since John D. Marketing supplies gas to the utilities that are purchased from local producers who deliver into intrastate pipelines that directly serve these utilities, as well as arranges purchases with interstate suppliers for delivery through interstate pipelines, management of John D. Marketing believes that the company will be competitive in its bid to supply the gas.

John D. Marketing is not under the jurisdiction of the PUCO and thus there is no direct financial liability of an adverse ruling. Any adverse effects would be prospective in nature if John D. Marketing were not the successful bidder to supply gas to these utilities.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Use of Estimates — In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date for the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition — John D. Marketing bills its customers monthly based on the gas burned by the customer. An agency/broker fee is billed at the rate of $.15 per dekatherm for the arrangement of all interstate gas purchased by the customer.

Results of Operations — The following discussion of the financial condition and results of operations of John D. Marketing should be read in conjunction with John D. Marketing’s Financial Statements and Notes thereto attached to this proxy statement as Annex E and other financial information regarding John D. Marketing included elsewhere in this proxy statement. Results of operations for interim periods are not necessarily indicative of results to be attained for any future period.

Fiscal Year Ended December 31, 2011 Compared to Fiscal Year Ended December 31, 2010

Net Income(Loss) — Earnings are primarily influenced by sales volumes, the rates John D Marketing charges to its customers, and the expenses that it incurs. John D. Marketing’s net income for fiscal 2011 was $798,199 compared to net income of $1,332,499 for fiscal 2010. 86% of this decrease was attributable to the contract expiration of a large volume customer. Salaries and benefits along with transportation expense increase by 23% offset by an increase in interest income which in total accounted for the remaining 14%.

Revenues — Revenues decreased 12% to $7,278,376 for 2011 compared to $8,230,617 for 2010. This decrease was primarily attributable to the contract expiration of a large volume customer.

Cost of Sales — Natural Gas Purchases – Cost of sales for natural gas and transportation purchases was $6,015,494 for 2011, a decrease of 10%, compared to $6,674,821 for 2010. This decrease was primarily attributable to the contract expiration of a large volume customer and a 8% decrease in Nymex gas cost.

Operating Expenses — Operating expenses increased 54% to $561,459 for 2011 from $260,252 for 2010. This increase was primarily attributable to a increase of $273,147 in administration salary of which $200,000 applied to a deferred compensation arrangement between John D. Marketing and Richard M. Osborne, its co-manager and majority member, an increase of $13,725 in taxes, an increase of $12,419 in administration benefits, an increase of $6,721 in bad debt, an increase of $4,518 in well royalty, an increase of $2,845 in professional services, and a decrease of $12,333 of administration supplies.

Other Income (Expense) — Income and expense from operations relate to interest income and expense, and other income. The income increased by 56% to $100,347 compared to $43,738 for 2010. This majority of the increase was attributable to the increase in interest income due to increased interest charged on related party balances. The expense decreased by 47% to $3,571 compared to $6,783 for 2010. This decrease was attributable to a decrease in interest expense of $3,212 due to decreased debt.

Quarter and Six Months ended June 30, 2012 Compared to Quarter and Six Months ended June 30, 2011

Net Income (Loss) — Earnings are primarily influenced by sales volumes, the rates charged to customers, and the expenses that incurred. John D. Marketing’s net income for the quarter ended June 30, 2012 was $90,021 compared to a net income of $130,150 for quarter ended June 30, 2011. John D. Marketing’s net income for the six months ended June 30, 2012 was $398,404 compared to net income of $428,596 for the six months ended June 30, 2011. This 8% decrease was attributable to a decrease in Nymex gas cost and warmer weather in 2012, offset by an increase in customer growth.

Revenues — Revenues decreased 48% to $732,925 for the second quarter of 2012 compared to $1,407,374 for the second quarter of 2011. Revenues decreased 42% to $2,518,326 for the six months ended June 30, 2012 compared to $4,346,092 for the six months ended June 30, 2012. The decrease was attributable to a 38% decrease in Nymex gas cost, a decrease in heat degree days of 24% offset by an increase in customer growth of 20%.

Cost of Sales — Natural Gas Purchases — Cost of sales for natural gas purchases decreased by 53% to $550,761 for the second quarter of 2012 compared to $1,183,304 for the second quarter of 2011. Cost of sales for natural gas purchases decreased 48% to $1,950,184 for the six months ended June 30, 2012 compared to $3,734,781 for the six months ended June 30, 2011. This decrease was primarily attributable to reduced gas cost, reduced heat degree days, and offset by an increase in customer growth.

Operating Expenses — Operating expenses decreased 2% to $94,728 for the second quarter of 2012 from $96,309 for the second quarter of 2011. Operating expenses decreased 7% to $175,820 for the six months ended June 30, 2012 from $188,546 for the six months ended June 30, 2011. This decrease was primarily attributable to a decrease in administrative salaries of $15,447, a decrease in bad debt of $6,910, a decrease in taxes of $5,634, a decrease in gas well royalty of $4,110, an increase in professional services of $16,139, and an increase in administration benefits of $12,330.

Other Income (Expense) — Income and expense from operations relate to other income, interest income and expense. The expense was $745 for the second quarter ended June 30, 2012 compared to $912 for the second quarter ended June 30, 2011. The expense was $1,535 for the six months ended June 30, 2012 compared to $1,865 for the six months ended June 30, 2011. This decrease was attributable to interest expense of $330.

Liquidity and Capital Resources

John D. Marketing funds its operating cash needs primarily through cash flow from operating activities. As of June 30, 2012, John D. Marketing had short-term and long-term debt of $40,626 of which $40,626 is payable to a related party, Orwell Natural Gas Company. This cognovit note accrues interest at the rate of 7% on this individual loan. All other related party accounts payable items are interest bearing and payable on demand.

Contractual Obligations

The table below presents contractual balances of John D. Marketing’s long-term and short-term debt at the expected maturity dates as of June 30, 2012.

Contractual Obligations	Payment due by period
	Total	1 year or less	2-3 years	4-5 years	After 5 years
Short/Long-term Debt	40,626	10,620	23,600	6,406	—
Total	$40,626	$10,620	$23,600	$6,406	—

Off-Balance Sheet Arrangements

John D. Marketing does not have any off-balance sheet arrangements.

SECURITY OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by

•	each shareholder known by us to be the beneficial owner of more than 5% of the stock,

•	each director and director nominee,

•	each named executive officer in our summary compensation table,

•	all our current directors and officers as a group.

The information is presented as of [RECORD DATE] and after giving effect to completion of the proposed acquisition of the assets of John D. Marketing and the issuance of 256,926 shares of our common stock as acquisition consideration. The post-acquisition information does not include any shares that may be issued in connection with the earn out. For more information about the shares issuable in connection with the proposed acquisition, please see “Proposal 6” beginning on page 72.

Names and Address(1)	Common Stock Immediately Preceding Acquisition	Common Stock Upon Closing of Acquisition	Stock Options(2)	Total Immediately Preceding Acquisition	Total Upon Closing of Acquisition	Percentage Immediately Preceding Acquisition	Percentage Upon Closing of Acquisition
Richard M. Osborne(3)	1,191,911	1,448,837	—	1,191,911	1,448,837	14.2%	17.3%
Thomas J. Smith(4)	58,957	58,957	—	58,957	58,957	*	*
Kevin J. Degenstein(5)	803	803	22,500	23,303	23,303	*	*
Michael T. Victor(6)	5,800	5,800	—	5,800	5,800	*	*
W.E. “Gene” Argo	1,275	1,275	—	1,275	1,275	*	*
Wade F. Brooksby	—	—	—	—	—	—	—
Nicholas U. Fedeli	—	—	—	—	—	—	—
John R. “Jack” Male	—	—	—	—	—	—	—
Gregory J. Osborne	—	—	—	—	—	—	—
All directors and executive officers as a group (12 individuals)	1,258,746	1,515,672	22,500	1,281,246	1,538,172	15.3%	18.4%

*	Less than 1%
(1)	The address of each of the beneficial owners identified is c/o Gas Natural Inc., 1 First Avenue South, Great Falls, Montana 59401.
(2)	Shares of common stock the beneficial owners have the right to acquire through stock options that are or will become exercisable within 60 days.
(3)	Shares owned by Richard M. Osborne, Trustee, other than 256,926 issuable to John D. Marketing upon closing of the proposed acquisition.
(4)	Includes 213 shares of common stock held in our 401(k) plan. Pursuant to the terms of the plan, each participant has the right to direct the voting of the shares held by the plan.
(5)	Shares of common stock are held in our 401(k) plan. Pursuant to the terms of the plan, each participant has the right to direct the voting of the shares held by the plan.
(6)	Shares are held by Michael T. Victor Revocable Trust HDI U/A DTD 12/15/2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, and you may also obtain copies by mail, at prescribed rates, from the public reference section of the SEC at the same address. You may call the SEC at 1-800-732-0330 for information on the public reference room. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information that issuers, including us, file electronically with the SEC. The SEC’s website is located at www.sec.gov.

We have supplied all information relating to us in this proxy statement and the accompanying Form 10-K for the year ended December 31, 2011.

You should rely only on the information contained in this proxy statement and the accompanying Form 10-K for the year ended December 31, 2011 to vote on the proposals at this annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                    ], 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to shareholders nor the issuance of our common stock in the acquisition shall create any implication to the contrary.

SHAREHOLDER PROPOSALS

A shareholder intending to present a proposal for inclusion in our proxy statement for our 2013 annual meeting of shareholders must deliver a proposal, in accordance with the requirements of our bylaws and Rule 14a-8 under the Exchange Act, to our secretary at our principal executive office no later than [DATE]. In addition to the applicable requirements of Rule 14a-8, a shareholder’s notice to the secretary must set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the shareholder, and

•	any material interest of the shareholder in the business.

In order for a shareholder to present a proposal at our 2013 annual meeting of shareholders outside of a Rule 14a-8 proposal, a shareholder must deliver a proposal in accordance with the requirements of our bylaws to our secretary at our principal executive office no earlier than [DATE], and no later than [DATE]. A shareholder’s notice to the secretary must set forth as to each matter the shareholder proposed to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the shareholder,

•	any material interest of the shareholder in the business, and

•	a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

OTHER MATTERS

Our board of directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors recommends.

We urge you to sign and return your proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

REBECCA HOWELL

Corporate Secretary

Annex A

ASSET PURCHASE AGREEMENT

by and among

Gas Natural Inc.

Acquisition Subsidiary

and

John D. Oil and Gas Marketing Company, LLC

and

Richard M. Osborne, Trustee

Dated as of August 15, 2012

1. DEFINITIONS		A-1

1.1.	Defined Terms	A-1
1.2.	Construction of Certain Terms and Phrases	A-7

2. SALE AND PURCHASE OF ASSETS		A-7

2.1.	Purchased Assets	A-7
2.2.	Assumed and Excluded Liabilities	A-8
2.3.	The Closing	A-8
2.4.	Purchase Price	A-9
2.5.	Payment of the Purchase Price	A-10

3. PRE-CLOSING COVENANTS AND UNDERTAKINGS		A-11

3.1.	Satisfaction of Closing Conditions	A-11
3.2.	Conduct of the Business of the Company Prior to Closing	A-11
3.3.	Consents and Approvals	A-12
3.4.	Access, Information and Confidentiality	A-13
3.5.	Delivery of Financial Statements and Regulatory Filings	A-14
3.6.	Public Announcements	A-14
3.7.	Damage to the Purchased Assets	A-14

4. ADDITIONAL AGREEMENTS		A-14

4.1.	Intentionally Deleted	A-14
4.2.	Employee and Benefit Matters	A-14
4.3.	Guaranties or Bonds	A-15
4.4.	Agreement Not to Solicit Employees	A-15
4.5.	Insurance Claims	A-15
4.6.	Accounts Receivable	A-16

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND RMO REGARDING THE COMPANY		A-16

5.1.	Organization and Good Standing of the Company; Foreign Qualifications	A-16
5.2.	Capitalization of the Company	A-16
5.3.	Financial Statements; Undisclosed Liabilities	A-17
5.4.	Taxes	A-17
5.5.	Tangible Personal Property	A-17
5.6.	Enforceability; Authority; No Conflict; No Consents	A-18
5.7.	Absence of Changes	A-18
5.8.	Material Claims	A-19
5.9.	Permits; Compliance With Laws	A-19
5.10.	Real Property	A-19
5.11.	Intellectual Property; Software	A-19
5.12.	Company Contracts	A-20
5.13.	Labor Matters	A-21
5.14.	ERISA and Related Matters	A-21
5.15.	Guaranties or Bonds	A-21
5.16.	Employees	A-21
5.17.	Environmental Matters	A-22
5.18.	Insurance Coverage	A-22
5.19.	Governmental Filings: No Violations	A-23

A-i

5.20.	Investment	A-23
5.21.	Gratuitous Payments	A-23
5.22.	Disclosures	A-24
5.23.	Litigation	A-24
5.24.	Intentionally Deleted	A-24
5.25.	Regulatory Matters	A-24
5.26.	Affiliate Transactions	A-24
5.27.	Sufficiency of Assets	A-24

6. INTENTIONALLY DELETED		A-25

7. REPRESENTATIONS AND WARRANTIES OF PARENT		A-25

7.1.	Organization and Standing	A-25
7.2.	Corporate Power and Authority; Enforceability	A-25
7.3.	No Violation or Conflict by Parent	A-25
7.4.	Parent Governmental Approvals	A-25
7.5.	Litigation Against Parent	A-26
7.6.	Knowledge of Inaccuracies	A-26
7.7.	Investigations	A-26
7.8.	“As Is” Condition	A-26

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT		A-26

8.1.	Representations True at the Closing	A-26
8.2.	Covenants of RMO	A-26
8.3.	No Injunction, Etc.	A-27
8.4.	Consents, Approvals and Waivers	A-27
8.5.	Consents for Acquired Contracts	A-27
8.6.	Absence of Material Adverse Effect	A-27
8.7.	Termination of Certain Contracts	A-27
8.8.	Due Diligence	A-27

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY		A-28

9.1.	Representations True at Closing	A-28
9.2.	Covenants of Parent	A-28
9.3.	No Injunction, Etc.	A-28
9.4.	Consents, Approvals and Waivers	A-28

10. TRANSACTIONS AT CLOSING		A-28

10.1.	Transactions at Closing	A-28

11. SURVIVAL OF REPRESENTATION AND WARRANTIES; INDEMNIFICATION		A-30

11.1.	Survival of Representations, Warranties and Agreements	A-30
11.2.	Agreements to Indemnify Parent Indemnitees	A-30
11.3.	Agreements to Indemnify the Company Indemnitees	A-30
11.4.	Recoveries	A-30
11.5.	Survival	A-31
11.6.	Notice and Defense of Actions	A-31
11.7.	Exclusive Remedy	A-33
11.8.	Treatment	A-33

12. TERMINATION		A-33

12.1.	Method of Termination	A-33

A-ii

12.2.	Termination Fee	A-33
12.3.	Procedure and Effect of Termination	A-34

13. GENERAL PROVISIONS		A-34

13.1.	Notices	A-34
13.2.	Brokers	A-35
13.3.	Expenses	A-36
13.4.	Further Assurances	A-36
13.5.	Attribution of Knowledge	A-36
13.6.	Waiver	A-36
13.7.	Assignment; Binding Effect; No Third-Party Beneficiaries	A-36
13.8.	Headings	A-36
13.9.	Entire Agreement	A-37
13.10.	Modifications	A-37
13.11.	Governing Law	A-37
13.12.	Severability	A-37
13.13.	Counterparts	A-37
13.14.	Exhibits and Schedules Incorporated	A-37
13.15.	Joint Preparation	A-37
13.16.	Performance by Affiliates	A-38
13.17.	Consent to Jurisdiction; Waivers of Trial by Jury	A-38

A-iii

LIST OF EXHIBITS

Exhibit A	Form of RMO and Company’s Closing Certificate

Exhibit B	Form of Parent’s Closing Certificate

Exhibit C	Form of Bill of Sale

A-iv

LIST OF SCHEDULES

Schedule 2.1	Purchased Assets

Schedule 2.1(j)	Excluded Assets

Schedule 2.4	Allocation of Purchase Price

Schedule 3.2	Conduct of the Business of the Company Prior to Closing

Schedule 4.2.1	Company’s Employees

Schedule 5.2.1	Capitalization of the Company

Schedule 5.3.1	Financial Statements

Schedule 5.3.2	Undisclosed Liabilities

Schedule 5.4	Taxes

Schedule 5.5.1	Tangible Personal Property

Schedule 5.5.3	Company’s Procedure to Collect Accounts Receivable

Schedule 5.7	Absence of Changes

Schedule 5.8	Material Claims

Schedule 5.9	Permits; Compliance with Laws

Schedule 5.11.1	Intellectual Property

Schedule 5.11.2(a)	Company’s Software

Schedule 5.11.2(b)	Non-Company Affiliates’ Software

Schedule 5.12	Company Contracts

Schedule 5.13	Labor Matters

Schedule 5.14	ERISA and Related Matters

Schedule 5.15	Guaranties or Bonds

Schedule 5.16	Employees

Schedule 5.17	Environmental Compliance

Schedule 5.18	Insurance Coverage

Schedule 5.19	Government Filings

Schedule 5.26	Affiliate Transactions

Schedule 5.27	Sufficiency of Assets

Schedule 7.3	No Violation or Conflict by Parent

Schedule 7.4	Parent Governmental Approvals

Schedule 8.7	Terminated Contracts

Schedule 13.5(a)	Attribution of Knowledge for the Company

Schedule 13.5(b)	Attribution of Knowledge for Parent

A-v

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 15th day of August, 2012 (the “Effective Date”), by and among Gas Natural Inc., an Ohio corporation (“Parent”), a to-be-formed wholly-owned Ohio subsidiary corporation of Parent (the “Acquisition Sub,” together with Parent, the “Buyer”), John D. Oil and Gas Marketing Company, LLC, an Ohio limited liability company (the “Company”), and Richard M. Osborne, as trustee for the Richard M. Osborne Trust under the amended and restated trust agreement dated February 24, 2012 (“RMO”).

W I T N E S S E T H:

WHEREAS, the Company is engaged in the marketing of natural gas (the “Business”);

WHEREAS, the Company has agreed to sell, transfer assign and deliver substantially all of the property, equipment and other assets used or useful in the Business to the Acquisition Sub, and Parent has agreed to purchase such assets upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreement set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.	DEFINITIONS

1.1. Defined Terms.

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Accounts Receivable” means any and all accounts receivable of the Company, as the term “accounts receivable” is understood under GAAP.

“Action” has the meaning set forth in Section 11.6.1.

“Affiliate” means (a) with respect to RMO and the Company; and (b) with respect to any other Person, any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. For purposes of this definition and this Agreement, the Company shall be deemed to be an Affiliate of RMO prior to the Closing and an Affiliate of Parent from and after the Closing.

“Acquired Contracts” has the meaning set forth in Section 2.1(c).

“Acquisition Sub” has the meaning set forth in the Preamble.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” has the meaning set forth in Section 5.6.1.

“Assets” means all of the assets, rights, interests, contract rights, accounts, claims, credits, franchises and properties of the Company, whether real, personal, tangible or intangible.

“Assumed Liabilities” has the meaning set forth in Section 2.2.

“Benefit Plan” means: (a) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, (b) each plan that would be an “employee benefit plan”, as such term is defined in Section 3(3) of ERISA, if it was subject to ERISA, such as foreign plans and plans for directors, (c) each stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and (d) each bonus or incentive compensation plan; provided, however, the term “Benefit Plan” shall not include (i) routine employment policies and procedures or payroll plans developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (ii) workers’ compensation insurance, and (iii) directors’ and officers’ liability insurance.

“Business” has the meaning set forth in the Preamble.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday in the State of Ohio.

“Buyer” has the meaning set forth in the Preamble.

“CERCLA” has the meaning given to it in the definition of “Environmental Law.”

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Treasury Regulations”).

“Company” has the meaning set forth in the Preamble.

“Company Contracts” has the meaning set forth in Section 5.12.

“Company’s Employees” has the meaning set forth in Section 4.2.1.

“Company Indemnitees” has the meaning set forth in Section 11.3.

“Company Insurance Policies” means policies of insurance with insurance carriers and contractual arrangements with insurance adjusters maintained by the Company or by any Non-Company Affiliate that covers the Company or RMO prior to the Closing.

“Company Methodology” means the accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used by the Company in preparation of the Financial Statements.

“Company Plans” means each Benefit Plan that is sponsored or maintained as of the date of this Agreement by the Company for the benefit of any of its current or former members, officers or employees.

“Confidential Information” means (a) all information concerning a party hereto and/or its Affiliates furnished to another party hereto or any director, member, officer, employee, agent, advisor, or other representative (a “Representative”) of such receiving party or any of its Affiliates in writing, orally or electronically by such disclosing party or any Representative of such disclosing party or any of its Affiliates in connection with this Agreement or the transactions contemplated herein, whether before or after the date hereof, including, but not limited to, any such information (i) concerning the business, financial condition, operations, products, services, assets, customers, forecasts and/or liabilities of such disclosing party and/or its Affiliates,

(ii) which relates to technologies, intellectual property or capital, models, concepts, or ideas of such disclosing party and/or its Affiliates, (iii) of third parties that such disclosing party and/or its Affiliates is required under applicable Law or contracts to keep confidential, or (iv) that has been clearly identified as confidential; and (b) terms and conditions of this Agreement and any other agreement entered into pursuant hereto, the fact that the parties hereto have entered into this Agreement, and that this Agreement exists; provided, however, the term “Confidential Information” shall not include information that: (i) is already known or in the possession of such receiving party at the time of disclosure, as evidenced by such receiving party’s written documentation, unless received or obtained as confidential information; (ii) becomes subsequently available to such receiving party on a non-confidential basis from a source not known or reasonably suspected by such receiving party to be bound by a confidentiality agreement or secrecy obligation owed to such disclosing party; (iii) is or becomes generally available to the public other than as a result of a breach of Section 3.4.2 by such receiving party or any Representative of such receiving party or any of its Affiliates; or (iv) is independently developed by such receiving party without use, directly or indirectly, of Confidential Information of such disclosing party, as evidenced by such receiving party’s written documentation; provided further, however, if only a portion of the Confidential Information falls under one of the foregoing exceptions, then only that portion shall not be deemed Confidential Information.

“Continuing Company” has the meaning set forth in Section 2.4.2.

“Contract” means any legally binding obligation or agreement (other than a Benefit Plan) to which the Company is a party, whether or not reduced to writing, and specifically including but not limited to any note, bond, mortgage, lease of real or personal property, license agreement, construction contract, subcontract, engineering contract, guarantee, suretyship agreement, pledge agreement, indemnity, joint venture or partnership agreement, confidentiality agreement, non-competition agreement, insurance contract, employment agreement or other contract or agreement.

“Control” means (a) possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by contract or credit arrangement or otherwise, or (b) the ownership of more than fifty percent (50%) of the equity interest in a Person.

“Default” shall mean (a) a material breach or default, or (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a material breach or default.

“DOJ” means the United States Department of Justice.

“Dollar” or “$” means the lawful currency of the United States.

“Earn Out Amount” has the meaning set forth in Section 2.4.2.

“Earn Out Payment” has the meaning set forth in Section 2.4.1.

“Earn Out Period” has the meaning set forth in Section 2.4.1.

“Earn Out Report” has the meaning set forth in Section 2.4.4.

“EBITDA” means, with respect to any period, the net income of the Company before interest, taxes, depreciation, and amortization in such period, as determined in accordance with GAAP and consistent with the Company Methodology.

“EBITDA Target” has the meaning set forth in Section 2.4.2.1.

“Effective Date” has the meaning set forth in the Preamble.

“Environmental Law” means any federal, state, provincial or local law, statute, ordinance, rule, regulation, or order relating to the protection of the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Safe Drinking Water Act (42 U.S.C. § 300 et seq.), as amended or supplemented, that is in effect on the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning set forth in Section 2.1(j).

“Excluded Liabilities” has the meaning set forth in Section 2.2.

“FERC” means the United States Federal Energy Regulatory Commission.

“Financial Statements” means the (i) audited balance sheet and statements of operations, members’ equity and comprehensive income, and cash flows of the Company for the year ended December 31, 2011, and (ii) unaudited balance sheet of the Company as of March 31, 2012 and related unaudited statements of income and cash flows of the Company for the three month period then ended.

“FTC” means the United States Federal Trade Commission.

“GAAP” means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time.

“Governmental Authority” means any nation, province, state, county, municipality and any other political subdivision of any of the foregoing, and any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including FERC, FTC, DOJ, SEC and IRS.

“Guaranty or Bond” means any guaranty, letter of credit, surety bond and any other similar material agreement or arrangement pursuant to which RMO or one or more Non-Company Affiliates has obligations with respect to any obligations of the Company, and any security or collateral furnished in connection with any such guaranty, letter of credit, surety bond or other similar agreement or arrangement.

“Hazardous Substance” means and includes each substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law and any petroleum hydrocarbons.

“Income Tax” means any Taxes imposed on, or measured by, net income.

“Income Tax Returns” means any Tax Returns relating to Income Taxes.

“Indemnified Party” means any Person seeking indemnification from another Person pursuant to Section 11.

“Indemnifying Party” means any Person against whom a claim for indemnification is asserted pursuant to Section 11.

“Initial Payment” has the meaning set forth in Section 2.4.1.

“Intellectual Property” means the following intellectual property rights, including both statutory and common law rights, if applicable: (a) copyrights and registrations for copyrights, (b) trademarks, service marks, trade names, slogans, domain names, logos, symbols, and trade dress, and registrations and applications for registrations thereof, and (c) Patents, (d) Software and (e) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“IRS” means the United States Internal Revenue Service.

“Law” means any law, statute, code, ordinance, regulation, order, reporting or licensing requirement, or rule, including those promulgated, interpreted or enforced by any Governmental Authorities.

“Lien” means any mortgage, pledge, lien, security interest, hypothecation, conditional sale agreement, restriction, option, defect in title, easement, encumbrance, charge, or other similar title exception; provided, however, that the term “Lien” shall not include (a) liens for current Taxes not yet due and payable, including liens for nondelinquent ad valorem taxes and nondelinquent statutory liens arising other than by reason of any default on the part of the Company, RMO or any of their Affiliates, (b) liens in favor of carriers, warehousemen, mechanics, landlords and materialmen imposed by mandatory provisions of Law and incurred in the Ordinary Course of Business for sums not yet due and payable, and (c) as to any leased Asset, the rights of the lessor or landlord with respect to such leased Asset.

“Losses” has the meaning set forth in Section 11.2.1.

“Material Adverse Effect” means any change (or changes taken together) in, or effect on, the business, financial condition, prospects, or operations of the Company that is (are) materially adverse to the business, financial condition, prospects, or operations of the Company, taken as a whole, but excluding any change (or changes taken together) or effect which is cured (including by the payment of money) before the earlier of the Closing or the termination of this Agreement under Section 12.1. Without limiting the foregoing and except for purposes of Sections 5.7(k)and 8.5, any uninsured loss or damage suffered by the Company individually of Twenty Five Thousand Dollars ($25,000) (or in the aggregate in excess of One Hundred Thousand Dollars ($100,000)) shall be deemed to have a Material Adverse Effect.

“Members Plan” means each Benefit Plan (other than the Company Plans) that is sponsored, maintained or contributed to as of the Closing Date by the Company or a Non-Company Affiliate and that covers the current or former members, officers or employees of the Company.

“New Guaranty or Bond” has the meaning set forth in Section 4.3.1.

“Non-Company Affiliate” means any Affiliate controlled by RMO other than the Company.

“Ordinary Course of Business” means, with respect to the Company, the ordinary course of business which is consistent with past practices of the Company.

“Organizational Documents” means articles of incorporation, articles of organization, certificate of incorporation, charter, bylaws, code of regulations, certificate of formation, limited liability company operating agreement, joint venture agreement or partnership agreement, as applicable.

“Parent” has the meaning set forth in the Preamble.

“Parent Common Stock” has the meaning set forth in Section 2.4.1.

“Parent Indemnitees” has the meaning set forth in Section 11.2.1.

“Patent” means (a) any patent granted by the U.S. Patent and Trademark Office or comparable agency of any other country, as well as any reissued and reexamined patent and extensions corresponding to such patent, and (b) any patent application filed with the U.S. Patent and Trademark Office or comparable agency in any other country, as well as any related continuation or continuation in part, any divisional application and patent issuing therefrom, and any respective foreign counterpart patent application or foreign patent issuing therefrom.

“Permits” means all licenses and permits (a) issued by any Governmental Authority or (b) from any third party required for the conduct of the business of the Company.

“Person” means an individual, partnership, limited partnership, joint venture, limited liability company or partnership, corporation, bank, trust, company, business entity, governmental entity or organization, or unincorporated organization.

“Property and Casualty Claims” has the meaning set forth in Section 4.5.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Purchase Price” has the meaning set forth in Section 2.4.1.

“Regulatory Approval” means the approval by any regulatory agencies of the transactions contemplated by this Agreement.

“Regulatory Filings” has the meaning set forth in Section 3.3.3(a).

“Representative” has the meaning given to it in the definition of “Confidential Information.”

“Restricted Period” means the period commencing on the Closing Date and expiring on the second anniversary of the Closing Date.

“Retained Employee Liabilities” has the meaning set forth in Section 4.2.1.

“RMO” has the meaning set forth in the Preamble.

“Scheduled Claim” means any of the matters set forth in Schedule 5.7.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 5.20.

“Software” means computer software programs including operating systems, application programs and software tools.

“Special Accountant” has the meaning set forth in Section 2.4.4.

“Tangible Personal Property” means all machines, equipment, tools, computers, terminals, telephones, telephone systems, furniture, automobiles, fixtures, leasehold improvements, parts and other tangible personal property and fixtures owned or leased by the Company, including the property listed on Schedule 5.5.1.

“Tax” or “Taxes” means all United States, federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, license, excise, value added, ad valorem, estimated, stamp, alternative or ad-on minimum, recapture, environmental, withholding, commercial activity and any other taxes, charges, duties, impositions or assessments, together with all interest and penalties and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Company, including any liability for taxes of any predecessor entity.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement filed or required to be filed by the Company, including any predecessor entities, with any taxing authority under federal, state, local or any foreign laws in connection with the determination, assessment, collection or imposition of any Taxes.

“Termination Fee” has the meaning set forth in Section 12.2.1.

“Third Party” means any Person other than RMO, the Company, Parent, any Indemnified Party or any Affiliate of RMO, Parent or any Indemnified Party.

“Transferred Employee” has the meaning set forth in Section 4.2.

1.2. Construction of Certain Terms and Phrases

Unless the context of this Agreement otherwise requires, (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “include,” “includes,” and “including” shall be deemed to be followed by the words “but not limited to;” (e) the term “Section” refers to the specified Section of this Agreement; (f) the term “Schedule” or “Exhibit” refers to a Schedule or Exhibit attached to this Agreement; (g) references to time are to Cleveland, Ohio time; and (h) the term “material” and derivative or similar words refer to materiality with respect to the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise stated herein, all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

2.	SALE AND PURCHASE OF ASSETS

2.1. Purchased Assets

Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Company all right, title and interest in and to, all properties, assets and rights used or useful in connection with the Business other than the Excluded Assets described in Schedule 2.1 (collectively the “Purchased Assets”), including but not limited to the following:

(a) the Tangible Personal Property described in Schedule 2.1;

(b) to the extent assignable or transferable, all Permits necessary to conduct the Business described in Schedule 2.1;

(c) all right, title and interest of the Company in, to and under all contracts and other legally binding agreements, whether written or oral, to which the Company is a party described in Schedule 2.1 (the “Acquired Contracts”);

(d) all prepaid expenses and deposits of the Company;

(e) copies of all books of account, general, financial, accounting and personnel records, files, manuals, invoices, customers and suppliers lists and other data owned or used by the Company and related to the Purchased Assets or the Business;

(f) all Accounts Receivable for sales occurring on or after the Closing Date;

(g) all right title and interest of the Company in, to and under all Intellectual Property described in Schedule 2.1;

(h) all post office boxes, telephone numbers, Internet sites and e-mail addresses, and other communication codes, numbers or devices;

(i) all goodwill of the Company; and

(j) any other assets not specifically listed above that are used by the Company in the operation of the Business on the Closing Date, but excluding those assets specifically described in Schedule 2.1(j) (such excluded assets, the “Excluded Assets”).

Notwithstanding anything contained herein to the contrary, to the extent that any Purchased Asset is not assignable or transferable without the consent or waiver of the issuer thereof or the other party thereto or any third party (including a Governmental Authority), or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer thereof. The Company and RMO shall continue to use their best efforts to obtain such consents and waivers. Until such consents and waivers are obtained, the Company and RMO shall provide the Buyer with the economic benefits of the nonassignable Purchased Assets.

2.2. Assumed and Excluded Liabilities

In part consideration for the sale of the Purchased Assets, the Buyer, as of Closing and thereafter, shall assume and be liable for the following (collectively, the “Assumed Liabilities”):

(a) The obligation to service the Accounts Receivable, excluding any debts, obligations or liabilities of the Company for the Accounts Receivable that arise or accrue prior to the Closing (which shall constitute Excluded Liabilities for purposes of this Agreement); and

(b) The amounts due under the Acquired Contracts, excluding any debts, obligations or liabilities of the Company thereunder that arise or accrue prior to the Closing (which shall constitute Excluded Liabilities for purposes of this Agreement).

Except for the Assumed Liabilities as provided in Section 2.1, anything else to the contrary notwithstanding, the Buyer does not assume and shall in no event be liable for any liabilities, debts, leases or obligations of the Company whatsoever, whether to any employee, any Governmental Authority or to any other Person, whether in respect to the Business, the Purchased Assets or otherwise, and the Buyer does not assume and shall not be deemed to have assumed, any Account Receivables, contract, tort, product liability or other claims, debts or liabilities relating to acts or events occurring prior to the Closing Date. All such other liabilities, debts, leases, obligations of or claims against the Company are hereinafter collectively referred to as the “Excluded Liabilities.”

2.3. The Closing

The closing of the Agreement (the “Closing”) shall take place on the first Business Day of the first full month following the satisfaction or waiver (subject to applicable Law) of the conditions (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) set forth in Section 8.1, unless this Agreement has previously terminated pursuant to its terms or unless another date is agreed to in writing by RMO and Parent (the actual date of Closing being referred to herein as the “Closing Date”). The Closing shall be held at 10 a.m. at the offices of Kohrman Jackson & Krantz PLL, 1375 E. Ninth Street, 20th Floor, Cleveland, Ohio 44114, unless another place is agreed to in writing by RMO and Parent.

2.4. Purchase Price

2.4.1. In consideration of the sale, transfer, conveyance, assignment and delivery of the Purchased Assets by the Company to the Buyer, and in reliance upon the Company’s representations and warranties made herein, the Buyer shall pay to the Company the purchase price of Two Million Eight Hundred Seventy-five Dollars ($2,875,000) paid by the issuance of 256,926 validly issued, fully paid and non-assessable shares of common stock, par value $0.15 per share, of Parent (“Parent Common Stock”) at a per share price of $11.19 (the “Initial Payment”). In addition to the Initial Payment, the Company shall be eligible to receive “earn out” payments of Parent Common Stock, in accordance with Section 2.4.2 (the “Earn Out Payment” and together with the Initial Payment, the “Purchase Price”).

2.4.2. Parent shall pay to the Company an amount based on the annual EBITDA of the Business pursuant to the terms contained in this Section 2.4.2 (the “Earn Out Amount”). The Earn Out Amount will be based on the EBITDA of the Business to be acquired by Buyer (the “Continuing Company”) which will be determined on a stand-alone basis, without allocation of overhead or other costs of Parent and its affiliated companies, as of December 31 of each year for five years following completion of the transactions contemplated by this Agreement (the “Earn Out Period”) and shall be calculated as follows:

2.4.2.1. The target EBITDA is $810,432 which is the Company’s EBITDA for the year ended December 31, 2011 (the “EBITDA Target”). If the Continuing Company’s annual EBITDA equals the EBITDA Target, then Parent shall pay to the Company an Earn Out Amount equal to $575,000 for that year, or $2,875,000 in total over the Earn Out Period if the EBITDA Target is met every year during the Earn Out Period. If the Continuing Company’s EBITDA exceeds the EBITDA Target for that year, then Parent shall pay to the Company an Earn Out Amount equal to the Continuing Company’s actual EBITDA divided by the EBITDA Target and then multiplied by $575,000. There is no limitation on the annual or total payment of the Earn Out Amount. If the Continuing Company’s EBITDA is less than the EBITDA Target, then no Earn Out Amount will be payable for that particular Earn Out Period. By way of the example only, the following table illustrates sample Earn Out Amount calculations:

Earn Out Period December 31	Continuing Company EBITDA Target	Actual Continuing Company EBITDA	Earn-Out Amount
Year 1	$810,432	$810,431	—
Year 2	$810,432	$810,432	$575,000
Year 3	$810,432	$972,518	$690,000
Year 4	$810,432	$1,620,864	$1,150,000
Year 5	$810,432	$4,052,160	$2,875,000

Total			$5,290,000

The Earn-Out Amount, if any, shall be paid in validly issued, fully paid and non-assessable shares of Parent Common Stock which shall bear a restrictive legend in accordance with the Securities Act. The share price to be used to determine the number of shares to be issued for any Earn Out Amount shall be the average closing price of the Parent Common Stock for the twenty (20) trading days preceding issuance of the Parent Common Stock for such Earn Out Amount.

2.4.3. Not later than thirty (30) days following the filing by Parent with the SEC of its periodic report on Form 10-K beginning after its fiscal year end following completion of the transactions contemplated by this Agreement and through the remainder of the Earn Out Period, the Buyer shall cause to be prepared and delivered to the Company a report (the “Earn Out Report”) setting forth (i) whether there is any Earn Out Amount, (ii) its computation of the Earn Out Amount (if any) and (iii) all supporting calculations and documentation with respect thereto. Unless the Company notifies the Buyer within thirty (30) days after receipt of the Earn Out Report that it objects to the computation relating to the determination of any of the foregoing items in the Earn Out Report, the Earn Out Report shall be binding and conclusive for the purposes of this Agreement. The Company and its representatives shall have reasonable access to the books and records and any accountant’s work papers relating to any of the foregoing during regular business hours, to verify the computations set forth above and in the Earn Out Report.

2.4.4. If the Company notifies the Buyer in writing within thirty (30) days after the receipt of the Earn Out Report that it objects to the computation or applicability of any of the items included in the Earn Out Report, the Earn Out Report shall be discussed in good faith by the parties, with a view towards reaching agreement on the Earn Out Amount. If the parties are unable to reach agreement within thirty (30) days after such objection notification, the determination of the Earn Out Amount and the resolution of any disputed items in respect thereof shall be submitted to a mutually agreeable third party independent auditor (the “Special Accountant”) for determination, whose determination of the Earn Out Amount shall be binding and conclusive on the parties (provided that if the parties are unable to agree upon the Special Accountant, the parties to the dispute shall each select one third party independent auditor, and the independent auditors so selected shall choose the Special Accountant). The fees, costs and expenses of the Special Accountant’s review and report shall be shared equally among the Buyer, on the one hand, and the Company, on the other hand, unless an error is found in the books or records of the Company or in the calculation of the Earn Out Amount, in which case, Parent shall be responsible for the fees, costs and expenses of the Special Accountant.

2.4.5. Following the final determination of the Earn Out Amount, if any, Parent, if necessary, shall issue to the Company in the aggregate such number of shares of Parent Common Stock as determined in accordance with Section 2.4.2.1. The shares of Parent Common Stock shall be issued within ten (10) Business days following the final determination of the Earn Out Amount.

2.4.6. Parent (i) shall take all reasonable actions as may be necessary under the Ohio General Corporation Law in order that Parent may validly and legally issue fully paid and nonassessable shares of Parent Common Stock to the Company at such time as required under this Agreement and (ii) shall at all times reserve and keep available out of its authorized but unissued shares, a reasonably sufficient number of shares of Parent Common Stock to permit the issuance of shares for the Earn Out Amount.

2.4.7. The Buyer shall have the right to allocate the Purchase Price among all of the Purchased Assets for tax purposes based upon the Buyer’s reasonable determination of the fair market value of the Purchased Assets subject to RMO and the Company’s reasonable agreement. The Purchase Price shall be allocated as set forth in Schedule 2.4, to the satisfaction of the Buyer, RMO and the Company. The Buyer shall have the right to revise Schedule 2.4 at or prior to the Closing based on the results of its due diligence review of the Purchased Assets. The Company and the Buyer hereby agree that each shall file Internal Revenue Service Form 8594 with its federal income tax return for its first (1st) fiscal year ending on or after the Closing. The parties further agree that the Purchase Price allocations reported to the Internal Revenue Service on Form 8594 shall be consistent with the allocations set forth in this Agreement, and that any failure to report the Purchase Price allocations to the Internal Revenue Service in the manner prescribed and consistent with the allocations agreed upon herein shall constitute a breach of this Agreement and will subject the party who is not in compliance to any damages which may arise by reason of such failure to file, including but not limited to additional taxes, interest and penalties assessed against the parties in compliance as a result of an Internal Revenue Service audit of its federal income tax return for the year of this transaction and subsequent years.

2.5. Payment of the Purchase Price

Subject to the conditions set forth in this Agreement and any adjustments to the Purchase Price required herein, the Buyer shall issue the applicable shares of Parent Common Stock as full consideration for the payment of the Purchase Price.

3.	PRE-CLOSING COVENANTS AND UNDERTAKINGS

3.1. Satisfaction of Closing Conditions

The parties shall use their commercially reasonable efforts to bring about, as soon as practical after the date hereof, the satisfaction of all the conditions set forth in Sections 8 and 9.

3.2. Conduct of the Business of the Company Prior to Closing

Except as in the Ordinary Course of Business or with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or denied), or as otherwise provided in Schedule 3.2 or in any other Schedule attached to this Agreement, and except as may be required to effect the transactions contemplated by this Agreement, or as is otherwise authorized by this Agreement, RMO covenants that he shall, and shall cause the Company to, during the period commencing on the date of this Agreement and terminating at the Closing:

(a) preserve intact the legal existence of the Company and carry on the Company’s business in the Ordinary Course of Business, and use its commercially reasonable efforts to preserve the goodwill of the Company;

(b) maintain the Purchased Assets in the Ordinary Course of Business;

(c) keep in force at no less than their present limits all existing surety bonds and policies of insurance insuring the Purchased Assets and the Business, except to the extent that any such surety bond or insurance policy is no longer applicable or otherwise required pursuant to the Business;

(d) use commercially reasonable efforts to maintain in full force and effect all Permits held by the Company, except those Permits the failure of which to hold, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(e) neither enter into, modify, amend or terminate any Acquired Contract, nor waive, release, compromise or assign any material rights or claims thereunder, nor suffer, permit or incur any of the transactions or events described in this Section 3.2 to the extent such events or transactions are within the reasonable control of RMO or the Company;

(f) not change the relationship with or terminate any customer of the Company;

(g) not change any collection, payment or credit practices;

(h) not change any of the prices charged with respect to a customer of the Company or the Acquired Contracts;

(i) not make or permit any change in the Company’s Organizational Documents;

(j) not make any changes in the accounting methods or practices of the Company;

(k) not (i) pay, or incur any obligation for any payment of, any contribution or other amount to, or with respect to, any Company Plan, (ii) pay any bonus to, make any loan, pay or transfer any Assets to, or grant any increase in the compensation of, any Company members, officer, or employee, (iii) make any increase in the pension, retirement or other benefits of the members, officers, or employees, except as set forth in Schedule 3.2, or (iv) hire any additional employees, even in the Ordinary Course of Business, without the prior written consent of the Parent, which consent shall not be unreasonably withheld;

(l) not have the Company pay, lend or advance any amount to or in respect of, or sell, transfer or lease any Purchased Assets to, or enter into any agreement, arrangement or transaction with, RMO or any Non-Company Affiliate, except for the payments, agreements, arrangements, leases, transactions and arrangements set forth in Schedule 3.2;

(m) not permit the Company to (i) incur or assume any indebtedness for borrowed money or issue any debt securities, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person;

(n) not permit the Company to (i) make any capital contributions to, or investments in, any Person, (ii) refinance or restructure any existing indebtedness, (iii) pledge or otherwise encumber shares of any Company capital stock, or (iv) mortgage or pledge any of the Purchased Assets, or create or suffer to exist any Lien thereupon;

(o) not permit the Company to acquire, sell, lease or dispose of any Purchased Assets other than in the Ordinary Course of Business;

(p) not permit the Company to (i) acquire any Person (or division thereof), any equity interest therein or all or substantially all of the assets thereof whether through a merger, consolidation, purchase or otherwise, or (ii) enter into a joint venture, partnership or any other equity alliance with any Person;

(q) not permit RMO or any Non-Company Affiliate to hire any essential employee of the Company without Parent’s prior written consent; and

(r) not agree to do anything, or agree to permit the Company to do anything, that would violate any of the foregoing affirmative or negative covenants of this Section 3.2.

3.3. Consents and Approvals

3.3.1. Subject to the allocation of responsibility set forth in Section 3.3.2, RMO agrees to, and agrees to cause the Company to apply for and use commercially reasonable efforts to obtain no later than at the Closing (a) the Regulatory Approval, (b) the waiver, consent and approval of all Persons whose waiver, consent or approval is required by Law for the Company’s and RMO’s execution and delivery of this Agreement and RMO’s and the Company’s consummation of the transactions contemplated herein, and (c) the waiver, consent and approval of all Persons whose waiver, consent or approval is required by any Company Contract, consent, judgment, decree, order or Permit to which RMO or the Company is a party or subject immediately prior to the Closing, and which would prohibit or require the waiver, consent or approval of any Person to, such transactions or under which, without such waiver, consent or approval, such transactions would constitute an occurrence of Default under the provisions thereof, provided, however, that neither RMO nor the Company shall make any agreements or understandings adversely affecting the Assets or the Company, or its business, as a condition to obtaining any waivers, consents or approvals required by this Section 3.3.1, except as otherwise provided herein or with the prior written consent of Parent.

3.3.2. Each of the parties hereto (a) will take all commercially reasonable actions necessary to comply promptly with all Laws that may be imposed on such party with respect to the transactions contemplated herein (including requesting all necessary approvals for and executing all necessary agreements for the novation of any Company Contracts with any Governmental Authority, requesting all necessary material approvals of subcontractors to such contracts, providing notices and disclosures as required for foreign Persons, and furnishing all information required under any Law in connection with approvals of or filings with any Governmental Authority (including without limitation FTC, DOJ, SEC or IRS)); provided, however, the foregoing shall not require any of the parties hereto or any of their Affiliates to sell or otherwise divest of a material portion of their respective assets or properties or discontinue any of their respective significant operations; and (b) will promptly cooperate with and furnish information to each other in connection with any such legal requirements imposed upon any of them in connection with the transactions contemplated herein. Any filings or approvals required to be accomplished by RMO, the Company or any Non-Company Affiliate in accordance with this Section 3.3.22 shall be at RMO’s or such Non-Company Affiliate’s expense.

3.3.3. Regulatory Filings.

(a) The Company shall cooperate with Parent for the preparation and filing of the regulatory filings to be made to any regulatory agency requesting Regulatory Approval (the “Regulatory Filings”).

(b) Parent shall use commercially reasonable efforts to file as soon as practicable after the date hereof the Regulatory Filings, and execute all agreements and documents, in each case, to obtain as promptly as practicable the Regulatory Approvals. Parent, the Company and RMO shall act diligently, and shall coordinate in completing and submitting the Regulatory Filings. Parent and RMO shall each have the right to review and approve (which such approval shall not be unreasonably withheld, delayed or conditioned) in advance all of the information relating to the transactions contemplated by this Agreement which appears in the Regulatory Filings. Parent will bear all legal costs incurred in connection with the preparation and filing of the Regulatory Filings.

3.3.4. Nothing in this Agreement will require Parent, RMO or the Company to accept any condition to, limitation on or other term concerning the grant of Regulatory Approval if such condition, limitation or other term, alone or in the aggregate with such other conditions, limitation or other terms would (a) require the disposition by Parent, RMO or the Company of any material asset(s); (b) have a Material Adverse Effect on Parent, RMO or the Company in its acquisition, ownership, use, operation or disposition of any property; or (c) materially change or impair the commercial expectation of the Parent, RMO or the Company with respect to the marketing, sale or transportation of natural gas by the Company.

3.4. Access, Information and Confidentiality

3.4.1. Prior to the Closing, the Company shall to (a) give Parent and its authorized Representatives reasonable access, during normal business hours and upon reasonable notice, to the Purchased Assets, and (b) allow Parent (together with its authorized Representatives) to make a reasonable number of visits to each office, facility and other property owned or leased by the Company.

3.4.2.(a) Subject to the first sentence of subsection (b) of this Section 3.4.2, a party hereto receiving Confidential Information from another party hereto shall not disclose and shall keep strictly confidential all such Confidential Information of such disclosing party; provided, however, that such receiving party may disclose Confidential Information of such disclosing party (i) to any Representative of such receiving party or any of its Affiliates who needs to know such information for purposes of consummating the transactions contemplated herein; (ii) to any partner, Affiliate, lender or investor of such receiving party or any of its Affiliates, or any Representative of such partner, Affiliate, lender or investor who needs to know such information for purposes of consummating the transactions contemplated herein; and (iii) to the extent that such receiving party or Representative is required to disclose such information in order to avoid committing a violation of any applicable law, rule or regulation, including any rules or regulations of any securities association, stock exchange or national securities quotation system.

(b) In the event that a receiving party or any Representative of such receiving party or any of its Affiliates is requested or required, pursuant to any applicable court order, administrative order, statute, regulation or other official order by any Governmental Authority, to disclose any Confidential Information of a disclosing party, such receiving party shall (i) provide such disclosing party with prompt written notice of any such request or requirement so that such disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 3.4.2, and (ii) reasonably cooperate with such disclosing party to obtain such protective order or other remedy. In the event such protective order or other remedy is not obtained and a disclosing party fails to waive compliance with the relevant provisions of this Section 3.4.2, such receiving party agrees to (A) furnish only that portion of the Confidential Information for which such receiving party is advised by written opinion of its legal counsel obtained at the disclosing party’s expense, is legally required to be disclosed, (B) upon such disclosing party’s request and expense, use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information, and (C) give such disclosing party prior written notice of the Confidential Information to be disclosed.

(c) If this Agreement is terminated prior to the Closing or at any other time for any reason, upon the written request of a disclosing party, each receiving party will, and will cause all Representatives of such receiving party or any of its Affiliates to promptly, (i) deliver to such disclosing party all original Confidential Information (whether written or electronic) furnished to such receiving party or any Representative of such receiving party or any of its Affiliates by or on behalf of such disclosing party, and (ii) if specifically requested by such disclosing party, destroy (A) any copies of such Confidential

Information (including any extracts therefrom), and (B) any portion of such Confidential Information that may be found in reports, analyses, notes, compilations, studies and other documents prepared by or for such receiving party. From and after the Closing, Parent shall be released from all obligations owed by it to RMO under this Section 3.4.2 with respect to the Confidential Information owned by the Company. This Section 3.4.2 shall survive any termination of this Agreement

3.5. Delivery of Financial Statements and Regulatory Filings

During the period commencing on the date of this Agreement and terminating at the Closing, the Company shall cause to be delivered to Parent, within thirty (30) days of being available or filed, copies of (a) all regularly prepared unaudited monthly, quarterly and annual financial statements of the Company prepared after the date of this Agreement, and (b) all material filings or submissions by the Company with any Governmental Authority made after the date of this Agreement.

3.6. Public Announcements

No party hereto or any of its Affiliates shall make any public announcement of the execution and delivery of this Agreement or the transactions contemplated by this Agreement without first obtaining the prior written consent of the other party hereto, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that nothing contained in this Section 3.6 shall prohibit any party hereto or any of its Affiliates from (a) making any disclosures or having any discussions with any regulatory agencies regarding this Agreement or the transaction contemplated by this Agreement in accordance with Section 3.3.2, (b) making any public announcement in accordance with any required SEC regulation or SEC filing, (c) having discussions with its lenders, or (d) making any public announcement if such party or its Affiliate determines in good faith, on the advice of legal counsel, that such public disclosure is required by applicable Law or any listing agreement with a national securities exchange or trading market; provided further, that in any such event, such party or its Affiliate shall consult with the other party hereto prior to making such disclosure to the extent reasonably practicable.

3.7. Damage to the Purchased Assets

Damage to, or destruction or loss of any of the Purchased Assets prior to the Closing Date shall be repaired by the Company at its sole cost and expense and the Company shall retain insurance proceeds, if any; provided, however, that if any such damage or destruction could reasonably be expected to have a Material Adverse Effect and/or the Purchased Assets cannot reasonably be restored or repaired before the Closing Date, the Company shall give the Buyer notice thereof and the Buyer may, at its option, terminate this Agreement without further obligation.

4.	ADDITIONAL AGREEMENTS

4.1. Intentionally Deleted

4.2. Employee and Benefit Matters

4.2.1. Schedule 4.2.1 contains a list of employees who are actively employed by the Company (including individuals on vacation, short-term disability or similar leave but excluding those persons on long-term disability leave) on the date hereof who the parties agree and acknowledge will be treated as employees of the Company for purposes of this Agreement, which such Schedule 4.2.1 shall be amended as of the Closing Date to include such employees employed in positions at the Company as of the Closing Date (“Company Employees”). Schedule 4.2.1 shall also include the amount of accrued sick leave, flex time and vacation time for each of the Company Employees. From and after the Closing Date, Parent shall have the right to terminate any or all of Company Employees at will or to continue the employment of any or all of Company Employees with the Company upon terms and conditions acceptable to Parent in Parent’s sole and absolute discretion. The Buyer shall provide the Company with written notification at least three (3) days prior to the Closing Date of any Company Employee who will be terminated as of the Closing Date. Any

Company Employee who accepts employment with the Company as of the Closing Date shall hereinafter be referred to as a “Transferred Employee.” The Company and RMO shall retain and satisfy any and all responsibility, and Parent shall have no liability or responsibility whatsoever, for any and all claims, liabilities and obligations, whether contingent or otherwise, relating to (i) any current, former or retired employee of the Company who is not a Transferred Employee, including, without limitation, any unpaid salary, wages, bonuses or other compensation or severance pay or benefits, (ii) any Transferred Employee arising out of or relating to any period, or otherwise incurred, prior to the Closing Date, including, without limitation, any unpaid salary, wages, bonuses or other compensation or severance pay, benefits or group health care coverage required by Section 4980B of the Code or Section 601 of ERISA, and (iii) the Company Plans (such claims, liabilities and obligations, collectively the “Retained Employee Liabilities”). Parent shall have no obligation to continue the employment of any Transferred Employee for any period following the Closing Date, and may terminate the employment of any Transferred Employee at will. Parent shall not receive assets from, nor be required to assume any of the liabilities of, the Members Plans.

4.2.2. On the Closing Date, Parent shall assume all liabilities relating to each Transferred Employee’s unused flexible holiday, vacation and sick time, if any. Schedule 4.2.1 shall be amended within three (3) days prior to the Closing to reflect current accrued sick leave, flex time and vacation time.

4.3. Guaranties or Bonds

4.3.1. After the date hereof and prior to the Closing, RMO shall not, and shall cause the Company not to, without the prior written consent of Parent, (a) enter into, issue or obtain any Guaranty or Bond (each individually, a “New Guaranty or Bond”), or (b) amend or otherwise modify any Guaranty or Bond; provided, however, that Parent shall not unreasonably withhold, delay or condition its consent to any New Guaranty or Bond which is entered into in the Ordinary Course of Business, and Parent shall not unreasonably withhold, delay or condition its consent to any amendment or other modification of any Guaranty or Bond in the Ordinary Course of Business if such amendment or other modification would not result in a breach of any provision of this Agreement; and

4.3.2. RMO shall promptly provide Parent with a true and correct copy of any New Guaranty or Bond or amendment or other modification to a Guaranty or Bond.

4.4. Agreement Not to Solicit Employees

Unless otherwise consented to in writing by Parent, the Company and RMO agree that during the Restricted Period, neither RMO, the Company nor any Non-Company Affiliate will solicit or hire away any Transferred Employee.

4.5. Insurance Claims

The Company shall be solely responsible for the administration and, to the extent applicable, payment of any Property and Casualty Claims with a date of occurrence prior to the Closing, and hereby releases Parent and its Affiliates of any responsibility or liability therefor. Parent shall be solely responsible for the administration and, to the extent applicable, payment of any Property and Casualty Claims with a date of occurrence on or after the Closing, and hereby releases the Company of any responsibility or liabilities therefor. For purposes hereof, “Property and Casualty Claims” shall mean workers’ compensation, auto liability, general liability, products liability, professional liability, fiduciary liability, pollution liability and director and officer liability claims relating to the business of the Company and claims for damages caused to facilities of the Company generally insured under causes-of-loss – special form property and boiler and machinery insurance coverage, in each case including reported claims and incurred but not reported claims. The Company shall be solely responsible for the administration and payment of all costs associated with claims for workers’ compensation and other occupational health or injury claims of employees of the Company prior to the Closing Date and for any claim filed subsequent to the Closing Date made in connection with any injury, event or occurrence taking place prior to the Closing Date.

4.6. Accounts Receivable

4.6.1. All Accounts Receivable for sales prior to the Closing Date belong to the Company although such accounts may be actually paid to and received by the Buyer on or after the Closing Date. On the day immediately prior to the Closing Date, the Company shall provide the Buyer with the most current listing of Accounts Receivable, showing the names and addresses of the customers, type of payment method and most current balances. In addition, the Company shall provide the Buyer with an updated copy of such listing within a week after the Closing Date, and the Buyer shall provide the Company with reasonable access during normal business hours to the applicable Accounts Receivable records. The Company shall have the sole responsibility for preparing the listing of open Accounts Receivable belonging to the Company. The Buyer’s sole responsibility under this Section 4.6.1 is to (i) pay or deliver to the Company all amounts it receives with respect to the Accounts Receivable belonging to the Company within five (5) business days after receipt and (ii) provide the Company (with the Company’s assistance) with a reasonable accounting of such receipts showing the customer’s name, address and amount and date of each receipt. Under no circumstance shall the Buyer have any obligation to exercise collection efforts against any customer with respect to any Accounts Receivable belonging to the Company. If any amount is disputed between the Company and any such customer, the Company shall notify the Buyer of the dispute and provide the Buyer a detailed explanation of the amount and reason for any discrepancy and dispute in which case the Buyer shall have the right to participate in all discussions in an effort to help resolve any disputes prior to the Company sending any formal demands or taking any formal collection actions. If any customers incorrectly make payments or direct deposits to an account of the Company for sales by the Business after the Closing, the Company shall inform the Buyer of the payments or deposits received by the Company and the Company shall remit the full amount of such payments or deposits to the Buyer within five (5) business days after receipt.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND RMO REGARDING THE COMPANY

The Company and RMO jointly and severally represent and warrant to Parent that:

5.1. Organization and Good Standing of the Company; Foreign Qualifications

5.1.1. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, USA, and has all requisite limited liability company power and authority to carry on its business as such business is currently conducted.

5.1.2. The ownership, leasing or operation of the Company’s assets or the conduct of its business as currently conducted does not require license, registration or qualification to do business as a foreign limited liability company.

5.1.3. The Company has heretofore made available to Parent true, correct and complete copies of the Organizational Documents, as amended to the date hereof, of the Company.

5.2. Capitalization of the Company

5.2.1. As of the date of this Agreement, the Company has 100 membership interests issued and outstanding. The interests of the Company (i) constitute all of the issued and outstanding membership units of the Company, (ii) are validly authorized and issued, fully paid, and nonassessable, and (iii) will as of Closing be owned beneficially and of record as set forth in Schedule 5.2.1. No interests of the Company were issued in violation of any preemptive, right of first refusal or other subscription rights of any member of the Company or any other Person, and all interests of the Company were offered and sold in compliance with all applicable federal, state and critical securities Laws. There are no outstanding options, warrants, calls, commitments or plans by the Company to issue any additional membership interests, or to pay any cash distribution, or to purchase, redeem or retire any outstanding membership interests, nor are there outstanding any securities or obligations which are convertible into or exchangeable for membership interests. There are no membership appreciation rights, phantom units or similar rights in existence with respect to the Company. No Person other than the members of the Company listed on Schedule 5.2.1 own or otherwise have any rights to any securities of the Company.

5.2.2. The Company does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, joint venture, limited liability company or partnership, association or other legal entity.

5.3. Financial Statements; Undisclosed Liabilities

5.3.1. Attached hereto as Schedule 5.3.1 are true, correct and complete copies of the Financial Statements which have been generated in accordance with the books and records of the Company. Except as set forth in Schedule 5.3.1, the Financial Statements (a) have been prepared in material accordance with GAAP and (b) fairly and accurately present in all material respects the financial position and the results of operations of the Company as of the dates and for the periods indicated in accordance with GAAP.

5.3.2. The Company does not have any material liability or obligation that would be required to be disclosed on a balance sheet prepared in accordance with GAAP, except for the liabilities and obligations of the Company (a) disclosed or reserved against in the Financial Statements, (b) set forth in Schedule 5.3.2 or (c) incurred or accrued in the Ordinary Course of Business since March 31, 2012.

5.4. Taxes

Except as provided in Schedule 5.4: (a) the Company has timely extended or filed all Tax Returns known to the Company to be required to be filed for the Company and all such Tax Returns are true, correct and complete in all material respects, (b) the Company has paid, and until the Closing Date will, within the time and in the manner prescribed by Law, pay (or have established adequate reserves reflected in the Financial Statements for), all Taxes due or claimed to be due with respect to the operations of the Company, (c) the Company has withheld all amounts required to be withheld from payments to employees and other third parties and have remitted such amounts to the appropriate taxing authority in accordance with applicable Laws, (d) the Company has not executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document (other than normal requests to extend the time for filing a Tax Return) extending or waiving or having the effect of extending or waiving the period for assessment of any Tax that is due with respect to a Tax Return that the Company is required to file, (e) no federal, state, local or foreign Tax Audits or other administrative proceeding, discussions or court proceedings are presently in progress or threatened with regard to any Tax Returns of the Company and (f) there are no Liens or assessments or claims (whether pending or threatened) for the payment of Taxes upon the Assets of the Company. The Company is treated for federal Income Tax purposes as “disregarded as an entity separate from its owner” pursuant to Section 301.7701-3(b)(1)(ii) of the treasury regulations of the Code.

5.5. Tangible Personal Property

5.5.1. The Tangible Personal Property described in Schedule 5.5.1 included among the Purchased Assets have been maintained and/or installed in good and workmanlike manner, are in good operating condition and repair, except for reasonable wear and tear in ordinary usage, and are suitable for the business of the Company. The Purchased Assets constitute all of the assets necessary to conduct the Business as presently conducted. All of the Purchased Assets are in the possession of the Company.

5.5.2. There is no inventory included among the Purchased Assets.

5.5.3. All of the Accounts Receivable shown on the Financial Statements arose in the Ordinary Course of Business in connection with bona fide transactions. Schedule 5.5.3 reflects the procedures the Company uses to collect its Accounts Receivable.

5.6. Enforceability; Authority; No Conflict; No Consents

5.6.1. This Agreement and the other documents, instruments and agreements to be entered into by the Company and RMO pursuant hereto (the “Ancillary Agreements”), constitutes the legal, valid and binding obligations of the Company and RMO, enforceable against them in accordance with its terms. The execution, delivery and performance by RMO and the Company of this Agreement and the Ancillary Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or violate (a) any provision of the Organizational Documents of the Company or RMO or (b) any resolution adopted by the members of the Company.

5.6.2. Each of the Company and RMO has the full right, power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform their respective obligations under this Agreement and the Ancillary Agreements and such actions have been duly authorized by all necessary action by the Company and RMO.

5.6.3. Neither the execution and delivery of this Agreement or any other agreement entered into pursuant hereto nor the consummation of the transactions contemplated by this Agreement will (a) violate any Law to which each of the Company and RMO is subject, (b) result in the imposition or creation of any Lien upon or with respect to any of the Purchased Assets or (c) not constitute an occurrence of a Default or require the consent or approval of any Person under any provision of any Acquired Contract to which the Company is a party or by which he is bound.

5.7. Absence of Changes

Since December 31, 2011 through the Effective Date, the Company has not, except as set forth in Schedule 5.7 or in the Ordinary Course of Business:

(a) transferred, assigned or conveyed any of the Purchased Assets;

(b) suffered any material destruction, damage or loss to any of the Purchased Assets (casualty or other), whether or not covered by insurance;

(c) except as described in Schedule 5.12 or Schedule 3.2, entered into any Acquired Contract;

(d) except as described in Schedule 5.12 or Schedule 3.2, terminated or amended or suffered the termination or amendment of, failed to perform in all material respects its obligations under, or suffered or permitted any Default to exist under, any Acquired Contract or Permit;

(e) caused or consented to the imposition of a Lien on any of the Purchased Assets;

(f) incurred or assumed any indebtedness for borrowed money or issued any debt security except as set forth in Schedule 5.12;

(g) waived any material right of the Company or cancelled any debt or claim held by the Company;

(h) made any loan to any officer, director, employee or member of the Company;

(i) increased, directly or indirectly, the compensation paid or payable to any officer, director, employee or agent of the Company except in accordance with Section 3.2(k) hereof;

(j) hired or fired any employees of the Company or changed any such employee’s terms or conditions of employment except in accordance with Section 3.2 hereof;

(k) delayed or postponed the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable or taken any actions or omitted to take any actions with the intent or the purpose of altering such accounts or notes from the Ordinary Course of Business;

(l) made any changes to the Company’s Organizational Documents;

(m) failed to maintain the Company’s corporate existence;

(n) changed the relationship with or terminated any customer of the Company;

(o) changed any of the prices charged with respect to the customer of the Company or the Acquired Contracts;

(p) made any changes in the accounting methods or practices of the Company;

(q) taken or suffered any other act that may reasonably be expected to cause or result in a Material Adverse Effect;

(r) received any adverse ruling or denial of any request by any Governmental Authority; or

(s) agreed to do any of the foregoing items of this Section 5.7.

5.8. Material Claims

Except as set forth in Schedule 5.8, there is no litigation, suit, action, proceeding or claim pending or, to the knowledge of the Company or the Company’s counsel, any basis therefore or threat thereof against the Company that would be reasonably expected to result in a Material Adverse Effect on the Company or Assets. Except as set forth in Schedule 5.8, there is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Authority or arbitrator outstanding with respect to the Agreement or against the Company or any of the Assets.

5.9. Permits; Compliance With Laws

5.9.1. Except as set forth in Schedule 5.9 and for Environmental Matters, which are addressed exclusively in Section 5.17, to the Company’s knowledge the Company possesses all Permits that are required under applicable Law for the ownership or operation of the business of the Company as currently conducted, to the Company’s knowledge all such Permits are in full force and effect, and to the Company’s knowledge the Company is in compliance with all of the terms and conditions of such Permits. No proceeding is pending or, to the Company’s knowledge, threatened seeking the revocation, cancellation, non-renewal or limitation, in whole or in part, of any such Permit. The Company has not received any written notice from any Governmental Authority alleging violation of any applicable Law.

5.9.2. Except for Environmental Matters, which are addressed exclusively in Section 5.17, the Company and RMO have complied in all material respects with all applicable Laws to which they are subject, including but not limited to Ohio Revised Code Section 1705.31 captioned “Contracts Involving Members, Managers or Officers.” No investigation or review by any Governmental Authority, based on an alleged violation of any applicable Law is pending or, to the knowledge of the Company, threatened, against the Company or RMO, nor has any Governmental Authority indicated to RMO or the Company an intention to conduct the same at any time after the date hereof.

5.10. Real Property

The Company does not own any fee simple interest or hold a leasehold interest in any real property.

5.11. Intellectual Property; Software

5.11.1. Schedule 5.11.1 sets forth a list of all issued Patents and registered copyrights, trademarks, service marks, trade names, domain names and applications therefore owned or licensed by the Company and currently used in conducting its business in the United States or any foreign country, and the annual licensing fee to be paid by the Company for the use of such Intellectual Property, if any. The Company owns, or has the license or right to use in the United States and in any foreign country in which its conducts business, all Intellectual Property currently used and necessary to conduct the business of the Company as presently conducted, in each case in the United States and in each foreign country where the Company uses such Intellectual Property.

5.11.2. Schedule 5.11.2(a) sets forth a list of all Software owned or licensed by the Company, and Schedule 5.11.2(b) sets forth a list of all Software owned or licensed by any Non-Company Affiliate, which is currently used in conducting any Company business in the United States or any foreign country. Schedules 5.11.2(a) and 5.11.2(b) also set forth the annual licensing fee owed by the Company to utilize said Software. The Company owns, or has the license or right to use all such Software currently used and necessary to conduct the business of the Company as presently conducted, in each case in the United States and in each foreign country where the Company uses such Software.

5.11.3. To the knowledge of the Company, (a) no Third Party is infringing upon, violating or interfering with or otherwise engaging in the unlawful appropriation of any right, title, interest of or the goodwill associated with any Intellectual Property which is owned by any Company, (b) the Company is not infringing upon, violating or interfering with or otherwise engaging in the unlawful appropriation of any right, title, interest of or the goodwill associated the intellectual property of any Third Party and (c) within the last three years no Company or any of the Affiliates has brought or threatened a claim against any Third Party alleging that or otherwise has reason to believe that any Intellectual Property owned by any Company or any of the Affiliates is being infringed upon, violated or interfered with or unlawfully appropriated.

5.12. Company Contracts

5.12.1. Schedule 5.12 sets forth a true, correct and complete list, as of the date hereof, of all Contracts to which the Company is a party (collectively, the “Company Contracts”).

5.12.2. As of the date of this Agreement, the Company has made available to Parent true, correct and complete copies of all written Company Contracts. Each Company Contract is in full force and effect, and is valid and binding on the Company, the other parties thereto, and is enforceable against the Company and the other parties thereto in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally. Except as set forth in Schedule 5.12, to the Company’s knowledge, the Company has performed all obligations required to be performed by them to date under such Company Contract, and neither the Company nor, to the knowledge of the Company, any other party thereto is in Default under such Company Contract, nor to the Company’s knowledge does any condition exist that with notice or lapse of time would constitute a Default thereunder. No surety bond or letter of credit that constitutes a Company Contract has been called or drawn upon.

5.12.3. With respect to any Assumed Contracts that are not by their terms assignable or cancelable within thirty (30) days without penalty or consent, the parties agree that The Company will use its best efforts to obtain the other party’s written consent to assign each such Assumed Contract to the Buyer prior to Closing, but if such consent is not obtained, then the Company (i) will deliver possession of any personal property that is the subject of that Assumed Contract to the Buyer at the Closing for the Buyer’s use and benefit and (ii) will not terminate, and will continue to comply with the terms of that Assumed Contract, for the remainder of the term of that Assumed Contract. In such case, the Buyer shall pay the amounts due under each such Assumed Contract directly to the customer or lessor or shall advance to the Company the funds necessary for each payment on that Assumed Contract, and upon receipt the Company will immediately deliver such payments as required by that Assumed Contract. The Buyer shall be responsible for the full amount owed under each Assumed Contract (including late payment penalties, fees and interest (but only if caused by the Buyer, and if caused by the Company then the Company shall be pay such late penalties, fees and interest) in respect to such properties for the remaining term of that Assumed Contract.

5.13. Labor Matters

Except as set forth on Schedule 5.13, within the last three (3) years, (a) the Company has not been the subject of any union activity, nor has there been any strike of any kind called against the Company, nor has there been any lockout or work stoppage involving the Company and (b) the Company has not violated any applicable federal, state or provincial Law relating to labor or labor practices. Except as set forth on Schedule 5.13, the Company is not a party to any collective bargaining agreement.

5.14. ERISA and Related Matters

5.14.1. Schedule 5.14 sets forth a true, correct and complete list, as of the date hereof, of all Company Plans. The Company has made available to Parent true, correct and complete copies of the most recent summary plan descriptions, if any, with respect to the Company Plans.

5.14.2. The Company does not contribute or have any obligation to contribute, and have not within six (6) years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan (within the meaning of Section 3(37) of ERISA) or a Benefit Plan (other than a Members Plan) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

5.14.3. With respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, that is not a Company Plan, and which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six (6) years prior to the date of this Agreement, by the Company or any corporation, trade, business, or entity under common control with the Company, within the meaning of Section 414(b), (c), or (m) of the Code or Section 4001 of ERISA, to the Company’s knowledge: (a) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (b) no liability to the Pension Benefit Guaranty Corporation has been incurred by any such entity, which liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

5.14.4. In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or to the knowledge of the Company will be made hereunder, under any agreement contemplated herein, or under any Company Plan that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

5.15. Guaranties or Bonds

Schedule 5.15 sets forth a true, correct and complete list, as of the date hereof, of all Guaranties or Bonds.

5.16. Employees

The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth on Schedule 5.16, the Company does not have any written or oral contract with any individual currently engaged, or previously engaged, in the business of the Company as an employee, independent contractor or otherwise. Schedule 5.16 sets forth a true, correct and complete list, as of the date(s) set forth therein, of the names, position and initial employment date of all current employees of the Company. No changes in such base pay for such employees have been promised or authorized by the Company except as described in Schedule 5.16. Except as set forth in Schedule 5.16, there are no loans or other obligations payable or owing by the Company to any officer, director or employee of the Company, except salaries, wages, vacation pay, bonuses and salary advances and reimbursement of expenses incurred and accrued in the Ordinary Course of Business, nor are any loans or debts payable or owing by any such individuals to the Company, nor has the Company guaranteed any of such individuals’ respective loans or material obligations. The Company is not (a) delinquent in the payment to any of its employees or independent contractors any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or consultants or any Taxes or any penalty for failure to comply with any of the foregoing or (b) liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business and consistent with past practices). The Company and RMO are not aware and the Company and RMO have not received notice that any employee or independent contractor of the Company intends to terminate his or her employment relationship or engagement with the Company. The Company and RMO not aware and the Company and RMO have not received notice that any employee, director or officer of the Company are obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (a) the performance of the Person’s duties as an employee, director or officer of the Company or (b) the business of the Company as conducted or proposed to be conducted. Between the Effective Date and the Closing Date, no more than twenty percent (20%) of the total employees engaged by the Company shall have resigned, been terminated for any reason, or had their working hours materially reduced except in the Ordinary Course of Business.

5.17. Environmental Matters

Except as set forth in Schedule 5.17:

5.17.1. the Company and its operations are in material compliance with all applicable Environmental Laws;

5.17.2. the Company is not subject to any pending or to the Company’s knowledge threatened claim, action, suit, investigation, inquiry or proceeding under any Environmental Law and there is no such action proposed or threatened;

5.17.3. all Permits, if any, required to be obtained by the Company under any Environmental Law in connection with its operations as they are currently being conducted, including those relating to the management of Hazardous Substances, have been obtained by the Company, are in full force and effect on the date hereof and the Company has complied in all material respects with all such Permits;

5.17.4. no real property formerly owned or leased by the Company in connection with the operations of the Company has been contaminated with any Hazardous Substances during or prior to such period of ownership or operation which could reasonably be expected to result in liability relating to or requiring any remediation under the applicable Environmental Laws;

5.17.5. no Company is subject to any order, decree, injunction or other arrangement with any Governmental Authority or any agreement with any third party pursuant to which any Company is indemnifying any third party for liability under any Environmental Laws; and

5.17.6. the Company has provided to Parent all environmental site assessment reports, studies and related documents in the possession of the Company relating to environmental matters in connection with operation of the Assets.

5.18. Insurance Coverage

Schedule 5.18 sets forth a true, correct and complete summary of all Company Insurance Policies applicable to the Company and any surety bonds (if applicable) covering the Company, the Assets, the business of the Company, and the employees of the Company, other than any such insurance policies related to Benefit Plans. There is no claim by the Company pending under any such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. There is no claim under pending under any such policies or bonds that has been denied by the underwriters of such policies and bonds and is still being asserted by the insured. All premiums due and payable under such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms and conditions of all such policies and bonds. To the knowledge of the Company, there is no threatened termination of such policies and bonds.

5.19. Governmental Filings: No Violations

5.19.1. Except as disclosed on the attached Schedule 5.19, to the Company’s knowledge no notices, reports or other filings are required to be made by RMO or the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or RMO from, any Governmental Authority in connection with the execution and delivery of this Agreement by the Company and RMO and the consummation of the transactions contemplated hereby.

5.19.2. Subject to the filings, registrations, consents, approvals, permits, authorizations and/or notices referred to in Schedule 5.19, the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of any provisions of the Organizational Documents of the Company, (ii) a breach or violation of any Law of any Governmental Authority by which the Company is bound or (iii) a breach or violation of, or a default under, the acceleration of any obligations under, or the creation of a Lien on the assets of any Company (with or without notice, lapse of time or both) pursuant to, any Contract binding upon any Company.

Except as disclosed on the attached Schedule 5.19, the Company does not need to provide any notice to, or obtain any Permits from any Governmental Authority for the consummation of the transactions contemplated by this Agreement.

5.20. Investment

The Company is receiving the Parent Common Stock as the Purchase Price pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and has made, independently and without reliance on Parent (except to the extent that each has relied upon the representations and warranties of Parent contained herein), its own analysis of Parent Common Stock, and has had reasonable and sufficient access to such documents and other information and materials as it considers appropriate to make its necessary evaluation. The Company is acquiring Parent Common Stock solely for its own account for investment and not with a view to or for the distribution thereof. The Company acknowledges that Parent Common Stock to be issued to it in connection with this Agreement is not registered under the Securities Act and that such Parent Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom. The Company is able to bear the economic risk of the investment in Parent Common Stock pursuant to this Agreement, and has sufficient knowledge and experience in financial and business matters in that it is capable of evaluating the merits and risks of the acquisition of Parent Common Stock, and is able to financially bear the risk thereof.

5.21. Gratuitous Payments

Neither the Company nor any of the members of the Company, executives, independent contractors or employees of the Company nor any agents acting on behalf of or for the benefit of the Company, directly or indirectly, has (a) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, suppliers or third party payors of the Company or potential customers or suppliers of the Company in order to obtain business from such customers or suppliers, other than standard pricing or discount arrangements consistent with proper legal and business practices, (b) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer, third party payor, supplier, source of financing, landlord, sub-tenant, licensee or anyone else other than in connection with promotional or entertainment activities consistent with proper legal and business practices, (c) made, or has agreed to make, or is aware that there has been made, or that there is any agreement to make, any illegal political contribution or gift, or any contributions, payments or gifts of its funds or property to, or for the private use of, any governmental official, employee or agent, where either the contribution, payment or gift or the purpose of such contribution, payment or gift is illegal under the laws of the United States, or under the laws of any state thereof or any other jurisdiction (foreign or domestic) under which such payment or gift was made, (d) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason or (e) made, or has agreed to make, or is aware that there has been made, or that there is any agreement to make, any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payments. No notice or claim inconsistent with the representations in this Section 5.21 has been received by the Company.

5.22. Disclosures

Neither this Agreement, nor any other agreement entered into pursuant to the transactions contemplated by this Agreement, nor any schedule, exhibit, report, document, certificate or instrument prepared by and furnished by the Company or RMO to Parent or its counsel in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading except to the extent that any such statement or omission will not be reasonably likely to have a material effect on the business, financial condition, prospects, or operation of the Company or Assets.

5.23. Litigation

Except as set forth in Schedule 5.8, there is no action, suit or proceeding at law or in equity against the Company or RMO pending, or to the knowledge of the Company, threatened, which (a) relates to or involves uninsured amounts of more than Five Thousand Dollars ($5,000), (b) seeks to restrain, delay prohibit the transactions contemplated by this Agreement or (c) is reasonably likely to have a Material Adverse Effect. Neither the Company nor RMO has been permanently or temporarily enjoined or barred by order, judgment or decree limiting the Company or RMO from engaging in the Business, or requiring the Company or RMO to take, or refrain from taking, action with respect to the Business. To the knowledge of the Company or RMO, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any proceeding described in this Section 5.23.

5.24. Intentionally Deleted

5.25. Regulatory Matters

None of the Assets of the Company are subject to the regulations of the Federal Energy Regulatory Commission. As of the date hereof, the Company (a) does not have rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Authority or on appeal to the Courts or (b) is not a party to any proceeding before a Governmental Authority or on appeal from orders of a Governmental Authority which, in each case, has resulted or would reasonably be expected to result in orders have a Material Adverse Effect.

5.26. Affiliate Transactions

Except as set forth in Schedule 5.26, no Affiliate of the Company is involved in any business arrangement or relationship with the Company pertaining to the Business and no such Affiliate owns any property or right, tangible or intangible, that is used in the operation of the Business.

5.27. Sufficiency of Assets

Except as set forth in Schedule 5.27, the equipment, Intellectual Property, Company Contracts, and Permits owned, leased, or licensed by the Company constitute (i) substantially all of the equipment, Intellectual Property,

Company Contracts, and Permits used by the Company for the conduct of its business as conducted immediately prior to Closing and (ii) all of the assets necessary to conduct the Business as conducted immediately prior to Closing.

6.	INTENTIONALLY DELETED

7.	REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to RMO and the Company that:

7.1. Organization and Standing

Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

7.2. Corporate Power and Authority; Enforceability

Parent has all requisite corporate power and authority to execute and deliver this Agreement and the other documents, instruments and agreements to be entered into by it pursuant hereto, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent of this Agreement and each and every other agreement, document and instrument to be executed, delivered and performed by Parent in connection herewith have been duly authorized and approved by all requisite corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent, and, on the Closing Date, all other agreements to be entered into by Parent pursuant hereto will have been duly and validly executed and delivered by Parent. This Agreement is, and each and every agreement, document and instrument provided for herein to be executed and delivered and to which Parent is a party will be, when executed and delivered by the parties thereto, valid and binding on Parent, and enforceable against Parent in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors’ rights generally.

7.3. No Violation or Conflict by Parent

Except as set forth in Schedule 7.3, the execution, delivery and performance by Parent of this Agreement and each and every other agreement, document and instrument to be entered into by Parent pursuant hereto do not and will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or violate any provisions of the articles of incorporation or the code of regulations of Parent, or constitute an occurrence of Default or require the consent or approval of any Person under any provision of any contract or agreement to which Parent is a party or by which it is bound.

7.4. Parent Governmental Approvals

Except as set forth in Schedule 7.4, the execution, delivery and performance by Parent of this Agreement, and the other documents, instruments and agreements to be entered into by Parent pursuant hereto, do not and will not, and the consummation of the transactions contemplated hereby and thereby will not (a) violate any consent, judgment, order or decree or any rule or regulation of any Governmental Authority to which Parent or any Affiliate of Parent is a party or is subject to, (b) require of Parent or any Affiliate of Parent a filing or registration with any Governmental Authority, or (c) require Parent or any Affiliate of Parent to obtain any consent, approval, Permit, certificate or order of any Governmental Authority under applicable Law or by any applicable consent, judgment, order or decree or any applicable rule or regulation of any Governmental Authority.

7.5. Litigation Against Parent

There is no litigation, suit, action, proceeding, claim or investigation pending or, to the knowledge of Parent, proposed or threatened against Parent that (a) affects Parent or any Affiliate of Parent and could, individually or in the aggregate, if pursued or resulting in a judgment against Parent or such Affiliate, reasonably be expected to materially adversely affect the ability of Parent to consummate the transactions described herein, or (b) seeks restraint, prohibition, or other injunctive relief in connection with this Agreement or the consummation of the transactions contemplated hereby. There is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Authority or arbitrator outstanding against Parent with respect to this Agreement.

7.6. Knowledge of Inaccuracies

Parent shall promptly notify RMO and the Company if at any time prior to the Closing Parent acquires knowledge of any inaccuracy in any of the representations made by RMO in this Agreement, provided, however, that Parent’s failure to inform RMO shall not be considered a breach hereunder.

7.7. Investigations

Parent acknowledges that it has been furnished with and has an opportunity to read this Agreement to which it is a party and all materials relating to the Company and the Assets that have been requested by Parent. Parent further acknowledges that it has been given ample opportunity to ask questions and request information of, and receive answers from the Company concerning the Company and the Assets, including but not limited to information relating to the business, finances, operations and prospects of the Company.

7.8. “As Is” Condition

THE BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND RMO SET FORTH IN THIS AGREEMENT, THE SCHEDULES TO THIS AGREEMENT, THE UPDATED SCHEDULES, IF ANY, AND THE ANCILLARY AGREEMENTS AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, (A) THE BUYER IS ACQUIRING THE PURCHASED ASSETS ON AN “AS IS, WHERE IS” BASIS AND (B) NEITHER THE COMPANY NOR RMO IS MAKING, AND THE BUYER IS NOT RELYING ON, ANY REPRESENTATIONS, WARRANTIES, OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING THE COMPANY, THE PURCHASED ASSETS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

The obligations of Parent to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Parent for purposes of consummating the transactions contemplated by this Agreement and such other transactions:

8.1. Representations True at the Closing

The representations and warranties made by RMO and the Company in this Agreement shall be true and correct in all material respects when made, and immediately prior to the Closing with the same force and effect as though such representations and warranties had been made as of such time.

8.2. Covenants of RMO

RMO and the Company shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by them respectively on or prior to the Closing pursuant to the Agreement, and a duly authorized officer of the Company, and RMO himself shall have delivered to Parent a certificate in the form attached hereto as Exhibit A dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in Section 8.1.

8.3. No Injunction, Etc.

No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened by any Person other than Parent or any Affiliate of Parent before any court or Governmental Authority to enjoin, restrain, or prohibit the consummation of the transactions contemplated hereby, or which is likely to materially and adversely affect the value of the Business or the Purchased Assets.

8.4. Consents, Approvals and Waivers

Parent’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by (a) the special committee of the board of directors of Parent, the board of directors of Parent (other than Richard M. Osborne in his individual capacity, Thomas J. Smith and Gregory J. Osborne), and approval by Parent’s shareholders, (b) the board of directors of Parent shall have received a customary opinion of an independent financial advisor that the transactions contemplated by this Agreement are fair, from a financial point of view, to Parent’s shareholders and such fairness opinion shall not have been revoked, rescinded or amended, (c) all Governmental Authorities whose approvals are required by Law, (d) Sun Life Assurance Company of Canada and Parent’s or Parent’s Affiliates’ lenders, but only if such approvals are required under the applicable documents, and (e) all of the Company’s lenders whose approval is required under any applicable loan documents. Parent shall have received a true, correct and complete copy of each consent, approval, waiver and agreement required to be obtained by the Company and RMO no later than the Closing pursuant to Section 3.3. The Company’s and RMO’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all Governmental Authorities whose approvals are required by Law, except for any such approval which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of RMO and the Company to consummate the transactions contemplated by this Agreement and the transactions described herein.

8.5. Consents for Acquired Contracts

The Company shall obtain any such consents or waivers that are necessary to transfer and assign the Acquired Contracts to the Buyer as contemplated in this Agreement.

8.6. Absence of Material Adverse Effect

No Material Adverse Effect that is not as of the Effective Date disclosed in a schedule shall have occurred between the Effective Date and the Closing Date.

8.7. Termination of Certain Contracts

The Company shall provide Parent with verification that the Contracts contained in Schedule 8.7 are null, void and of no further force and effect.

8.8. Due Diligence

The Buyer shall completed such due diligence investigation of the Company and the Business, assets, liabilities, prospects and financial condition as it deems necessary, proper, convenient or desirable in its sole and absolute discretion and, on completion of such investigation, all such matters shall be satisfactory to the Buyer in its sole and absolute discretion. In connection with Buyer’s due diligence investigation, RMO and the Company shall have fully cooperated with the Buyer and shall have made available to the Buyer and its accountants, attorneys, lenders, employees, officers and other representatives, all records, books of account, documents and information which the Buyer, its agents, representatives, attorney, accountants, investors or lenders may from time-to-time request in connection with the Buyer’s due diligence investigation.

9.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Company for purposes of consummating the transactions contemplated by this Agreement and such other transactions:

9.1. Representations True at Closing

The representations and warranties made by Parent in this Agreement shall be true and correct in all material respects when made, and immediately prior to the Closing with the same force and effect as though such representations and warranties had been made on and as of such time.

9.2. Covenants of Parent

Parent shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing pursuant to the Agreement, and a duly authorized officer of Parent (other than RMO) shall have delivered to the Company a certificate in the form attached hereto as Exhibit B dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth in Section 9.1.

9.3. No Injunction, Etc.

No action, proceeding, investigation, regulation or legislation shall have been instituted or threatened by any Person other than the members of the Company , the Company or any Non-Company Affiliate before any court or Governmental Authority to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby.

9.4. Consents, Approvals and Waivers

The Company’s and RMO’s execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been approved by all Governmental Authorities, including the Regulatory Approval. Either (i) RMO and the Company shall have received a true, correct and complete copy of each consent, approval, waiver and agreement required to be obtained by RMO and the Company no later than the Closing pursuant to Section 3.3, or (ii) if RMO and the Company were unable to obtain such consent, approval, waiver or agreement after having complied with their obligations under Section 3.3, RMO shall have obtained for, or provided Parent with, in a form reasonably acceptable to Parent, the economic practical benefit to Parent as if such consent, approval, waiver or agreement had been received.

10.	TRANSACTIONS AT CLOSING

10.1. Transactions at Closing

At the Closing, each of the following shall occur:

10.1.1. The Company’s and RMO’s Performance. At the Closing, RMO and the Company shall deliver to Parent each of the following:

10.1.1.1. An executed bill of sale and assignment (in such form attached as Exhibit C) and such other deeds, bills of sale, instruments of assignment, certificates of title and other instruments and documents as may be reasonably necessary, to transfer to the Buyer good and marketable title to all of the Purchased Assets free and clear of all Liens;

10.1.1.2. Possession of the Purchased Assets;

10.1.1.3. All Permits relating to the Purchased Assets that by their terms are assignable and that the Buyer has agreed to assume;

10.1.1.4. Satisfactory proof of removal of all UCC financing statements filed pursuant to the Uniform Commercial Code in all applicable jurisdictions and satisfactory proof of removal of all judgments and other Liens, if any;

10.1.1.5. Evidence satisfactory to the Buyer of any consents or notices required under the Acquired Contracts;

10.1.1.6. The accounts receivable listing required by Section 4.6.1;

10.1.1.7. the certificate of RMO as described in Section 8.4;

10.1.1.8. evidence of the consents, approvals, waivers and agreements described in Section 8.4 in a form reasonably satisfactory to Parent;

10.1.1.9. copies of the each of the Ancillary Agreements to which RMO or the Company are parties, duly executed and delivered by RMO or the Company, as applicable;

10.1.1.10. certificates of existence or good standing of the Company, as of the most recent practicable date, from the appropriate Governmental Authority of the jurisdiction of its formation and the jurisdictions in which it is qualified to do business;

10.1.1.11. all books and records relating to the operation of the Company, including but not limited to all such electronic records, files, ledgers and other documentation reasonably required by Parent in connection with the ongoing operation of the Company;

10.1.1.12. certificate by RMO as trustee of the Richard M. Osborne Trust as to the full force and effect of the agreement governing the Richard M. Osborne Trust;

10.1.1.13. Secretary or Assistant Secretary certified copies of resolutions of the approval of the transactions contemplated by this Agreement by the requisite members of the Company pursuant to the Company’s Organizational Documents; and

10.1.1.14. Such other evidence of performance of all covenants and satisfaction of all conditions required of RMO or the Company by this Agreement, at or prior to the Company, as the Buyer may reasonable require.

10.1.2. Parent’s Performance. At the Closing, Parent shall deliver to RMO and the Company each of the following:

10.1.2.1. The Initial Payment by issuance of shares of Parent Common Stock which shall bear a restrictive legend in accordance with the Securities Act;

10.1.2.2. the certificate of the duly authorized officer of Parent described in Section 8.2;

10.1.2.3. certificates of existence or good standing of Parent and the Acquisition Sub, as of the most recent practicable date, from the appropriate Governmental Authority of the jurisdiction of its incorporation;

10.1.2.4. Secretary or Assistant Secretary certified copies of resolutions of the board of directors of Parent approving the transactions contemplated by this Agreement;

10.1.2.5. Secretary or Assistant Secretary certificates of incumbency for the officers of Parent who sign on behalf of Parent this Agreement and any other documents, instruments or agreements to be entered into by Parent pursuant hereto;

10.1.2.6. copies of the each of the Ancillary Agreements to which Parent is a party, duly executed and delivered by Parent; and

10.1.2.7. such other evidence of the performance of all covenants and satisfaction of all conditions required of Parent by this Agreement, at or prior to the Closing, as the Company may reasonably require.

11.	SURVIVAL OF REPRESENTATION AND WARRANTIES; INDEMNIFICATION

11.1. Survival of Representations, Warranties and Agreements

11.1.1. All representations, warranties, covenants, indemnities and obligations made or undertaken by the Company and RMO in this Agreement are material, have been relied upon by Parent and shall survive the Closing hereunder as set forth in Section 11.5, and shall not merge in the performance of any obligation by any party hereto.

11.1.2. All representations, warranties, covenants, indemnities and obligations made or undertaken by Parent in this Agreement are material, have been relied upon by RMO and shall survive the Closing hereunder as set forth in Section 11.5, and shall not merge in the performance of any obligation by any party hereto.

11.2. Agreements to Indemnify Parent Indemnitees

11.2.1. Subject to the other provisions of this Section 11, each of the Company and RMO jointly and severally hereby agree to indemnify and hold harmless Buyer, each Affiliate of Buyer, their respective directors and officers, and their respective successors and assigns (collectively, “Parent Indemnitees”), from and against any and all liability, obligation, loss, Lien, damage, injury, cost and expense (including reasonable attorneys’ fees and costs and expenses related thereto) (collectively, “Losses”) suffered or incurred by any Parent Indemnitee arising from: (a) any breach of any indemnity, covenant, representation or warranty of RMO or the Company contained in this Agreement, (b) any misrepresentation in the certificate delivered at the Closing pursuant to Section 8.2, (c) the Members Plans, (d) all Excluded Liabilities; (e) any Scheduled Claim, which claims the parties acknowledge and agree that the Company and RMO have acknowledged their duty to defend in accordance with Section 11.6.2 and, thereby, the Company and RMO have a right to control the defense of in accordance with the provisions of Section 11.6.2; (f) the Excluded Assets; (g) the Business or prior to the Closing Date; (h) the Purchased Assets on or prior to the Closing Date or (i) any fraud, willful misconduct or bad faith by the Company or RMO.

11.2.2. For all purposes of this Section 11, after the Closing, any Loss suffered or incurred by the Acquisition Sub arising from any breach of any indemnity, covenant, representation or warranty by RMO or the Company, as applicable, referenced in Section 11.2.1 shall be deemed suffered and incurred by Parent for purposes of such Section 11.2.1 and, and Parent shall be entitled to seek indemnification under such Section 11.2.1 against RMO or the Company, as applicable, for any such Loss.

11.3. Agreements to Indemnify the Company Indemnitees

Subject to the other provisions of this Section 11, Parent hereby agrees to indemnify and hold harmless the Company, its Affiliates, their respective directors and officers, and their respective successors and assigns (collectively, the “Company Indemnitees”), from and against all Losses suffered or incurred by any of the Company Indemnitees arising from: (a) any material breach of any indemnity, covenant, representation, or warranty of Parent contained in this Agreement, (b) any misrepresentation in the certificate delivered at the Closing pursuant to Section 9.2, or (c) all Assumed Liabilities.

11.4. Recoveries

The determination of the amount of any Loss for purposes of this Section 11 shall take into account the amount of insurance proceeds payable with respect thereto pursuant to any Third Party insurance policy, but only to the extent such amounts are actually paid to the Indemnified Party.

11.5. Survival

11.5.1. All claims by a Parent Indemnitee for indemnification pursuant to this Section 11 resulting from breaches of representations or warranties herein shall be forever barred unless the Company and RMO are notified:

11.5.1.1. in the case of a claim based upon a breach of Section 5.4, Section 5.14 or Section 5.17 within thirty (30) days following the expiration of the statutory period of limitations related to such matters (including any extensions thereof); or

11.5.1.2. in the case of a claim based upon a breach of Section 5.1, Section 5.2, Section 5.6, Section 5.26 or any claim based on fraud, the period under which a claim may be brought shall continue indefinitely; or

11.5.1.3. in all other cases resulting from breaches of representations or warranties within eighteen (18) months after the Closing Date; provided that if written notice for a claim of indemnification has been given by Parent pursuant to Section 11.6.1 on or prior to the last day of the foregoing 18-month period, then the obligation of the Company to indemnify any Parent Indemnitee pursuant to this Section 11 shall survive with respect to such claim until such claim is finally resolved.

11.5.2. All claims by a Company Indemnitee for indemnification pursuant to this Section 11 resulting from breaches of representations or warranties herein shall be forever barred unless Parent is notified within eighteen (18) months after the Closing Date; provided that if written notice for a claim of indemnification has been given by the Company on behalf of any Company Indemnitee pursuant to Section 11.6.1 on or prior to the last day of Company Indemnitee pursuant to this Section 11 shall survive with respect to such claim until such claim is finally resolved; provided, further, however, that claims based upon a breach of the first three sentences of Section 7.2 may be brought at any time within the statute of limitations that applies to such claim or claims.

11.6. Notice and Defense of Actions

The obligations and liabilities of each Indemnifying Party hereunder shall be subject to the following terms and conditions:

11.6.1. Notice. Except with respect to any Scheduled Claim, the Indemnified Party shall give written notice to the Indemnifying Parties promptly after it becomes aware of any claim, action or proceeding (each, an “Action”) as to which indemnity may be sought under this Section 11; provided that in any event, the Indemnified Parties shall give written notice of an Action within thirty (30) days after being served with the related process or legal proceeding. Such notice shall state the nature and basis of such claims or events and the amounts thereof, to the extent known, and shall attach copies of any complaint, demand or arbitration notice received by the Indemnified Party. Such notice shall be given in accordance with Section 13.1. The failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of any obligation under this Section 11 only if and to the extent that such failure materially prejudices the ability of the Indemnifying Party to defend such Action, and such failure shall in no event relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party otherwise under this Section 11.

11.6.2. Defense of Actions.

11.6.2.1. (a) Except with respect to any Scheduled Claim, in the event that the Indemnifying Parties acknowledge in writing a duty to defend with respect to such Action, the Indemnifying Parties shall have the right, at their expense, to control the defense of any such Action. If the Indemnifying Parties wish to control the defense of such Action, they shall deliver written notice thereof to the Indemnified Parties within thirty (30) days after receipt of the notice described in Section 11.6.1. After such notice, the Indemnifying Parties shall engage independent internal or external legal counsel (and reasonably acceptable to the Indemnified Parties) to assume the defense of such Action; provided, however, that the Indemnified Party may also participate in such defense, at its own expense; and provided, further, that any Indemnifying Party shall not be entitled to assume the defense or control of any Action if (i) the Indemnifying Party fails to acknowledge its duty to defend as set forth in the preceding sentence, (ii) the Indemnified Party agrees, in writing, to assume the defense of such Action and forego any indemnity claimed under this Section 11, (iii) in the reasonable opinion of legal counsel for the Indemnified Party, such Action involves the potential imposition of a criminal liability on the Indemnified Party, its directors, officers, employees or agents, (iv) in the reasonable opinion of legal counsel for the Indemnified Party, an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate legal counsel, or (v) with respect to Parent only, failure to stay the enforcement of such Action will result in the imminent risk of sale, forfeiture or loss of all or any material portion of the Assets or a material disruption in the operation of the acquired business. In the circumstances identified in the foregoing subsections 11.6.2(a)(i) through (v), the Indemnified Party shall be entitled to control and assume responsibility for the defense of such Action, at the cost and expense of the Indemnifying Party. The Indemnifying Party may, in any event, participate in such proceedings at its own cost and expense.

(b) With respect to any Scheduled Claim, the Company shall have the right and obligation, at its expense, to control the defense of such Scheduled Claim. Parent also may participate in such defense, at its own expense. The Company shall have the right to select and engage legal counsel (which shall be reasonably acceptable to Parent if selected and engaged after the date of this Agreement) to assume the defense of such Scheduled Claim.

11.6.2.2. The Indemnifying Party, in the defense of any such Action, shall have the right in its sole discretion to settle such Action only if (a) settlement involves only the payment of money and execution of appropriate releases of the Indemnified Party and its Affiliates, as the case may be, (b) there is no finding or admission of any violation of Law or violation of the rights of any Person by the Indemnified Party or its Affiliates, as the case may be, and (c) the Indemnified Party or its Affiliates, as the case may be, will have no liability with respect to such compromise or settlement. Otherwise, no such Action shall be settled or agreed to without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned). If the Indemnified Party withholds, delays or conditions its consent in an unreasonable manner, the Indemnified Party shall not be entitled to indemnification under this Section 11 for any Loss in excess of the amount for which the Action could reasonably have been compromised but for such withholding, delay or conditioning of consent.

11.6.2.3. Except with respect to any Scheduled Claim, in the event that the Indemnifying Parties shall not agree in writing to assume the defense of such Action or in the event the Indemnified Party assumes control of such Action pursuant to Section 11.6.2, the Indemnified Parties may engage legal counsel acceptable to them to assume the defense and may contest, pay, settle or compromise any such Action on such terms and conditions reasonably acceptable to the Indemnified Parties. If the Indemnifying Parties are obligated to indemnify the Indemnified Parties in respect to such Action under this Agreement, the fees and expenses of such counsel retained by the Indemnified Parties shall constitute litigation expenses subject to indemnification under this Section 11.

11.6.2.4. In the defense of any Action, regardless of who is in control, the Indemnified Parties and the Indemnifying Parties shall fully cooperate in good faith in connection with such defense and shall cause their legal counsel, accountants and Affiliates to do so, and shall make available to the other party all relevant books, records, and information (in such Person’s control) during normal business hours, and shall furnish to each other, at the Indemnifying Party’s expense, such other assistance as the other party may reasonably require in connection with such defense.

11.7. Exclusive Remedy

Except for (a) remedies that cannot be waived as a matter of law, (b) remedies available for breaches under Section 13.2, (c) claims seeking equitable relief (including injunctive relief or specific performance) or (d) claims based on fraud, the indemnification obligations under this Section 11 shall be the sole and exclusive remedies of the parties hereto with respect to any breach of any representation, warranty, covenant, indemnity, or agreement under this Agreement or any certificate delivered pursuant hereto by any party hereto, except that nothing contained herein shall be construed as limiting or impairing the rights and remedies that the parties hereto may have at equity for injunctive relief and specific performance, including such equitable remedies with respect to enforcement of rights and obligations under Sections 2, 3.4.2, 4.3, 4.4 and 4.5.

11.8. Treatment

All indemnification payments under this Agreement shall be treated as adjustments to the Purchase Price.

12.	TERMINATION

12.1. Method of Termination

This Agreement constitutes the binding and irrevocable agreement of the parties hereto to consummate the transactions contemplated hereby subject to the terms and conditions contained herein, the consideration for which is the covenants set forth in Sections 2, 3 and 4, and expenditures and obligations incurred and to be incurred by Parent, on the one hand, and by the Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

12.1.1. By the unanimous written consent of the Company and Parent, notwithstanding prior approval (if any) by Parent or the Company;

12.1.2. If any condition to the Closing under Sections 8 and 9 has not been satisfied (or waived) by 5:00 p.m. on the one (1) year anniversary of the Effective Date or at such other time and date as may be mutually agreed upon by the parties in writing, the Company may terminate this Agreement by written notice given to Parent if the Company has neither (a) proximately contributed to the occurrence of the failure to satisfy the conditions set forth in Sections 8 and 9 by such date, nor (b) failed to use its commercially reasonable efforts to satisfy the conditions set forth in Sections 8 and 9;

12.1.3. If any condition to the Closing under Sections 8 and 9 has not been satisfied (or waived) by 5:00 p.m. on the one (1) year anniversary of the Effective Date or at such other time and date as may be mutually agreed upon by the parties in writing, Parent may terminate this Agreement by written notice given to the Company if Parent has neither (a) proximately contributed to the occurrence of the failure to satisfy the conditions set forth in Sections 8 and 9 by such date, nor (b) failed to use its commercially reasonable efforts to satisfy the conditions set forth in Sections 8 and 9; or

12.1.4. By either the Company or Parent if (a) there shall be any Law that makes consummation of the transactions contemplated herein illegal or otherwise prohibited; or (b) any judgment, injunction, order or decree permanently enjoining any of the parties hereto from consummating the transactions contemplated herein is entered and such judgment, injunction, order or decree shall become final and non-appealable.

12.1.5. Notwithstanding anything in this Section 12.1 to the contrary, no party hereto that is in breach of a material obligation under this Agreement shall be entitled to terminate this Agreement except with the prior written consent of the other party hereto.

12.2. Termination Fee

12.2.1. The Parent shall promptly pay to the Company a fee of $100,000 (the “Termination Fee”) in the event that the Parent terminates the Agreement within one (1) year from the Effective Date provided that (a) the Agreement is not terminated pursuant to Section 12.1 and (b) the Company or RMO has not breached any representation or warranty contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company or RMO of such breach. Notwithstanding any provision of this Agreement to the contrary, the payment of the Termination Fee shall constitute liquidated damages and be the sole remedy of RMO and the Company.

12.2.2. RMO and the Company, jointly and severally, shall promptly pay to the Parent a Termination Fee in the event that the RMO or the Company terminates the Agreement within one (1) year from the Effective Date provided that (a) the Agreement is not terminated pursuant to Section 12.1 and (b) the Parent has not breached any representation or warranty contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to the Parent of such breach. Notwithstanding any provision of this Agreement to the contrary, the payment of the Termination Fee shall constitute liquidated damages and be the sole remedy of the Parent.

12.3. Procedure and Effect of Termination

12.3.1. In the event of a termination by any party pursuant to and in accordance with Section 12.1, such terminating party shall give prompt written notice thereof as provided therein to the other party, and the transactions contemplated hereby shall be abandoned and terminated, without further action by any of the parties hereto, except as provided in Section 12.3.12.

12.3.2. In the event of a termination pursuant to Section 12.1:

12.3.2.1. All filings, applications and other submissions relating to the consummation of the transactions contemplated herein shall, to the extent practicable, be withdrawn from the Governmental Authority or other Person to which made; and

12.3.2.2. No party hereto, or any of its Affiliates, nor any shareholder, member, partner, director, officer, employee, or agent of any such party or any of its Affiliates, shall have any liability or further obligation to any other party hereto or any of its Affiliates, nor to any shareholder, member, partner, director, officer, employee, or agent of such other party or any of its Affiliates pursuant to this Agreement, except (a) that the provisions of Sections 3.4.2, 12.2, 12.33, 13.2, and 13.3 (and associated defined terms) shall survive any such termination and not be extinguished thereby; provided that the provisions of Section 3.4.2 shall terminate on the later of the second anniversary of such termination or the date the Confidential Information loses its status as a trade secret or no longer qualify as confidential under applicable Law; and (b) any party hereto nevertheless shall be entitled to seek any remedy to which it may be entitled at law or in equity for the violation or breach by the other party hereto of any agreement, covenant, indemnity, representation or warranty contained in this Agreement that occurs prior to the termination; and for purposes thereof, the parties agree that the Company shall preserve and retain all of its rights, powers, privileges and remedies, at law or in equity, in connection with the termination of the Contracts contained in Schedule 8.7, including without limitation, the right to bring causes of action for breach of such Contracts.

13.	GENERAL PROVISIONS

13.1. Notices

All notices, demands and requests hereunder by any party hereto to the other party hereto shall be in writing, and shall be delivered by hand, nationally recognized overnight courier, facsimile, or registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

13.1.1. If to RMO or the Company:

Richard M. Osborne

8500 Station St., Suite 113

Mentor, OH 44060

Facsimile No. (440) 255-8645

13.1.2. If to Parent:

Gas Natural Inc.

P.O. Box 2229

Great Falls, MT 59403

Attn: Kevin Degenstein, President and Chief Operating Officer

Facsimile No.: (406) 791-7560

and copies to legal counsel to Parent:

Kohrman Jackson & Krantz PLL

1375 E. Ninth Street

One Cleveland Center

Twentieth Floor

Cleveland, Ohio 44114

Attn: Marc C. Krantz

Facsimile No.: (216) 621-6536

and copies to the independent committee of board of directors of Parent:

McCarthy, Lebit, Crystal & Liffman Co., L.P.A.

101 West Prospect Avenue, Suite 1800

Cleveland, Ohio 44115-1088

Attn: Andrew Perry

Facsimile No. (216) 696-1210

13.1.3. If delivered by hand or nationally recognized overnight courier, the day on which a notice, demand or request is delivered shall be the date on which such delivery is made, if delivered by facsimile, the day upon which sender receives from its facsimile machine the correct answerback of the addressee and confirmation of uninterrupted transmission by a transmission report or the recipient confirming by telephone to the sender that the recipient has received the facsimile message shall be the date on which such delivery is made (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), and, if delivered by mail, the day on which such notice, demand or request is received shall be the date of delivery; provided that a notice given in accordance with this Section 13.1 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed to be received on the next Business Day in that place.

13.1.4. Any party hereto may change its address or facsimile number specified for notices herein by designating a new address or facsimile number for notices by notice to the other party in accordance with this Section 13.1.

13.2. Brokers

13.2.1. Parent represents and warrants to RMO and the Company that no investment banker, broker or finder has acted for Parent in connection with this Agreement or the transactions. Parent hereby agrees to indemnify and hold harmless RMO, the Company and their respective Affiliates against any fee, loss or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by Parent or any of its Affiliates in connection with this Agreement or the transactions contemplated herein.

13.2.2. RMO and the Company represent and warrant to Parent that no investment banker, broker or finder has acted for RMO or the Company or any of their Affiliates in connection with this Agreement or the transactions contemplated herein. The Company and RMO hereby agree to indemnify and hold harmless Parent, any Affiliate of Parent, and, after the Closing, the Company against any fee, loss or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by RMO, the Company or any of their Affiliates in connection with this Agreement or the transactions contemplated herein.

13.3. Expenses

All expenses incurred by a party hereto in connection with or related to the authorization, preparation, negotiation and execution of this Agreement and the Closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, legal counsel, accountants and other technical consultants employed by such party, shall be borne solely and entirely by the party that has incurred the same (except as otherwise expressly provided herein).

13.4. Further Assurances

Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

13.5. Attribution of Knowledge

With respect to any representation or warranty set forth in this Agreement or any other agreements, certificates or instruments delivered pursuant hereto that is expressly qualified by: (a) the phrase “to the knowledge of the Company” or “to the best knowledge of the Company” and variations thereof when used with respect to the Company shall refer to matters actually known, and not constructively known, to any of the officers of the Company and the other individuals listed on Schedule 13.5(a); and (b) the phrase “to the knowledge of Parent” or “to the best knowledge of Parent” and variations thereof when used with respect to Parent shall refer only to matters actually known, and not constructively known, to any of the individuals listed on Schedule 13.5(b). Without limiting the foregoing, a matter shall be deemed to be “actually known” by an individual listed on Schedule 13.5 if such individual has received written notice of such matter.

13.6. Waiver

Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

13.7. Assignment; Binding Effect; No Third-Party Beneficiaries

Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this contract to a subsidiary without RMO’s or the Company’s consent, but in such case Parent shall provide RMO and the Company with written notice of such assignment. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No provision of this Agreement or any agreement referenced herein shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement or right upon any Person other than the parties to this Agreement or such referenced agreement, as the case may be, except for Sections 11.2 and 11.3, which are intended to benefit and be enforceable by any of the Parent Indemnitees or the Company Indemnitees, respectively.

13.8. Headings

The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. References to any “Section” herein (such as “Section 5”) shall be construed to include a reference to all subsections thereunder (i.e., 5.1, 5.1.1, ... 5.5, 5.6 ... etc).

13.9. Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter herein.

13.10. Modifications

Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such modification, amendment, change, waiver, discharge or termination is sought.

13.11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regards to the principles of conflicts of laws thereof.

13.12. Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.13. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution by facsimile signature shall be deemed to be, and shall have the same effect as, execution by original signature.

13.14. Exhibits and Schedules Incorporated

All Exhibits and Schedules attached hereto are incorporated herein by reference. The section numbers in the Schedules correspond to the section numbers in this Agreement; provided, however, that any information disclosed in the Schedules under any section number shall be deemed to be disclosed and incorporated in any other section of this Agreement where such disclosure is made with such specificity, or in such a context, that it is reasonably apparent that such disclosure is applicable to such other section numbers. Prior to the Closing Date, the Company and RMO shall supplement or amend the Schedules with respect to any matter relating to the subject matter thereof hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Schedules. No supplement or amendment of any Schedule made pursuant to this Section 13.14 shall be deemed to cure any breach of, or expand or limit the scope of, or otherwise modify or affect any representations or warranty made in this Agreement unless the parties agree thereto in writing unless the omitted item is an obligation, liability or other matter which occurred or was incurred by the Company in the Ordinary Course of Business.

13.15. Joint Preparation

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.16. Performance by Affiliates

Any obligation of any party hereto owed to any other party hereto under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

13.17. Consent to Jurisdiction; Waivers of Trial by Jury

Each party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof or thereof brought by another party hereto or its successors or assigns may be brought and determined in the United States District Court, Northern District of Ohio and each party hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 13 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 13.17. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

[Signatures On The Following Page]

IN WITNESS WHEREOF, each party hereto has caused this Asset Purchase Agreement to be executed on its behalf, all as of the day and year first above written.

The Company:

JOHN D. OIL AND GAS MARKETING COMPANY, LLC

/s/ Richard M. Osborne
Richard M. Osborne, Managing Member

/s/ Richard M. Osborne
Richard M. Osborne, Trustee

Parent:

GAS NATURAL INC.

By:	/s/ Kevin J. Degenstein
Kevin J. Degenstein, President

Annex B

GAS NATURAL INC.

2012 INCENTIVE AND EQUITY AWARD PLAN

(As approved by the Board of Directors on August 29, 2012)

Section 1.	Definitions

In this Plan, except where the context otherwise indicates, the following definitions shall apply:

“Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly.

“Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Agreement.

“Award” means a grant of (i) an Option; (ii) Restricted Stock; (iii) Performance Award; (iv) an Other Stock-Based Award or (v) a Cash Award.

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(i)	Upon the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the Combined Voting Power of the Company’s then outstanding voting securities. “Combined Voting Power” means, as to any corporation or other entity, the combined voting power of such corporation’s or entity’s then outstanding voting securities generally entitled to vote in the election of directors, or comparable governing body, or the combined voting power of any other entity’s voting securities which directly or indirectly has the power to elect a majority of such directors or members of a comparable governing body of such other entity;

(ii)	At the time individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board;

(iii)	Upon the consummation of a merger, consolidation or other similar reorganization involving the Company and one or more other entities (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such merger, consolidation or reorganization do not, immediately thereafter, own more than 50% of the Combined Voting Power of the merged, consolidated or reorganized entity’s then outstanding voting securities) or the consummation of a sale of all or substantially all of the assets of the Company (other than a transaction in which persons who were shareholders of the Company immediately prior to such sale immediately after the consummation thereof own more than 50° of the Combined Voting Power of the entity acquiring such assets) or the approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company; or

(iv)	The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change in Control.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control in an Agreement shall supersede the foregoing definition with respect to Awards subject to such Agreement (it being understood, however, that if no definition of Change in Control is set forth in such Agreement, the foregoing definition shall apply.

“Cash Award” means a cash incentive payment described in Section 12.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, (ii) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder, and (iii) an “independent director” under the rules of the principal securities market on which the Company’s Shares are traded. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee. In its sole discretion, the Committee may delegate to a committee, a subcommittee or one or more persons the authority to grant or amend Awards to Participants other than Awards to senior executives of the Company who are subject to Section 16 of the Exchange Act, or “covered employees” within the meaning of Section 162(m) of the Code. The Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of independent outside directors. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board unless the Board determines otherwise.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Gas Natural Inc. and any successor thereto.

“Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7.

“Date of Grant” means the date on which an Award is granted under this Plan.

“Eligible Person” means any person who is (i) an Employee; (ii) hired to be an Employee; (iii) a Non-Employee Director or a consultant or independent contractor to the Company or an Affiliate.

“Employee” means any person that the Committee determines to be an employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules related thereto.

“Exercise Price” means the price per Share at which an Option may be exercised.

“Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

“Incentive Stock Option” means an Option granted under this Plan that the Committee designates as an incentive stock option under Section 422 of the Code.

“Non-Employee Director” means any member of the Company’s Board of Directors who is not an Employee.

“Nonqualified Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

“Option Period” means the period during which an Option may be exercised.

“Other Stock-Based Award” means an Other Stock Based Award as defined in Section 11.

“Participant” means an Eligible Person who has been granted an Award hereunder.

“Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 9.

“Performance Goals” means performance-based goals that the Committee establishes, which may be based on accounts receivable targets; satisfactory internal or external audits; achievement of balance sheet or income statement objectives; cash flow (including but not limited to operating cash flow and free cash flow); customer and/or employee satisfaction metrics and achievement of customer and/or employee satisfaction goals; dividend payments; earnings (including before or after taxes, interest, depreciation, and amortization); earnings growth; earnings per share; economic value added; internal rate of return; market share; net asset value; net income; margins (including but not limited to gross or net operating margins); operating income; operating efficiency; pro forma income; regulatory compliance; return measures (including but not limited to return on assets, designated assets, capital, committed capital, net capital employed, equity, or shareholder equity, and return versus the Company’s cost of capital); revenues; stock price (including but not limited to growth measures and total shareholder return); comparison to stock market indices; acquisitions or divestitures, implementation or completion of one or more projects or transactions; working capital; environment, health or safety measures or operating measures (including but not limited to yield and volume).

Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or a department or division of the Company or one or more Affiliates, and may cover such period as the Committee may specify.

“Performance Period” means the fiscal year of the Company or other period designated by the Committee with respect to which the Performance Goals will be measured.

“Plan” means this Gas Natural Inc. 2012 Incentive and Equity Award Plan, as amended from time to time.

“Restricted Stock” means Shares granted under this Plan pursuant to the provisions of Section 8.

“Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

“Share” means a share of Common Stock.

“Substitute Award” means an Award granted under this Plan pursuant to the provisions of Section 17.2.

“Ten-Percent Shareholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

Unless the context expressly requires the contrary, references in this Plan to (i) the term “Section” refers to the sections of this Plan, and (ii) the word “including” means “including (without limitation).”

Section 2.	Purpose

This Plan is effective August 29, 2012 (the “Effective Date”) subject to the approval of the shareholders of the Company. The Plan is intended to assist the Company in attracting and retaining Eligible Persons of outstanding ability and to align interests with those of the shareholders of the Company. This Plan also is intended to replace the Gas Natural Inc. 2002 Stock Option Plan, as amended (the “2002 Plan”), and no new grants shall be made under the 2002 Plan on or after the effective date of this Plan.

Section 3.	Administration

The Committee shall administer this Plan and shall have the authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have the authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, and any Performance Goals applicable to Awards. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of this Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

Section 4.	Eligibility

Awards may be granted only to Eligible Persons.

Section 5.	Stock Subject to Plan

5.1 Number of Shares. Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued under this Plan is 500,000 Shares, provided that Substitute Awards shall not be counted against the maximum number of Shares. the maximum of Shares that may be issued upon the exercise of Incentive Stock Options shall be 500,000 Shares. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions or otherwise.

5.2 Maximum Grant. The maximum number of Options which may be granted to an Eligible Person during any calendar year is 150,000 Shares. The maximum number of Shares which may be granted to an Eligible Employee who is a “covered employee” within the meaning of Section 162(m) of the Code during any calendar year with respect to a Restricted Stock Award, Performance Award, or Other Stock-Based Award, shall be 150,000 Shares available for Awards pursuant to Section 5.1.

5.3 Adjustments to Number of Shares. If any Shares subject to an Award are forfeited, if an Award otherwise terminates or expires without all of the Shares covered by the Award being issued or if an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all of the Shares subject to the Award (including Shares not issued to satisfy withholding taxes or to satisfy the exercise price of an Award), the Shares shall, to the extent of such forfeiture, termination, expiration, cash settlement or non-issuance, again be available for the grant of Awards under this Plan. In the event that any Option or other Award is exercised through the tendering of Shares (either actually or by attestation), or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation), then the Shares so tendered shall be available for the grant of Awards under this Plan. Notwithstanding the foregoing, no Shares may again be awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

Section 6.	Options

6.1 Types of Option Grants. Options granted under this Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee designates; provided, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2 Exercise Price. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3 Option Exercise Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) from its Date of Grant.

Section 7.	Exercise of Options

An Option may be exercised, in whole or in part and subject to the terms of the applicable Agreement evidencing the Award, by the Participant’s delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by:

(i)	the Participant’s full payment for the Shares with respect to which the Option is exercised; or

(ii)	to the extent provided in the applicable Agreement or otherwise authorized by the Committee payment may be:

(a)	effected by irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option (a broker-assisted cashless exercise);

(b)	made by delivery (including constructive delivery) of unencumbered Shares (provided that if the Shares were acquired pursuant to another option or other award granted under this Plan or under any other compensation plan maintained by the Company, the Shares shall have been held for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise; or

(c)	made by the Company withholding Shares that would otherwise be issued in connection with the exercise of the Option.

Section 8.	Restricted Stock Awards

Each grant of Restricted Stock under this Plan shall be subject to an Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change in Control.

Section 9.	Performance Awards

Each Performance Award granted under this Plan shall be evidenced by an Agreement that (i) provides for the payment of cash or issuance of Shares or Awards contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, provided that the minimum performance period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change in Control, and (ii) contains such other terms and conditions as the Committee may specify. For purposes of Section 5.2, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $1,500,000.

Section 10.	Dividends and Dividend Equivalents

The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee. Notwithstanding the foregoing, any dividend or dividend equivalent payments relating to Performance Awards or other Awards which vest based on the achievement of Performance Goals shall only be earned to the extent the Performance Goals are met with respect to the applicable Award to which such dividend or dividend equivalents relate.

Section 11.	Other Stock-Based Awards

The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in this Plan, including unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals, provided that the minimum period with respect to which such Performance Goals are measured shall be one year (pro-rated in the case of a newly hired Employee), except in the event of a Change in Control.

Section 12.	Cash Awards

12.1 Eligibility. For each Performance Period, the Committee may determine, in its discretion, which senior executive officers and key employees will be eligible for a Cash Award.

12.2 New Hires and Changes in Position. Individuals hired or promoted during a Performance Period into a position appropriate for a Cash Award may either participate in the already existing period on a pro-rated basis or be held out until the beginning of the next Performance Period. Each Participant who transfers into a position no longer appropriate for a Cash Award may either continue to participate in the already existing Performance Period, participate on a pro-rated basis up to the date of the transfer or cease participation for the entire Performance Period.

12.3 Terminations. Participants who terminate their employment during the Performance Period or prior to the payment of a Cash Award may be entitled to a prorated Cash Award if such termination is by reason of death, disability, retirement or involuntary termination without cause, all as determined in accordance with the Company’s normal policies, any applicable employment agreement or as the Committee or a delegated officer determines. Participants who terminate employment during the Performance Period or prior to the payment of the Cash Award for any other reason will forfeit their Cash Award, unless the Committee or a delegated officer determines otherwise.

12.4 Determining Amount of the Cash Award. The Committee will determine each Participant’s Performance Goals for an applicable Performance Period, including any threshold, target or maximum amounts applicable to the Cash Award. Following the end of the Performance Period, the Committee will determine the amount that each Participant earned based on the Participant’s achievement of the Performance Goals. Each Cash Award shall be evidenced by a notation on the Company’s books and records and shall be subject to the terms and conditions as the Committee prescribes in its sole discretion.

12.5 Adjustment of Cash Awards. The Committee may make adjustments in the Performance Goals to compensate for any changes that significantly alter the basis upon which the goals were determined. The Committee also may make reductions, in its sole discretion, to the amounts of any Cash Awards as needed to achieve fair and equitable distribution of Cash Awards. These reductions may be made before or after the end of the Performance Period. The Committee may reduce the amount of a Cash Award if a Participant fails to achieve applicable individual objectives or milestones.

12.6 Timing of Payment. Payments of Cash Awards will be paid in cash only after the Committee’s approval. Payments will be made no later than two and one-half months following the end of the applicable Performance Period, unless the Participant defers receipt pursuant to a Company-sponsored deferred compensation plan, arrangement or agreement.

12.7 Maximum Payment. The maximum aggregate amount of any performance-based Cash Award that the Company may pay in any one calendar year to a Participant who is a “covered employee” subject to Section 162(m) of the Code shall not exceed $1,500,000.

12.8 Other Restrictions. The Committee shall have the power to impose any other restrictions on Cash Awards as it may deem necessary or appropriate to insure that such Cash Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 13.	Capital Events and Adjustments

13.1 Discretionary Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall, as it deems equitable in its discretion, provide for a substitution for or adjustment in:

(i)	the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards;

(ii)	the Exercise Price of Options;

(iii)	the aggregate number and class of securities for which Awards thereafter may be granted under this Plan; and

(iv)	the maximum number of securities with respect to which an Employee may be granted Awards during any calendar year.

Any provision of this Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under this Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as the Committee determines in its discretion.

Section 14.	Deferrals

Subject to Section 24.8, the Committee may permit or require a Participant to defer the Participant’s receipt of Shares or cash that would otherwise be due to the Participant pursuant to the terms of an Award upon such terms and conditions as the Committee may establish.

Section 15.	Change in Control

Awards granted under the Plan that are outstanding and not then exercisable or are subject to restrictions at the time of a Change in Control shall become immediately exercisable, and all restrictions shall be removed, as of such Change in Control, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Agreements.

Section 16.	Termination or Amendment

The Board may amend or terminate this Plan in any respect at any time; provided, that after the shareholders of the Company have approved this Plan, the Board shall not amend or terminate this Plan without approval of (i) the Company’s shareholders to the extent (a) the amendment relates to clause (b) of Section 17.1 or (b) applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires shareholder approval of the amendment, and (ii) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

Section 17.	Modification, Substitution of Awards

17.1 Modification of Awards; No Reduction in Exercise Price. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, that (i) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under the Award, and (ii) subject to Section 13, in no event may (a) an Option be modified to reduce the Exercise Price of the Option, (b) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price or (c) an Option be cancelled or surrendered in exchange for cash or another Award (other than in connection with a Substitute Award or a Change in Control in control of the Company).

17.2 Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent the Committee determines that counting Substitute Awards under Section 5.2 is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Further, any shares available under a shareholder approved plan of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates, may be used for Awards under this Plan and shall not be counted toward (i) the Share limit imposed by Section 5.1 or (ii) the Share limit imposed by Section 5.2, except to the extent required by under the rules of the principal securities market on which the Company’s shares are traded.

Section 18.	Shareholder Approval

This Plan and any amendments to the Plan requiring shareholder approval pursuant to Section 16 are subject to approval by vote of the shareholders of the Company at the next annual or special meeting of shareholders following adoption by the Board.

Section 19.	Withholding

The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. In accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:

(i)	tendering a cash payment;

(ii)	authorizing the Company to withhold Shares otherwise issuable to the Participant; or

(iii)	delivering to the Company already-owned and unencumbered Shares.

Section 20.	No Loans

Notwithstanding any other provision of this Plan to the contrary, no loans will be permitted by the Company to the Company’s designated executive officers and directors, including without limitation a loan in conjunction with the exercise of an Option.

Section 21.	Term of Plan

Unless the Board terminates this Plan pursuant to Section 16 on an earlier date, this Plan shall terminate on the date that is ten years after the effective date of the Plan as set forth in Section 2, and no Awards may be granted after such termination date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

Section 22.	Indemnification of Committee

In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if those members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

Section 23.	Section 162(m) of the Code Limitations

Notwithstanding any other provision of this Plan to the contrary, with respect to any Award granted to a “covered employee” within the meaning of Section 162(m) of the Code which is intended to satisfy the “performance-based compensation” exception set forth in Section 162(m)(4)(C) of the Code, such Award shall be conditioned on the achievement of one or more Performance Goals established by the Committee generally within 90 days of the commencement of the applicable Performance Period (provided that the outcome of the Performance Goals is substantially uncertain at the time the Performance Goals are established) and shall otherwise comply with the requirements of Section 162(m) of the Code. The Committee may not adjust upwards the amount of any such Award, nor may it waive the achievement of the applicable Performance Goals, except to the extent that Section 162(m) of the Code permits.

Section 24.	General Provisions

24.1 No Legal or Equitable Rights Conferred. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

24.2 Power of Company to Issue Awards or Adopt Other Plans. Neither the adoption of this Plan nor its submission to the Company’s shareholders shall be taken to impose any limitations on the powers of the Company to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of shareholder approval upon the same.

24.3 Non-Transferability of Awards. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Agreement to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations.

24.4 Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles.

24.5 Award Restrictions. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

24.6 Regulatory Approvals and Compliance with Securities Laws. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

24.7 Non-certificated Award; No Fractional Shares. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.8 Section 409A of the Code. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A of the Code. Moreover, notwithstanding anything in the Plan to the contrary, if a Participant is determined to be a “specified employee” (as defined in Section 409A of the Code) for the year in which the Participant terminates employment, any payment due under the Plan or an Agreement that is not permitted to be paid on the date of such termination without the imposition of additional taxes, interest and penalties under Section 409A of the Code shall be paid on the first business day following the six-month anniversary of the Participant’s date of termination or, if earlier, the Participant’s death.

24.9 Clawback. Notwithstanding any provision in the Plan to the contrary, Awards granted under this Plan shall be subject to cancellation, forfeiture and recovery in accordance with any other compensation recovery policy that may be adopted by the Company after the date hereof, including any compensation recovery policy adopted pursuant to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Annex C

GAS NATURAL INC.

NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN

Section 1.	Purpose

Gas Natural Inc. and its subsidiaries (the “Company”) wish to establish a Non-Employee Director Stock Award Plan (the “Plan”). The purpose of the Plan is to attract and retain well-qualified persons for service as directors, who are not officers or employees of the Company or any of its subsidiaries (“Non-Employee Directors”) by providing such Non-Employee Directors with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company’s continued success, through the payment of a portion of any annual retainer, meeting fees and committee fees payable to the Non-Employee Directors for serving on the Board of Directors (the “Board”) or any committee thereof (the “Fees”) in shares of the Company’s common stock, par value $.15 per share (the “Common Stock”). The Fees shall not include reimbursement for expenses or fees with respect to any other services to be provided by the Non-Employee Director to the Company.

Section 2.	Administration

The Board will have the responsibility and authority to administer and interpret the provisions of the Plan. All determinations of the Board with respect to the Plan shall be final and binding upon all persons. In administering the Plan, the Board may employ attorneys, consultants, accountants or other persons, and the Company and the Board shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board with respect to the Plan shall be paid by the Company. No member of the Board shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan made thereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation, in the absence of any fraudulent act or omission.

Section 3.	Eligibility

All Non-Employee Directors are eligible to participate in the Plan.

Section 4.	Effective Date of the Plan

The Plan is effective August 29, 2012 (the “Effective Date”), subject to the approval of the shareholders of the Company.

Section 5.	Payment of Fees

Upon the Effective Date, each Non-Employee Director may elect to receive his or her Fees in shares of Common Stock by providing written notice to the Company (the “Election”). The Election shall remain in effect until revoked or modified in writing by the Non-Employee Director to the Company. Upon the Election, the Non-Employee Director shall be awarded shares of Common Stock on a quarterly basis for all Fees earned by the Non-Employee Director for such quarter. The Fees shall be payable to the Non-Employee Director on the last day of each quarter (the “Award Date”). The number of shares of Common Stock to be issued on any Award Date shall equal the value of the Fees for such quarter divided by the closing price of the Common Stock on the NYSE MKT or such other exchange upon which the Common Stock is listed or traded on the Award Date.

Section 6.	Terms and Conditions

(a) Common Stock Subject to the Plan. The maximum number of shares of Common Stock which may be issued under the Plan shall be 250,000. The Board shall appropriately adjust the number of shares of Common Stock available for issuance in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company.

(b) Non-registration and Legend. Nothing contained in this Plan shall require the Company to register the shares of Common Stock subject to the Plan under the Securities Act of 1933, as amended (the “Act”), or the securities or “blue sky” laws of any state or jurisdiction, including any non-U.S. jurisdiction (the “Blue Sky Laws”) or to continue any such registration which may be in effect on or after the date of this Plan. If any such shares of Common Stock are not so registered when issued hereunder, then the certificate(s) for the shares of Common Stock shall bear a legend, in a form satisfactory to the Board, restricting the transfer of the shares of Common Stock unless such transfer is registered or exempt from registration under the Act or the Blue Sky Laws, and the shares of Common Stock shall not be transferred except in accordance with such legend.

(c) Assignability. The right to receive Fees in shares of Common Stock hereunder shall not be transferable or assignable by any Non-Employee Director.

(d) No Right to Continue as a Director. Nothing contained in this Plan shall be construed as conferring upon the Non-Employee Director the right to continue to be associated with the Company as a Non-Employee Director or in any other capacity.

(e) Amendment and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders of the Company if shareholder approval is required to enable the Plan to satisfy application statutory or regulatory requirements.

(f) Governing Law. This Plan and all determinations made and actions taken hereto shall be construed with and governed by the laws of the State of Ohio.

Section 7.	General Creditor Status

Each Non-Employee Director shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Non-Employee Director hereunder. All payments to Non-Employee Director hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company. The Plan is a promise to pay benefits in the future and it is the intention of the parties that it be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), although it is not intended that this plan be subject to ERISA because Non-Employee Directors are not employees.

Section 8.	Section 409A

(a) This Plan and any payments of Fees or Common Stock hereunder are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time (“Section 409A”), and shall be interpreted and administered in a manner consistent with those intentions. If and solely to the extent that any provision of this Plan would result in adverse consequences to a Non-Employee Director under Section 409A, the Board shall have the authority, without the consent of the Non-Employee Director, to administer that provision and to amend the Plan with respect to that provision to the extent the Board deems necessary for the purposes of avoiding any portion of the Fees or Common Stock to be delivered to the Non-Employee Director being subject to additional income or other taxes under Section 409A.

(b) To ensure compliance with Section 409A, the Company shall pay any Fees and/or Common Stock payable to any Non-Employee Director under Section 5 on a date no later than March 15 of the calendar year following the taxable year in which the amount was earned and accrued. To the maximum extent permitted by applicable law, the payments to any Non-Employee Director under this Plan shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(4) (with respect to short-term deferrals).

Annex D City Center Square 1100 Main Street, Suite 300 Kansas City, Missouri 64105 816-360-8600¡ Fax: 816-421-0080

September 21, 2012	CONFIDENTIAL

Special Committee to the Board of Directors

Gas Natural Inc.

1 First Avenue South

Great Falls, MT 59401

Members of the Special Committee to the Board of Directors:

You have asked us to advise you with respect to the fairness, from a financial point of view, of the Consideration (as defined below) to be paid by Gas Natural Inc. (“GNI”) related to its proposed acquisition by a to-be-formed, wholly-owned Ohio subsidiary of GNI, of substantially all the assets of John D. Oil and Gas Marketing Company, LLC (“JDOG”) from JDOG (the “Transaction”). We understand the members of JDOG are Richard M. Osborne, Trustee for the Richard M. Osborne Trust, and FCCC Co. II, LLC, with ownership percentages of 85.93% and 14.07%, respectively. In addition to being the majority owner and managing member of JDOG, we understand Richard M. Osborne is Chief Executive Officer and Chairman of the Board of GNI.

Pursuant to the Asset Purchase Agreement dated August 15, 2012 (the “Agreement”), at the Closing, GNI will acquire substantially all of the assets of JDOG for $2.875 million (“Initial payment”) plus “earn-out” payments based on the acquired business achieving a minimum level of earnings before interest, taxes, depreciation and amortization, over a five year period following closing (the “Consideration”), as detailed in the Agreement. The Consideration will be paid by the issuance of 256,926 validly issued, fully paid and non-assessable shares of GNI common stock, and for purposes of the Initial Payment, the share price to be utilized for the GNI common stock shall be Eleven and 19/100 dollars ($11.19). The share price to be used to determine the number of shares to be issued for any annual earn-out shall be the average closing price of GNI stock for the twenty trading days preceding the issuance of the shares for that installment.

In connection with our opinion, we have reviewed the Agreement, participated in discussions with various members of management and representatives of both GNI and JDOG concerning JDOG’s historical and current operations, financial condition and prospects and its strategic objectives; reviewed publicly-available historical financial and operating data for GNI, as well as historical operating data that was furnished to us by GNI relating to its business; reviewed financial and operating forecasts, as well as other reports and information prepared by officers and representatives of both GNI and JDOG relating to their businesses. We also reviewed certain publicly available information with respect to certain other companies in lines of business that we believe to be generally comparable to those of JDOG and the trading markets for such other companies’ securities; reviewed certain publicly available information concerning the financial terms of certain other transactions that we deemed relevant to our inquiry; analyzed the value of projected cash flows of JDOG; and have undertaken such other studies, analyses and investigations, and considered such other information, as we deemed relevant.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us. We have not been engaged to, and have not attempted to, independently verify any of such information and have further relied upon the assurances of management of GNI and JDOG that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.

With respect to the financial and operational forecasts made available to us by both the management of JDOG and GNI, and used in our analysis, we have assumed that such financial and operational forecasts have been

D-1

reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the matters covered thereby. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. We have not conducted a physical inspection or appraisal of any of the assets or liabilities of JDOG nor have we been furnished with any such evaluation or appraisal.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available to us, as of the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration to be paid by GNI in connection with the Agreement and does not address the underlying business decision to effect the Agreement or any other terms of the Agreement. We have assumed that obtaining all regulatory and other approvals and third party consents required for the Agreement will not have a material impact on the prospects of JDOG.

We were not engaged to negotiate the terms of the Agreement. We have been engaged by and are being compensated by you to provide you our opinion regarding the fairness, from a financial point of view, of the Consideration to be paid by GNI in the Agreement. We have received a non-contingent fee for our opinion. We have not been engaged by GNI, JDOG or Richard M. Osborne to serve as their financial advisor for any projects during the past two years and are not currently engaged by GNI, JDOG, or any other party to the transaction except in relation to this opinion, and no future engagements have been discussed or contemplated. We are expressing no opinion as to the income tax consequences of the Transaction to the common shareholders of GNI.

Our opinion is rendered to the Board of Directors of GNI in connection with its consideration of the Agreement and does not constitute a recommendation to any shareholder of GNI as to how such shareholder should vote in connection with the Agreement. Except as may be required by the United States Securities and Exchange Commission, law or a court of competent jurisdiction, this letter may not be disclosed or otherwise referred to without our prior written consent in each instance, provided that we hereby consent to references to and the inclusion of this opinion in its entirety in the Proxy Statement to be distributed to the shareholders of GNI.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Consideration to be paid by GNI in connection with the Agreement is fair, from a financial point of view.

Very truly yours,

/c/ CC Capital Advisors

CC Capital Advisors

D-2

Annex E

FINANCIAL STATEMENTS OF JOHN D. OIL AND GAS MARKETING, LLC

Page
Audited Annual Financial Statements for the year ended December 31, 2011	E-2-E-11

Audited Annual Financial Statements for the year ended December 31, 2010	E-12-E-20

Unaudited Interim Financial Statements for the six months ended June 30, 2012 and 2011	E-21-E-28

JOHN D. OIL AND GAS MARKETING, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2011

PAGE
INDEPENDENT AUDITORS’ REPORT	E-3

FINANCIAL STATEMENTS

Balance sheet	E-4

Statement of income and members’ capital	E-5

Statement of cash flows	E-6

Notes to financial statements	E-7-11

WD&W

Walthall, Drake & Wallace LLP

CERTIFIED PUBLIC ACCOUNTANTS

6300 Rockside Rd. • Suite 100 • Cleveland, Ohio 44131

(216) 573-2330 • Fax (216) 573-0771

http://www.walthall.com

INDEPENDENT AUDITORS’ REPORT

February 24, 2012

To the Members

John D. Oil and Gas Marketing, LLC

Willoughby, Ohio

We have audited the accompanying balance sheet of John D. Oil and Gas Marketing, LLC (a limited liability company) as of December 31, 2011, and the related statements of income and members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John D. Oil and Gas Marketing, LLC as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

JOHN D. OIL AND GAS MARKETING, LLC

BALANCE SHEET

DECEMBER 31, 2011

ASSETS
CURRENT
Cash and cash equivalents	$32,790
Trade accounts receivable	857,799
Imbalance gas due from others	21,491

TOTAL CURRENT ASSETS	912,080

PROPERTY AND EQUIPMENT
Pipelines and equipment	135,179
Less: accumulated depreciation	(101,770)

Net property and equipment	33,409

OTHER
Advances to affiliates	3,044,741
Interest receivable, affiliates	114,028

3,158,769

TOTAL ASSETS	$4,104,258

LIABILITIES
CURRENT
Note payable, current portion	$10,256
Trade accounts payable	767,137
Accrued expenses	50,268

TOTAL CURRENT LIABILITIES	827,661

LONG-TERM
Note payable, net of current portion	35,408

TOTAL LIABILITIES	863,069

MEMBERS’ CAPITAL
TOTAL MEMBERS’ CAPITAL	3,241,189

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$4,104,258

The accompanying notes are an integral part of the financial statements.

JOHN D. OIL AND GAS MARKETING, LLC

STATEMENT OF INCOME AND MEMBERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2011

	Amount	%
REVENUES
Gas sales	$7,278,376	100.00

OPERATING COSTS AND EXPENSES
Gas purchases	5,432,640	74.64
Transportation	582,854	8.01
Well royalty	4,518	0.06
Depreciation and amortization	8,662	0.12
General and administrative expenses	548,279	7.52

	6,576,953	90.35

GROSS PROFIT	701,423	9.65

OTHER INCOME (EXPENSE)
Interest income	86,037	1.18
Other income	14,310	0.20
Interest expense	(3,571)	(0.05)

	96,776	1.33

NET INCOME	798,199	10.98

MEMBERS’ CAPITAL - BEGINNING	2,442,990

MEMBERS’ CAPITAL - ENDING	$3,241,189

The accompanying notes are an integral part of the financial statements.

JOHN D. OIL AND GAS MARKETING, LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$798,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,662
Changes in assets and liabilities:
Trade accounts receivable	846,475
Gas storage inventory	5,415
Imbalance gas due from others	127,592
Trade accounts payable	(513,943)
Accrued expenses	18,991

Total adjustments	493,192

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,291,391

CASH FLOWS FROM FINANCING ACTIVITIES
Advances to / from affiliates, net	(1,215,142)
Change in accrued interest	(86,035)
Payments on long-term debt	(9,566)

NET CASH USED IN FINANCING ACTIVITIES	(1,310,743)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,352)
CASH AND CASH EQUIVALENTS - BEGINNING	52,142

CASH AND CASH EQUIVALENTS - ENDING	$32,790

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$3,571

The accompanying notes are an integral part of the financial statements.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

The Company is engaged primarily in the acquisition and sale of natural gas referred to as gas marketing. The Company buys its gas from producers linked by three specific pipelines and sells primarily to customers in Northeast Ohio.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date for the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers cash on hand, demand deposits and all highly-liquid debt instruments purchased with initial maturities of three months or less to be cash and cash equivalents for cash flows statement purposes. The Company deposits its cash in high-credit quality institutions. At times, the balances may exceed insurance limits.

Trade accounts receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The Company considers trade accounts receivable to be fully collectible; therefore, no allowance for doubtful accounts is required.

Imbalance gas accounts

At the balance sheet date the amount of gas sold may not be equal to the amount of gas the Company will have purchased. To the extent the Company has purchased more than sold, the difference is reflected as an asset in the balance sheet. Conversely, to the extent the Company has sold more than purchased, it is reflected as a liability. The asset is the right to receive additional gas from future production without the obligation to fund the production of that additional gas. A liability is the obligation to deliver gas out of the entity’s resources. The initial measurement of the liability and asset is at the market price of gas. Subsequent measurements are the lower of cost or market.

Property and equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using straight-line and declining balance methods for financial reporting purposes over the estimated useful lives of the property and equipment which range from seven to 15 years.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation expense totaled $8,662.

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amount or fair value less cost to sell.

Advertising and promotion costs

The cost of advertising is expensed as incurred. There were no advertising or promotional costs incurred during the year.

Income taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability company. The members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

The Company adopted the provisions of FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes.” FASB ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on derecogniton, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition issues. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the accompanying financial statements.

Accrued interest relating to uncertain tax positions would be recorded as a component of interest expense and penalties related to uncertain tax positions would be recorded as a component of general and administrative expenses.

The federal income tax returns of the Company for 2008, 2009, 2010, and 2011 are subject to examination by the IRS, generally for three years after they were filed.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 2—RELATED PARTIES

The Company has receivables resulting from the ordinary course of business and advances from companies affiliated through common ownership as follows:

	Trade Accounts Receivable	Advances to Affiliates	Total
Brainard Natural Gas	$1,701	$—	$1,701
Chowder Gas Storage Facility	—	77,700	77,700
Clarion River Gas	8,780	—	8,780
Cobra Pipeline Co.	83,175	309,958	393,133
Grand River Asphalt	2,221	—	2,221
Great Plains Exploration	—	1,254,585	1,254,585
Independent Oil	4,200	—	4,200
Lake Shore Gas Storage	—	449,650	449,650
Northeast Ohio Natural Gas	398,887	—	398,887
Orwell Natural Gas	52,880	—	52,880
Orwell Trumbull Pipeline	—	828,692	828,692
OsAir	—	124,156	124,156
Walker Gas	11,131	—	11,131

	$562,975	$3,044,741	$3,607,716

The Company has payables resulting from the ordinary course of business and advances to affiliated companies as follows:

	Trade Accounts Payable	Advances from Affiliates	Note Payable	Total
Orwell Natural Gas	$3,282	$—	$45,664	$48,946

Interest income / expense is being recorded on advances to / from affiliates at the annual rate of 2.80% as of December 31, 2011.

The Company has recognized revenue for services provided to related parties and expenses for goods and services purchased from related parties as follows:

Revenue from related parties	$4,945,740
Gas purchases from related parties	$326,166
Transportation services from related parties	$578,622
Administrative fees paid to related parties	$30,000
Interest income from related parties	$86,037
Interest expense to related parties	$3,571

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 2—RELATED PARTIES (Continued)

The Company’s majority member also controls other companies whose operations are similar or ancillary to those of the Company. The majority member is in a position to, and in the future may direct activities for the benefit of other companies in the same line of business that are under his control. During 2011, the Company entered into a contract to act as a co-guarantor of any operational gas imbalances on certain pipelines owned and operated by Cobra Pipeline Co., Ltd., a company related through common ownership. The guarantee continues until 60 days after written notice is provided to the gas supplier.

The guaranteed imbalance totaled approximately $205,000.

NOTE 3—LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to related party, secured by certain equipment, interest payable monthly 7.00%, until maturity in December 2015.	$45,664
Less: current portion	(10,256)

$35,408

Long-term debt matures as follows:

2012	$10,256
2013	10,998
2014	11,793
2015	12,617

$45,664

NOTE 4—CONCENTRATION OF RISK

Approximately 68% of John D. Oil & Gas Marketing, LLC’s sales in 2011 were to related companies.

NOTE 5—LEGAL PROCEEDINGS

In October 2011, the Public Utilities Commission (PUCO) adopted (with modifications not pertinent to this note) a stipulation resolving the gas purchase audits of two related party utility companies covering the periods ending February 28, 2010 and June 30, 2010, respectively. One provision of the stipulation provides that the two utilities terminate their gas purchase agreements prospectively with John D. Oil & Gas Marketing, LLC and seek competitive bids for gas to be sold to their retail customers. The stipulation expressly permits John D. Oil & Gas Marketing, LLC to participate in the bidding process, which is projected to take place in March for gas to be delivered commencing in April 2012. Since the Company supplies gas to the utilities that is purchased from local producers who deliver into intrastate pipelines that directly serve these utilities, as well as arranges purchases with interstate suppliers for delivery through interstate pipelines, management believes that John D. Oil and Gas Marketing, LLC has a high probability of being the successful bidder to supply the gas.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 5—LEGAL PROCEEDINGS (Continued)

The Company is not under the jurisdiction of the PUCO and thus there is no direct financial liability of an adverse ruling. Any adverse effects would be prospective in nature if the Company was not the successful bidder to supply gas to these utilities.

NOTE 6—SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through February 24, 2012.

JOHN D. OIL AND GAS MARKETING, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2010

PAGE
INDEPENDENT AUDITORS’ REPORT	E-13

FINANCIAL STATEMENTS

Balance sheet	E-14

Statement of income and members’ capital	E-15

Statement of cash flows	E-16

Notes to financial statements	E-17-E-20

WD&W

Walthall, Drake & Wallace LLP

CERTIFIED PUBLIC ACCOUNTANTS

6300 Rockside Rd. • Suite 100 • Cleveland, Ohio 44131

(216) 573-2330 • Fax (216) 573-0771

http://www.walthall.com

INDEPENDENT AUDITORS’ REPORT

April 12, 2011

To the Members

John D. Oil and Gas Marketing, LLC

Willoughby, Ohio

We have audited the accompanying balance sheet of John D. Oil and Gas Marketing, LLC (a limited liability company) as of December 31, 2010, and the related statements of income and members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of John D. Oil and Gas Marketing, LLC as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

JOHN D. OIL AND GAS MARKETING, LLC

BALANCE SHEET

DECEMBER 31, 2010

ASSETS
CURRENT
Cash and cash equivalents	$52,142
Trade accounts receivable	1,704,274
Gas storage inventory	5,415
Imbalance gas due from others	149,083

TOTAL CURRENT ASSETS	1,910,914

PROPERTY AND EQUIPMENT
Pipelines and equipment	135,179
Less: accumulated depreciation	(93,108)

Net property and equipment	42,071

OTHER
Advances to affiliates	1,995,949
Interest receivable, affiliates	30,538

2,026,487

TOTAL ASSETS	$3,979,472

LIABILITIES
CURRENT
Note payable, current portion	$9,566
Trade accounts payable	1,281,080
Accrued expenses	31,277

TOTAL CURRENT LIABILITIES	1,321,923

LONG-TERM
Note payable, net of current portion	45,664
Interest payable, affiliates	2,545
Advances from affiliates	166,350

TOTAL LONG-TERM LIABILITIES	214,559

TOTAL LIABILITIES	1,536,482

MEMBERS’ CAPITAL

TOTAL MEMBERS’ CAPITAL	2,442,990

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$3,979,472

The accompanying notes are an integral part of the financial statements.

JOHN D. OIL AND GAS MARKETING, LLC

STATEMENT OF INCOME AND MEMBERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2010

	Amount	%
REVENUES
Gas sales	$8,230,617	100.00

OPERATING COSTS AND EXPENSES
Gas purchases	6,116,435	74.31
Transportation	558,386	6.78
Depreciation and amortization	8,574	0.10
General and administrative expenses	251,678	3.05

	6,935,073	84.24

GROSS PROFIT	1,295,544	15.76

OTHER INCOME (EXPENSE)
Interest income	30,538	0.37
Other income	13,200	0.16
Interest expense	(6,783)	(0.08)

	36,955	0.45

NET INCOME	1,332,499	16.21

MEMBERS’ CAPITAL - BEGINNING	2,520,747

	3,853,246
DISTRIBUTIONS	1,410,256

MEMBERS’ CAPITAL - ENDING	$2,442,990

The accompanying notes are an integral part of the financial statements.

JOHN D. OIL AND GAS MARKETING, LLC

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,332,499
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,574
Changes in assets and liabilities:
Trade accounts receivable	(296,926)
Gas storage inventory	369,279
Imbalance gas due from others	(149,083)
Trade accounts payable	322,452
Accrued expenses	(11,126)

Total adjustments	243,170

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,575,669

CASH FLOWS FROM FINANCING ACTIVITIES
Advances to / from affiliates, net	(931,894)
Distribution to member	(555,256)
Change in accrued interest	(27,993)
Payments on long-term debt	(8,920)

NET CASH USED IN FINANCING ACTIVITIES	(1,524,063)

NET INCREASE IN CASH AND CASH EQUIVALENTS	51,606
CASH AND CASH EQUIVALENTS - BEGINNING	536

CASH AND CASH EQUIVALENTS - ENDING	$52,142

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$4,238

Non-cash investing and financing activities:
Advances to member treated as distribution	$855,000

The accompanying notes are an integral part of the financial statements.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

The Company is engaged primarily in the acquisition and sale of natural gas referred to as gas marketing. The Company buys its gas from producers linked by three specific pipelines and sells primarily to customers in Northeast Ohio.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date for the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers cash on hand, demand deposits and all highly-liquid debt instruments purchased with initial maturities of three months or less to be cash and cash equivalents for cash flows statement purposes. The Company deposits its cash in high-credit quality institutions. At times, the balances may exceed insurance limits.

Trade Accounts receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off directly to bad debt expense and a credit to accounts receivable. The Company considers trade accounts receivable to be fully collectible; therefore, no allowance for doubtful accounts is required.

Gas Storage Inventory

Gas storage is principally used to meet seasonal load variations. Gas is injected into storage during periods of low demand, and it is withdrawn from storage during periods of peak demand. Gas storage can be used to balance the flow on pipeline systems; it can help aid in market speculation as well as reducing price volatility. Storage is recorded on the first in first out (FIFO) method of accounting for inventory. Gas storage inventory totaled $5,415.

Imbalance gas accounts

At the balance sheet date the amount of gas sold may not be equal to the amount of gas the Company will have purchased. To the extent the Company has purchased more than sold, the difference is reflected as an asset in the balance sheet. Conversely, to the extent the Company has sold more than purchased, it is reflected as a liability. The asset is the right to receive additional gas from future production without the obligation to fund the production of that additional gas. A liability is the obligation to deliver gas out of the entity’s resources. The initial measurement of the liability and asset is at the market price of gas. Subsequent measurements are the lower of cost or market.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using straight-line and declining balance methods for financial reporting purposes over the estimated useful lives of the property and equipment which range from seven to 15 years.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation expense totaled $8,574.

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amount or fair value less cost to sell.

Advertising and promotion costs

The cost of advertising is expensed as incurred. There were no advertising or promotional costs incurred during the year.

Income taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability company. The members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

The Company adopted the provisions of FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes.” FASB ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on derecogniton, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition issues. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the accompanying financial statements.

Accrued interest relating to uncertain tax positions would be recorded as a component of interest expense and penalties related to uncertain tax positions would be recorded as a component of general and administrative expenses.

The federal income tax returns of the Company for 2007, 2008, 2009, and 2010 are subject to examination by the IRS, generally for three years after they were filed.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 2—RELATED PARTIES

The Company has receivables resulting from the ordinary course of business and advances from companies affiliated through common ownership as follows:

	Trade Accounts Receivable	Advances to Affiliates	Total
Brainard Natural Gas	$1,290	$—	$1,290
Chowder Gas Storage Facility	—	294,200	294,200
Cobra Pipeline Co.	203,536	586,393	789,929
Grand River Asphalt	969	—	969
Great Plains Exploration	514,428	268,697	783,125
Orwell Natural Gas	60,904	—	60,904
Orwell Trumbull Pipeline	—	722,503	722,503
OsAir	—	124,156	124,156
Northeast Ohio Natural Gas	590,799	—	590,799
Walker Gas	11,680	—	11,680

	$1,383,606	$1,995,949	$3,379,555

The Company has payables resulting from the ordinary course of business and advances to affiliated companies as follows:

	Trade Accounts Payable	Advances from Affiliates	Note Payable	Total
Clarion River Gas	$2,708	$—	$—	$2,708
Cobra Pipeline Co.	78,118	—	—	78,118
Orwell Natural Gas	2,188	—	55,230	57,418
North East Ohio Natural Gas	40,750	—	—	40,796
Orwell Trumbull Pipeline	160,018	—	—	40,796
Lake Shore Gas Storage	—	166,350	—	166,350

	$283,782	$166,350	$55,230	$386,186

Interest income / expense is being recorded on advances to / from affiliates at the annual rate of 1.53% as of December 31, 2010.

The Company has recognized revenue for services provided to related parties and expenses for goods and services purchased from related parties as follows:

Revenue from related parties	$5,285,000
Transportation services from related parties	$509,170
Administrative fees paid to related parties	$180,000
Interest income from related parties	$30,538
Interest expense to related parties	$6,783

The Company’s majority member also controls other companies whose operations are similar or ancillary to those of the Company. The majority member is in a position to, and in the future may direct activities for the benefit of other companies in the same line of business that are under his control.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 3—LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to related party, secured by certain equipment, interest payable monthly 7.00%, until maturity in December 2015.	$55,230
Less: current portion	(9,566)

$45,664

Long-term debt matures as follows:

2011	$9,566
2012	10,256
2013	10,998
2014	11,793
2015	12,617

$55,230

NOTE 4—CONCENTRATION OF RISK

The Company grants credit to customers, some of whom are engaged in various retailing industries. Approximately 24% of trade accounts receivable are owed from two unrelated customers.

NOTE 5—LEGAL PROCEEDINGS

During 2010, the gas purchases of two related party utility companies were audited by the Public Utilities Commission of Ohio (PUCO). John D. Oil and Gas Marketing, LLC has sales contracts with both utility companies. In the audit, the PUCO Staff has recommended that the utilities reject the current related party contracts with John D. Oil & Gas Marketing, LLC and that the utilities should seek competitive bids for gas to be sold to their retail customers. The utilities contend that the related party sales contracts are prudent and should not be rejected. The utilities are also contending that if their gas requirements are nevertheless required to be put out for competitive bid, John D. Oil & Gas Marketing, LLC should be allowed to participate in the bidding process. Since the Company supplies gas to the utilities that is purchased from local producers who deliver into intrastate pipeline that directly serve these utilities, management believe that John D can be the successful bidder to supply the gas. Approximately 38% of John D. Oil & Gas Marketing, LLC’s sales were to related utility companies in 2010. A hearing in these audit proceedings will take place in May.

The Company is not under the jurisdiction of the PUCO and thus there is no direct financial liability of an adverse ruling. The effects would be prospective in nature if the Company was not able to retain these contracts.

NOTE 6—SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through April 12, 2011.

JOHN D. OIL AND GAS MARKETING, LLC

INTERIM FINANCIAL STATEMENTS

Balance sheet as of June 30, 2012 (unaudited) and December 31, 2011	E-22

Statement of income and members’ capital (unaudited) for three and the six months ended June 30, 2012 and June 30, 2011	E-23

Statement of cash flow (unaudited) for the six months ended June 30, 2012 and June 30, 2011	E-24

Notes to financial statements	E-25-E-28

JOHN D. OIL AND GAS MARKETING, LLC

BALANCE SHEET

	June 30, 2012	December 31, 2011
ASSETS
CURRENT
Cash and cash equivalents	$11,105	$32,790
Trade accounts receivable	993,606	857,799
Gas storage inventory	45,721	—
Prepaid expenses	167	—
Imbalance gas due from others	—	21,491

TOTAL CURRENT ASSETS	1,050,599	912,080

PROPERTY AND EQUIPMENT
Pipelines and equipment	135,179	135,179
Less: accumulated depreciation	(106,004)	(101,770)

Net property and equipment	29,175	33,409

OTHER
Advances to affiliates	3,093,174	3,044,741
Interest receivable, affiliates	114,030	114,028

	3,207,204	3,158,769
TOTAL ASSETS	$4,286,978	$4,104,258

LIABILITIES
CURRENT
Note payable, current portion	10,620	10,256
Trade accounts payable	544,776	767,137
Accrued expenses	36,598	50,268

TOTAL CURRENT LIABILITIES	591,994	827,661

LONG-TERM
Note payable, net of current portion	30,006	35,408
Deferred income	25,000	—
Interest payable, affiliates	0	—
Advances from affiliates	383	—

TOTAL LONG-TERM LIABILITIES	55,389	35,408

TOTAL LIABILITIES	647,383	863,069

MEMBERS’ CAPITAL

TOTAL MEMBERS’ CAPITAL	3,639,594	3,241,189

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$4,286,978	$4,104,258

JOHN D. OIL AND GAS MARKETING, LLC

STATEMENT OF INCOME AND MEMBERS’ CAPITAL

	Three Month Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES
Gas sales	$732,925	$1,407,374	$2,518,326	$4,346,092

OPERATING COSTS AND EXPENSES
Gas purchases	$468,985	$1,061,482	1,691,564	3,401,516
Transportation	$81,776	$121,822	258,620	333,265
Well Royalty	$—	$236	—	4,110
Depreciation and amortization	$2,121	$2,143	4,234	4,287
General and administrative expenses	$92,607	$93,930	171,586	180,149

	$645,489	$1,279,615	2,126,004	3,923,327

GROSS PROFIT	$87,436	$127,759	392,322	422,765

OTHER INCOME (EXPENSE)
Interest income	$—	$—	—	—
Other income	$3,330	$3,303	7,617	7,696
Interest expense	$(745)	$(912)	(1,535)	(1,865)

	$2,585	$2,391	6,082	5,831

NET INCOME	$90,021	$130,150	398,404	428,596

MEMBERS’ CAPITAL - BEGINNING	$3,549,572	$2,741,436	3,241,189	2,442,990

DISTRIBUTIONS	$—	$—	—	—

MEMBERS’ CAPITAL - ENDING	$3,639,594	$2,871,587	$3,639,593	$2,871,587

JOHN D. OIL AND GAS MARKETING, LLC

STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$398,404	$(30,192)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,234	4,286
Deferred Compensation	25,000	—

Changes in assets and liabilities:
Trade accounts receivable	(135,807)	1,200,411
Imbalance gas due from others	(24,398)	264,367
Trade accounts payable	(222,361)	(485,331)
Accrued expenses	(12,733)	(6,467)
Prepaid Expenses	1	(71,640)
Customer Deposits	(937)	515

Total adjustments	(367,001)	906,141

NET CASH PROVIDED BY OPERATING ACTIVITIES	31,403	875,949

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	—	—
NET CASH USED IN FINANCING ACTIVITIES	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Advances to / from affiliates, net	(48,050)	(1,358,201)
Change in accrued interest	—	2
Payments on long-term debt	(5,038)	(4,699)

NET CASH USED IN FINANCING ACTIVITIES	(53,088)	(1,362,898)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(21,685)	(486,951)

CASH AND CASH EQUIVALENTS - BEGINNING	32,790	52,142

CASH AND CASH EQUIVALENTS - ENDING	$11,105	$23,979

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$1,535	$(330)

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

The Company is engaged primarily in the acquisition and sale of natural gas referred to as gas marketing. The Company buys its gas from producers linked by three specific pipelines and sells primarily to customers in Northeast Ohio.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date for the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers cash on hand, demand deposits and all highly-liquid debt instruments purchased with initial maturities of three months or less to be cash and cash equivalents for cash flows statement purposes. The Company deposits its cash in high-credit quality institutions. At times, the balances may exceed insurance limits.

Trade Accounts receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The Company considers trade accounts receivable to be fully collectible; therefore, no allowance for doubtful accounts is required.

Imbalance gas accounts

At the balance sheet date the amount of gas sold may not be equal to the amount of gas the Company will have purchased. To the extent the Company has purchased more than sold, the difference is reflected as an asset in the balance sheet. Conversely, to the extent the Company has sold more than purchased, it is reflected as a liability. The asset is the right to receive additional gas from future production without the obligation to fund the production of that additional gas. A liability is the obligation to deliver gas out of the entity’s resources. The initial measurement of the liability and asset is at the market price of gas. Subsequent measurements are the lower of cost or market.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using straight-line and declining balance methods for financial reporting purposes over the estimated useful lives of the property and equipment which range from seven to 15 years.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation expense totaled $4,234.

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amount or fair value less cost to sell.

Advertising and promotion costs

The cost of advertising is expensed as incurred. There were no advertising or promotional costs incurred during the period.

Income taxes

The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability company. The members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

The Company adopted the provisions of FASB ASC 740-10, “Accounting for Uncertainty in Income Taxes.” FASB ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on derecogniton, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition issues. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the accompanying financial statements.

Accrued interest relating to uncertain tax positions would be recorded as a component of interest expense and penalties related to uncertain tax positions would be recorded as a component of general and administrative expenses.

The federal income tax returns of the Company for 2009, 2010, and 2011 are subject to examination by the IRS, generally for three years after they were filed.

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012

NOTE 2—RELATED PARTIES

The Company has receivables resulting from the ordinary course of business and advances from companies affiliated through common ownership as follows:

	Trade Accounts Receivable	Advances To Affiliates	Total
Brainard Natural Gas	$184		$184
Chowder Gas Storage Facility		$102,200	$102,200
Clarion River Gas	$1,765		$1,765
Cobra Pipeline Co.	$234,805	$269,029	$503,834
Grand River Asphalt	$3,409		$3,409
Great Plains Exploration	$531,092	$714,005	$1,245,097
Independent Oil	$1,157		$1,157
Lake Shore Gas Storage		$472,150	$472,150
Northeast Ohio Natural Gas	$109,451		$109,451
Ohio Pipeline		$215,000	$215,000
Orwell Natural Gas	$14,902		$14,902
Orwell Trumbull Pipeline		$1,196,634	$1,196,634
OsAir		$124,156	$124,156
Walker Gas	$1,484		$1,484

	$898,249	$3,093,174	$3,991,423

The Company has payables resulting from the ordinary course of business and advances to affiliated companies as follows:

	Trade Accounts Payable	Advances from Affiliates	Note Payable	Total
John D Oil & Gas	$51,517	$383		$51,900
Orwell Natural Gas			$40,626	$40,626
Orwell Trumbull Pipeline	$5,220			$5,220

	$56,737	$383	$40,626	$97,746

The Company has recognized revenue for services provided to related parties and expenses for goods and services purchased from related parties as follows:

Revenue from related parties	$1,471,538
Cost of sales from related parties	$123,100
Transportation Services from related parties	$228,494
Interest expense to related parties	$1,535

JOHN D. OIL AND GAS MARKETING, LLC

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2012

NOTE 3—LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to related party, secured by certain equipment, interest payable monthly 7.00%, until maturity in December 2015.	$40,626
Less: current portion	(10,620)

$30,006

Long-term debt matures as follows:

2012	$10,620
2013	11,388
2014	12,212
2015	6,406

$40,626

Annex F

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2012 (unaudited)	F-3

Unaudited Pro Forma Consolidated Statement of Income (unaudited) for the twelve months ended December 31, 2011	F-6

Unaudited Pro Forma Consolidated Statement of Income (unaudited) for the six months ended June 30, 2012	F-7

The following unaudited pro forma consolidated financial statements give effect to the acquisition as described in the proxy statement. The acquisition will be a business combination accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Accordingly, for accounting purposes, the fair value of the assets received and liabilities assumed will be recorded on our balance sheet. The difference between the purchase price and the net fair value of the acquired assets and liabilities will be recorded as goodwill or other intangible assets. The intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives. Goodwill, however, is of indefinite life and will not be amortized for accounting purposes, but instead will be tested at least annually for impairment.

Acquisition-related transaction costs (i.e., advisory, legal, accounting, valuation, and other professional or consulting fees) and certain acquisition related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services are received. Costs incurred associated with the issuance of our common stock as the consideration for the acquisition will be accounted for as a reduction of additional paid in capital. See the unaudited pro forma condensed consolidated financial statements attached to this proxy statement as Annex F.

The unaudited pro forma consolidated financial statements are based on (1) the historical financial statements and related notes of Gas Natural for the quarter and six months ended June 30, 2012 which are attached to this proxy statement as Annex G and the historical financial statements and related notes of Gas Natural for the 12 months ended December 31, 2011 which have been derived from the Form 10-K for the period ended December 31, 2011 that accompanies this proxy statement, and (2) the historical financial statements and the related notes of John D. Marketing, which are attached to this proxy statement as Annex E. The unaudited pro forma consolidated financial statements should be read in conjunction with our historical financial statements and related notes and the historical financial statements and related notes of John D. Marketing.

The unaudited pro forma consolidated balance sheet assumes that the acquisition took place on June 30, 2012. The unaudited consolidated statements of income assume that the acquisition took place as of January 1, 2011. The unaudited pro forma information is presented for illustration purposes only and in accordance with the assumptions set forth below. This information is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined company. The unaudited pro forma consolidated financial information does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the acquisition.

Gas Natural Inc. and Subsidiaries

Unaudited Pro Forma

Consolidated Balance Sheet

	Gas Natural 6/30/2012 Actual	John D. Marketing 6/30/2012 Actual	Pro Forma Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,457,144	$11,105	$—		$2,468,249
Marketable securities	357,750	—	—		357,750
Accounts receivable	—
Trade	4,968,702	993,606	—		5,962,308
Related parties	559,692	—	(32,814)	(a)	526,878
Unbilled gas	1,066,851	—	—		1,066,851
Note receivable—related parties, current portion	10,620	—	—		10,620
Inventory
Natural gas and propane	3,181,995	45,721	—		3,227,716
Materials and supplies	2,289,304	—	—		2,289,304
Prepaid income taxes	1,071,051	—	—		1,071,051
Prepayments and other	396,434	167	—		396,601
Recoverable cost of gas purchases	3,091,693	—	—		3,091,693
Deferred tax asset	1,146,373	—	—		1,146,373

Total current assets	20,597,609	1,050,599	(32,814)		21,615,394
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	149,098,700	135,180	—		149,233,880
Less accumulated depreciation, depletion and amortization	(44,453,873)	(106,004)	—		(44,559,877)

PROPERTY, PLANT AND EQUIPMENT, net	104,644,827	29,176	—		104,674,003
OTHER ASSETS
Notes receivable—related parties, less current portion	30,006	3,207,202	(3,207,202)	(b)	30,006
Deferred tax assets, less current portion	—	—	—		—
Regulatory assets	—
Deferred Environmental Study	—	—	—		—
Property taxes	449,098	—	—		449,098
Income taxes	452,645	—	—		452,645
Rate case costs	202,746	—	—		202,746
Debt issuance costs, net	1,204,928	—	—		1,204,928
Goodwill	14,750,924	—	2,916,902	(c)	17,667,826
Customer relationships	627,917	—	3,100,000	(d)	3,727,917
Investment in unconsolidated affiliate	325,396	—	—		325,396
Restricted cash	1,709,304	—	—		1,709,304
Other assets	4,592,743	—	—		4,592,743

Total other assets	24,345,707	3,207,202	2,809,700		30,362,609

TOTAL ASSETS	$149,588,143	$4,286,977	$2,776,886		$156,652,006

Gas Natural Inc. and Subsidiaries

Unaudited Pro Forma

Consolidated Balance Sheet

	Gas Natural 6/30/2012 Actual	John D. Marketing 6/30/2012 Actual	Pro Forma Adjustments		Combined
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Checks in excess of amounts on deposit	$806,880	$—	$—		$806,880
Lines of credit	18,662,377	—	—		18,662,377
Accounts payable	—
Trade	3,496,787	544,776	—		4,041,563
Related parties	87,781	—	(32,814)	(a)	54,967
Notes payable, current portion	8,269	10,620	—		18,889
Notes payable—related parties, current portion	—	—	—		—
Accrued liabilities	—
Income taxes payable	—	—	—		—
Taxes other than income	2,149,007	—	—		2,149,007
Vacation	167,290	—	—		167,290
Employee benefit plans	282,247	—	—		282,247
Interest	114,540	—	—		114,540
Deferred payments received from levelized billing	2,311,173	—	—		2,311,173
Customer deposits	734,985	—	—		734,985
Property tax settlement, current portion	242,128	—	—		242,128
Related parties	258,862	—	—		258,862
Deferred tax liability	—	—	—		—
Other current liabilities	1,946,330	36,598	—		1,982,928
Acquisition settlement	2,250,000	—	—		2,250,000
Overrecovered gas purchases	1,749,706	—	—		1,749,706

Total current liabilities	35,268,362	591,994	(32,814)		35,827,542
LONG-TERM LIABILITIES
Deferred investment tax credits	165,848	—	—		165,848
Deferred tax liability	4,752,856	—	—		4,752,856
Asset retirement obligation	1,766,715	—	—		1,766,715
Customer advances for construction	1,023,299	—	—		1,023,299
Liability for JDOGM earnout	—	—	3,574,294	(e)	3,574,294
Regulatory liability for income taxes	83,161	—	—		83,161
Regulatory liability for gas costs	35,418	—	—		35,418
Property tax settlement, less current portion	—	—	—		—

Total long-term liabilities	7,827,297	—	3,574,294		11,401,591
NOTES PAYABLE, less current portion	31,340,487	55,389	—		31,395,876
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock; $0.15 par value, 1,500,000 shares authorized, no shares issued or outstanding	—	—	—		—

	Gas Natural 6/30/2012 Actual	John D. Marketing 6/30/2012 Actual	Pro Forma Adjustments		Combined
Common stock; $0.15 par value, 15,000,000 shares authorized, 8,156,551 and 8,154,301 shares issued and outstanding, respectively	1,223,483	—	38,539	(f)	1,262,022
Capital in excess of par value	42,008,079	3,639,594	(803,133)	(f)	44,844,540
Accumulated other comprehensive income	74,074	—	—		74,074
Retained earnings	31,846,361	—	—		31,846,361

Total stockholders’ equity	75,151,997	3,639,594	(764,594)		78,026,997

TOTAL CAPITALIZATION	106,492,484	3,694,983	(764,594)		109,422,873

TOTAL LIABILITIES AND CAPITALIZATION	$149,588,143	$4,286,977	$2,776,886		$156,652,006

(a) Eliminate affilate accounts payable and receivable between Gas Natural and John D. Marketing.
Accounts receivable to Gas Natural from JDOGM			4,376
Accounts payable to John D. Marketing from Gas Natural			(37,190)

Net amount of elimination			(32,814)
(b) Remove advances to affilliates - not part of purchase			(3,207,202)
(c) Goodwill amount:
Excess of intital purchase price over fair value of assets and liabilities			(657,392)
Goodwill related to earnout provision			3,574,294

Total			2,916,902
(d) Fair value of customer contracts and relationships			3,100,000
(e) Liability for future earn-out payments. Assumes acquisition date of June 30, 2012 and represents the present value of the earn-out calculations based on the five years 2012 through 2016.			3,574,294
(f) Issue Gas Natural stock and retire John D. Marketing equity
	Gas Natural	John D. Marketing	Net
Par value	38,539	—	38,539
Additional paid in capital	2,836,461	(3,639,594)	(803,133)

	2,875,000	(3,639,594)	(764,594)

Gas Natural Inc. and Subsidiaries

Unaudited Pro Forma Consolidated

Statements of Income

	Gas Natural 12/31/2011 Actual	John D. Marketing 12/31/2011 Actual	Pro Forma Adjustments			Combined
REVENUES
Natural gas operations	$89,994,616	$—	$—			$89,994,616
Marketing and production	5,789,938	7,278,377	(3,915,498)	(a	)	9,152,817
Pipeline operations	417,768	—	—			417,768
Propane operations	3,014,971	—	—			3,014,971

Total revenues	99,217,293	7,278,377	(3,915,498)			102,580,172

COST OF SALES
Natural gas purchased	53,017,926	—	—			53,017,926
Marketing and production	4,470,504	6,015,495	(3,915,498)	(a	)	6,570,501
Propane purchased	2,695,187	—	—			2,695,187

Total cost of sales	60,183,617	6,015,495	(3,915,498)			62,283,614

GROSS MARGIN	39,033,676	1,262,882	—			40,296,558

OPERATING EXPENSES
Distribution, general, and administrative	14,898,662	552,792	—			15,451,454
Parent Company Overhead	4,711,391	—	—			4,711,391
Maintenance	1,122,449	—	—			1,122,449
Depreciation and amortization	4,464,881	8,662	310,000	(c	)	4,783,543
Accretion	142,214	—	—			142,214
Taxes other than income	3,451,860	—	—			3,451,860

Total operating expenses	28,791,457	561,454	310,000			29,662,911

OPERATING INCOME	10,242,219	701,428	(310,000)			10,633,647

LOSS FROM UNCONSOLIDATED AFFILIATE	(877,465)	—	—			(877,465)
OTHER INCOME (EXPENSE), net	224,939	100,347	(805,071)	(b	),(e)	(479,785)
GAIN ON BARGAIN PURCHASE	955,423	—	—			955,423
INTEREST EXPENSE	(2,033,604)	(3,576)	—			(2,037,180)

INCOME BEFORE INCOME TAXES	8,511,512	798,199	(1,115,071)			8,194,640

INCOME TAX BENEFIT (EXPENSE)	(3,141,995)	—	121,869	(d	)	(3,020,126)

NET INCOME	5,369,517	798,199	(993,202)			5,174,514

EARNINGS PER SHARE—BASIC	$0.660					$0.610
EARNINGS PER SHARE—DILUTED	$0.660					$0.610

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,151,935		314,426	(f	)	8,466,361
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	8,159,827		314,426	(f	)	8,474,253

		12 Months Ended 12/31/2011	6 Months Ended 6/30/2012
(a)	Eliminate revenues and cost of revenues from John D. Marketing sales to Gas Natural companies	$3,915,498	$1,159,005
(b)	Estimated transaction costs to complete transaction.	580,863	310,455
(c)	Amortization of customer relationships	310,000	155,000
(d)	Record income taxes on John D. Marketing pre-tax income
	Tax rate	38.46%	38.46%
	Income taxes	$(121,869)	$(64,181)
(e)	True-up of present value of future earn-outs to December 31, 2011 and June 30, 2012	$224,208	99,826
	Assumes acquisition date of January 1, 2011 and earn-out calculations based on
(f)	Total shares issued in 2011 and through June 30, 2012	314,426	314,426

Gas Natural Inc. and Subsidiaries

Unaudited Pro Forma Consolidated

Statements of Income

	Gas Natural 6/30/2012 Actual	John D. Marketing 6/30/2012 Actual	Pro Forma Adjustments		Combined
REVENUES
Natural gas operations	$42,649,632	$—	$—		$42,649,632
Marketing and production	2,947,448	2,518,326	(1,159,005)	(a)	4,306,769
Pipeline operations	209,877	—	—		209,877
Propane operations	2,470,710	—	—		2,470,710

Total revenues	48,277,667	2,518,326	(1,159,005)		49,636,988

COST OF SALES
Natural gas purchased	22,684,216	—	—		22,684,216
Marketing and production	2,245,727	1,950,184	(1,159,005)	(a)	3,036,906
Propane purchased	1,849,751	—	—		1,849,751

Total cost of sales	26,779,694	1,950,184	(1,159,005)		27,570,873

GROSS MARGIN	21,497,973	568,142	—		22,066,115

OPERATING EXPENSES
Distribution, general, and administrative	10,449,432	171,586	—		10,621,018
Parent Company Overhead	—	—	—		—
Maintenance	612,957	—	—		612,957
Depreciation and amortization	2,547,816	4,234	155,000	(c)	2,707,050
Accretion	77,634	—	—		77,634
Taxes other than income	1,817,796	—	—		1,817,796

Total operating expenses	15,505,635	175,820	155,000		15,836,455

OPERATING INCOME	5,992,338	392,322	(155,000)		6,229,660

LOSS FROM UNCONSOLIDATED AFFILIATE	(4,955)	—	—		(4,955)
OTHER INCOME (EXPENSE), net	(520,859)	7,618	(410,281)	(b),(e)	(923,522)
GAIN ON BARGAIN PURCHASE	—	—	—		—
INTEREST EXPENSE	(1,289,866)	(1,535)	—		(1,291,401)

INCOME BEFORE INCOME TAXES	4,176,658	398,405	(565,281)		4,009,782

INCOME TAX BENEFIT (EXPENSE)	(1,618,001)	—	(64,181)	(d)	(1,682,182)

NET INCOME	2,558,657	398,405	(629,462)		2,327,600

EARNINGS PER SHARE—BASIC	$0.310				$0.270
EARNINGS PER SHARE—DILUTED	$0.310				$0.270

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,155,300		314,426	(f)	8,469,726
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	8,162,686		314,426	(f)	8,477,112

Annex G

FINANCIAL STATEMENTS OF GAS NATURAL INC.

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2012 and December 31, 2011 (Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,457,144	$10,504,845
Marketable securities	357,750	367,875
Accounts receivable
Trade, less allowance for doubtful accounts of $765,264 and $630,632, respectively	4,968,702	9,381,625
Related parties	559,692	519,084
Unbilled gas	1,066,851	4,232,854
Note receivable - related parties, current portion	10,620	10,256
Inventory
Natural gas and propane	3,181,995	6,967,739
Materials and supplies	2,289,304	1,958,858
Prepaid income taxes	1,071,051	1,584,869
Prepayments and other	396,434	741,101
Recoverable cost of gas purchases	3,091,693	2,627,416
Deferred tax asset	1,146,373	1,061,314

Total current assets	20,597,609	39,957,836

PROPERTY, PLANT AND EQUIPMENT, net	104,644,827	97,612,257

OTHER ASSETS
Notes receivable - related parties, less current portion	30,006	35,408
Regulatory assets
Property taxes	449,098	590,464
Income taxes	452,645	452,645
Rate case costs	202,746	205,714
Debt issuance costs, net	1,204,928	869,593
Goodwill	14,750,924	14,607,952
Customer relationships	627,917	639,333
Investment in unconsolidated affiliate	325,396	330,351
Restricted cash	1,709,304	949,907
Other assets	4,592,743	159,954

Total other assets	24,345,707	18,841,321

TOTAL ASSETS	$149,588,143	$156,411,414

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2012 and December 31, 2011 (Unaudited)

	June 30, 2012	December 31, 2011
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Checks in excess of amounts on deposit	$806,880	$1,027,376
Lines of credit	18,662,377	23,160,000
Accounts payable
Trade	3,496,787	8,755,623
Related parties	87,781	191,763
Notes payable, current portion	8,269	7,885
Accrued liabilities
Taxes other than income	2,149,007	3,018,964
Vacation	167,290	115,940
Employee benefit plans	282,247	140,149
Interest	114,540	30,688
Deferred payments received from levelized billing	2,311,173	2,948,188
Customer deposits	734,985	707,062
Property tax settlement, current portion	242,128	242,128
Related parties	258,862	635,192
Other current liabilities	1,946,330	1,280,670
Acquisition settlement	2,250,000	—
Overrecovered gas purchases	1,749,706	2,237,827

Total current liabilities	35,268,362	44,499,455

LONG-TERM LIABILITIES
Deferred investment tax credits	165,848	176,379
Deferred tax liability	4,752,856	2,908,167
Asset retirement obligation	1,766,715	1,689,081
Customer advances for construction	1,023,299	880,851
Regulatory liability for income taxes	83,161	83,161
Regulatory liability for gas costs	35,418	57,570

Total long-term liabilities	7,827,297	5,795,209

NOTES PAYABLE, less current portion	31,340,487	31,344,723

COMMITMENTS AND CONTINGENCIES (see Note 11)

STOCKHOLDERS’ EQUITY
Preferred stock; $0.15 par value, 1,500,000 shares authorized, no shares issued or outstanding	—	—
Common stock; $0.15 par value, 15,000,000 shares authorized, 8,156,551 and 8,154,301 shares issued and outstanding, respectively	1,223,483	1,223,145
Capital in excess of par value	42,008,079	41,978,799
Accumulated other comprehensive income	74,074	80,405
Retained earnings	31,846,361	31,489,678

Total stockholders’ equity	75,151,997	74,772,027

TOTAL CAPITALIZATION	106,492,484	106,116,750

TOTAL LIABILITIES AND CAPITALIZATION	$149,588,143	$156,411,414

The accompanying notes are an integral part of these condensed consolidated financial statements.

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

For the Three and Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES
Natural gas operations	$12,801,547	$17,095,262	$42,649,632	$55,314,845
Marketing and production	1,040,354	1,475,665	2,947,448	3,301,167
Pipeline operations	102,093	102,061	209,877	208,385
Propane operations	561,552	—	2,470,710	—

Total revenues	14,505,546	18,672,988	48,277,667	58,824,397

COST OF SALES
Natural gas purchased	5,447,322	9,575,592	22,684,216	34,292,500
Marketing and production	850,311	1,208,379	2,245,727	2,607,786
Propane purchased	418,482	—	1,849,751	—

Total cost of sales	6,716,115	10,783,971	26,779,694	36,900,286

GROSS MARGIN	7,789,431	7,889,017	21,497,973	21,924,111

OPERATING EXPENSES
Distribution, general, and administrative	5,236,512	4,629,976	10,449,432	9,287,296
Maintenance	316,722	271,965	612,957	557,192
Depreciation and amortization	1,304,472	1,068,470	2,547,816	2,103,547
Accretion	39,554	34,803	77,634	69,413
Taxes other than income	880,306	892,981	1,817,796	1,746,946

Total operating expenses	7,777,566	6,898,195	15,505,635	13,764,394

OPERATING INCOME	11,865	990,822	5,992,338	8,159,717

LOSS FROM UNCONSOLIDATED AFFILIATE	(2,214)	(20,194)	(4,955)	(83,151)
OTHER INCOME (EXPENSE), net	231,624	178,029	350,896	333,444
ACQUISITION EXPENSE	(425,151)	(15,798)	(616,476)	(55,533)
STOCK SALE EXPENSE	(255,279)	(46,123)	(255,279)	(46,123)
INTEREST EXPENSE	(625,797)	(492,674)	(1,289,866)	(905,853)

INCOME (LOSS) BEFORE INCOME TAXES	(1,064,952)	594,062	4,176,658	7,402,501

INCOME TAX BENEFIT (EXPENSE)	340,762	(233,724)	(1,618,001)	(2,767,409)

NET INCOME (LOSS)	(724,190)	360,338	2,558,657	4,635,092

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain (loss) on available for sale securities, net of tax	(15,477)	855	(6,331)	19,621

COMPREHENSIVE INCOME (LOSS)	$(739,667)	$361,193	$2,552,326	$4,654,713

EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED	$(0.09)	$0.04	$0.31	$0.57

WEIGHTED AVERAGE DIVIDENDS DECLARED PER COMMON SHARE	$0.135	$0.135	$0.270	$0.270

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	8,155,867	8,151,359	8,155,300	8,150,802

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	8,155,867	8,159,825	8,162,686	8,158,955

The accompanying notes are an integral part of these condensed consolidated financial statements.

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

				Accumulated
			Capital In	Other
	Common	Common	Excess Of	Comprehensive	Retained
	Shares	Stock	Par Value	Income	Earnings	Total
BALANCE AT DECEMBER 31, 2010	8,149,801	$1,222,470	$41,910,067	$46,590	$30,522,375	$73,701,502
Net income	—	—	—	—	4,635,092	4,635,092
Net unrealized gain on available for sale securities	—	—	—	19,621	—	19,621
Stock issued for services	2,250	338	25,012	—	—	25,350
Stock option expense	—	—	9,593	—	—	9,593
Dividends declared	—	—	—	—	(2,200,803)	(2,200,803)

BALANCE AT JUNE 30, 2011	8,152,051	$1,222,808	$41,944,672	$66,211	$32,956,664	$76,190,355

BALANCE AT DECEMBER 31, 2011	8,154,301	$1,223,145	$41,978,799	$80,405	$31,489,678	$74,772,027

Net income	—	—	—	—	2,558,657	2,558,657
Net unrealized loss on available for sale securities	—	—	—	(6,331)	—	(6,331)
Stock issued for services	2,250	338	24,578	—	—	24,916
Stock option expense	—	—	4,702	—	—	4,702
Dividends declared	—	—	—	—	(2,201,974)	(2,201,974)

BALANCE AT JUNE 30, 2012	8,156,551	$1,223,483	$42,008,079	$74,074	$31,846,361	$75,151,997

The accompanying notes are an integral part of these condensed consolidated financial statements.

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,558,657	$4,635,092
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,547,816	2,103,547
Accretion	77,634	69,413
Amortization of debt issuance costs	139,388	68,667
Stock based compensation	29,618	34,943
Loss on sale of assets	2,184	39,685
Loss from unconsolidated affiliate	4,955	83,151
Investment tax credit	(10,531)	(10,531)
Deferred income taxes	1,628,532	2,721,060
Changes in assets and liabilities
Accounts receivable, including related parties	4,441,447	5,128,578
Unbilled gas	3,166,003	4,401,975
Natural gas and propane inventory	3,785,744	2,041,931
Accounts payable, including related parties	(4,843,189)	(4,397,430)
Recoverable/refundable cost of gas purchases	(952,398)	2,026,951
Prepayments and other	344,667	513,230
Other assets	209,790	(847,241)
Other liabilities	(897,090)	(3,097,367)

Net cash provided by operating activities	12,233,227	15,515,654

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,766,629)	(10,279,331)
Proceeds from sale of fixed assets	29,302	19,900
Proceeds from related party note receivable	5,038	4,699
Cash acquired in acquisition	502	—
Purchase of Public Gas Company, Inc.	(1,551,478)	—
Restricted cash	—	(3,403,078)
Investment in unconsolidated affiliate	—	(303,600)
Acquisition deposit	(2,250,000)	—
Customer advances for construction	142,448	72,082
Contributions in aid of construction	47,402	7,735

Net cash used in investing activities	(12,343,415)	(13,881,593)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	7,012,377	11,200,000
Repayment on lines of credit	(11,510,000)	(17,509,999)
Proceeds from notes payable	—	18,334,000
Repayments of notes payable	(3,852)	(9,869,533)
Repayments of related party notes payable	—	(49,361)
Debt issuance costs	(474,723)	(483,488)
Restricted cash	(759,397)	(948,836)
Dividends paid	(2,201,918)	(2,200,702)

Net cash used in financing activities	(7,937,513)	(1,527,919)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,047,701)	106,142
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,504,845	13,026,585

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,457,144	$13,132,727

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,066,626	$822,174
Cash paid for income taxes	186,600	91,303

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Capital expenditures included in accounts payable	$477,339	$496,384
Capitalized interest	3,641	3,444
Accrued dividends	367,000	366,842

The accompanying notes are an integral part of these condensed consolidated financial statements.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Summary of Business and Significant Accounting Policies

Nature of Business

Gas Natural Inc. is the parent company of Brainard, Energy West, GNSC, Great Plains, Independence, Lightning Pipeline and PGC. Brainard is a natural gas utility company with operations in Ohio. Energy West is the parent company of multiple entities that are natural gas utility companies with regulated operations in Maine, Montana, North Carolina and Wyoming as well as non-regulated operations in Maine, Montana and Wyoming. GNSC manages gas procurement, transportation, and storage for Brainard and subsidiaries of Lightning Pipeline and Great Plains. Lightning Pipeline is the parent company of multiple entities that are regulated natural gas utility companies with operations in Ohio and Pennsylvania. Great Plains is the parent company of an entity that is a regulated natural gas utility company with operations in Ohio. Independence is a non-regulated subsidiary that delivers liquid propane, heating oil, and kerosene to customers in North Carolina and Virginia. On April 1, 2012, the Company acquired PGC, which is a regulated natural gas distribution company in Kentucky. The Company currently has five reporting segments:

• Natural Gas Operations	Annually distribute approximately 32 billion cubic feet of natural gas to approximately 70,000 customers through regulated utilities operating in Kentucky, Maine, Montana, North Carolina, Ohio, Pennsylvania and Wyoming.

• Marketing and Production Operations	Annually market approximately 1.2 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming and manage midstream supply and production assets for transportation customers and utilities through the subsidiary, EWR. EWR owns an average 51% gross working interest (an average 43% net revenue interest) in 160 natural gas producing wells and gas gathering assets in Glacier and Toole Counties in Montana.

• Pipeline Operations	The Shoshone interstate and Glacier gathering natural gas pipelines located in Montana and Wyoming are owned through the subsidiary, EWD. Certain natural gas producing wells owned by EWD are being managed and reported under the marketing and production operations.

• Propane Operations	The operations were acquired in August 2011 and delivers liquid propane, heating oil and kerosene to approximately 4,300 residential, commercial and agricultural customers in North Carolina and Virginia through the subsidiary, Independence.

• Corporate and Other	Corporate and other encompasses the results of corporate acquisitions and other equity transactions. Included in corporate and other are costs associated with business development and acquisitions, dividend income and recognized gains from the sale of marketable securities.

Basis of Presentation

The accompanying condensed consolidated balance sheet as of December 31, 2011, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements of Gas Natural Inc. and its subsidiaries (collectively, the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal and recurring nature.

The historical financial statements reflect the following reportable business segments: Natural Gas Operations, Marketing and Production Operations, Pipeline Operations, Propane Operations and Corporate and Other.

The Company follows accounting standards set by the FASB. The FASB sets GAAP to ensure the consistent reporting of the Company’s financial condition, results of operations and cash flows. Over the years, the FASB and other designated GAAP-setting bodies, have issued standards in the form of FASB Statements, Interpretations, FASB Staff Positions, EITF consensuses, AICPA Statements of Position, etc. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification, sometimes referred to as the Codification or ASC.

Operating results for the six month period ended June 30, 2012 are not necessarily indicative of the results that may be expected for future fiscal periods. Events occurring subsequent to June 30, 2012 have been evaluated as to their potential impact to the financial statements through the date of issuance. These financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2011.

Effects of Regulation

The Company follows the provisions of ASC 980, Regulated Operations, and the accompanying financial statements reflect the effects of the different rate-making principles followed by the various jurisdictions regulating the Company. The economic effects of regulation can result in regulated companies recording costs that have been, or are expected to be, allowed in the rate-making process in a period different from the period in which the costs would be charged to expense by an unregulated enterprise. When this occurs, costs are deferred as assets in the balance sheet (regulatory assets) and recorded as expenses in the periods when those same amounts are reflected in rates. Additionally, regulators can impose liabilities upon a regulated company for amounts previously collected from customers and for amounts that are expected to be refunded to customers which are recorded as liabilities in the balance sheet (regulatory liabilities).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company has used estimates in measuring certain deferred charges and deferred credits related to items subject to approval of the various public service commissions with jurisdiction over the Company. Estimates are also used in development of the allowances for doubtful accounts, unbilled gas, asset retirement obligations, and determination of depreciable lives of utility plant. The deferred tax asset and valuation allowance require a significant amount of judgment and are significant estimates. The estimates are based on projected future tax deductions, future taxable income, estimated limitations under the Internal Revenue Code, and other assumptions.

Such estimates could change in the near term and could significantly impact the Company’s results of operations and financial position.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, at the date of acquisition, to be cash equivalents. The Company maintains, at various financial institutions, cash and cash equivalents which may exceed federally insurable limits and which may, at times, significantly exceed balance sheet amounts.

Receivables

The accounts receivable are generated from sales and delivery of natural gas and propane as measured by inputs from meter reading devices. Trade accounts receivable are carried at the expected net realizable value. There is credit risk associated with the collection of these receivables. As such, a provision is recorded for the receivables considered to be uncollectible. The provision is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable and historical write-off amounts. The underlying assumptions used for the provision can change from period to period and the provision could potentially cause a negative material impact to the income statement and working capital.

Two of the Company’s utilities in Ohio, Orwell and NEO collect from their customers, through rates, an amount to provide an allowance for doubtful accounts. As accounts are identified as uncollectible, they are written off against this allowance for doubtful accounts with no income statement impact. In effect, all bad debt expense is funded by the customer base. The total amount collected from customers and the amounts written off are reviewed annually by the PUCO and the rate per Mcf is adjusted as necessary.

The Company’s bad debt expense for the three and six months ended June 30, 2012 was $29,902 and $187,885, respectively. Bad debt expense for the three and six months ended June 30, 2011 was $34,194 and $79,177, respectively.

Recoverable/Refundable Costs of Gas Purchases

The Company accounts for purchased gas costs in accordance with procedures authorized by the utility commissions in the states in which it operates. Purchased gas costs that are different from those provided for in present rates, and approved by the respective commission, are accumulated and recovered or credited through future rate changes. The gas cost recoveries are monitored closely by the regulatory commissions in all of the states in which the Company operates and are subject to periodic audits or other review processes.

During the year ended December 31, 2010, the PUCO conducted audits of NEO and Orwell’s rates as filed from September 2007 through August 2009 and January 2008 through June 2010, respectively. The PUCO provided the primary audit findings during the fourth quarter of 2010, taking the position that NEO had not included approximately $1,050,000 of costs and Orwell included an excess of approximately $1,100,000 of costs in the filings under audit. On October 26, 2011, the PUCO adopted and approved a Joint Stipulation that finalizes the adjustments for NEO and Orwell to approximately $1,100,000 and ($964,000), respectively. However, the Joint Stipulation modified the refund period for Orwell to one year as compared to two years as originally identified. The Company considered the modification to be material and sought rehearing. On December 22, 2011, the PUCO affirmed its Finding and Order requiring Orwell’s refund to be completed over twelve months.

During the year ended December 31, 2011, the PUCO conducted an audit of Brainard’s rates as filed from July 2009 through June 2011. The Staff of the PUCO recommended a finding that Brainard collected excess gas costs of approximately $104,000. The Company agreed that excess gas costs were collected, but only in the amount of approximately $48,000. An evidentiary hearing was convened on November 3, 2011, resumed on March 27,

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2012 and concluded on April 12, 2012. Initial Briefs were submitted by the Company and the Staff of the PUCO on May 18, 2012 and Reply Briefs on June 6, 2012. On August 8, 2012 the PUCO issued its order requiring that Brainard refund approximately $104,000 with interest over twelve months. The Company is reviewing the Opinion and Order and is considering potential responses.

Regulatory Assets and Liabilities

The regulatory asset for property tax is recovered in rates over a ten-year period starting January 1, 2004. The income taxes earn a return equal to that of the Company’s rate base. The rate case costs do not earn a return. Regulatory assets will be recovered over a period of approximately three to twenty years. Regulatory liabilities will be refunded over a period of approximately five to twenty years.

Debt Issuance Costs

Debt issuance costs are fees and other direct incremental costs incurred by the Company in obtaining debt financing and are recognized as assets and are amortized as interest expense over the term of the related debt. Amortization expense was $62,366 and $139,388 for the three and six months ended June 30, 2012, respectively. Amortization expense was $57,621 and $68,667 for the three and six months ended June 30, 2011, respectively. The Company has incurred $474,723 during 2012 related to the current bank refinancing opportunities and has included them as debt issuance costs at June 30, 2012. These costs are not being amortized as the financing opportunities are pending final approval by the various public service commissions.

Asset Retirement Obligations

The Company records the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it was incurred or acquired. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an asset retirement cost is included in “Property, plant and equipment, net” in the accompanying balance sheets. The Company amortizes the amount added to property, plant, and equipment, net. The accretion of the asset retirement liability is allocated to operating expense using a systematic and rational method .. As of June 30, 2012 and December 31, 2011, the Company has recorded a net asset of $192,016 and $227,216, and a related liability of $1,766,715 and $1,689,081, respectively.

The Company, excluding Orwell and Brainard, has identified but not recognized ARO liabilities related to gas transmission and distribution assets resulting from easements over property not owned by the Company. These easements are generally perpetual and only require retirement action upon abandonment or cessation of use of the property for the specified purpose. The ARO liability is not estimable for such easements as the Company intends to utilize these properties indefinitely. In the event the Company decides to abandon or cease the use of a particular easement, an ARO liability would be recorded at that time.

As a result of regulatory action by the PUCO related to prior audits, Orwell and Brainard accrue an estimated liability for removing gas mains, meter and regulator station equipment and service lines at the end of their useful lives. The liability is equal to a percent of the asset cost according to the following table:

	Percent of Asset Cost
	Orwell	Brainard
Mains	15%	20%
Meter/regulator stations	10%	10%
Service lines	75%	75%

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company has no assets legally restricted for purposes of settling its asset retirement obligations. The schedule below is a reconciliation of the Company’s liability for the six months ended June 30:

	2012	2011
Balance, beginning of period	$1,689,081	$1,546,867
Accretion expense	77,634	69,413

Balance, end of period	$1,766,715	$1,616,280

Revenue Recognition

Revenues are recognized in the period that services are provided or products are delivered. The Company records gas distribution revenues for gas delivered to residential and commercial customers but not billed at the end of the accounting period. The Company periodically collects revenues subject to possible refunds pending final orders from regulatory agencies. When this occurs, appropriate liabilities for such revenues collected subject to refund are established.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss), which for the Company is primarily comprised of unrealized holding gains or losses on available-for-sale securities that are excluded from the statement of income and comprehensive income in computing net income (loss) and reported separately in shareholders’ equity.

Other comprehensive income (loss) for the three and six months ended June 30, 2012 is reported net of tax of ($9,273) and ($3,794), respectively. Other comprehensive income for the three and six months ended June 30, 2011 is reported net of tax of $518 and $11,667, respectively.

Earnings Per Share

Earnings per common share is computed by both the basic method, which uses the weighted average number of common shares outstanding, and the diluted method, which includes the dilutive common shares from stock options and other dilutive securities, as calculated using the treasury stock method.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Numerator:
Net income (loss)	$(724,190)	$360,338	$2,558,657	$4,635,092

Denominator:
Basic weighted average common shares outstanding	8,155,867	8,151,359	8,155,300	8,150,802
Dilutive effect of stock options	—	8,466	7,386	8,153

Diluted weighted average common shares outstanding	8,155,867	8,159,825	8,162,686	8,158,955

The Company excludes outstanding stock options with exercise prices that are greater than the average market price from the calculation of diluted earnings per share because their effect would be anti-dilutive. The Company reported a net loss from continuing operations for the three months ended June 30, 2012 and therefore, the 35,000 stock options outstanding are anti-dilutive. There were no stock options that were anti-dilutive for the three

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

months ended June 30, 2011. There were no stock options that were anti-dilutive for the six months ended June 30, 2012 and 2011, respectively.

Reclassifications

Certain reclassifications of prior year reported amounts have been made for comparative purposes. Such reclassifications had no effect on income (loss).

Recently Adopted Accounting Pronouncements

ASU No. 2011-04, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in US GAAP and IFRSs”

In May 2011, the FASB issued ASU 2011-04, which changes the wording used to describe many of the requirements in US GAAP for measuring fair value and for disclosing information about fair value measurements. The adoption of this guidance did not have a material impact on the accompanying financial statements.

ASU No. 2011-05, “Presentation of Comprehensive Income”

In June 2011, the FASB issued ASU 2011-05, which is intended to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of GAAP and IFRS, the FASB eliminated the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The ASU requires all non-owner changes in stockholders’ equity be presented either in a single continuous statement of income and comprehensive income or in two separate but consecutive statements. This ASU changed the presentation of other comprehensive income in the accompanying financial statements. However, this ASU did not change the calculation of the other comprehensive income. The adoption of this guidance did not have a material impact on the accompanying financial statements.

Note 2 – Acquisitions

Acquisition of Spelman Pipeline

On April 8, 2011 the Company’s indirect subsidiary, Spelman Pipeline Holdings, LLC (“Spelman”), a subsidiary of Lightning Pipeline, completed the acquisition of dormant refined products pipeline assets from Marathon Petroleum Company LP. The cash purchase price for the assets was $3.34 million.

The acquired assets include pipelines and rights-of-way located in Ohio and Kentucky. In Ohio, the assets include more than 140 miles of pipeline spanning almost a third of the state from Marion to Youngstown. Other Ohio assets are located in metropolitan and south suburban Cleveland. The Kentucky assets include more than 60 miles of right-of-way to the south of Louisville.

Spelman has reconditioned a portion of the Ohio pipeline, has been authorized by the PUCO to operate as an intrastate pipeline, and expects to initiate transportation service pursuant to its tariff in September 2012.

Future plans include extending the lines to participate in the transportation of Utica and Marcellus Shale production. The Company does not currently have definitive plans for the Kentucky assets.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Independence Oil & LP Gas, Inc.

On August 1, 2011 the Company purchased certain assets and assumed certain liabilities of Independence Oil & LP Gas, Inc. for the original price of $1.6 million, of which $200,000 was held back for 90 days. Independence Oil & LP Gas, Inc. delivered liquid propane, heating oil, and kerosene to approximately 4,500 customers from its facilities in West Jefferson, North Carolina and Independence, Virginia. The Company created a new subsidiary named Independence Oil, LLC and is continuing to service the current customers with the intention to expand to other customers in each of the regions. The costs related to the transaction were $13,526 and were expensed during the year ended December 31, 2011.

In accordance with GAAP, the Company determined the purchase of the assets acquired and liabilities assumed to be a business combination. Therefore, the Company applied the acquisition method and valued each of the assets acquired (cash, accounts receivable, inventory, and property, plant and equipment) and liabilities assumed (accounts payable) at fair value as of the acquisition date. The cash, accounts receivable and accounts payable were deemed to be at fair value as of the acquisition date. The Company valued the fair value of inventory and property, plant and equipment by performing fair value research of the items acquired. This process resulted in the fair value of the assets acquired, reduced by the liabilities assumed, to be greater than the purchase price. The difference is a gain from bargain purchase and is included as a separate line item in the statements of income for the year ended December 31, 2011. The Company completed the transaction as it provided the opportunity to strengthen its presence in North Carolina, while extending into Virginia, two markets with favorable competitive conditions targeted for growth.

The estimated fair value of the assets acquired and liabilities assumed is reflected in the following table at the date of acquisition.

Current assets	$429,576
Property and equipment	1,958,717

Total assets acquired	2,388,293

Current liabilities	57,777

Total liabilities assumed	57,777

Net assets acquired	$2,330,516

The asset purchase agreement included a settlement date 90 days after the acquisition date, determined to be October 31, 2011 by both parties. As a result of this settlement, the Company paid $125,000 of the $200,000 that was held back at the acquisition date on November 1, 2011. The remaining $75,000 was held back to complete an environmental remediation project that was agreed upon at the time of closing. The environmental remediation was completed in December 2011 and the $75,000 was paid for the remediation project and therefore no funds were remaining to provide to the seller. In addition, there was approximately $50,000 of net working capital adjustments made during this settlement. The effects of this settlement were recorded during December 2011 and are reflected in the accompanying condensed consolidated financial statements.

Acquisition of Public Gas Company, Inc.

On April 1, 2012 the Company purchased 100% of the stock of PGC from Kentucky Energy Development, LLC for the original price of $1.6 million, of which $48,522 was held back and a portion is to be settled up 45 days from closing and the remainder is to be settled up 180 days from closing. PGC is a regulated natural gas distribution company serving approximately 1,600 customers in the State of Kentucky in the counties of Breathitt, Jackson, Johnson, Lawrence, Lee, Magoffin, Morgan and Wolf. The costs related to the transaction

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

were $51,187 and were expensed during the three and six months ended June 30, 2012. The Company completed the transaction as it provided the opportunity to expand its presence into Kentucky.

The Company applied the acquisition method to the business combination and valued each of the assets acquired (cash, accounts receivable, and property, plant and equipment) and liabilities assumed (accounts payable) at fair value as of the acquisition date. The cash, accounts receivable and accounts payable were deemed to be recorded at fair value as of the acquisition date. The Company determined the fair value of property, plant and equipment to be historical book value which is the rate base as PGC is a regulated natural gas distribution company and is required to report to the KPSC. The Company also recorded deferred taxes based on the timing difference related to depreciation. As a result of the purchase, $142,971 was allocated to goodwill, is reported in the natural gas operations segment and is unchanged since the acquisition. The Company expects none of the goodwill to be deductible for tax purposes.

The estimated fair value of the assets acquired and liabilities assumed is reflected in the following table at the date of acquisition.

Current assets	$69,634
Property and equipment	1,577,593
Goodwill	142,971

Total assets acquired	1,790,198

Current liabilities	103,828
Long-term liabilities	134,892

Total liabilities assumed	238,720

Net assets acquired	$1,551,478

The asset purchase agreement included a settlement date 45 days after the acquisition date. As a result of this settlement, the Company owed $105 of the $48,522 that was held back at the acquisition date to the seller. Both parties agreed the $105 will be included with the settlement 180 days after the acquisition date.

Acquisition of Loring Pipeline lease and related property

On April 17, 2012, the Company entered into an agreement with United States Power Fund, L.P. (“USPF”) to place a bid at a public auction on certain assets that were being foreclosed upon by USPF (the “Agreement”). Those assets included various parcels of land as well as a leasehold interest in a pipeline corridor easement running from Searsport to Limestone, Maine. The assets were owned by Loring BioEnergy, LLC (“LBE”) and were being foreclosed upon by USPF due to LBE’s default on a loan that it had obtained from USPF. On June 4, 2012 the Company attended the public foreclosure auction and was the successful bidder with a bid of $4,500,000. The acquisition was set to close 30 days after the public auction but the Company is still in negotiations regarding the leasehold interest and therefore the transaction has not yet closed. The Agreement provides that $2,250,000 of the purchase price will be issued in shares of the Company’s common stock or cash and the balance of the purchase price in the amount of $2,250,000 will be in the form of cash at closing. As of June 30, 2012, the Company has deposited $2,250,000 in escrow, has recorded $2,250,000 as a current liability and $4,500,000 as a non-current other asset on the accompanying condensed consolidated balance sheet.

Note 3 – Marketable Securities

Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost. Securities investments bought expressly for the

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

purpose of selling in the near term are classified as trading securities and are measured at fair value with unrealized gains and losses reported in earnings. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value in marketable securities in the accompanying balance sheets, with the change in fair value during the period excluded from earnings and recorded net of tax as a component of other comprehensive income. Realized gains and losses, and declines in value judged to be other than temporary, are in the accompanying statements of income. The Company did not hold any held-to-maturity or trading securities as of June 30, 2012 or December 31, 2011.

The following is a summary of available-for-sale securities at:

	June 30, 2012
	Investment at cost	Unrealized Gains	Estimated Fair Value
Common stock	$238,504	$119,246	$357,750

	December 31, 2011
	Investment at cost	Unrealized Gains	Estimated Fair Value
Common stock	$238,504	$129,371	$367,875

Unrealized gains on available-for-sale securities of $74,074 and $80,405, respectively (net of $45,172 and $48,966 in taxes) was included in accumulated other comprehensive income in the accompanying balance sheets at June 30, 2012 and December 31, 2011, respectively.

The Company did not sell any available-for-sale securities during the three and six months ended June 30, 2012 and 2011, respectively.

As of June 30, 2012 and December 31, 2011, the Company did not hold any securities in an unrealized loss position.

Note 4 – Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). Measuring fair value requires the use of market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, corroborated by market data, or generally unobservable. Valuation techniques are required to maximize the use of observable inputs and minimize the use of unobservable inputs.

Valuation Hierarchy

A fair value hierarchy that prioritizes the inputs used to measure fair value, and requires fair value measurements to be categorized based on the observability of those inputs has been established by the applicable accounting guidance. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs).

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following tables represent the Company’s fair value hierarchy for its financial assets measured at fair value on a recurring basis as of:

	June 30, 2012
	Level 1	Level 2	Level 3	TOTAL
Available-for-sale securities	$357,750	—	—	$357,750

	December 31, 2011
	Level 1	Level 2	Level 3	TOTAL
Available-for-sale securities	$367,875	—	—	$367,875

The fair value of financial instruments including cash and cash equivalents, notes and accounts receivable and notes and accounts payable are not materially different from their carrying amounts. The fair values of marketable securities are estimated based on closing share price on the quoted market price for those investments. Cost basis is determined by specific identification of securities sold. Under the fair value hierarchy, the fair value of cash and cash equivalents is classified as a Level 1 measurement and the fair value of notes payable are classified as Level 2 measurements.

Note 5 – Credit Facilities and Long-Term Debt

Bank of America

At June 30, 2012, Energy West had an unsecured $30 million revolving credit facility with the Bank of America. On November 2, 2011, the Company exercised the $10 million accordion feature on the revolving credit facility with Bank of America to increase the capacity from $20 million to $30 million. The expanded credit facility changes the annual commitment fee from 0.20% to a range of 0.25% to 0.45% of the unused portion of the facility. The interest on amounts outstanding changed from the monthly London Interbank Offered Rate (“LIBOR”) plus 120 to 145 basis points for interest periods selected by Energy West (the “Bank of America Credit Facility”) to the monthly LIBOR plus 175 to 225 basis points. The other terms of the agreement remain the same, including the expiration of the facility on June 29, 2012. On June 1, 2012, an agreement was executed to extend the expiration of the facility until August 24, 2012.

For the three months ended June 30, 2012 and 2011, the weighted average interest rate on the facility was 3.26% and 1.76%, respectively, resulting in $105,461 and $45,005 of interest expense, respectively. For the six months ended June 30, 2012 and 2011, the weighted average interest rate on the facility was 3.28% and 1.71%, respectively, resulting in $231,133 and $101,209 of interest expense, respectively. The balance on the revolving credit facility was $18,261,000 and $23,160,000 at June 30, 2012 and December 31, 2011, respectively. The $18.3 million of borrowings as of June 30, 2012, leaves the remaining borrowing capacity on the line of credit at $11.7 million.

Senior Unsecured Notes

On June 29, 2007, Energy West authorized the sale of $13,000,000 aggregate principal amount of its 6.16% Senior Unsecured Notes, due June 29, 2017 (the “Senior Unsecured Notes”). The proceeds of these notes were used to refinance existing notes. Approximately $463,000 was incurred related to the debt issuance which was capitalized and is being amortized over the life of the notes.

Interest expense was $200,200 and $400,400 for the three and six months ended June 30, 2012 and 2011, respectively.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Citizens Bank

In connection with the acquisition of the Ohio subsidiaries, NEO and Great Plains each entered modifications/amendments to its credit facility with Citizens Bank (the “Citizens Credit Facility”). The Citizens Credit Facility consisted of a revolving line of credit and term loan to NEO, and two other term loans to Great Plains respectively. Each amendment/modification was initially effective as of December 1, 2009, but was later modified to be effective as of January 5, 2010. Gas Natural guaranteed each loan. Mr. Osborne guaranteed each loan both individually and as trustee of the Osborne Trust, and Great Plains guaranteed NEO’s revolving line of credit and term loans.

The Ohio subsidiaries had term loans with Citizens Bank in the aggregate amount of $11.3 million. Each term note had a maturity date of July 1, 2013 and bore interest at an annual rate of 30-day LIBOR plus 400 basis points with an interest rate floor of 5.00% per annum. For the three and six months ended June 30, 2011, the weighted average interest rate on the term loans was 5.00%, resulting in $38,117 and $156,022 of interest expense, respectively. The term loans were paid off on May 3, 2011.

SunLife Assurance Company of Canada

On May 2, 2011, the Company and its Ohio subsidiaries, NEO, Orwell and Brainard (together the “Issuers”), issued $15.3 million of 5.38% Senior Secured Guaranteed Fixed Rate Notes due June 1, 2017 (“Fixed Rate Note”). Additionally, Great Plains issued $3.0 million of Senior Secured Guaranteed Floating Rate Notes due May 3, 2014 (“Floating Rate Note”). Both notes were placed with SunLife. Approximately $615,000 was incurred related to the debt issuance which was capitalized and is being amortized over the life of the notes.

The Fixed Rate Note, in the amount of $15.3 million, is a joint obligation of the Issuers, and is guaranteed by the Company, Lightning Pipeline and Great Plains (together with the Issuers, “the Fixed Rate Obligors”). This note received approval from the PUCO on March 30, 2011. The note is governed by a Note Purchase Agreement (“NPA”). Concurrent with the funding and closing of this transaction, which occurred on May 3, 2011, the Fixed Rate Obligors signed an amended NPA that is substantially the same as the NPA released on November 2, 2010. Prepayment of this note prior to maturity is subject to a 50 basis point make-whole premium.

The Floating Rate Note, in the amount of $3.0 million, is an obligation of Great Plains and is guaranteed by the Company (together, “the Floating Rate Obligors”). The note is priced at a fixed spread of 385 basis points over three month Libor. Pricing for this note will reset on a quarterly basis to the then current yield of three month Libor. The note is governed by a NPA. Concurrent with the funding of this transaction, which occurred on May 3, 2011, the Floating Rate Obligors signed an amended NPA that is substantially the same as the NPA released on November 2, 2010. Prepayment of this note prior to maturity is at par.

The use of proceeds for both notes extinguished existing amortizing bank debt and other existing indebtedness, funded $3.4 million for the 2011 capital program for Orwell and NEO, established two debt service reserve accounts, and replenished the Company’s treasuries for prior repayment of maturing bank debt and transaction expenses. The capital program funds and debt service reserve accounts are in interest bearing accounts and included in restricted cash.

For the year ended December 31, 2011, the Company breached a financial covenant under the Fixed Rate Note and Floating Rate Note when the Obligors made restricted payments in the form of dividends to the holding company in excess of the amounts permissible. In addition, the Company did not timely notify Sun Life of certain newly-formed subsidiaries which were required to be obligors under the Fixed Rate Note and Floating Rate Note. The failure to timely notify Sun Life constituted a breach of the Fixed Rate Note and Floating Rate Note. The Company requested that Sun Life waive these breaches and amend the financial covenants.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Sun Life required debt service reserve accounts to be created for $950,000 to cover approximately one year of interest payments. The Company is not able to use these funds in the debt service reserve accounts for operational cash purposes.

Payments for both notes prior to maturity are interest-only.

For the three and six months ended June 30, 2012, the weighted average interest rate on the Fixed Rate Note was 5.38%, resulting in $206,242 and $412,485 of interest expense, respectively. For the three and six months ended June 30, 2011, the weighted average interest rate on the Fixed Rate Note was 5.38%, resulting in $137,495 of interest expense.

For the three and six months ended June 30, 2012, the weighted average interest rate on the Floating Rate Note was 4.35% and 4.36% resulting in $32,625 and $65,350 of interest expense, respectively. The Floating Rate Note pays interest quarterly and the first payment was not due until August 2011 and therefore no interest expense was incurred during the three and six months ended June 30, 2011.

On April 9, 2012, the Company entered into a waiver and amendment of the Fixed Rate Note and Floating Rate Note. Pursuant to the amendments, Sun Life waived its rights and remedies of the breaches of the covenants described above.

The amendments also provide that any cash dividends, distributions, redemptions or repurchases of common stock may be made by the obligors to the holding company only if (i) the aggregate amount of all such dividends, distributions, redemptions and repurchases for the fiscal year do not exceed 70% of net income of the obligors for the four fiscal quarters then ending determined as of the end of each fiscal quarter for the four fiscal quarters then ending, and (ii) there exists no other event of default at the time the dividend, distribution, redemption or repurchase is made. Currently, the Company does not expect the obligors to be able to pay a dividend to holding company until the first quarter of 2013. The inability of the obligors to pay a dividend to the holding company may impact the Company’s ability to pay a dividend to shareholders. In addition, the Company agreed to deliver an irrevocable standby letter of credit to Sun Life in the amount of $750,000 to be drawn upon by Sun Life if and when any event of default has occurred and is continuing. After discussion with Sun Life, the parties agreed to change the letter of credit requirement to depositing cash into a reserve account whereas Sun Life is the beneficiary. The terms allow the Company to withdraw that money if a letter of credit is received to replace the restricted cash.

The Fixed Rate Note and Floating Rate Note require, on a consolidated basis, an interest coverage ratio of at least 2.0 to 1.0, measured quarterly on a trailing four quarter basis. The notes generally define the interest coverage ratio as the ratio of EBITDA to gross interest expense, determined in accordance with GAAP. The interest coverage ratio is measured with respect to the Obligors on a consolidated basis and also with respect to the Company and all of its subsidiaries, on a consolidated basis. The notes also require that the Company does not permit indebtedness to exceed 60% of capitalization at any time. Like the interest coverage ratio, the ratio of debt to capitalization is measured on a consolidated basis for the Obligors, and again on a consolidated basis with respect to the Company and all of its subsidiaries.

Yadkin Valley Bank

On February 13, 2012, Independence entered into a one year, $500,000 revolving credit facility with Yadkin Valley Bank with an interest rate based on the prime rate, with a floor of 4.5% per annum and a maximum of 16% per annum. For the three and six months ended June 30, 2012, the weighted average interest rate on the facility was 4.50%, resulting in $3,674 and $3,682 of interest expense, respectively. The balance on the facility

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

was $401,000 at June 30, 2012. The $401,000 of borrowings as of June 30, 2012, leaves the remaining borrowing capacity on the line of credit at $99,000.

Debt Covenants

The Company’s Bank of America Credit Facility and the Senior Unsecured Notes contain various covenants, which include, among others, limitations on total dividends and distributions made in the immediately preceding 60-month period to 75% of aggregate consolidated net income for such period, restrictions on certain indebtedness, limitations on asset sales, and maintenance of certain debt-to-capital and interest coverage ratios.

The Fixed Rate Note and the Floating Rate Note carry a 60% debt-to-capitalization financial covenant on a consolidated basis for Ohio, as well as, a 2.0x interest coverage test based on a trailing twelve-month basis. Additional covenants customary for asset sales and purchases, additional indebtedness, dividends, change of control and other matters are also included.

The Company believes it is in compliance with the financial covenants under its debt agreements or has received waivers for any defaults.

The following table shows the future minimum payments on the credit facilities and long-term debt for the years ended June 30:

2013	$8,269
2014	3,006,487
2015	—
2016	—
2017	28,334,000
Thereafter	—

Total	$31,348,756

Note 6 – Stockholders’ Equity

2002 Stock Option Plan

The Energy West Incorporated 2002 Stock Option Plan (the “Option Plan”) provides for the issuance of up to 300,000 options to purchase the Company’s common stock to be issued to certain key employees. As of June 30, 2012 and December 31, 2011, there were 35,000 and 39,500 options outstanding, respectively. The maximum number of shares available for future grants under this plan is 58,000 shares. Under the Option Plan, the option price may not be less than 100% of the common stock fair market value on the date of grant (in the event of incentive stock options, 110% of the fair market value if the employee owns more than 10% of the outstanding common stock). Pursuant to the Option Plan, the options vest over four to five years and are exercisable over a five to ten-year period from date of issuance.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the stock option plans as follows:

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding December 31, 2010	39,500	$8.52
Granted	—	$—
Exercised	—	$—
Expired	(4,500)	$9.93

Outstanding June 30, 2011	35,000	$8.66	$62,038

Exerciseable June 30, 2011	18,750	$8.24	$101,050

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding December 31, 2011	35,000	$8.66
Granted	—	$—
Exercised	—	$—
Expired	—	$—

Outstanding June 30, 2012	35,000	$8.66	$50,300

Exerciseable June 30, 2012	27,500	$8.38	$47,425

As of June 30, 2012 and December 31, 2011, there was $7,935 and $12,637 of total unrecognized compensation cost related to stock-based compensation, respectively. That cost is expected to be recognized over a period of three years.

The following information applies to options outstanding at June 30, 2012:

Grant Date	Exercise Price	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number Exercisable	Weighted Average Exercise Price
12/1/2008	$7.10	10,000	$7.10	6.42	10,000	$7.10
6/3/2009	$8.44	5,000	$8.44	1.92	5,000	$8.44
12/1/2009	$8.85	10,000	$8.85	7.42	7,500	$8.85
12/1/2010	$10.15	10,000	$10.15	8.42	5,000	$10.15

		35,000			27,500

During the three and six months ended June 30, 2012, the Company recorded $2,351 and $4,702, respectively ($1,458 and $2,916, respectively, net of related tax effects), of compensation expense for stock options granted after July 1, 2005, and for the unvested portion of previously granted stock options that remained outstanding as of July 1, 2005. During the three and six months ended June 30, 2011, the Company recorded $5,677 and $9,593, respectively ($3,548 and $6,003, respectively, net of related tax effects), of compensation expense for stock options granted after July 1, 2005, and for the unvested portion of previously granted stock options that remained outstanding as of July 1, 2005.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Employee Benefit Plans

The Company has a defined contribution plan (the “401k Plan”) which covers substantially all of its employees. The plan provides for an annual contribution of 3% of salaries, with a discretionary contribution of up to an additional 3%. The expense related to the 401k Plan for the three and six months ended June 30, 2012, was $115,090 and $236,760, respectively. The expense related to the 401k Plan for the three and six months ended June 30, 2011, was $100,109 and $211,442, respectively.

The Company makes matching contributions in the form of Company common stock equal to 10% of each participant’s elective deferrals in the 401k Plan. The Company contributed shares of common stock valued at $11,598 and $20,783 for the three and six months ended June 30, 2012, respectively. The Company contributed shares of common stock valued at $11,249 and $23,205 for the three and six months ended June 30, 2011, respectively. In addition, a portion of the 401k Plan consists of an Employee Stock Ownership Plan (“ESOP”) that covers most employees. The ESOP receives contributions of common stock from the Company each year as determined by the Board of Directors. The contribution is recorded based on the current market price of the Company’s common stock. The Company made no contributions for the three months ended June 30, 2012 and 2011.

The Company has sponsored a defined benefit postretirement health plan (the “Retiree Health Plan”) providing health and life insurance benefits to eligible retirees. The Plan pays eligible retirees (post-65 years of age) up to $125 per month in lieu of contracting for health and life insurance benefits. The amount of this payment is fixed and will not increase with medical trends or inflation. In addition, the Retiree Health Plan allows retirees between the ages of 60 and 65 and their spouses to remain on the same medical plan as active employees by contributing 125% of the current COBRA rate to retain this coverage. The amounts paid in excess of the current COBRA rate is held in a VEBA trust account, and benefits for this plan are paid from assets held in the VEBA Trust account. The Company discontinued contributions in 2006 and is no longer required to fund the Retiree Health Plan. As of June 30, 2012 and December 31, 2011, the value of plan assets was $173,478 and $182,931, respectively. The assets remaining in the trust will be used to fund the plan until these assets are exhausted.

Note 8 – Income Taxes

Income tax position differs from the amount computed by applying the federal statutory rate to pre-tax income or loss as demonstrated in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income tax from continuing operations:
Tax expense at statutory rate of 34%	$(362,084)	$201,981	$1,420,063	$2,516,851
State income tax, net of federal tax expense	14,225	20,905	197,938	260,487
Amortization of deferred investment tax credits	(5,266)	(5,266)	(10,531)	(10,532)
Other	12,363	16,104	10,531	603

Total income tax expense (benefit)	$(340,762)	$233,724	$1,618,001	$2,767,409

The Company recognizes interest accrued related to unrecognized tax positions in interest expense and penalties in operating expense. No interest and penalties related to unrecognized tax positions were accrued at June 30, 2012 and December 31, 2011.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The tax years after 2007 remain open to examination by the major taxing jurisdictions in which the Company operates, although no material changes to unrecognized tax positions are expected within the next twelve months.

Note 9 – Related Party Transactions

The Company is party to certain agreements and transactions with Mr. Osborne, or companies owned or controlled by Mr. Osborne.

Notes Payable

The Company had two notes payable to Mr. Osborne. The first note was payable on demand and bore interest at a rate equal to the prime rate as published by Key Bank. On December 1, 2010, the Company repaid the first note in full, including all interest accrued to date. The second note had a maturity date of January 3, 2014 and bore interest at 6.0% annually. On May 3, 2011, the Company repaid the second note in full, including all interest accrued to date, using the SunLife proceeds. Interest expense incurred related to both loans was $132 and $529 for the three and six months ended June 30, 2011, respectively.

Note Receivable

The Company has a note receivable from John D. Oil and Gas Marketing, a company controlled by Mr. Osborne, with a maturity date of December 31, 2016 and an annual interest rate of 7.0% relating to funds loaned to John D. Oil and Gas Marketing to finance the acquisition of a gas pipeline. The balance due from John D. Oil and Gas Marketing was $40,626 and $45,664 (of which, $10,620 and $10,256 is due within one year) as of June 30, 2012 and December 31, 2011, respectively. The Company has a corresponding agreement to lease the pipeline from John D. Oil and Gas Marketing through December 31, 2016. Lease expense resulting from this agreement was $3,300 and $6,600 for the three and six months ended June 30, 2012, respectively, which is included in the Natural Gas Purchased column below. Lease expense resulting from this agreement was $3,300 and $6,600 for the three and six months ended June 30, 2011 which is included in the Natural Gas Purchased column below. There was no balance due at June 30, 2012 or December 31, 2011 to John D. Oil and Gas Marketing related to these lease payments.

Accounts Receivable and Accounts Payable

The table below details amounts due from and due to related parties, including companies owned or controlled by Mr. Osborne, at June 30, 2012 and December 31, 2011, respectively:

	Accounts Receivable		Accounts Payable
	June 30, 2012	December 31, 2011	June 30, 2012	December 31, 2011
John D. Oil and Gas Marketing	$4,376	$3,282	$37,190	$126,051
Cobra Pipeline	19,902	448	6,374	1,312
Orwell Trumbell Pipeline	130,910	128,012	19,658	1,043
Great Plains Exploration	141,129	133,928	(2,543)	9
Big Oats Pipeline Supply	920	432	27,000	53,348
Kykuit Resources	98,037	98,037	—	—
Sleepy Hollow	143,723	138,611	—	—
Other	20,695	16,334	102	10,000

Total	$559,692	$519,084	$87,781	$191,763

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below details transactions with related parties, including companies owned or controlled by Mr. Osborne, for the three months ended June 30, 2012:

	Three Months Ended June 30, 2012
	Natural Gas Purchases	Pipeline and Construction Purchases	Rent, Supplies, Consulting, and Other Purchases	Natural Gas Sales	Management and Other Sales
John D. Oil and Gas Marketing	$402,461	$—	$2,132	$—	$3,282
Cobra Pipeline	81,159	—	491	—	19,454
Orwell Trumbell Pipeline	86,191	—	19,429	219	2,747
Great Plains Exploration	57,112	—	—	835	2,117
Big Oats Pipeline Supply	—	307,980	34,631	178	6,765
Sleepy Hollow	—	—	—	—	1,326
Other	226,567	—	40,581	4,339	—

Total	$853,490	$307,980	$97,264	$5,571	$35,691

The table below details transactions with related parties, including companies owned or controlled by Mr. Osborne, for the three months ended June 30, 2011:

	Three Months Ended June 30, 2011
	Natural Gas Purchases	Pipeline and Construction Purchases	Rent, Supplies, Consulting, and Other Purchases	Natural Gas Sales	Management and Other Sales
John D. Oil and Gas Marketing	$954,623	$—	$1,646	$—	$3,282
Cobra Pipeline	64,176	68,767	452	—	929
Orwell Trumbell Pipeline	55,656	—	638	386	850
Great Plains Exploration	554,728	111,750	—	1,242	3,854
Big Oats Pipeline Supply	—	89,886	270,140	539	1,000
Kykuit Resources	—	—	—	—	110
Sleepy Hollow	—	—	—	—	5,318
Other	—	—	42,257	9,073	1,308

Total	$1,629,183	$270,403	$315,133	$11,240	$16,651

The table below details transactions with related parties, including companies owned or controlled by Mr. Osborne, for the six months ended June 30, 2012:

	Six Months Ended June 30, 2012
	Natural Gas Purchases	Pipeline and Construction Purchases	Rent, Supplies, Consulting, and Other Purchases	Natural Gas Sales	Management and Other Sales
John D. Oil and Gas Marketing	$1,409,395	$9,870	$2,132	$—	$6,564
Cobra Pipeline	282,518	890	491	—	19,454
Orwell Trumbell Pipeline	297,656	—	19,429	934	2,898
Great Plains Exploration	254,036	—	—	4,886	7,370
Big Oats Pipeline Supply	—	471,463	125,031	1,425	6,765
Sleepy Hollow	—	—	—	—	5,113
Other	600,569	—	81,352	22,454	671

Total	$2,844,174	$482,223	$228,435	$29,699	$48,835

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below details transactions with related parties, including companies owned or controlled by Mr. Osborne, for the six months ended June 30, 2011:

	Six Months Ended June 30, 2011
	Natural Gas Purchases	Pipeline and Construction Purchases	Rent, Supplies, Consulting, and Other Purchases	Natural Gas Sales	Management and Other Sales
John D. Oil and Gas Marketing	$2,426,724	$—	$1,772	$—	$6,564
Cobra Pipeline	243,779	68,767	452	—	1,056
Orwell Trumbell Pipeline	276,174	—	49,718	1,757	5,565
Great Plains Exploration	573,871	197,430	150	2,484	12,836
Big Oats Pipeline Supply	—	256,668	409,012	2,712	1,000
Kykuit Resources	—	—	39,600	—	110
Sleepy Hollow	—	—	—	—	11,523
Other	—	—	97,873	50,313	3,057

Total	$3,520,548	$522,865	$598,577	$57,266	$41,711

The Company also accrued a liability of $258,862 and $635,192, respectively, due to companies controlled by Mr. Osborne for natural gas used through June 30, 2012 and December 31, 2011 that is not yet invoiced. The related expense is included in the gas purchased line item in the accompanying statements of income and comprehensive income. These amounts will be trued up to the actual invoices when received in future periods.

In connection with the common shares of stock sold by Mr. Osborne, the Company incurred expenses of $255,279 during the three and six months ended June 30, 2012. The Company incurred expenses of $46,123 during the three and six months ended June 30, 2011. These expenses are recorded in the accompanying income statement as stock sale expense.

On December 20, 2011, the Company consummated a real estate transaction with Black Bear, an Ohio limited liability company owned and controlled by Mr. Osborne, whereby Black Bear sold to the Company approximately 9.24 acres of real estate Black Bear owned in Violet Township, Fairfield County, Ohio for $600,000.

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Segments of Operations

The following tables set forth summarized financial information for the Company’s natural gas, marketing and production, pipeline, propane, and corporate and other operations. The Company classifies its segments to provide investors with a view of the business through management’s eyes. The Company primarily separates its state regulated utility businesses from the non-regulated marketing and production business, propane business and from the federally regulated pipeline business. The Company has regulated utility businesses in the states of Kentucky, Maine, Montana, North Carolina, Ohio, Pennsylvania and Wyoming and these businesses are aggregated together to form the natural gas operations. Transactions between reportable segments are accounted for on the accrual basis, and eliminated prior to external financial reporting. Inter-company eliminations between segments consist primarily of gas sales from the marketing and production operations to the natural gas operations, inter-company accounts receivable, accounts payable, equity, and subsidiary investment:

Three Months Ended June 30, 2012

	Natural Gas Operations	Marketing and Production	Pipeline Operations	Propane Operations	Corporate and Other	Consolidated
OPERATING REVENUES	$12,880,690	$2,151,601	$102,093	$561,552	$—	$15,695,936
Intersegment eliminations	(79,143)	(1,111,247)	—	—	—	(1,190,390)

Total operating revenue	12,801,547	1,040,354	102,093	561,552	—	14,505,546

COST OF SALES	5,526,465	1,961,558	—	418,482	—	7,906,505
Intersegment eliminations	(79,143)	(1,111,247)	—	—	—	(1,190,390)

Total cost of sales	5,447,322	850,311	—	418,482	—	6,716,115

GROSS MARGIN	$7,354,225	$190,043	$102,093	$143,070	$—	$7,789,431

OPERATING EXPENSES	6,991,710	220,317	61,882	431,539	72,118	7,777,566

OPERATING INCOME (LOSS)	$362,515	$(30,274)	$40,211	$(288,469)	$(72,118)	$11,865

NET INCOME (LOSS)	$(40,947)	$(35,575)	$23,035	$(156,236)	$(514,467)	$(724,190)

Three Months Ended June 30, 2011

	Natural Gas Operations	Marketing and Production	Pipeline Operations	Propane Operations	Corporate and Other	Consolidated
OPERATING REVENUES	$17,992,076	$3,209,966	$102,061	$—	$—	$21,304,103
Intersegment eliminations	(896,814)	(1,734,301)	—	—	—	(2,631,115)

Total operating revenue	17,095,262	1,475,665	102,061	—	—	18,672,988

COST OF SALES	10,472,406	2,942,680	—	—	—	13,415,086
Intersegment eliminations	(896,814)	(1,734,301)	—	—	—	(2,631,115)

Total cost of sales	9,575,592	1,208,379	—	—	—	10,783,971

GROSS MARGIN	$7,519,670	$267,286	$102,061	$—	$—	$7,889,017

OPERATING EXPENSES	6,617,487	187,659	53,665	—	39,384	6,898,195

OPERATING INCOME (LOSS)	$902,183	$79,627	$48,396	$—	$(39,384)	$990,822

NET INCOME (LOSS)	$359,742	$23,625	$27,752	$—	$(50,781)	$360,338

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Six Months Ended June 30, 2012

	Natural Gas Operations	Marketing and Production	Pipeline Operations	Propane Operations	Corporate and Other	Consolidated
OPERATING REVENUES	$42,813,840	$5,777,390	$209,877	$2,470,710	$—	$51,271,817
Intersegment eliminations	(164,208)	(2,829,942)	—	—	—	(2,994,150)

Total operating revenue	42,649,632	2,947,448	209,877	2,470,710	—	48,277,667

COST OF SALES	22,848,424	5,075,669	—	1,849,751	—	29,773,844
Intersegment eliminations	(164,208)	(2,829,942)	—	—	—	(2,994,150)

Total cost of sales	22,684,216	2,245,727	—	1,849,751	—	26,779,694

GROSS MARGIN	$19,965,416	$701,721	$209,877	$620,959	$—	$21,497,973

OPERATING EXPENSES	13,720,982	551,402	100,388	997,952	134,911	15,505,635

OPERATING INCOME (LOSS)	$6,244,434	$150,319	$109,489	$(376,993)	$(134,911)	$5,992,338

NET INCOME (LOSS)	$3,311,587	$59,740	$61,258	$(251,077)	$(622,851)	$2,558,657

As of June 30, 2012
Goodwill	$14,750,924	$—	$—	$—	$—	$14,750,924
Investment in unconsolidated affiliate	$—	$325,396	$—	$—	$—	$325,396
Total assets	$140,533,525	$6,266,724	$842,812	$2,829,273	$63,070,043	$213,542,377
Intersegment eliminations	(49,820,232)	(742,487)	(7,492)	(2,314,755)	(11,069,268)	(63,954,234)

Total assets	$90,713,293	$5,524,237	$835,320	$514,518	$52,000,775	$149,588,143

Six Months Ended June 30, 2011

	Natural Gas Operations	Marketing and Production	Pipeline Operations	Propane Operations	Corporate and Other	Consolidated
OPERATING REVENUES	$56,301,969	$7,550,218	$208,385	$—	$—	$64,060,572
Intersegment eliminations	(987,124)	(4,249,051)	—	—	—	(5,236,175)

Total operating revenue	55,314,845	3,301,167	208,385	—	—	58,824,397

COST OF SALES	35,279,624	6,856,837	—	—	—	42,136,461
Intersegment eliminations	(987,124)	(4,249,051)	—	—	—	(5,236,175)

Total cost of sales	34,292,500	2,607,786	—	—	—	36,900,286

GROSS MARGIN	$21,022,345	$693,381	$208,385	$—	$—	$21,924,111

OPERATING EXPENSES	13,233,295	387,156	95,989	—	47,954	13,764,394

OPERATING INCOME (LOSS)	$7,789,050	$306,225	$112,396	$—	$(47,954)	$8,159,717

NET INCOME (LOSS)	$4,618,867	$109,407	$64,554	$—	$(157,736)	$4,635,092

As of June 30, 2011
Goodwill	$14,607,952	$—	$—	$—	$—	$14,607,952
Investment in unconsolidated affiliate	$—	$860,665	$—	$—	$—	$860,665
Total assets	$129,347,991	$5,278,371	$849,911	$—	$55,582,507	$191,058,780
Intersegment eliminations	(42,320,659)	(1,267,242)	(18,130)	—	(9,697,125)	(53,303,156)

Total assets	$87,027,332	$4,011,129	$831,781	$—	$45,885,382	$137,755,624

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Commitments and Contingencies

Legal Proceedings

From time to time, the Company is involved in lawsuits that have arisen in the ordinary course of business. The Company is contesting each of these lawsuits vigorously and believes it has defenses to the allegations that have been made.

On June 20, 2012, the Company was named as a defendant in a lawsuit captioned RBS Citizens N.A., dba Charter One v. Richard M. Osborne, Gas Natural Inc. (f/k/a Energy, Inc.) and the Richard M. Osborne Trust, Case No. CV-12-784656, which was filed in the Cuyahoga County Court of Common Pleas in Ohio. In an effort to collect on judgments obtained against Richard M. Osborne, Chairman and Chief Executive Officer, the complaint seeks (1) an order requiring the Company to pay over to RBS Citizens any distributions due to Mr. Osborne by virtue of his ownership in Gas Natural as well as any proceeds payable to him as part of the previously announced proposed acquisition of John D. Oil and Gas Marketing Company, LLC (“JDOGM”), (2) the imposition of a constructive trust on dividends or assets that Mr. Osborne might receive as part of the acquisition of JDOGM and (3) an injunction preventing the acquisition of JDOGM. The Company’s response to the complaint is due by August 29, 2012.

In 2010, Bangor Gas Company, the Company’s Maine utility, asserted a claim against H.Q. Energy Services (US), Inc. (“HQ”) for a breach of a firm gas transportation service agreement between the parties. HQ filed a counterclaim against the Company for reimbursement of certain transportation charges that HQ paid to a third party. The parties agreed to arbitration and on September 1, 2011, the arbitrators awarded HQ the sum of approximately $280,000 for past transportation charges that HQ paid to the Company. The arbitrators also ordered the Company to pay future transportation charges that will be incurred during the remaining term of the agreement while HQ was ordered to pay the Company for future fuel reimbursements for the remaining term of the agreement. On September 23, 2011, the arbitrators clarified their initial order to require HQ to reimburse the Company for the past transportation charges awarded by the arbitrators if the FERC determined that our payment of the transportation charges was not consistent with FERC policy. On November 10, 2011, the FERC’s Office of General Counsel issued a no-action letter indicating that the FERC staff could not assure the Company that the FERC would not recommend enforcement action if the Company made the payments to HQ required by the arbitration award. As a result, on November 30, 2011, the Company filed an action in the United States District Court, District of Maine against HQ seeking to vacate the arbitration award against the Company and confirm that portion of the award requiring HQ to return the transportation payments to the Company and obtain an award of past fuel reimbursements in addition to the prospective award made by the arbitrators. On March 1, 2012, the court issued an order confirming the arbitration award against the Company, rejecting the Company’s claim for past fuel costs, and denying the Company’s claim for reimbursement of transportation charges on the grounds that the FERC no-action letter was not a final, binding finding by the FERC of the consistency of the payments with FERC policy. On March 30, 2012, the Company filed an action with the United States Court of Appeals for the First Circuit appealing the district court’s decision in its entirety. The Company intends to vigorously pursue the claim against HQ.

On April 15, 2011, the Company and Richard M. Osborne, Chairman and CEO, filed a lawsuit captioned “Richard M. Osborne and Gas Natural Inc. v. Michael I. German, Henry B. Cook, Ted W. Gibson, George J. Welch and Corning Natural Gas Corporation,” Case No. 1:11-CV-744 which was filed in the U.S. District Court for the Northern District of Ohio. The lawsuit claims that Messrs. German, Cook, Gibson and Welch, as directors of Corning Natural Gas Corporation (“Corning”), breached their fiduciary duties to shareholders of Corning by (i) failing to maximize shareholder value in connection with the Company’s offers to acquire all of Corning’s outstanding shares of common stock and (ii) instituting a rights offering to dilute Mr. Osborne and the Company’s ownership of Corning. Alternatively, the lawsuit provides for a derivative claim against the directors

GAS NATURAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

of Corning for the same conduct. The Company and Mr. Osborne seek to rescind the rights offering. Corning and the directors of Corning filed a motion to dismiss the lawsuit. The court granted the motion to dismiss on March 23, 2012.

In a related proceeding, on August 11, 2011, the Company filed a lawsuit against Corning in the Supreme Court of the State of New York, County of Steuben, to inspect the corporate books and records of Corning concerning the rights offering. On February 16, 2012, the court granted in part the petition of the Company to inspect the corporate books and records of Corning.

The Company reached agreement with the Montana Department of Revenue (“DOR”) to settle personal property tax claims for the years 1997-2002. The settlement amount is being paid in ten annual installments of $243,000 each, beginning November 30, 2003. The Company has obtained rate relief that includes full recovery of the property tax associated with the DOR settlement. The last payment under this settlement is November 2012.

In the Company’s opinion, the outcome of these legal actions will not have a material adverse effect on the financial condition, cash flows or results of operations of the Company.

Note 12 – Financial Instruments and Risk Management

Management of Risks Related to Fixed Contracts

The Company and its subsidiaries are subject to certain risks related to changes in certain commodity prices and risks of counterparty performance. The Company has established policies and procedures to manage such risks. The Company has a Risk Management Committee comprised of Company officers and management to oversee the risk management program as defined in its risk management policy. The purpose of the risk management program is to minimize adverse impacts on earnings resulting from volatility of energy prices, counterparty credit risks, and other risks related to the energy commodity business.

In order to mitigate the risk of natural gas market price volatility related to firm commitments to purchase or sell natural gas, from time to time the Company and its subsidiaries have entered into fixed contracts. Such arrangements may be used to protect profit margins on future obligations to deliver gas at a fixed price, or to protect against adverse effects of potential market price declines on future obligations to purchase gas at fixed prices.

The Company accounts for these contracts in accordance with ASC 815, Derivatives and Hedging. In accordance with ASC 815, such contracts are reflected in the balance sheet as assets or liabilities and valued at “fair value,” determined as of the balance sheet date. Fair value accounting treatment is also referred to as “mark-to-market” accounting. Mark-to-market accounting results in disparities between reported earnings and realized cash flow. The changes in the derivative values are reported in the income statement as an increase or (decrease) in revenues without regard to whether any cash payments have been made between the parties to the contract. ASC 815 specifies that contracts for purchase or sale at fixed prices and volumes must be valued at fair value (under mark-to-market accounting) unless the contracts qualify for treatment as a “normal purchase or normal sale.”

At June 30, 2012 and December 31, 2011, all of the Company’s fixed contracts for purchase or sale at fixed prices and volumes qualified for treatment as a “normal purchase or normal sale.”

Note 13 – Subsequent Events

The Company declared a dividend of $0.045 per share on June 28, 2012 that is payable to shareholders of record as of July 13, 2012. There were 8,156,551 shares outstanding on July 13, 2012 resulting in a total dividend of $367,045 which was paid to shareholders on July 31, 2012.

PROXY	GAS NATURAL INC.	PROXY

ANNUAL MEETING OF SHAREHOLDERS

[MEETING DATE]

Lake Erie College, Garfield Building, 391 West Washington Street, Painesville, Ohio 44077

10:00 a.m. Eastern Standard Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin J. Degenstein and Thomas J. Smith, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Gas Natural, Inc., to be held on [MEETING DATE], at Lake Erie College located in the Garfield Building, 391 West Washington Street, Painesville, Ohio 44077, beginning at 10:00 a.m. Eastern Standard Time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the September ___, 2012 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report, including the Form 10-K for the year ended December 31, 2011, of Gas Natural Inc.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6 and 7.

1. Election of Directors:	W.E. “Gene” Argo, Wade F. Brooksby, Nicholas U. Fedeli, John R. “Jack” Male, Gregory J. Osborne, Richard M. Osborne, Thomas J. Smith and Michael T. Victor

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD from all nominees

☐ For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	FOR	AGAINST	ABSTAIN

2. To ratify the appointment of ParenteBeard LLC as our independent auditor for the year ending December 31, 2012.	☐	☐	☐

3. To approve the 2012 Incentive and Equity Award Plan.	☐	☐	☐

4. To approve the 2012 Non-Employee Director Stock Award Plan.	☐	☐	☐

5. To approve the acquisition of substantially all of the assets of John D. Marketing.	☐	☐	☐

6. To approve the issuance of shares of our common stock as consideration for the acquisition for John D. Marketing.	☐	☐	☐

7. To approve the adjournment or postponement of the annual meeting.	☐	☐	☐

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:_________________________________, 2012

________________________________________

Signature ________________________________________

Signature if held jointly I plan to attend the meeting: Yes ☐ No ☐

This proxy will be voted FOR all nominees and FOR approval of all of the other proposals unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.